As filed with the Securities and Exchange Commission on June 22, 2021.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

THE ORIGINAL BARK COMPANY

Additional Registrants Listed on Schedule A Hereto

(Exact name of registrant as specified in its charter)

Delaware	6770	83-4109918
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

221 Canal Street

New York, NY 10013

855-501-2275

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Manish Joneja

Chief Executive Officer

221 Canal Street

New York, NY 10013

855-501-2275

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to

Matthew S. Miller, Esq. General Counsel The Original BARK Company 221 Canal Street New York, NY 10013 Telephone: 855-501-2275

Melissa B. Marks, Esq.

Jeffrey R. Vetter, Esq.

Keith J. Scherer, Esq.

Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP

1250 Broadway, 23rd Floor

New York, New York 10001

Telephone: (212) 730-8133

Fax: (877) 881-3007

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☒	Smaller reporting company ☒

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share	Proposed Maximum Offering Price	Amount of Registration Fee
Common Stock, par value $0.0001 per share (2)	20,000,000	$10.77(8)	$215,300,000.00	$23,489.23
Common Stock, par value $0.0001 per share (3)	8,478,333	$11.50(8)	$97,500,829.50	$10,637.35
Common Stock, par value $0.0001 per share (4)	1,897,212	$1.05	$1,992,072.60	$217.34
5.50% convertible senior secured notes due 2025 (5)	$98,434,330.49(6)	—	$98,434,330.49(6)	$10,739.19
Guarantees of 5.50% convertible senior notes due 2025	—	—	—	(9)
Common Stock, par value $0.0001 per share (7)	9,843,433(7)	—	—	(7)
Total				$45,083.11

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Registrant’s common stock that become is issuable as a result of any anti-dilution provision, stock dividend, stock split, recapitalization, or other similar transaction effected without the receipt of consideration that results in an increase to the number of outstanding shares of Registrant’s common stock, as applicable.

(2)

These securities are being registered solely in connection with the resale of common stock by certain selling stockholders (the “PIPE Investors”) that purchased an aggregate of 20,000,000 shares of common stock, par value $0.0001 per share (the “common stock”) from the Registrant, pursuant to separate subscription agreements.

(3)

Consists of 8,478,333 shares of the Registrant’s common stock issuable upon exercise of warrants that were issued to stockholders in connection with the initial public offering of the Registrant. Each such warrant currently is exercisable for one share of the Registrant’s common stock at a price of $11.50 per share. These shares are being registered for issuance on this Registration Statement.

(4)

Consists of 1,897,212 shares of the Registrant’s common stock issuable upon the exercise of warrants that were assumed in the Business Combination. Each such warrant is exercisable for one share of the Registrant’s common stock at a weighted average price of $1.05 per share. These shares are being registered for resale on this Registration Statement.

(5)

Consists of the 5.50% convertible senior secured notes due 2025 (the “2025 Convertible Notes”) of Legacy BARK (including paid-in-kind interest through December 1, 2025). The 2025 Convertible Notes are being registered for resale on this Registration Statement.

(6)

Estimated pursuant to Rule 457(f) under the Securities Act of 1933, as amended, solely for the purposes of calculating the registration fee. The maximum offering price is based on the aggregate principal and accrued interest on the 2025 Convertible Notes as of June 2, 2021.

(7)

Represents the number of shares of common stock that may be issued upon conversion of the 2025 Convertible Notes registered hereunder (including shares issuable upon the conversion of 2025 Convertible Notes issued as paid-in-kind interest through December 1, 2025). These shares are being registered for resale on this Registration Statement. As more fully described in this Registration Statement, the initial conversion rate is 100 shares of common stock per $1,000 principal amount of the Convertible Notes. The number of shares of common stock being registered represents a good faith estimate of the maximum number of shares that may be issued upon conversion of the Selling Noteholders’ 2025 Convertible Notes. The shares of common stock issued upon conversion of the 2025 Convertible Notes are not subject to an additional fee pursuant to Rule 457(i) under the Securities Act since no additional consideration will be received for the shares of common stock issuable upon conversion of the 2025 Convertible Notes.

(8)

Estimated solely for purposes of calculating the registration fee according to Rule 457(c) under the Securities Act based on the average of the high and low prices of the Registrant’s common stock quoted on the New York Stock Exchange on June 18, 2021.

(9)	Pursuant to Rule 457(n) under the Securities Act, no additional registration fee is payable with respect to the guarantees.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Schedule A

Exact Name of Additional Registrants	Jurisdiction of Incorporation or Formation	Principal Executive Offices	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification No.
Barkbox, Inc.	DE	221 Canal Street New York, NY 10013	5961	45-3720765

BarkRetail, LLC	DE	221 Canal Street New York, NY 10013	5961	81-4316775

BarkPark, LLC	DE	221 Canal Street New York, NY 10013	5961	45-3720765

BARK International, LLC	DE	221 Canal Street New York, NY 10013	5961	—

The Original BARK Company Pty Ltd.	NSW	Suite 17, 2-14 Bayswater Rd Potts Point NSW 2011	5961	—

The information in this prospectus is not complete and may be changed. Neither we nor the Selling Stockholders may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 22, 2021

PRELIMINARY PROSPECTUS

The Original BARK Company

Up to 30,375,545 Shares of Common Stock

5.50% Convertible Senior Secured Notes due 2025

Up to 9,843,433 Shares of Common Stock Underlying 2025 Convertible Notes

This prospectus relates to the issuance by us of up to 8,478,333 shares of our common stock, $0.0001 par value per share (“Common Stock”) issuable upon the exercise of our publicly-traded warrants (the “Public Warrants”).

This prospectus also relates to the resale or disposition from time to time upon the expiration of lock-up agreements, if applicable, by (i) the selling stockholders named in this prospectus or their permitted transferees (collectively, the “Selling Stockholders”) of up to 20,000,000 shares of our Common Stock (the “PIPE Shares”), issued in a private placement pursuant to the terms of separate Subscription Agreements (as defined below) in connection with the Business Combination (as defined below), (ii) the selling warrant holders named in this prospectus or their permitted transferees (collectively, the “Selling Warrantholders”) of up to 1,897,212 shares of Common Stock issuable upon the exercise of assumed warrants at a weighted average price of $1.05 per share held by former warrant holders of BarkBox, Inc. (the “Other Warrants” and, together with the Public Warrants, the “Warrants”), (iii) the selling holders or their permitted transferees (the “Selling Noteholders” and, together with the Selling Stockholders and the Selling Warrantholders, the “Selling Securityholders”) of up to approximately $98,434,330 in aggregate principal amount of outstanding 5.50% convertible senior secured notes due 2025 (the “2025 Convertible Notes”) (including approximately $21,050,997 principal amount of in-kind interest payments on the currently outstanding 2025 Convertible Notes through their maturity date) and (iv) the Selling Noteholders of up to 9,843,433 shares of Common Stock issuable upon conversion of the 2025 Convertible Notes (including 2,105,100 shares of Common Stock issuable upon the conversion of approximately $21,050,997 principal amount of in-kind interest payments on the currently outstanding 2025 Convertible Notes through their maturity date). The Selling Securityholders may offer, sell or distribute all or a portion of the shares of Common Stock or 2025 Convertible Notes, as applicable, registered hereby publicly or through private transactions at prevailing market prices or at negotiated prices or as distributions in kind to their members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. We provide more information about how the Selling Securityholders may sell the securities in the section entitled “Plan of Distribution.”

We will pay all fees and expenses and fees in connection with the registration of the Common Stock and will not receive proceeds from the sale of the shares of Common Stock or 2025 Convertible Notes by the Selling Securityholders. We will receive the proceeds from any exercise of any Warrants for cash. We will not receive any proceeds from the conversion of the 2025 Convertible Notes.

Our Common Stock and Public Warrants are currently listed on the NYSE under the symbols “BARK” and “BARK WS,” respectively. On June 18, 2021, the closing price of our Common Stock was $11.28 and the closing price for our Public Warrants was $3.58. The 2025 Convertible Notes will not be listed for trading.

We are an “emerging growth company” under applicable federal securities laws and will be subject to reduced public company reporting requirements.

INVESTING IN OUR SECURITIES INVOLVES RISKS THAT ARE DESCRIBED IN THE “RISK FACTORS” SECTION BEGINNING ON PAGE 11 OF THIS PROSPECTUS.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                         , 2021.

You should rely only on the information contained in this prospectus. No one has been authorized to provide you with information that is different from that contained in this prospectus. This prospectus is dated as of the date set forth on the cover hereof. You should not assume that the information contained in this prospectus is accurate as of any date other than that date.

For investors outside the United States: We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-1 that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, the Selling Securityholders may, from time to time, sell the securities offered by them described in this prospectus. We will not receive any proceeds from the sale by such Selling Securityholders of the PIPE Shares, the Warrants, the 2025 Convertible Notes or Shares of Common Stock issuable upon the conversion of the 2025 Convertible Notes described in this prospectus.

Neither we nor the Selling Securityholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Securityholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Securityholders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the sections of this prospectus entitled “Where You Can Find More Information.”

On June 1, 2021 (the “Closing Date”), Northern Star Acquisition Corp., our predecessor company (“Northern Star”), consummated the previously announced merger pursuant to that certain Agreement and Plan of Reorganization (the “Merger Agreement”) with NSAC Merger Sub Corp., a Delaware corporation and wholly-owned subsidiary of Northern Star (“Merger Sub”) and Barkbox, Inc., a Delaware corporation (“Legacy BARK”). Pursuant to the terms of the Merger Agreement, a business combination was effected through the merger of Merger Sub with and into Legacy BARK, with Legacy BARK surviving the merger as a wholly-owned subsidiary of Northern Star (the “Merger” and, collectively with the other transactions described in the Merger Agreement, the “Business Combination”). On the Closing Date, and in connection with the closing of the Business Combination (the “Closing”), Northern Star changed its name to “The Original BARK Company” (“BARK”).

This prospectus includes certain registered trademarks, including trademarks that are the property of BARK and its affiliates. This prospectus also includes other trademarks, service marks and trade names owned by BARK or other companies. All trademarks, service marks and trade names included herein are the property of their respective owners.

FREQUENTLY USED TERMS

Unless otherwise stated or unless the context otherwise requires, the terms “we,” “us,” “our,” and “Company” refer to BARK, as the context suggests:

•

“2019 and 2020 Convertible Promissory Notes” means the convertible promissory notes issued by Legacy BARK in 2019 and 2020, other than the 2025 Convertible Notes, which notes were converted into shares of our Common Stock in connection with the Merger;

•

“2025 Convertible Notes” means the 5.50% convertible senior secured notes due 2025 (CUSIP No. 067605AA3) issued to Cede & Co. on November 27, 2020 under an indenture, dated as of November 27, 2020, between Legacy BARK and U.S. Bank National Association, as trustee and collateral agent;

•	“Legacy BARK” means Barkbox, Inc., a Delaware corporation, which after the Closing is our wholly-owned subsidiary, which after the Closing is our wholly-owned subsidiary;

•	“Board” or “Board of Directors” means the board of directors of BARK;

•	Business Combination” means the Merger and the other transactions contemplated by the Merger Agreement;

•	“Bylaws” means the amended and restated bylaws of BARK, dated as of the Closing Date;

•	“Charter” means the second amended and restated certificate of incorporation of BARK, dated as of the Closing Date;

•	“Closing” means the closing of the Business Combination;

•	“Closing Date” means the date of the Closing;

•	“Code” means the Internal Revenue Code of 1986, as amended;

•	“DGCL” means the Delaware General Corporation Law, as amended;

•	“Exchange Act” means the Securities Exchange Act of 1934, as amended;

•

“Exchange Ratio” means the exchange ratio obtained by dividing 150,000,000 by the fully-diluted number of shares of Legacy BARK’s common stock outstanding immediately prior to the effective time of the Merger (as determined in accordance with the Merger Agreement and more fully described in this prospectus);

•

“Founder Shares” means the 6,358,750 shares of Common Stock that are currently owned by the Initial Stockholders. The Founder Shares were shares of Class B common stock, par value $0.0001 per share, of Northern Star that automatically converted into one share of Common Stock in connection with the Closing;

•	“Initial Stockholders” means the holders of the Founder Shares prior to Northern Star’s initial public offering;

•	“JOBS Act” means the Jumpstart Our Business Startups Act of 2012, as amended;

•	“Merger Agreement” means the Agreement and Plan of Reorganization, dated as of December 16, 2020, by and among Northern Star, Merger Sub and Legacy BARK;

•	“Northern Star” means Northern Star Acquisition Corp., a Delaware corporation and after the Closing was renamed “The Original BARK Company”;

•	“BARK” means The Original BARK Company, a Delaware corporation;

•	“NYSE” means the New York Stock Exchange;

•	“public shares” means shares of Common Stock included in the public units;

•

“public stockholders” means holders of public shares, including the Sponsor and Northern Star’s officers and directors to the extent they hold public shares; provided, that the holders of Founder Shares will be considered a “public stockholder” only with respect to any public shares held by them;

•	“public units” means the units sold in Northern Star’s initial public offering, consisting of one share of Common Stock and one-third of one Warrant.

•	“SEC” means the Securities and Exchange Commission;

•	“Securities Act” means the Securities Act of 1933, as amended;

•	“Sponsor” means Northern Star Sponsor LLC, a Delaware limited liability company and an affiliate of certain of Northern Star’s officers and directors; and

•	“U.S. GAAP” means generally accepted accounting principles in the United States.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain information in this prospectus constitutes forward-looking statements within the definition of the Private Securities Litigation Reform Act of 1995.

These forward-looking statements can be identified by the use of forward-looking terminology, including the words “believes,” “estimates,” “anticipates,” “expects,” “intends,” “plans,” “may,” “will,” “potential,” “projects,” “predicts,” “continue,” or “should,” or, in each case, their negative or other variations or comparable terminology. There can be no assurance that actual results will not materially differ from expectations. Such statements include, but are not limited to, any statements relating to our ability to consummate any acquisition or other business combination and any other statements that are not statements of current or historical facts. These statements are based on management’s current expectations, but actual results may differ materially due to various factors, including, but not limited to:

•	the benefits of the Business Combination;

•	our success in retaining or recruiting, or changes required in, our officers, key employees or directors following the Business Combination;

•

changes in BARK’s strategy, future operations, expansion plans and opportunities, financial position, estimated revenues and losses, projected costs, prospects and plans, capital requirements and sources and uses of cash;

•	the implementation, market acceptance and success of BARK’s business model and its ability to scale in a cost-effective manner;

•	BARK’s significant reliance on revenue from customers purchasing subscription-based products, such as BarkBox and Super Chewer, and its ability to successfully expand its offerings;

•	BARK’s short history operating at its current scale in a rapidly evolving industry;

•	the effectiveness and efficiency of BARK’s marketing and cross-selling efforts;

•	BARK’s ability to compete in the highly competitive dog products and services retail industry;

•	BARK’s ability to maintain and grow its strong brand and reputation;

•	adverse changes in BARK’s shipping arrangements or any interruptions in shipping;

•	the ability to maintain effective controls over disclosure and financial reporting that enable BARK to comply with regulations and produce accurate financial statements;

•	the effects of economic downturns and other macroeconomic conditions or trends on BARK’s business and consumer spending;

•	the future financial performance of the combined company following the business combination;

•	failure to maintain the listing on, or the delisting of our securities from, NYSE;

•	potential liquidity and trading of our securities;

•	lack of a market for our securities;

•	use of our cash and cash equivalents; and

•	our financial performance.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. Future developments affecting us may not be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) and other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. These risks and others described under “Risk Factors” may not be exhaustive.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. We caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and developments in the industry in which we operate may differ materially from those made in or suggested by the forward-looking statements contained in this prospectus. In addition, even if our results or operations, financial condition and liquidity, and developments in the industry in which we operate are consistent with the forward-looking statements contained in this prospectus, those results or developments may not be indicative of results or developments in subsequent periods.

Information contained on or accessible through BARK’s websites is not a part of this prospectus, and the inclusion of BARK’s website addresses in this prospectus is an inactive textual reference only.

SUMMARY OF THE PROSPECTUS

This summary highlights selected information from this prospectus and does not contain all of the information that is important to you in making an investment decision. This summary is qualified in its entirety by the more detailed information included in this prospectus. Before making your investment decision with respect to our securities, you should carefully read this entire prospectus, including the information under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements included elsewhere in this prospectus.

Unless otherwise indicated or the context otherwise requires, references in this prospectus to “we,” “our,” “us” and other similar terms refer to BARK, as the context suggests.

BARK

BARK is a company of dog-obsessed people dedicated to making dogs happy. BARK is a vertically integrated, data driven, omnichannel brand serving dogs across the four key categories of Play, Food, Health, and Home. BARK’s dog-obsessed team applies its unique, data-driven understanding of what makes each dog special to design playstyle-specific toys, delicious and satisfying treats, food, and wellness supplements, and best in class offerings that foster the health and happiness of dogs. Founded in 2012, BARK loyally serves dogs nationwide with monthly subscription offerings, BarkBox and Super Chewer; a personalized meal delivery service for dogs, BARK Eats; custom collections through online marketplaces and via brick and mortar retail partners, including Target and Amazon; wellness products that meet dogs’ needs with BARK Bright through monthly subscriptions; BARK’S ATB platform; and individually on its website BarkShop.com. The information contained on BARK’s website, BarkShop.com, is not part this prospectus.

The mailing address of BARK’s principal executive office is 221 Canal Street, Floor 6, New York, New York 10013, and its telephone number is 1-855-501-BARK (1-855-501-2275).

For more information about BARK, see the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Risk Factors” and the financial statements of BARK included herein.

The Business Combination

On June 1, 2021 (the “Closing Date”), we consummated the previously announced business combination (the “Closing”) pursuant to the Merger Agreement. At the Closing, Merger Sub merged with and into Legacy BARK, with Legacy BARK surviving the merger as a wholly-owned subsidiary of Northern Star (the “Merger”). On the Closing Date and in connection with the closing of the Business Combination, we changed our name to “The Original BARK Company.”

Pursuant to the terms of the Merger Agreement, each stockholder of Legacy BARK’s common and preferred stock (including stockholders issued common stock as a result of the conversion of Legacy BARK’s outstanding 2019 and 2020 Convertible Notes) received 8.7425 shares of Common Stock, owned by such Legacy BARK stockholder that was outstanding immediately prior to the Closing.

In addition, pursuant to the terms of the Merger Agreement, at the effective time of the Merger, (1) options to purchase shares of Legacy BARK’s common and preferred stock were converted into options to purchase an aggregate of 29,257,576 shares of Common Stock and (2) warrants to purchase shares of Legacy BARK’s common and preferred stock were converted into warrants to purchase an aggregate of 1,897,212 shares of Common Stock.

Additionally, at the Closing, BARK assumed certain of Legacy BARK’s obligations under the 2025 Convertible Notes, which became convertible at the election of the holders into shares of Common Stock. Immediately after the Closing, the 2025 Convertible Notes were convertible into an aggregate of 7,713,121 shares of Common Stock based on the principal and accrued interest as of Closing.

In addition, at the Closing, each of the 6,358,750 outstanding shares of Northern Star’s Class B common stock were converted into a share of Common Stock on a one-for-one basis.

PIPE Subscription Agreements

In connection with the Business Combination, Northern Star entered into the Subscription Agreements with the PIPE Investors, pursuant to which, among other things, Northern Star agreed to issue and sell to the PIPE Investors, in private placements to close immediately prior to the Closing, an aggregate of 20,000,000 PIPE Shares of Common Stock at $10.00 per share, for an aggregate purchase price of $200,000,000. The PIPE Investment closed immediately prior to the Closing.

Emerging Growth Company

BARK is an “emerging growth company,” as defined under the JOBS Act. As an emerging growth company, BARK is eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. These include, but are not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and the requirement to obtain stockholder approval of any golden parachute payments not previously approved.

In addition, Section 107 of the JOBS Act provides that an emerging growth company can take advantage of an extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. BARK has elected to take advantage of such extended transition period. BARK will remain an emerging growth company until the earlier of (1) December 31, 2025 (the last day of the fiscal year following the fifth anniversary of the consummation of Northern Star’s initial public offering), (2) the last day of the fiscal year in which BARK has total annual gross revenue of at least $1.07 billion, (3) the last day of the fiscal year in which BARK is deemed to be a “large accelerated filer,” as defined in the Exchange Act, and (4) the date on which BARK has issued more than $1.0 billion in nonconvertible debt during the prior three-year period.

Risk Factors and Risk Factor Summary

Investing in our securities involves risks. You should carefully consider the risks described in “Risk Factors” beginning on page 10 before making a decision to invest in our Common Stock or 2025 Convertible Notes. If any of these risks actually occurs, our business, financial condition and results of operations would likely be materially adversely affected. In such case, the trading price of our securities would likely decline, and you may lose all or part of your investment. Set forth below is a summary of some of the principal risks associated with BARK:

•	the ability to maintain the listing of BARK’s public securities on the New York Stock Exchange or an alternative national securities exchange following the Business Combination;

•	the potential liquidity and trading of BARK’s public securities;

•	the inability to recognize the anticipated benefits of the Business Combination;

•	BARK’s financial and business performance;

•

changes in BARK’s strategy, future operations, expansion plans and opportunities, financial position, estimated revenues and losses, projected costs, prospects and plans, capital requirements and sources and uses of cash;

•	the implementation, market acceptance and success of BARK’s business model and its ability to scale in a cost-effective manner;

•	BARK’s significant reliance on revenue from customers purchasing subscription-based products, such as BarkBox and Super Chewer, and its ability to successfully expand its offerings;

•	BARK’s short history operating at its current scale in a rapidly evolving industry;

•	the effectiveness and efficiency of BARK’s marketing and cross-selling efforts;

•	BARK’s ability to compete in the highly competitive dog products and services retail industry;

•	BARK’s ability to maintain and grow its strong brand and reputation;

•	adverse changes in BARK’s shipping arrangements or any interruptions in shipping;

•	the ability to maintain effective controls over disclosure and financial reporting that enable BARK to comply with regulations and produce accurate financial statements;

•	potential failure to comply with privacy and information security regulations;

•	the ability to comply with the anti-corruption laws of the United States and various international jurisdictions;

•	potential impairment charges related to identified intangible assets and fixed assets;

•	the effects of economic downturns and other macroeconomic conditions or trends on BARK’s business and consumer spending;

•	the effects of the COVID-19 pandemic on BARK’s business and the actions BARK may take in response thereto;

•	potential litigation, product liability claims, regulatory proceedings and/or adverse publicity involving BARK;

•	expectations regarding BARK’s ability to obtain and maintain intellectual property protection and not infringe on the rights of others;

•	expectations regarding the time during which BARK will be an “emerging growth company” under the JOBS Act; and

•	other risks and uncertainties indicated in this prospectus, including those set forth under the section entitled “Risk Factors.”

THE OFFERING

Issuer	The Original BARK Company.

Issuance of Common Stock

Shares of Common Stock Offered by Us	Up to 8,478,333 shares of common stock issuable upon exercise of the Public Warrants.

Shares of Common Stock Outstanding Following Exercise of Warrants and Conversion of the 2025 Convertible Notes(1)(2)	185,056,250 shares.

Exercise Price of Public Warrants	$11.50 per share, subject to adjustment as described herein.

Weighted Average Exercise Price of Other Warrants	$1.50 per share, subject to adjustment as described herein.

Use of Proceeds	We will receive proceeds equal to the aggregate exercise price from any exercises of the Warrants, assuming the exercise of the Warrants for cash. We expect to use the net proceeds from the exercise of the Warrants for general corporate purposes. See “Use of Proceeds.”

(1)	Based on the aggregate principal and accrued in-kind interest on the 2025 Convertible Notes of approximately $98,434,330 as of December 1, 2025.
(2)	Assumes the Warrants are exercised for cash.

Resale of Common Stock and 2025 Convertible Notes

Common Stock Offered by the Selling Stockholders	Up to 20,000,000 shares.

Common Stock Offered by the Selling Warrantholders	Up to 1,897,212 shares.

Common Stock Offered by the Selling Noteholders	(i) 7,738,333 shares issuable upon the conversion of approximately $77,383,333 in aggregate principal amount of outstanding 2025 Convertible Notes and (ii) up to 2,105,100 shares issuable upon the conversion of approximately $21,050,997 principal amount of in-kind interest payments on the currently outstanding 2025 Convertible Notes through their maturity date.

2025 Convertible Notes Offered by the Selling Noteholders

Up to approximately $98,434,330 aggregate principal amount of 2025 Convertible Notes, including approximately $21,050,997 principal amount of in-kind interest payments on the currently outstanding 2025 Convertible Notes through their maturity date.

Use of Proceeds	We will not receive any of the proceeds from the sale of the shares of Common Stock or 2025 Convertible Notes by the Selling Securityholders.

Market for Our Shares of Common Stock and Warrants	Our Common Stock and Public Warrants are listed on the NYSE under the symbol “BARK” and “BARK WS,” respectively. The 2025 Convertible Notes will not be listed on any stock exchange.

Risk Factors	Any investment in the securities offered hereby is speculative and involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors” and elsewhere in this prospectus.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risks described below before making an investment decision. Our business, prospects, financial condition, or operating results could be harmed by any of these risks, as well as other risks not known to us or that we consider immaterial as of the date of this prospectus. The trading price of our securities could decline due to any of these risks, and, as a result, you may lose all or part of your investment.

Risks Related to BARK’s Business

BARK relies significantly on revenue from subscribers purchasing subscription-based products, such as BarkBox and Super Chewer, and may not be successful in expanding its subscription-based offerings.

To date the vast majority of BARK’s revenue has been derived from subscribers who purchase subscription-based offerings. In BARK’s subscription arrangements, subscribers select a duration over which they wish to receive product shipments. BARK significantly relies, and expects to continue to significantly rely, on these subscribers for a substantial majority of BARK’s revenue. The introduction of competitors’ offerings with lower prices for consumers, fluctuations in prices, a lack of subscriber satisfaction with BARK’s monthly themes or products, changes in consumer purchasing habits, including an increase in the use of competitors’ products or offerings and other factors could result in declines in BARK’s subscriptions and in BARK’s revenue, which would have an adverse effect on its business, financial condition and results of operations. Because BARK derives a vast majority of its revenue from subscribers who purchase these subscription-based products, any material decline in demand for these offerings could have an adverse impact on BARK’s future revenue and results of operations. In addition, if BARK is unable to successfully introduce new subscription-based offerings, such as its BARK Eats personalized food blend subscription, which it expects to launch in nine Midwest markets in fiscal 2022, BARK’s revenue growth may decline, which could have a material adverse effect on BARK’s business, financial condition, and results of operations.

BARK has a short operating history at its current scale in a rapidly evolving industry and, as a result, its past results may not be indicative of future operating performance.

BARK has a short history operating at its current scale in a rapidly evolving industry that may not develop in a manner favorable to BARK’s business. This relatively short operating history makes it difficult to assess BARK’s future performance with certainty. You should consider BARK’s business and prospects in light of the risks and difficulties BARK may encounter.

BARK’s future success will depend in large part upon its ability to, among other things:

•	cost-effectively acquire new subscribers and customers and engage with and retain existing subscribers and customers;

•

successfully manage risks relating to the spread of COVID-19 and the loosening of governmental restrictions relating to COVID-19 , including any adverse impacts on its supply chain, workforce, facilities, customer services and operations, and including any changes in consumer demand as COVID-19 restrictions are eased and business re-open;

•	increase its market share;

•	market its products, including its ability to adapt to changes in search engine algorithms or change in policies or procedures of third parties through which BARK markets or sells its products;

•	increase consumer awareness of its brand and maintain its reputation;

•	anticipate and respond to macroeconomic changes;

•	expand its offerings and geographic reach, including with respect to newly launched offerings such as BARK Eats;

•	anticipate and effectively respond to changing trends and consumer preferences;

•	manage its inventory effectively;

•	compete effectively;

•	avoid interruptions in its business from information technology downtime, cybersecurity breaches, or labor stoppages;

•	effectively manage its growth;

•	hire, integrate, and retain talented people at all levels of its organization;

•	maintain the quality of its technology infrastructure; and

•	retain its existing suppliers and attract new suppliers and scale its supply chain.

If BARK fails to address the risks and difficulties that BARK faces, including those associated with the challenges listed above as well as those described elsewhere in this “Risk Factors” section, BARK’s business and BARK’s operating results will be adversely affected.

BARK’s quarterly results of operations, as well as its key metrics, may fluctuate, which may result in BARK failing to meet the expectations of industry and securities analysts or its investors.

BARK’s results of operations have in the past and could in the future vary significantly from quarter-to-quarter and may fail to match the expectations of securities analysts because of a variety of factors, many of which are outside of BARK’s control and, as a result, should not be relied upon as an indicator of future performance. Factors that may contribute to the variability of BARK’s results of operations include:

•	timing and success of new product offerings, particularly BARK Eats;

•	its ability to attract and retain subscribers and customers;

•	changes in its pricing policies and those of its competitors;

•	its ability to maintain relationships with partners, and suppliers;

•	its ability to adapt to changes in search engine algorithms or change in policies or procedures of third parties through which BARK markets or sells its products;

•	changes in marketing effectiveness, marketing costs and timing of marketing campaigns;

•	fluctuations in the key performance indicators that BARK utilizes in its operations or discloses to investors and analysts;

•	the amount and timing of operating costs and capital expenditures related to the expansion of its business;

•	announcements by competitors or other third parties of significant new products or acquisitions or entrance into its markets;

•	instability in the financial markets;

•	global economic conditions;

•	the duration, extent, and effects of the COVID-19 pandemic and any subsequent effects resulting from loosening restrictions as the pandemic conditions improve; and

•	political, economic and social instability, including terrorist activities, and any disruption these events may cause to the global economy.

The impact of one or more of the foregoing and other factors may cause its results of operations to vary significantly. As such, BARK believes that quarter-to-quarter comparisons of its results of operations may not be meaningful and should not be relied upon as an indication of future performance.

BARK has experienced significant revenue growth in recent periods, including increased subscriptions during the COVID-19 pandemic. This rate of growth may not be sustainable or indicative of its future rate of growth.

BARK has experienced significant growth in recent periods. For example, BARK’s revenues increased from $224.3 million in the fiscal year ended March 31, 2020 to $378.6 million in the fiscal year ended March 31, 2021, an increase of approximately 68.8%. Beginning in the first quarter of fiscal 2021, BARK saw an increase in the rate of BarkBox and Super Chewer subscriptions partially as a result of an increase in dog adoptions and purchases arising from more subscribers working remotely during the COVID-19 pandemic. As the COVID-19 pandemic or remote work conditions end, the trend of increased dog adoptions may not continue or BARK’s subscribers may elect to purchase fewer products for their dogs or to purchase dog products from traditional brick and mortar stores rather than from BARK, which could materially and adversely affect BARK’s business and results of operations. BARK believes that its continued growth in revenue will depend upon, among other factors, BARK’s ability to:

•	acquire new subscribers who purchase subscriptions from BARK at the same or better rates as its existing subscriber base;

•	retain its subscribers and have them continue to purchase subscription-based products from BARK at the same or better rates;

•	increase the amount or categories of products subscribers purchase from BARK, such as through its Add-to-Box, or ATB, offerings;

•	attract new suppliers to provide quality products that BARK can offer to its subscribers and customers at attractive prices;

•	retain its existing suppliers and have them provide additional quality products that BARK can offer to its subscribers and customers at attractive prices;

•	expand its product offerings, including the launch of new brands, including BARK Eats, and expansion into new offerings;

•	increase the awareness of its brand;

•	provide dogs and dog parents with a superior experience;

•	develop new features to enhance the consumer experience;

•	respond to changes in consumer access to and use of the Internet and mobile devices;

•	react to challenges from existing and new competitors;

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develop a scalable, high-performance technology and fulfillment infrastructure that can efficiently and reliably handle increased demand, as well as the deployment of new features and the sale of new products and services;

•	fulfill and deliver orders in a timely manner and in accordance with subscriber and customer expectations, which may change over time;

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respond to macroeconomic trends and their impact on consumer spending patterns, including with respect to the reopening of the economy and loosening of restrictions as COVID-19 pandemic conditions improve;

•	hire, integrate and retain talented personnel;

•	invest in the infrastructure underlying its website and other operational systems; and

•	BARK’s ability to expand to and successfully operate in international markets in the future.

BARK’s ability to improve margins and achieve profitability will also depend on the factors described above. BARK cannot provide assurance that BARK will be able to successfully manage any of the foregoing challenges.

Any of these factors could cause its revenue growth to decline and may adversely affect its margins and profitability. Failure to continue BARK’s revenue growth or improve margins could have a material adverse effect on BARK’s business, financial condition, and results of operations. You should not rely on BARK’s historical rate of revenue growth as an indication of its future performance.

If BARK fails to acquire and retain new subscribers and customers, or fails to do so in a cost-effective manner, BARK may be unable to increase net sales, improve margins and achieve profitability.

BARK’s success depends on its ability to acquire and retain new subscribers and customers and to do so in a cost-effective manner. In order to expand BARK’s subscriber base, BARK must appeal to, and acquire, subscribers who have historically purchased their dog products from other retailers such as traditional brick and mortar retailers, the websites of its competitors, or others. BARK has made significant investments related to subscriber and customer acquisition and expects to continue to spend significant amounts to acquire additional subscribers. BARK cannot assure you that the sales from the new subscribers and customers BARK acquires will ultimately exceed the cost of acquiring those subscribers. If BARK fails to deliver a quality shopping experience, or if dog parents do not perceive the subscriptions or products BARK offers to be of high value and quality, BARK may be unable to acquire or retain subscribers and customers. If BARK is unable to acquire or retain subscribers and customers who purchase products in volumes sufficient to grow its business, BARK may be unable to generate the scale necessary to achieve operational efficiency.

BARK believes that many of its new subscribers originate from word-of-mouth and other non-paid referrals from BARK’s subscribers. Therefore, BARK must ensure that its subscribers remain loyal to BARK in order to continue receiving those referrals. If BARK’s efforts to satisfy its subscribers are not successful, BARK may be unable to acquire new subscribers in sufficient numbers to continue to grow its business, and BARK may be required to incur significantly higher marketing expenses in order to acquire new subscribers.

BARK also uses paid and non-paid advertising. BARK’s paid advertising includes search engine marketing; display, print, radio and podcast advertising, paid social media, affiliate and influencer marketing programs, product placement, and direct mail. BARK’s advertising efforts also include search engine optimization, social media and e-mail marketing. BARK derives a significant amount of traffic to its websites via search engines, social media and other e-commerce channels. Search engines, social media platforms frequently update and change the logic that determines the placement and display of results of a user’s search, such that the purchased or algorithmic placement of links to its website can be negatively affected. Moreover, a search engine or social media platform could, for competitive or other purposes, alter its search algorithms or results, causing BARK’s website to place lower in search query results. As social networking and e-commerce channels continue to rapidly evolve, BARK may be unable to develop or maintain a presence within these channels. Search engines, social networks, and other third parties typically require compliance with their policies and procedures, which may be subject to change or new interpretation with limited ability to negotiate, which could negatively impact BARK’s marketing and sales capabilities. If BARK is unable to cost-effectively drive traffic to its website, BARK’s ability to acquire new subscribers and customers and its financial condition would be materially and adversely affected.

BARK may be unable to maintain a high level of engagement with its subscribers and increase their spending with BARK, which could harm its business, financial condition, or operating results.

A high proportion of BARK’s revenue is recurring revenue that comes from subscribers, especially those subscribers who are highly engaged and purchase additional merchandise from BARK’s ATB offerings. Beginning in the first quarter of fiscal 2021, BARK saw an increase in the rate of BarkBox and Super Chewer subscriptions partially as a result of an increase in dog adoptions and purchases arising from more subscribers working remotely during the COVID-19 pandemic. As the COVID-19 pandemic or remote work conditions end, the trend of increased dog adoptions may not continue or BARK’s subscribers may elect to purchase fewer products for their dogs or to purchase dog products from traditional brick and mortar stores rather than from BARK, which could materially and adversely affect BARK’s business and results of operations.

If existing subscribers no longer find BARK’s products appealing or appropriately priced, they may make fewer purchases and may cancel their subscriptions or stop purchasing products. Even if BARK’s existing subscribers continue to find its offerings appealing, they may decide to reduce their subscription and purchase less merchandise over time as their demand for new dog products declines. A decrease in the number of subscribers, a decrease in subscriber spending on the products BARK offers, or its inability to attract high-quality subscribers could negatively affect BARK’s operating results.

The growth of BARK’s business depends on its ability to accurately predict consumer trends, successfully introduce new products, improve existing products, and expand into new offerings.

BARK’s growth depends, in part, on its ability to successfully introduce new products to its existing BarkBox and Super Chewer subscriptions and to introduce new product lines, including BARK Home (everyday products), BARK Bright (dental, health and wellness), and BARK Eats (personalized food blend), and improve and reposition BARK’s existing products to meet the requirements of its subscribers and customers and the needs of their dogs. It also depends on BARK’s ability to expand its offerings and services. This, in turn, depends on BARK’s ability to accurately predict and respond to evolving consumer trends, demands and preferences, including its ability to predict monthly themes for its BarkBox and Super Chewer subscriptions that will resonate with subscribers as timely and clever. The development and introduction of new products and expansion into new offerings involves considerable costs. In addition, it may be difficult to establish new supplier relationships and determine appropriate product selection when developing a new product or offering. Any new product or offering may not generate sufficient subscriber or customer interest and sales to become a profitable product or to cover the costs of its development and promotion and, as a result, may result in a decrease in subscriber retention and reduction in customer purchases and reduce BARK’s operating income. In addition, any such unsuccessful effort may adversely affect its brand and reputation. If BARK is unable to anticipate, identify, develop or market products, or any new offering, that respond to changes in requirements and preferences, or if its new product introductions, repositioned products, or new offerings fail to gain consumer acceptance, BARK may be unable to grow its business as anticipated, BARK’s sales may decline and its margins and profitability may decline or not improve. As a result, BARK’s business, financial condition, and results of operations may be materially and adversely affected.

BARK’s future growth and profitability will depend in large part upon the effectiveness and efficiency of its marketing.

BARK’s future growth and profitability will depend in large part upon the effectiveness and efficiency of its marketing, including BARK’s ability to:

•	appropriately and efficiently allocate its marketing for multiple products;

•	accurately identify, target and reach its audience of potential subscribers and customers with its marketing messages;

•	select the right marketplace, media and specific media vehicle in which to advertise;

•

adapt quickly to changes in the algorithmic logic, privacy policies, and other procedures used by search engines, social media platforms and other third party platforms on which BARK advertises or derives subscribers and customers;

•	identify the most effective and efficient level of spending in each marketplace, media and specific media vehicle;

•	determine the appropriate creative message and media mix for advertising, marketing and promotional expenditures;

•	effectively manage marketing costs, including creative and media expenses, in order to maintain acceptable subscriber and customer acquisition costs;

•	differentiate its products as compared to other products;

•	create greater brand awareness; and

•	drive traffic to its website, and websites of its retail partners.

BARK’s planned marketing may not result in increased revenue or generate sufficient levels of product and brand name awareness, and BARK may not be able to increase its net sales at the same rate as BARK increases its advertising expenditures. As e-commerce, search, and social networking evolve, BARK must continue to evolve its marketing tactics accordingly and, if BARK is unable to do so, its business could be adversely affected.

BARK’s business depends on a strong brand and BARK may not be able to maintain its brand and reputation.

BARK believes that maintaining the BARK brand and reputation, and the brand and reputation of BARK’s product offerings, is critical to driving subscriber engagement and attracting subscribers and customers. Building BARK’s brand will depend largely on its ability to continue to provide its subscribers with an engaging and personalized subscriber experience, including valued services, high-quality merchandise, and appropriate price points, which BARK may not do successfully. Subscriber complaints or negative reviews or publicity about BARK’s products, services, merchandise, monthly themes, delivery times, or customer support, especially on social media platforms, could harm its reputation and diminish subscriber use of its services, the trust that its subscribers place in BARK, and vendor confidence in it.

BARK’s brand and subscriber retention depends in part on effective customer support. Failure to manage or train its customer support representatives properly or inability to handle customer complaints effectively could negatively affect its brand, reputation, and operating results.

If BARK fails to cost-effectively promote and maintain BARK’s brand and the brands of its offerings, BARK’s business, financial condition, and operating results may be adversely affected.

Certain of BARK’s key performance indicators are subject to inherent challenges in measurement, and real or perceived inaccuracies in such metrics may harm BARK’s reputation and negatively affect its business.

BARK tracks certain key performance indicators, including metrics such as active subscriptions, average monthly subscription churn, new subscriptions and customer acquisition costs, with internal systems and tools and which may differ from estimates or similar metrics published by third parties due to differences in sources, methodologies, or the assumptions on which BARK relies. For example, BARK relies on third-party marketing analytics systems to identify marketing spend by channel, which data BARK then reconciles across a number of systems. In addition, BARK relies on third-party warehouse and fulfillment providers to communicate receiving and shipping information which drives active customer count and related data. BARK’s internal systems and tools have a number of limitations, and its methodologies for tracking these metrics may change over time, which could result in unexpected changes to its key performance indicators, including the metrics BARK publicly discloses, or its estimates. For example, as the number of active subscriptions increases, the timely processing of information will require BARK to expand and upgrade its information technology platform. If the internal systems and tools BARK uses to track these metrics undercount or overcount performance or contain algorithmic or other technical errors, the data BARK reports may not be accurate. While these numbers are based on what BARK believes to be reasonable estimates of its subscriber base for the applicable period of measurement, there are inherent challenges in measuring subscriptions for its products across large online and mobile populations. Some of these challenges include manual reconciliation of information provided by different input systems, which could result an error not being detected. If BARK’s key performance indicators are not accurate representations of its business, or if investors do not perceive its operating metrics to be accurate, or if BARK discovers material inaccuracies with respect to these figures, BARK’s reputation may be significantly harmed, and its operating and financial results could be adversely affected.

BARK has a history of losses and expects to generate operating losses as BARK continues to expand its business.

BARK has a history of losses and expects its operating losses to continue in the near-term as BARK increases investment in its business. As of March 31, 2021, BARK had an accumulated deficit of $179.9 million. Furthermore, it is difficult for BARK to predict its future results of operations with certainty. As a result, BARK’s losses may be larger than anticipated and BARK may never achieve profitability. BARK expects its operating expenses to increase over the next several years as BARK increases its advertising, expands into new markets, expands its offerings, hires additional personnel, incurs additional expenses related to being a public company and continues to develop features on its website and mobile application. In particular, BARK intends to continue to invest substantial resources to grow and diversify its product offerings and in marketing to acquire new subscribers and customers. Its operating expenses may also be adversely impacted by increased costs and delays in launching new markets and fulfillment centers and expanding fulfillment center capacity as a result of the COVID-19 pandemic. If BARK’s future growth and operating performance fail to meet investor or analyst expectations, its financial condition and stock price could be materially and adversely affected.

BARK relies on consumer discretionary spending and has been, and may in the future be, adversely affected by economic downturns and other macroeconomic conditions or trends.

BARK’s business and operating results are subject to global economic conditions and their impact on consumer discretionary spending. Some of the factors that may negatively influence consumer spending include high levels of unemployment; higher consumer debt levels; reductions in net worth, declines in asset values, and related market uncertainty; home foreclosures and reductions in home values; fluctuating interest rates and credit availability; global pandemics, including the COVID-19 pandemic and the loosening of restrictions as the pandemic conditions improve; fluctuating fuel and other energy costs; fluctuating commodity prices; and general uncertainty regarding the overall future political and economic environment. Furthermore, any increases in consumer discretionary spending during times of crisis may be temporary, such as those related to government stimulus programs or remote-work environments, and consumer spending may decrease again if the government does not continue such stimulus programs or businesses terminate the ability to work remotely. Economic conditions in certain regions may also be affected by natural disasters, such as hurricanes, tropical storms, earthquakes, and wildfires; other public health crises; and other major unforeseen events. Consumer purchases of discretionary items, including the merchandise that BARK offers, generally decline during recessionary periods or periods of economic uncertainty, when disposable income is reduced or when there is a reduction in consumer confidence.

Adverse economic changes could reduce consumer confidence, and could thereby negatively affect BARK’s operating results. In challenging and uncertain economic environments, BARK cannot predict when macroeconomic uncertainty may arise, whether or when such circumstances may improve or worsen or what impact such circumstances could have on its business.

BARK may be unable to manage the complexities created by its omni channel operations, which may have a material adverse effect on its business, financial condition, operating results and prospects.

BARK’s omnichannel operations, such as offering its products through its website, on third party websites and in traditional brick and mortar stores, create additional complexities in its ability to manage inventory levels, as well as certain operational issues, including timely shipping and refunds. Accordingly, BARK’s success depends to a large degree on continually evolving the processes and technology that enable BARK to plan and manage inventory levels and fulfill orders, address any related operational issues and further align channels to optimize its omnichannel operations. If BARK is unable to successfully manage these complexities, it may have a material adverse effect on BARK’s business, financial condition, operating results and prospects.

BARK relies on third parties to sell and distribute BARK’s products, and BARK relies on their information to manage its business. Disruption of BARK’s relationship with these channel partners, changes in or issues with their business practices, their failure to provide timely and accurate information, changes in distribution partners, practices or models or conflicts among its channels of distribution could adversely affect its business, results of operations, operating cash flows and financial condition.

BARK sells some of its products to a network of retailers and e-tailers (together with BARK’s direct sales channel). BARK is dependent on those indirect sales channel partners to distribute and sell its products to dog parents. The sales and business practices of all such sales channel partners, their compliance with laws and regulations, and their reputations, of which BARK may or may not be aware, may affect BARK’s business and its reputation.

While BARK’s overall distribution relationships are diverse, its products are available through Amazon.com as well as 23,000 retail locations including Target, Petco, PetSmart, Costco, Bed Bath & Beyond and CVS, among many others. While BARK believes that BARK has good relationships with these sales channels, any adverse change in those relationships could have an adverse impact on BARK’s results of operations and financial condition.

The impact of economic conditions, labor issues, natural disasters, regional or global pandemics, evolving consumer preferences, and purchasing patterns on BARK’s distribution partners, or competition between its sales channels, could result in sales channel disruption. For example, if sales at large retail stores are displaced as a result of bankruptcy, competition from Internet sales channels or otherwise, its product sales could be adversely affected and BARK’s product mix could change, which could adversely affect its operating costs and gross margins. COVID-19 has also underscored the risk of disruption in BARK’s sales channel at certain indirect sales partners. Any loss of a major partner or distribution channel or other channel disruption could make BARK more dependent on alternate channels, increase pricing and promotional pressures from other partners and distribution channels, increase BARK’s marketing costs, or adversely impact buying and inventory patterns, payment terms or other contractual terms, sell-through or delivery of its products to dog parents, its reputation and brand equity, or its market share.

BARK’s sales channel partners also sell products offered by its competitors and, in the case of retailer house brands, may also be BARK’s competitors. If product competitors offer BARK’s sales channel partners more favorable terms, have more products available to meet their needs, or utilize the leverage of broader product lines sold through the channel, or if its sales channel partners show preference for their own house brands, BARK’s sales channel partners may de-emphasize or decline to carry BARK’s products. In addition, certain of BARK’s sales channel partners could decide to de-emphasize the product categories that BARK offers in exchange for other product categories that they believe provide them with higher returns, and certain of BARK’s third-party e-commerce partners could change their algorithmic logic, policies or procedures in a way that makes BARK’s products harder for customers to find or removes them from the partners’ e-commerce sites altogether. If BARK is unable to maintain successful relationships with these sales channel partners or to maintain its distribution channels or effectively adapt to changes in algorithmic logic, policies or procedures, BARK’s business will suffer.

As BARK expands into new product categories and markets, BARK will have to build relationships with new channel partners and adapt to new distribution and marketing models. These new partners, practices and models may require significant management attention and operational resources and may affect BARK’s accounting, including revenue recognition, gross margins, and the ability to make comparisons from period to period. Entrenched and more experienced competitors will make these transitions difficult. If BARK is unable to build successful sales channels, or successfully market BARK’s products in these new product categories, BARK may not be able to take advantage of the growth opportunities, and BARK’s business and its ability to grow its business could be adversely affected.

BARK’s actual results may be significantly different from its projections, estimates, targets or forecasts.

The projections, estimates, targets and forecasts are forward-looking statements that are based on assumptions that are inherently subject to significant uncertainties and contingencies, many of which are beyond BARK’s control. While all projections, estimates, targets and forecasts are necessarily speculative, BARK believes that the preparation of prospective financial information involves increasingly higher levels of uncertainty the further out the projection, estimate, target or forecast extends from the date of preparation. The assumptions and estimates underlying the projected, expected or target results are inherently uncertain and are subject to a wide variety of significant business, economic, regulatory and competitive risks and uncertainties that could cause actual results to differ materially from those contained in such projections, estimates, targets and forecasts. BARK’s projections, estimates, targets and forecast should not be regarded as an indication that BARK, or its representatives, considered or consider the financial projections, estimates, targets to be a reliable prediction of future events.

BARK may be unable to accurately forecast net sales and appropriately plan BARK’s expenses in the future.

Net sales and results of operations are difficult to forecast with certainty because they depend on a number of factors, some of which are outside of BARK’s control, including the volume, timing, and type of orders BARK receives and increased third party costs or transportation and freight costs. Many of these factors are uncertain and are likely to fluctuate significantly from period to period. BARK bases its expense levels and investment plans on its estimates of net sales and gross margins, and many of BARK’s expenses, such as office leases, manufacturing costs and personnel costs, will be relatively fixed in the short term and will increase as BARK continues to make investments in its business and hire additional personnel. BARK cannot be sure the same growth rates, trends, and other key performance metrics are meaningful predictors of future growth. If BARK’s assumptions prove to be wrong, BARK may spend more than it anticipates acquiring and retaining subscribers, maintaining or increasing customer purchases or may generate lower net sales per active subscription than anticipated, either of which could have a negative impact on its business, financial condition, and results of operations.

BARK’s estimate of the size of its addressable market may prove to be inaccurate.

Data for retail sales of dog products is collected for most, but not all channels, and as a result, it is difficult to accurately estimate the size of the market and predict with certainty the rate at which the market for BARK’s products will grow, if at all. While BARK’s market size estimate was made in good faith and is based on assumptions and estimates it believes to be reasonable, this estimate may not be accurate. If BARK’s estimates of the size of its addressable market are not accurate, its potential for future growth may be less than BARK currently anticipates, which could have a material adverse effect on its business, financial condition, and results of operations.

Competition in the dog products and services retail industry, especially Internet-based competition, is strong and presents an ongoing threat to the success of BARK’s business.

The dog products and services retail industry is very competitive. BARK competes with pet product retail stores, supermarkets, warehouse clubs and other mass and general retail and online merchandisers, many of which are larger than BARK and have significantly greater capital resources than BARK does. BARK also competes with a number of specialty dog supply stores and independent dog stores, catalog retailers and other specialty e-tailers.

Many of BARK’s current competitors have, and potential competitors may have, longer operating histories, greater brand recognition, larger fulfillment infrastructures, greater technical capabilities, significantly greater financial, marketing and other resources and larger customer bases than BARK does. These factors may allow BARK’s competitors to derive greater net sales and profits from their existing customer base, acquire customers at lower costs or respond more quickly than BARK can to new or emerging technologies and changes in consumer preferences or habits. These competitors may engage in more extensive research and development efforts, undertake more far-reaching marketing campaigns and adopt more aggressive pricing policies (including but not limited to predatory pricing policies and the provision of substantial discounts), which may allow them to build larger customer bases or generate net sales from their customer bases more effectively than BARK does. Current and future competitors may also make strategic acquisitions or establish cooperative relationships among themselves or with others. By doing so, these competitors may increase their ability to meet the needs of BARK’s current or potential subscribers and customers and adversely affect BARK’s business, financial condition, and results of operations.

If changes in consumer preferences decrease the competitive advantage attributable to these factors, or if BARK fails to otherwise positively differentiate BARK’s product offering or subscriber or customer experience from its competitors, its business, financial condition, and results of operations could be materially and adversely affected.

As BARK expands its offerings, such as its BARK Eats line, BARK will face additional competition. For example, in the dog food category, there are numerous brands and products that compete for shelf space and sales, with competition based primarily upon brand recognition and loyalty, product packaging, quality and innovation, taste, nutrition, breadth of product line, price and convenience. Competitors in new markets may have broader product lines, substantially greater financial and other resources and/or lower fixed costs than BARK. BARK may not compete successfully with these other companies or maintain or grow the distribution of its new products.

In order to effectively compete in the future, BARK may be required to offer promotions and other incentives, which may result in lower operating margins and in turn adversely affect its results of operations. BARK also faces a significant challenge from its competitors forming alliances with each other. These relationships may enable both their retail and online stores to negotiate better pricing and better terms from suppliers by aggregating the demand for products and negotiating volume discounts, which could be a competitive disadvantage to us.

BARK expects competition in the dog products and services retail industry, in particular Internet-based competition, generally to continue to increase. If BARK fails to compete successfully, its business, financial condition, and results of operations could be materially and adversely affected.

As part of BARK’s strategy, BARK seeks to obtain licenses enabling BARK to develop and market products based on popular entertainment, sports, and other branded properties owned by third parties. If products developed based on these licenses are not successful or BARK is unable to maintain, renew and extend solid relationships with its key partners its business, financial condition, and results of operations may be adversely affected.

BARK currently has in-licenses to several entertainment properties, including SCOOB!, HOME ALONE and PEANUTS, as well as certain sports and other well-known branded properties. These licenses typically have multi-year terms and provide BARK with the right to market and sell designated classes of products. If BARK fails to meet its contractual commitments and/or any of these licenses were to terminate and not be maintained, renewed or extended, or the popularity of any of these licensed properties was to significantly decline, its business would be damaged and BARK would need to successfully develop and market other products to replace the products previously offered under license.

The success of third-party properties for which BARK has a license, and the ability of BARK to successfully market and sell related products, can significantly affect its revenues and profitability. For example, if BARK produces a line of products based on a movie or television series, the success of the movie or series has a critical impact on the level of consumer interest in the associated products BARK is offering. In addition, competition in BARK’s industry for access to third-party properties can lessen its ability to secure, maintain, and renew popular licenses to third-party products on beneficial terms, if at all, and to attract and retain the talented employees necessary to design, develop and market successful products based on these properties.

The license agreements BARK enters into to obtain these rights usually require BARK to pay minimum royalty guarantees. While historically these guarantees have not been material, in the future such minimum guarantees may be substantial, and in some cases may be greater than what BARK is ultimately able to recoup from actual sales, which could result in write-offs of significant amounts, which, in turn, would harm its results of operations. Acquiring or renewing licenses may require the payment of minimum guaranteed royalties that BARK considers to be too high to be profitable, which may result in losing licenses that BARK currently holds when they become available for renewal, or missing business opportunities for new licenses. Additionally, as a licensee of entertainment-based properties, BARK cannot guarantee that a particular property or brand will translate into successful products, and underperformance of any such products may result in reduced revenues and operating profit for us.

Furthermore, BARK cannot assure you that a successful brand will continue to be successful or maintain a high level of sales in the future, as new entertainment properties and competitive products are continually being introduced to the market. In the event that BARK is not able to acquire, maintain, renew or extend successful entertainment licenses on advantageous terms, its revenues and profits may be harmed.

BARK relies on a limited number of suppliers, contract manufacturers, and logistics partners for its products. A loss of any of these partners could negatively affect our business.

BARK relies on a limited number of contract manufacturers, suppliers and logistics providers to manufacture and transport its products. BARK’s reliance on a limited number of contract manufacturers for its products increases BARK’s risks, since it does not currently have alternative or replacement contract manufacturers beyond these key parties. BARK generally does not maintain long-term supply contracts with any of BARK’s suppliers, contract manufacturers, and logistics partners. In the event of interruption from any of its contract manufacturers or suppliers, BARK may not be able to increase capacity from other sources or develop alternate or secondary sources without incurring material additional costs and substantial delays. Furthermore, BARK’s contract manufacturers’ primary facilities are located in Asia. Thus, BARK’s business could be adversely affected if one or more of its suppliers, manufacturers or logistics partners are impacted by a natural disaster, an epidemic such as the current COVID-19 outbreak, or other interruption at a particular location. In particular, the current COVID-19 outbreak has caused, and will likely continue to cause, interruptions in the development, manufacturing, and shipment of BARK’s products, which could adversely impact BARK’s revenue, gross margins, and operating results. Such interruptions may be due to, among other things, temporary closures of the facilities BARK’s contract manufacturers, and other vendors in its supply chain; restrictions on travel or the import/export of goods and services from certain ports that BARK uses; and local quarantines.

If BARK experiences a significant increase in demand for its products that cannot be satisfied adequately through its existing supply channels, or if BARK needs to replace an existing supplier or partner, BARK may be unable to supplement or replace them on terms that are acceptable to BARK, which may undermine its ability to deliver products to its subscribers and customers in a timely manner and cost effective manner. An inability of BARK’s existing suppliers to provide products in a timely or cost-effective manner could impair its growth and materially and adversely affect its business, financial condition, and results of operations. For example, if BARK requires additional manufacturing support, it may take a significant amount of time to identify a manufacturer that has the capability and resources to manufacture BARK’s products to its specifications in sufficient volume. Identifying suitable suppliers, manufacturers, and logistics partners is an extensive process that requires BARK to become satisfied with their quality control, technical capabilities, responsiveness and service, financial stability, regulatory compliance, and labor and other ethical practices. Accordingly, a loss of any of BARK’s significant suppliers, contract manufacturers, or logistics partners could have an adverse effect on BARK’s business, financial condition and operating results.

In addition, BARK has achieved significant cost savings through its centralization of product purchases. However, as a result, BARK is exposed to the credit and other risks of a group of key suppliers. While BARK makes every effort to evaluate its counterparties prior to entering into significant procurement contracts, BARK cannot predict with certainty the impact on its suppliers of the current economic environment, the COVID-19 pandemic and other developments in their respective businesses. Insolvency, financial difficulties, supply chain delays or other factors may result in BARK’s suppliers not being able to fulfill the terms of their agreements with BARK. Further, such factors may render suppliers unwilling to extend contracts that provide favorable terms to BARK, or may force them to seek to renegotiate existing contracts with BARK. In addition, BARK’s business has signed a number of contracts whose performance depends upon third party suppliers delivering products on schedule to meet its contract commitments. Failure of the suppliers to meet their delivery commitments could result in us delaying shipment of our products and losing subscriptions from subscribers. Although we believe we have alternative sources of supply for BARK’s products, concentration in the number of our suppliers could lead to delays in the delivery of products or components, and possible resultant breaches of contracts that BARK has entered into with its subscribers and customers; increases in the prices BARK must pay for products; problems with product quality; and other concerns.

BARK has limited control over its suppliers, contract manufacturers, and logistics partners, which may subject BARK to significant risks, including the potential inability to produce or obtain quality products and services on a timely basis or in sufficient quantity.

BARK has limited control over its suppliers, contract manufacturers, and logistics partners, which subjects BARK to the following risks, many of which have materialized due to the COVID-19 pandemic:

•	inability to satisfy demand for its products;

•	reduced control over delivery timing and product reliability;

•	reduced ability to monitor the manufacturing process and components used in its products;

•	limited ability to develop comprehensive manufacturing specifications that take into account any materials shortages or substitutions;

•	variance in the manufacturing capability of its third-party manufacturers;

•	price increases;

•	failure of a significant supplier, manufacturer, or logistics partner to perform its obligations to BARK for technical, market, or other reasons;

•	difficulties in establishing additional supplier, manufacturer, or logistics partner relationships if BARK experiences difficulties with its existing suppliers, manufacturers, or logistics partners;

•	shortages of materials or components;

•	misappropriation of its intellectual property;

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exposure to natural catastrophes, political unrest, terrorism, labor disputes, and economic instability resulting in the disruption of trade from foreign countries in which its products are manufactured or the components thereof are sourced;

•	changes in local economic conditions in the jurisdictions where its suppliers, manufacturers, and logistics partners are located;

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the imposition of new laws and regulations, including those relating to labor conditions, quality and safety standards, imports, duties, tariffs, taxes, and other charges on imports, as well as trade restrictions and restrictions on currency exchange or the transfer of funds; and insufficient warranties and indemnities on components supplied to its manufacturers or performance by its partners.

Shipping is a critical part of BARK’s business and any changes in its shipping arrangements or any interruptions in shipping could adversely affect its operating results.

BARK currently relies on third-party national, regional and local logistics providers to deliver the products BARK offers. If BARK is not able to negotiate acceptable pricing and other terms with these providers, or if these providers experience performance problems or other difficulties in processing its orders or delivering its products to subscribers and customers, it could negatively impact its results of operations and its subscribers’ and customers’ experience. For example, changes to the terms of BARK’s shipping arrangements may adversely impact its margins and profitability. In addition, BARK’s ability to receive inbound inventory efficiently and ship merchandise to subscribers and customers may be negatively affected by factors beyond its and these providers’ control, including inclement weather, natural disasters, fire, flood, power loss, earthquakes, pandemics, acts of war or terrorism or other events specifically impacting its or other shipping partners, such as labor disputes, financial difficulties, system failures and other disruptions to the operations of the shipping companies on which BARK relies. For example, in November 2020, a typhoon caused a significant delay in a product shipment from China which resulted in increased costs and delay in providing products to BARK’s subscribers and customers. BARK is also subject to risks of damage or loss during delivery by its shipping vendors. If the products ordered by BARK’s subscribers or customers are not delivered in a timely fashion or are damaged or lost during the delivery process, its subscribers or customers could become dissatisfied and cease buying products through BARK’s website and mobile application, which would adversely affect its business, financial condition, and results of operations. Further, due to the continuing spread of COVID-19 and related governmental work and travel restrictions, there may be disruptions and delays in national, regional and local shipping, which may negatively impact BARK’s subscribers’ and customers’ experience and its results or operations.

The COVID-19 global pandemic and related government, private sector and individual consumer responsive actions may adversely affect BARK’s business operations, employee availability, financial performance, liquidity and cash flow for an unknown period of time.

The COVID-19 pandemic has disrupted the global supply chain and may cause disruptions to BARK’s operations. Additional federal or state mandates ordering the shutdown of non-essential businesses could also impact its ability to take or fulfill its subscribers’ or customers’ orders and operate its business.

As a result of COVID-19, many of BARK’s personnel are working remotely and it is possible that this could have a negative impact on the execution of its business plans and operations. If a natural disaster, power outage, connectivity issue, or other event occurred that impacted its employees ability to work remotely, it may be difficult or, in certain cases, impossible, for BARK to continue its business for a substantial period of time. The increase in remote working may also result in consumer privacy, IT security and fraud concerns as well as increase BARK’s exposure to potential wage and hour issues.

Further, as a result of COVID-19, the operations of BARK’s fulfillment centers may be substantially disrupted by additional federal or state mandates ordering shutdowns of non-essential services or by the inability of BARK’s employees to travel to work. BARK’s plans to open new fulfillment centers or to expand the capacity of its existing fulfillment centers over the next few years may also be delayed or more costly by the continuing spread of COVID-19. Disruptions to the operations of BARK’s fulfillment centers and delays or increased costs in the expansion of its fulfillment center capacity may negatively impact BARK’s financial performance and slow its future growth.

The uncertainty around the duration of business disruptions and the extent of the spread of the virus in the United States and to other areas of the world will likely continue to adversely impact the national or global economy and negatively impact consumer spending. Any of these outcomes could have a material adverse impact on BARK’s business, financial condition, operating results and ability to execute and capitalize on its strategies. The full extent of COVID-19’s impact on BARK’s operations and financial performance depends on future developments that are uncertain and unpredictable, including the duration and spread of the pandemic, its impact on capital and financial markets and any new information that may emerge concerning the severity of the virus, its spread to other regions as well as the effectiveness of actions taken in the United States and other countries to effect a widespread global roll-out of available vaccines or otherwise contain COVID-19 or treat its impact, including the impact of any reopening plans, additional closures and spikes or surges in COVID-19 infection, and individuals’ and companies’ risk tolerance regarding health matters going forward, all of which are beyond our control. While conditions appear to be improving, BARK is still unable to predict the duration of the COVID-19 pandemic and therefore what the ultimate impact of the COVID-19 pandemic will be on the broader economy or its operations and liquidity. As such, risks still remain.

If BARK does not successfully optimize, operate and manage the expansion of the capacity of its fulfillment centers and shipping services, its business, financial condition, and results of operations could be harmed.

If BARK does not optimize and operate its fulfillment centers and shipping services successfully and efficiently, it could result in excess or insufficient fulfillment capacity, an increase in costs or impairment charges or harm its business in other ways. In addition, if BARK does not have sufficient fulfillment or shipping capacity or experience a problem fulfilling or shipping orders in a timely manner, its subscribers or customers may experience delays in receiving their purchases, which could harm its reputation and BARK’s relationship with its subscribers or customers. As a result of the COVID-19 pandemic, BARK may experience disruptions to the operations of BARK’s fulfillment centers and shipping services, which may negatively impact its ability to fulfill orders in a timely manner, which could harm its reputation, relationship with subscribers and customers and results of operations.

BARK anticipates the need to add additional fulfillment center and shipping capacity as its business continues to grow. BARK cannot assure you that BARK will be able to locate suitable facilities or services on commercially acceptable terms in accordance with its expansion plans, nor can BARK assure you that BARK will be able to recruit qualified managerial and operational personnel to support its expansion plans. If BARK is unable to secure new facilities for the expansion of its fulfillment and shipping operations, recruit qualified personnel to support any such facilities, or effectively control expansion-related expenses, BARK’s business, financial condition, and results of operations could be materially and adversely affected.

BARK is subject to risks related to online payment methods.

BARK currently accepts payments using a variety of methods, including credit card, debit card, PayPal and gift cards. As BARK offers new payment options to subscribers, BARK may be subject to additional regulations, compliance requirements, fraud and other risks. For certain payment methods, BARK pays interchange and other fees, which may increase over time and raise its operating costs and lower profitability. BARK is also subject to payment card association operating rules and certification requirements, including the Payment Card Industry Data Security Standard and rules governing electronic funds transfers, which could change or be reinterpreted to make it difficult or impossible for BARK to comply.

Furthermore, as BARK’s business changes, BARK may be subject to different rules under existing standards, which may require new assessments that involve costs above what BARK currently pay for compliance. In the future, as BARK offers new payment options to subscribers, including by way of integrating emerging mobile and other payment methods, BARK may be subject to additional regulations, compliance requirements and fraud. If BARK fails to comply with the rules or requirements of any provider of a payment method BARK accept, if the volume of fraud in its transactions limits or terminates its rights to use payment methods BARK currently accepts, or if a data breach occurs relating to its payment systems, BARK may, among other things, be subject to fines or higher transaction fees and may lose, or face restrictions placed upon, its ability to accept credit card payments from subscribers or facilitate other types of online payments. If any of these events were to occur, its business, financial condition, and results of operations could be materially and adversely affected.

BARK’s reliance on software-as-a-service (“SaaS”) technologies from third parties may adversely affect its business and results of operations.

BARK relies on SaaS technologies from third parties in order to operate critical functions of its business, including financial management services, credit card processing, customer relationship management services, supply chain services and data storage services. If these services become unavailable due to extended outages or interruptions or because they are no longer available on commercially reasonable terms or prices, or for any other reason, its expenses could increase, BARK’s ability to manage its finances could be interrupted, BARK’s processes for managing sales of its offerings and supporting its subscribers and customers could be impaired, BARK’s ability to communicate with its suppliers could be weakened and its ability to access or save data stored to the cloud may be impaired until equivalent services, if available, are identified, obtained and implemented, all of which could harm its business, financial condition, and results of operations.

In addition, BARK is subject to certain standard terms and conditions with these providers. These providers have broad discretion to change their terms of service and other policies with respect to BARK, and those changes may be unfavorable to BARK. Therefore, BARK believes that maintaining successful partnerships with these providers is critical to its success.

BARK is subject to risks related to its reliance on third-party processing partners to perform its payment processing services.

BARK depends on its third-party processing partners to perform payment processing services. BARK’s processing partners may go out of business or otherwise be unable or unwilling to continue providing such services, which could significantly and materially reduce its payments revenue and disrupt its business. A number of its processing contracts require BARK to assume liability for any losses its processing partners may suffer as a result of losses caused by its subscribers or customers, including losses caused by chargebacks and subscriber or customer fraud. BARK has in the past and may in the future incur losses caused by chargebacks and fraud. In the event of a significant loss by its processing partners, BARK may be required to remit a large amount of cash following such event and, if BARK does not have sufficient cash on hand, may be deemed in breach of such contracts. In addition, its subscribers or customers may be subject to quality issues related to products or services provided by its third-party processing partners or BARK may become involved in contractual disputes with its processing partners, both of which could impact its reputation and adversely impact its revenue. Certain contracts may expire or be terminated, and BARK may not be able to replicate the associated revenue through a new processing partner relationship for a considerable period of time.

BARK has initiated and expects to continue to initiate new third-party payment relationships or migrate to other third-party payment partners in the future. The initiation of these relationships and the transition from one relationship to another could require significant time and resources. Due to non-solicitation obligations under its existing contracts, establishing these new relationships may be challenging. Further, any new third-party payment processing relationships may not be as effective, efficient or well received by its subscribers and customers, nor is there any assurance that BARK will be able to reach an agreement with such processing partners. BARK’s contracts with such processing partners may be less lucrative. For instance, BARK may be required to pay more for payment processing or receive a less favorable revenue arrangement from its payment processing partners. BARK may also experience the termination of revenue streams due to such migrations or be subject to claims relating to any disputes that could arise as a result of migrations.

BARK’s business depends on network and mobile infrastructure, its third-party data center hosting facilities, other third-party providers, and its ability to maintain and scale its technology. Any significant interruptions or delays in service on BARK’s website or mobile application or any undetected errors or design faults could result in limited capacity, reduced demand, processing delays, and loss of subscribers, customers or suppliers.

BARK’s reputation and ability to acquire, retain and serve its subscribers and customers are dependent upon the reliable performance of its website and mobile application and the underlying network infrastructure. As

BARK’s subscriber base and the amount of information shared on its website and mobile application continue to grow, BARK will need an increasing amount of network capacity and computing power. The operation of these systems is complex and could result in operational failures. Interruptions or delays in these systems, whether due to system failures, computer viruses, physical or electronic break-ins, undetected errors, design faults or other unexpected events or causes, could affect the security or availability of BARK’s website and mobile application and prevent its subscribers and customers from accessing its website and mobile application. If sustained or repeated, these performance issues could reduce the attractiveness of its products and services. In addition, the costs and complexities involved in expanding and upgrading BARK’s systems may prevent BARK from doing so in a timely manner and may prevent BARK from adequately meeting the demand placed on its systems. Any web or mobile platform interruption or inadequacy that causes performance issues or interruptions in the availability of its website or mobile application could reduce consumer satisfaction and result in a reduction in the number of subscribers and customers using BARK’s products and services.

BARK depends on the development and maintenance of the Internet and mobile infrastructure. This includes maintenance of reliable Internet and mobile infrastructure with the necessary speed, data capacity and security, as well as timely development of complementary products, for providing reliable Internet and mobile access. BARK also uses and relies on services from other third parties, such as its telecommunications services and credit card processors, and those services may be subject to outages and interruptions that are not within BARK’s control. Failures by BARK’s telecommunications providers may interrupt its ability to provide phone support to its subscribers and customers and Distributed denial-of-service (“DDoS”) attacks directed at BARK’s telecommunication service providers could prevent subscribers and customers from accessing its website. In addition, BARK has in the past and may in the future experience down periods where BARK’s third-party credit card processors are unable to process the online payments of its subscribers or customers, disrupting its ability to receive subscribers or customer orders. BARK’s business, financial condition and results of operations could be materially and adversely affected if for any reason the reliability of its Internet, telecommunications, payment systems and mobile infrastructure is compromised.

BARK currently relies upon third-party data storage providers. Nearly all of BARK’s data storage and analytics are conducted on, and the data and content BARK creates associated with sales on its website and mobile application are processed through, servers hosted by these providers. BARK also relies on e-mail service providers, bandwidth providers, Internet service providers and mobile networks to deliver e-mail and “push” communications to subscribers and customers and to allow subscribers to access its and its retail partners’ websites. BARK is subject to certain standard terms and conditions with these providers. These providers have broad discretion to change their terms of service and other policies with respect to BARK, and those changes may be unfavorable to BARK. Therefore, BARK believes that maintaining successful partnerships with these providers is critical to its success.

Any damage to, or failure of, BARK’s systems or the systems of its third-party data centers or its other third-party network or mobile providers could result in interruptions to the availability or functionality of BARK’s website and mobile application. As a result, BARK could lose subscriber and customer data and miss order fulfillment deadlines, which could result in decreased sales, increased overhead costs, excess inventory and product shortages. If for any reason its arrangements with its data centers or third-party providers are terminated or interrupted, such termination or interruption could adversely affect its business, financial condition, and results of operations. BARK exercises little control over these providers, which increases its vulnerability to problems with the services they provide. BARK could experience additional expense in arranging for new facilities, technology, services and support. In addition, the failure of its third-party data centers or any other third-party providers to meet its capacity requirements could result in interruption in the availability or functionality of its website and mobile application.

The occurrence of a natural disaster, power loss, telecommunications failure, data loss, computer virus, an act of terrorism, cyberattack, vandalism or sabotage, act of war or any similar event, or a decision to close its third-party data centers on which BARK normally operates or the facilities of any other third-party provider without adequate notice or other unanticipated problems at these facilities could result in lengthy interruptions in the availability of its website and mobile application. Cloud computing, in particular, is dependent upon having access to an Internet connection in order to retrieve data. If a natural disaster, pandemic (such as the COVID-19 pandemic), blackout or other unforeseen event were to occur that disrupted the ability to obtain an Internet connection, BARK may experience a slowdown or delay in its operations. While BARK has some limited disaster recovery arrangements in place, its preparations may not be adequate to account for disasters or similar events that may occur in the future and may not effectively permit BARK to continue operating in the event of any problems with respect to its systems or those of BARK’s third-party data centers or any other third-party facilities. BARK’s disaster recovery and data redundancy plans may be inadequate, and its business interruption insurance may not be sufficient to compensate BARK for the losses that could occur. If any such event were to occur to its business, its operations could be impaired and its business, financial condition, and results of operations may be materially and adversely affected.

BARK’s reputation and business may be harmed if it or its partners’ computer network security or any of the databases containing subscriber, customer, employee, or other personal information maintained by BARK or its third-party providers is compromised, which could materially adversely affect BARK’s results of operations.

In the ordinary course of BARK’s business, BARK and its vendors collect, process, and store certain personal information and other data relating to individuals, such as its subscribers, customers and employees, including subscriber and customer payment card information. BARK relies substantially on commercially available systems, software, tools, and monitoring to provide security for BARK’s processing, transmission, and storage of personal information and other confidential information. There can be no assurance, however, that BARK or its vendors will not suffer a data compromise, that hackers or other unauthorized parties will not gain access to personal information or other data, including payment card data or confidential business information, or that any such data compromise or unauthorized access will be discovered in a timely fashion. In addition, cyber-attacks such as ransomware attacks could lock BARK out of its information systems and disrupt its operations. The techniques used to obtain unauthorized access or to sabotage systems change frequently and generally are not identified until they are launched against a target, and BARK and its vendors may be unable to anticipate these techniques or to implement adequate preventative measures. BARK may not have the resources or technical sophistication to anticipate or prevent rapidly evolving types of cyber-attacks. As BARK has significantly increased the number of employees and contractors working remotely due to the COVID-19 pandemic, and as its business partners move to remote work as well, BARK and its partners may be more vulnerable to cyber-attacks. In addition, BARK’s employees, contractors, vendors, or other third parties with whom BARK does business may attempt to circumvent security measures in order to misappropriate such personal information, confidential information, or other data, or may inadvertently release or compromise such data Compromise of BARK’s data security or of third parties with whom BARK does business, failure to prevent or mitigate the loss of personal or business information, and delays in detecting or providing prompt notice of any such compromise or loss could disrupt its operations, damage its reputation, and subject BARK to litigation, government action, or other additional costs and liabilities that could adversely affect its business, financial condition, and operating results.

Failure to comply with federal and state and foreign laws and regulations relating to privacy, data protection, advertising and consumer protection, or the expansion of current or the enactment of new laws or regulations relating to privacy, data protection, advertising and consumer protection, could adversely affect BARK’s business, financial condition, and results of operations.

BARK relies on a variety of marketing techniques, including email and social media marketing and postal mailings, and BARK is subject to various laws and regulations that govern such marketing and advertising practices. A variety of federal and state laws and regulations govern the collection, use, retention, sharing and security of consumer data, particularly in the context of online advertising which BARK relies upon to attract new subscribers and customers.

Laws and regulations relating to privacy, data protection, marketing and advertising, and consumer protection are evolving and subject to potentially differing interpretations. These requirements may be interpreted and applied in a manner that is inconsistent from one jurisdiction to another or may conflict with other rules or BARK’s practices and procedures. BARK has implemented and is implementing practices and procedures to comply with applicable privacy, data protection, marketing and advertising, and consumer protection laws and regulations, but such measures may not always be effective, particularly as the legal landscape continues to evolve. Some of BARK’s internal processes are manual, which can result in employee error and internal compliance failures. Any failure, or perceived failure, by BARK to comply with its posted privacy policies or with any federal or state privacy or consumer protection-related laws, regulations, industry self-regulatory principles, industry standards or codes of conduct, regulatory guidance, orders to which BARK may be subject or other legal obligations relating to privacy or consumer protection could adversely affect BARK’s reputation, brand and business, and may result in claims, liabilities, proceedings or actions against BARK by governmental entities, subscribers, customers, suppliers or others, or may require BARK to change its operations and/or cease using certain data sets. Any such claims, proceedings or actions could hurt BARK’s reputation, brand and business, force BARK to incur significant expenses in defense of such proceedings or actions, distract its management, increase its costs of doing business, result in a loss of subscribers, customers and suppliers and result in the imposition of monetary penalties. BARK may also be contractually required to indemnify and hold harmless third parties from the costs or consequences of non-compliance with any laws, regulations or other legal obligations relating to privacy or consumer protection or any inadvertent or unauthorized use or disclosure of data that BARK store or handle as part of operating its business.

In addition, third party vendors and business partners receive access to certain information that BARK collects. These vendors and business partners may not prevent data security breaches with respect to the information BARK provides them or fully enforce BARK’s policies, contractual obligations and disclosures regarding the collection, use, storage, transfer and retention of personal data. A data security breach suffered by one of BARK’s vendors or business partners could cause reputational and financial harm to them and BARK, negatively impact BARK’s ability to offer its products and services, and could result in legal liability, costly remedial measures, governmental and regulatory investigations, harm BARK’s profitability, reputation and brand, and cause BARK’s business, financial condition, and results of operations to be adversely affected.

Federal and state governmental authorities continue to evaluate the privacy implications inherent in the use of third-party “cookies” and other methods of online tracking for behavioral advertising and other purposes. The U.S. government has enacted, has considered or is considering legislation or regulations that could significantly restrict the ability of companies and individuals to engage in these activities, such as by regulating the level of consumer notice and consent required before a company can employ cookies or other electronic tracking tools or the use of data gathered with such tools. Additionally, some providers of consumer devices and web browsers have implemented, or announced plans to implement, means to make it easier for Internet users to prevent the placement of cookies or to block other tracking technologies, which could if widely adopted result in the use of third-party cookies and other methods of online tracking becoming significantly less effective. The regulation of the use of these cookies and other current online tracking and advertising practices or a loss in its ability to make effective use of services that employ such technologies could increase its costs of operations and limit BARK’s ability to acquire new subscribers and customers on cost-effective terms and consequently, materially and adversely affect its business, financial condition, and results of operations.

In addition, various federal and state legislative and regulatory bodies, or self-regulatory organizations, may expand current laws or regulations, enact new laws or regulations or issue revised rules or guidance regarding privacy, data protection, consumer protection, and advertising. For example, in June 2018, the State of California enacted the California Consumer Privacy Act of 2018 (the “CCPA”), which became effective on January 1, 2020. The CCPA requires companies that process information on California residents to make new disclosures to subscribers and customers about their data collection, use and sharing practices, and allows subscribers and customers to opt out of certain data sharing with third parties and provides a new cause of action for data breaches. Further, on November 3, 2020, the California Privacy Rights Act (the “CPRA”) was voted into law by

California residents. The CPRA significantly amends the CCPA, and imposes additional data protection obligations on companies doing business in California, including additional consumer rights processes and opt outs for certain uses of sensitive data. It also creates a new California data protection agency specifically tasked to enforce the law, which could result in increased regulatory scrutiny of California businesses in the areas of data protection and security. The substantive requirements for businesses subject to the CPRA will go into effect on January 1, 2023, and become enforceable on July 1, 2023. Similar laws have been proposed in other states and at the federal level, and if passed, such laws may have potentially conflicting requirements that would make compliance challenging. Additionally, the Federal Trade Commission and many state attorneys general are interpreting federal and state consumer protection laws to impose standards for the online collection, use, dissemination and security of data. Each of these privacy, security, and data protection laws and regulations, and any other such changes or new laws or regulations, could impose significant limitations, require changes to PR restrict its use or storage of personal information, which may increase BARK’s compliance expenses and make its business more costly or less efficient to conduct. Any such changes could compromise BARK’s ability to develop an adequate marketing strategy and pursue its growth strategy effectively, which, in turn, could adversely affect its business, financial condition, and results of operations.

Outside of the United States, there are many countries with data protection laws, and new countries are adopting data protection legislation with increasing frequency. Many of these laws may require consent from customers for the use of data for various purposes, including marketing, which may reduce BARK’s ability to market its products. There is no harmonized approach to these laws and regulations globally. Consequently, BARK increases its risk of non-compliance with applicable foreign data protection laws and regulations if it expands internationally. BARK may need to change and limit the way it uses personal information in operating its business and may have difficulty maintaining a single operating model that is compliant. Compliance with such laws and regulations will result in additional costs and may necessitate changes to BARK’s business practices and divergent operating models, limit the effectiveness of its marketing activities, adversely affect BARK’s business and financial condition, and subject it to additional liabilities.

Should we undertake an international expansion of our business, particularly if we commence doing business in one or more countries of the European Union, we will be required to comply with stringent privacy and data protection laws. Within the European Union, legislators have adopted the General Data Protection Regulation, or GDPR, which became effective in May 2018. Should we commence doing business in Europe, the GDPR will impose additional obligations and risk upon our business, which may increase substantially the penalties to which we could be subject in the event of any non-compliance. We may incur substantial expense in complying with obligations imposed by the GDPR and we may be required to make significant changes in our business operations, all of which may adversely affect our revenues and our business overall. Further, following the withdrawal of the United Kingdom from the European Union on January 31, 2020, if we do business in the United Kingdom, we will have to comply with the GDPR and separately the GDPR as implemented in the United Kingdom, each regime having the ability to fine up to the greater of €20 million/£17 million or 4% of global turnover. The relationship between the United Kingdom and the European Union in relation to certain aspects of data protection law remains unclear, including how data transfers between European Union member states and the United Kingdom will be treated. These changes may lead to additional compliance costs and could increase our overall risk.

Any failure by BARK or its vendors to comply with product safety, labor, or other laws, or BARK’s standard vendor terms and conditions, or to provide safe factory conditions for BARK’s or their workers, may damage BARK’s reputation and brand, and harm its business.

The products BARK sells to its subscribers and customers is subject to regulation by the Federal Consumer Product Safety Commission, the Federal Trade Commission, and similar state and international regulatory authorities. As a result, such merchandise could in the future be subject to recalls and other remedial actions. Product safety, labeling, and licensing concerns may result in BARK voluntarily removing selected merchandise from its inventory. Such recalls or voluntary removal of products can result in, among other things, lost sales, diverted resources, potential harm to BARK’s reputation, and increased customer service costs and legal expenses, which could have a material adverse effect on its operating results.

Some of the merchandise BARK sells may expose BARK to product liability claims and litigation or regulatory action relating to personal injury or environmental or property damage. Although BARK maintains liability insurance, BARK cannot be certain that its coverage will be adequate for liabilities actually incurred or that insurance will continue to be available to BARK on economically reasonable terms or at all. In addition, some of BARK’s agreements with its vendors may not indemnify BARK from product liability for a particular vendor’s merchandise or its vendors may not have sufficient resources or insurance to satisfy their indemnity and defense obligations.

BARK purchases its merchandise from numerous domestic and international vendors. BARK’s standard vendor terms and conditions require vendors to comply with applicable laws. BARK has hired independent firms that conduct audits of the working conditions at the factories producing its products. If an audit reveals potential problems, BARK requires that the vendor institute corrective action plans to bring the factory into compliance with its standards, or BARK may discontinue its relationship with the vendor. The loss of a vendor due to failure to comply with BARK’s standards could cause inventory delays, impact its subscribers’ and customers’ experiences, and otherwise harm its operating results. In addition, failure of BARK’s vendors to comply with applicable laws and regulations and contractual requirements could lead to litigation against us, resulting in increased legal expenses and costs. Furthermore, the failure of any such vendors to provide safe and humane factory conditions and oversight at their facilities could damage its reputation with subscribers or customers or result in legal claims against us.

In addition, BARK’s international relationships require BARK to overcome logistical and other challenges based on differing languages, cultures, legal and regulatory schemes and time zones. In addition, foreign labor laws, standards and customs may vary greatly from those in the U.S. and from jurisdiction to jurisdiction. Failure to comply with international employment and related laws and regulations could result in penalties or costs may materially and adversely affect BARK’s business, financial condition, and results of operations. The U.S. or foreign countries could enact legislation or impose regulations, including unfavorable labor regulations, tax policies or economic sanctions that could have an adverse effect on BARK’s ability to conduct business in the countries in which it has relationships. Allegations that BARK is violating or has violated any such laws or regulations could damage its reputation or lead to adversarial proceedings, penalties, fines, damages, or other sanctions which may materially and adversely affect BARK’s business, financial condition, and results of operations.

Risks associated with BARK’s suppliers could materially and adversely affect its business, financial condition, and results of operations.

BARK depends on a number of suppliers and outsourcing partners to provide its subscribers and customers with a wide range of products in a timely and efficient manner. If BARK is unable to maintain its relationships with BARK’s existing outsourcing partners or cannot identify or enter into relationships with new outsourcing partners to meet the manufacturing and assembly needs of its business, BARK’s business may be disrupted and its business, financial condition, and results of operations may be materially and adversely affected. In addition, political and economic instability, the financial stability of BARK’s suppliers and outsourcing partners, their ability to meet its standards, labor problems, the availability and prices of raw materials, merchandise quality issues, currency exchange rates, transport availability and cost, transport security, inflation, natural disasters and epidemics, among other factors, are beyond BARK’s control and may materially and adversely affect its suppliers and outsourcing partners and, in turn, its business, financial condition, and results of operations.

BARK is subject to extensive governmental regulation and BARK may incur material liabilities under, or costs in order to comply with, existing or future laws and regulation, and its failure to comply may result in enforcements, recalls, and other adverse actions.

BARK is subject to a broad range of federal, state, local, and foreign laws and regulations intended to protect public and worker health and safety, natural resources and the environment. its operations, including BARK’s outsourced manufacturing partners, are subject to regulation by the Occupational Safety and Health Administration (“OSHA”), the Food and Drug Administration (the “FDA”), the Department of Agriculture (the “USDA”) and by various other federal, state, local and foreign authorities regarding the processing, packaging, storage, distribution, advertising, labeling and export of its products, including food safety standards. In addition, BARK and its outsourced manufacturing partners are subject to additional regulatory requirements, including environmental, health and safety laws and regulations administered by the U.S. Environmental Protection Agency, state, local and foreign environmental, health and safety legislative and regulatory authorities and the National Labor Relations Board, covering such areas as discharges and emissions to air and water, the use, management, disposal and remediation of, and human exposure to, hazardous materials and wastes, and public and worker health and safety. Violations of or liability under any of these laws and regulations may result in administrative, civil or criminal fines, penalties or sanctions against us, revocation or modification of applicable permits, licenses or authorizations, environmental, health and safety investigations or remedial activities, voluntary or involuntary product recalls, warning or untitled letters or cease and desist orders against operations that are not in compliance, among other things. Such laws and regulations generally have become more stringent over time and may become more so in the future, and BARK may incur (directly, or indirectly through its outsourced manufacturing partners) material costs to comply with current or future laws and regulations or in any required product recalls. Liabilities under, and/or costs of compliance, and the impacts on BARK of any non-compliance, with any such laws and regulations could materially and adversely affect its business, financial condition, and results of operations. In addition, changes in the laws and regulations to which BARK is subject could impose significant limitations and require changes to its business, which may increase BARK’s compliance expenses, make its business more costly and less efficient to conduct, and compromise its growth strategy.

Among other regulatory requirements, the FDA reviews the inclusion of specific claims in pet food labeling. For example, pet food products that are labeled or marketed with claims that may suggest that they are intended to treat or prevent disease in pets would potentially meet the statutory definitions of both a food and a drug. The FDA has issued guidance containing a list of specific factors it will consider in determining whether to initiate enforcement action against such products if they do not comply with the regulatory requirements applicable to drugs. These factors include, among other things, whether the product is only made available through or under the direction of a veterinarian and does not present a known safety risk when used as labeled. While BARK believes that BARK market its products in compliance with the policy articulated in FDA’s guidance and in other claim-specific guidance, the FDA may disagree or may classify some of its products differently than BARK do, and may impose more stringent regulations which could lead to alleged regulatory violations, enforcement actions and product recalls. In addition, BARK may produce new products in the future that may be subject to FDA pre-market review before BARK can market and sell such products.

Currently, many states in the U.S. have adopted the Association of American Feed Control Officials definition of the term “natural” with respect to the pet food industry, which means no synthetic additives or synthetic processing except vitamins, minerals or certain trace nutrients, and only ingredients that are derived solely from plant, animal or mined sources. Certain of its pet food products use the term “natural” in their labelling or marketing materials. As a result, BARK may incur material costs to comply with any new labeling requirements relating to the term “natural” and could be subject to liabilities if BARK fails to timely comply with such requirements, which could have a material adverse effect on its business, financial condition, and results of operations. BARK also follows rules, guidelines, standards and regulations of the National Animal Supplement Council for certain products, and may incur additional costs to maintain those standards, and if BARK fails to timely comply with such requirements, that failure could have a material adverse effect on its business, financial condition, and results of operations.

These developments, depending on the outcome, could have a material adverse effect on BARK’s reputation, business, financial condition, and results of operations.

Government regulation of the Internet and e-commerce is evolving, and unfavorable changes or failure by BARK to comply with these regulations could substantially harm its business, financial condition, and results of operations.

BARK is subject to general business regulations and laws as well as regulations and laws specifically governing the Internet and e-commerce. Existing and future regulations and laws could impede the growth of the Internet, e-commerce or mobile commerce, which could in turn adversely affect BARK’s growth. These regulations and laws may involve taxes, tariffs, privacy and data security, anti-spam, content protection, electronic contracts and communications, consumer protection and Internet neutrality. It is not clear how existing laws governing issues such as sales and other taxes and consumer privacy apply to the Internet as the vast majority of these laws were adopted prior to the advent of the Internet and do not contemplate or address the unique issues raised by the Internet or e-commerce. It is possible that general business regulations and laws, or those specifically governing the Internet or e-commerce, may be interpreted and applied in a manner that is inconsistent from one jurisdiction to another and may conflict with other rules or its practices. BARK cannot be sure that its practices have complied, comply or will comply fully with all such laws and regulations. Any failure, or perceived failure, by BARK to comply with any of these laws or regulations could result in damage to its reputation, a loss in business and proceedings or actions against BARK by governmental entities, subscribers, customers, suppliers or others. Any such proceeding or action could hurt its reputation, force BARK to spend significant amounts in defense of these proceedings, distract its management, increase BARK’s costs of doing business, decrease the use of its website and mobile application by subscribers, customers and suppliers and may result in the imposition of monetary liabilities. BARK may also be contractually liable to indemnify and hold harmless third parties from the costs or consequences of non-compliance with any such laws or regulations. As a result, adverse developments with respect to these laws and regulations could substantially harm BARK’s business, financial condition, and results of operations.

If the use of “cookie” tracking technologies is further restricted, regulated, or blocked, or if changes in technology cause cookies to become less reliable or acceptable as a means of tracking consumer behavior, the amount or accuracy of internet user information BARK collects would decrease, which could harm its business and operating results.

Cookies are small data files that are sent by websites and stored locally on an internet user’s computer or mobile device. We, and third parties who work on its behalf, collect data via cookies that is used to track the behavior of visitors to BARK’s sites, to provide a more personal and interactive experience, and to increase the effectiveness of its marketing. However, internet users can easily disable, delete, and block cookies directly through browser settings or through other software, browser extensions, or hardware platforms that physically block cookies from being created and stored.

Privacy regulations restrict how BARK deploys its cookies and this could potentially increase the number of internet users that choose to proactively disable cookies on their systems. In the EU, the Directive on Privacy and Electronic Communications requires users to give their consent before cookie data can be stored on their local computer or mobile device. Users can decide to opt out of nearly all cookie data creation, which could negatively impact its operating results. BARK may have to develop alternative systems to determine its subscribers’ and customers’ behavior, customize their online experience, or efficiently market to them if subscribers and customers block cookies or regulations introduce additional barriers to collecting cookie data.

Some of BARK’s software and systems contain open source software, which may pose particular risks to its proprietary applications.

BARK uses open source software in the applications BARK has developed to operate its business and will use open source software in the future. BARK may face claims from third parties demanding the release or license of the open source software or derivative works that BARK developed from such software (which could include its proprietary source code) or otherwise seeking to enforce the terms of the applicable open source license. These claims could result in litigation and could require BARK to purchase a costly license, publicly release the affected portions of BARK’s source code, or cease offering the implicated solutions unless and until BARK can re-engineer them to avoid infringement. In addition, BARK’s use of open source software may present additional security risks because the source code for open source software is publicly available, which may make it easier for hackers and other third parties to determine how to breach BARK’s website and systems that rely on open source software. Any of these risks could be difficult to eliminate or manage and, if not addressed, could have an adverse effect on its business and operating results.

Certain of BARK’s warrants are accounted for as liabilities and the changes in value of the warrants could have a material effect on the combined company’s financial results.

On April 12, 2021, the Acting Director of the Division of Corporation Finance and Acting Chief Accountant of the SEC together issued a statement regarding the accounting and reporting considerations for warrants issued by special purpose acquisition companies entitled “Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“SPACs”)” (the “SEC Statement”). Specifically, the SEC Statement focused on certain settlement terms and provisions related to certain tender offers following a business combination, which terms are similar to those contained in the warrant agreement governing the Company’s warrants. As a result of the SEC Statement, the Company reevaluated the accounting treatment of its 8,478,333 public warrants and 4,558,000 private placement warrants, and determined to classify the warrants as derivative liabilities.

As a result, included on the Company’s consolidated balance sheet as of March 31, 2021 contained elsewhere in this prospectus are derivative liabilities related to embedded features contained within its warrants. Accounting Standards Codification 815, Derivatives and Hedging (“ASC 815”), provides for the remeasurement of the fair value of such derivatives at each balance sheet date, with a resulting non-cash gain or loss related to the change in the fair value being recognized in earnings in the statement of operations. As a result of the recurring fair value measurement, the combined company’s consolidated financial statements and results of operations may in the future fluctuate on a quarterly basis, based on factors, which are outside of its control, and the amount of such gains or losses could be material.

Legacy BARK and Northern Star had each identified material weaknesses in their respective internal control over financial reporting and if BARK remediation of such material weaknesses is not effective, or if BARK fails to develop and maintain an effective system of disclosure controls and internal control over financial reporting, its ability to produce timely and accurate financial statements or comply with applicable laws and regulations could be impaired.

A material weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the annual or interim financial statements will not be prevented or detected on a timely basis. In the course of preparing Legacy BARK’s financial statements for fiscal 2019 and 2020, management identified material weaknesses in its internal control over financial reporting. The material weaknesses identified relate to (i) the lack of timely preparation and review of key account reconciliations, (ii) the lack of controls around inventory vendor management, and (iii) Legacy BARK’s internal controls over financial reporting were not formalized as it relates to processes over inventory management. The material weaknesses are currently in remediation.

Following the issuance of the SEC Statement, on April 28, 2021, the Company’s prior management and its audit committee concluded that, in light of the SEC Statement, it was appropriate to restate the Company’s previously issued unaudited financial statements as of and for the period ended December 31, 2020 (the “Restatement”). See “—Certain of BARK’s warrants are accounted for as liabilities and the changes in value of the warrants could have a material effect on the combined company’s financial results.” As part of the Restatement process, the Company identified a material weakness in its internal controls over financial reporting related to the accounting for its warrants.

To address these material weaknesses, BARK has added personnel as well as implemented new financial systems and continued formalizing its processes. BARK intends to continue to take steps to remediate the material weaknesses described above through hiring additional qualified accounting and financial reporting personnel, and further evolving our accounting processes. BARK will not be able to fully remediate these material weaknesses until these steps have been completed and have been operating effectively for a sufficient period of time.

Furthermore, BARK cannot assure you that the measures it has taken to date, and actions BARK may take in the future, will be sufficient to remediate the control deficiencies that led to the material weaknesses in its internal control over financial reporting or that BARK will prevent or avoid potential future material weaknesses. BARK’s current controls and any new controls that it develops may become inadequate because of changes in conditions in BARK’s business. Further, weaknesses in BARK’s disclosure controls and internal control over financial reporting may be discovered in the future. Any failure to develop or maintain effective controls or any difficulties encountered in their implementation or improvement could harm BARK’s operating results or cause BARK to fail to meet its reporting obligations and may result in a restatement of its financial statements for prior periods.

BARK’s independent registered public accounting firm is not required to formally attest to the effectiveness of BARK’s internal control over financial reporting until after it is no longer an “emerging growth company” as defined in the JOBS Act. At such time, BARK’s independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which BARK’s internal control over financial reporting is documented, designed, or operating. Any failure to implement and maintain effective internal control over financial reporting also could adversely affect the results of periodic management evaluations and annual independent registered public accounting firm attestation reports regarding the effectiveness of BARK’s internal control over financial reporting that it will eventually be required to include in its periodic reports that are filed with the SEC. Ineffective disclosure controls and procedures and internal control over financial reporting could also cause investors to lose confidence in BARK’s reported financial and other information, which would likely have a negative effect on the trading price of its common stock. In addition, if BARK’s is unable to continue to meet these requirements, it may not be able to remain listed on the New York Stock Exchange.

If BARK’s internal control over financial reporting or its disclosure controls and procedures are not effective, BARK may be unable to accurately report its financial results, prevent fraud or file its periodic reports in a timely manner, which may cause investors to lose confidence in BARK’s reported financial information and may lead to a decline in BARK’s stock price.

BARK has not previously been subject to the internal control and financial reporting requirements that are required of a publicly-traded company. BARK is required to comply with the requirements of The Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), following the date BARK is deemed to be an “accelerated filer” or a “large accelerated filer,” each as defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which could be as early as its next fiscal year. The Sarbanes-Oxley Act requires that BARK maintain effective internal control over financial reporting and disclosure controls and procedures. In particular, BARK must perform system and process evaluation, document its controls and perform testing of its key controls over financial reporting to allow management to assess, and, when required, and its independent public accounting firm to report, on the effectiveness of BARK’s internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act. Its testing, or the subsequent testing by BARK’s independent public accounting firm, may reveal deficiencies in its internal control over financial reporting that are deemed to be material weaknesses. If BARK is not able to comply with the requirements of Section 404 in a timely manner, or if BARK or its accounting firm identify deficiencies in BARK’s internal control over financial reporting that are deemed to be material weaknesses, the market price of its stock would likely decline and BARK could be subject to lawsuits, sanctions or investigations by regulatory authorities, which would require additional financial and management resources.

If BARK’s estimates or judgments relating to its critical accounting policies prove to be incorrect or financial reporting standards or interpretations change, BARK’s operating results could be adversely affected.

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates, judgments, and assumptions that affect the amounts reported in our consolidated financial statements and accompanying notes. BARK bases its estimates on historical experience and on various other assumptions that BARK believes to be reasonable under the circumstances, as provided in “BARK’s Management’s Discussion and Analysis of Financial Condition and Results of Operations.” The results of these estimates form the basis for making judgments about the carrying values of assets, liabilities, and equity as of the date of the financial statements, and the amount of revenue and expenses, during the periods presented, that are not readily apparent from other sources. Significant assumptions and estimates used in preparing BARK’s consolidated financial statements include those related to determination of fair value of BARK’s common stock and warrants, stock-based compensation and the valuation of embedded derivatives. BARK’s operating results may be adversely affected if its assumptions change or if actual circumstances differ from those in BARK’s assumptions, which could cause its operating results to fall below the expectations of industry or financial analysts and investors, resulting in a decline in the trading price of BARK’s common stock.

The requirements of being a public company may strain BARK’s resources, divert management’s attention and affect its ability to attract and retain qualified board members.

BARK is subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act and any rules promulgated thereunder, as well as the rules of NYSE. The requirements of these rules and regulations increase its legal and financial compliance costs, make some activities more difficult, time-consuming or costly and increase demand on its systems and resources. The Sarbanes-Oxley Act requires, among other things, that BARK maintain effective disclosure controls and procedures and internal controls for financial reporting. In order to maintain and, if required, improve its disclosure controls and procedures and internal control over financial reporting to meet this standard, significant resources and management oversight are required, and, as a result, management’s attention may be diverted from other business concerns. These rules and regulations can also make it more difficult for BARK to attract and retain qualified independent members of BARK’s board of directors. Additionally, these rules and regulations make it more difficult and more expensive for BARK to obtain director and officer liability insurance. BARK may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. The increased costs of compliance with public company reporting requirements and its potential failure to satisfy these requirements can have a material adverse effect on BARK’s operations, business, financial condition or results of operations.

If BARK is unable to implement appropriate systems, procedures and controls, BARK may not be able to successfully offer its products, grow its business and account for transactions in an appropriate and timely manner.

BARK’s ability to successfully offer its products, grow its business and account for transactions in an appropriate and timely manner requires an effective planning and management process and certain other automated management and accounting systems. BARK currently does not have an integrated enterprise resource planning system and certain other automated management and accounting systems. BARK periodically updates its operations and financial systems, procedures and controls; however; its current procedures that may not scale proportionately with its business growth or with becoming a public company. BARK’s systems will continue to require automation, modifications and improvements to respond to current and future changes in its business. Failure to implement in a timely manner appropriate internal systems, procedures and controls could materially and adversely affect BARK’s business, financial condition and results of operations.

Changes in tax treatment of companies engaged in e-commerce may adversely affect the commercial use of BARK’s website and mobile application and its financial results.

Historically, BARK has not collected state or local sales, use, or other similar taxes in certain jurisdictions in which it has a physical presence, in reliance on applicable exemptions. The decision of the U.S. Supreme Court in South Dakota v. Wayfair, Inc., permits state and local jurisdictions, in certain circumstances, to impose sales and use tax collection obligation on remote vendors, and a number of states have already begun imposing such obligations on Internet vendors and online marketplaces. While BARK now collects, remits, and reports sales tax in states that impose a sales tax, it is still possible that one or more jurisdictions may assert that BARK has liability for previous periods for which it did not collect sales, use, or other similar taxes. In addition, due to the global nature of the Internet, if BARK chooses to expand internationally in the future, foreign countries might attempt to impose additional or new regulation on BARK’s business or levy additional or new sales, income or other taxes relating to our activities. Tax authorities at the international, federal, state and local levels are currently reviewing the appropriate treatment of companies engaged in e-commerce. New or revised international, federal, state or local tax regulations may subject BARK or its subscribers and customers to additional sales, income and other taxes. New or revised taxes and, in particular, sales taxes, value-added taxes and similar taxes are likely to increase costs to its subscribers and customers and increase the cost of doing business online (including the cost of compliance processes necessary to capture data and collect and remit taxes), and such taxes may decrease the attractiveness of purchasing products over the Internet. Any of these events could materially adversely affect BARK’s business, financial condition and operating results.

BARK may experience fluctuations in its tax obligations and effective tax rate, which could materially and adversely affect its results of operations.

BARK is subject to U.S. federal and state income taxes. Tax laws, regulations and administrative practices in various jurisdictions may be subject to significant change, with or without advance notice, due to economic, political and other conditions, and significant judgment is required in evaluating and estimating BARK’s provision and accruals for these taxes. There are many transactions that occur during the ordinary course of business for which the ultimate tax determination is uncertain. its effective tax rates could be affected by numerous factors, such as changes in tax, accounting and other laws, regulations, administrative practices, principles and interpretations, the mix and level of earnings in a given taxing jurisdiction or its ownership or capital structures.

Further, the U.S. federal income tax legislation enacted in Public Law No. 115-97 (the “Tax Cuts and Jobs Act”) is highly complex, subject to interpretation, and contains significant changes to U.S. tax law, including, but not limited to, a reduction in the corporate tax rate, significant additional limitations on the deductibility of interest, substantial revisions to the taxation of international operations, and limitations on the use of net operating losses generated in tax years beginning after December 31, 2017. The presentation of its financial condition and results of operations is based upon BARK’s current interpretation of the provisions contained in the Tax Cuts and Jobs Act. In the future, the Treasury Department and the U.S. Internal Revenue Service (“IRS”) are expected to release regulations and interpretive guidance relating to the legislation contained in the Tax Cuts and Jobs Act. Any significant variance of BARK’s current interpretation of such legislation from any future regulations or interpretive guidance could result in a change to the presentation of its financial condition and results of operations and could materially and adversely affect its business, financial condition, and results of operations.

BARK’s ability to utilize net operating loss carryforwards may be subject to certain limitations.

BARK’s ability to use its federal and state net operating losses to offset potential future taxable income and related income taxes that would otherwise be due is dependent upon its generation of future taxable income before the expiration dates of the net operating losses, and BARK cannot predict with certainty when, or whether, BARK will generate sufficient taxable income to use all of its net operating losses. In addition, Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”), contains rules that impose an annual limitation on the ability of a company with net operating loss carryforwards that undergoes an ownership change, which is generally any change in ownership of more than 50% of its stock (by value) over a three-year period, to utilize its net operating loss carryforwards in years after the ownership change. These rules generally operate by focusing on ownership changes among holders owning directly or indirectly 5% or more of the shares of stock of a company or any change in ownership arising from a new issuance of shares of stock by such company. If a company’s income in any year is less than the annual limitation prescribed by Section 382 of the Code, the unused portion of such limitation amount may be carried forward to increase the limitation (and net operating loss carryforward utilization) in subsequent tax years.

BARK has experienced a prior ownership change that will result in an annual limitation under Section 382 of the Code, but BARK does not expect such limitation to have a material adverse effect on its ability to utilize net operating losses. In addition, if BARK were to undergo a further ownership change as a result of future transactions involving its common stock, including a follow-on offering of BARK’s common stock or purchases or sales of common stock between 5% holders, BARK’s ability to use its net operating loss carryforwards may be subject to additional limitation under Section 382 of the Code. As a result, a portion of BARK’s net operating loss carryforwards may expire before BARK is able to use them. If BARK is unable to utilize its net operating loss carryforwards, there may be a negative impact on BARK’s financial position and results of operations.

In addition to the aforementioned federal income tax implications pursuant to Section 382 of the Code, most states follow the general provisions of Section 382 of the Code, either explicitly or implicitly resulting in separate state net operating loss limitations.

BARK may be unable to adequately protect its intellectual property rights. Additionally, BARK may be subject to intellectual property infringement claims or other allegations, which could result in substantial damages and diversion of management’s efforts and attention.

BARK regards its brand, subscriber and customer lists, trademarks, trade dress, domain names, trade secrets, proprietary technology and similar intellectual property as critical to its success. BARK relies on trademark, copyright and patent law, trade secret protection, agreements and other methods with its employees and others to protect its proprietary rights. Effective intellectual property protection may not be available in every country in which its products are, or may be made, available. The protection of BARK’s intellectual property rights may require the expenditure of significant financial, managerial and operational resources. Moreover, the steps BARK takes to protect its intellectual property may not adequately protect BARK’s rights or prevent third parties from infringing or misappropriating its proprietary rights, and BARK may be unable to broadly enforce all of BARK’s intellectual property rights. Any of BARK’s intellectual property rights may be challenged by others or invalidated through administrative process or litigation. BARK’s patent and trademark applications may never be granted. Additionally, the process of obtaining patent protection is expensive and time-consuming, and BARK may be unable to prosecute all necessary or desirable patent applications at a reasonable cost or in a timely manner. Even if issued, there can be no assurance that these patents will adequately protect its intellectual property, as the legal standards relating to the validity, enforceability and scope of protection of patent and other intellectual property rights are uncertain. BARK also cannot be certain that others will not independently develop or otherwise acquire equivalent or superior technology or intellectual property rights. Furthermore, its confidentiality agreements may not effectively prevent disclosure of BARK’s proprietary information, technologies and processes and may not provide an adequate remedy in the event of unauthorized disclosure of such information.

BARK might be required to spend significant resources to monitor and protect its intellectual property rights. For example, BARK may initiate claims or litigation against others for infringement, misappropriation or violation of its intellectual property rights or other proprietary rights or to establish the validity of such rights. However, BARK may be unable to discover or determine the extent of any infringement, misappropriation or other violation of its intellectual property rights and other proprietary rights. Despite BARK’s efforts, BARK may be unable to prevent third parties from infringing upon, misappropriating or otherwise violating its intellectual property rights and other proprietary rights. Any litigation, whether or not it is resolved in BARK’s favor, could result in significant expense to BARK and divert the efforts of its technical and management personnel, which may materially and adversely affect its business, financial condition, and results of operations.

Third parties have from time to time claimed, and may claim in the future, that BARK has infringed their intellectual property rights. These claims, whether meritorious or not, could be time-consuming, result in considerable litigation costs, result in injunctions against BARK or the payment of damages or royalties by us, require significant amounts of management time or result in the diversion of significant operational resources and expensive changes to its business model, result in the payment of substantial damages or injunctions against us, or require BARK to enter into costly royalty or licensing agreements, if available. In addition, BARK may be unable to obtain or utilize on terms that are favorable to us, or at all, licenses or other rights with respect to intellectual property BARK does not own. These risks have been amplified by the increase in third parties whose sole or primary business is to assert such claims. Any payments BARK is required to make and any injunctions BARK is required to comply with as a result of these claims could materially and adversely affect its business, financial condition, and results of operations.

BARK’s success depends on the continuing efforts of its key employees and its ability to attract and retain highly skilled personnel and senior management.

BARK’s ability to maintain its competitive position is largely dependent on the services of its senior management and other key personnel. In addition, BARK’s future success depends on its continuing ability to attract, develop, motivate and retain highly qualified and skilled employees. The market for such positions is competitive. Qualified individuals are in high demand and BARK may incur significant costs to attract them. In addition, the loss of any of its senior management or other key employees or BARK’s inability to recruit and develop mid-level managers could materially and adversely affect its ability to execute BARK’s business plan and BARK may be unable to find adequate replacements. All of its employees are at-will employees, meaning that they may terminate their employment relationship with BARK at any time, and their knowledge of its business and industry would be extremely difficult to replace. If BARK fails to retain talented senior management and other key personnel, or if BARK does not succeed in attracting well-qualified employees or retaining and motivating existing employees, its business, financial condition, and results of operations may be materially and adversely affected.

BARK may face litigation and other risks as a result of the Restatement and the material weakness in the Company’s internal control over financial reporting.

Following the issuance of the SEC Statement, after consultation with the Company’s independent registered public accounting firm, the Company’s prior management and audit committee concluded that it was appropriate to restate our previously issued unaudited financial statements as of December 31, 2020, for the three months ended December 31, 2020, and for the period from July 8, 2020 (inception) through December 31, 2020. See “—Certain of BARK’s warrants are accounted for as liabilities and the changes in value of the warrants could have a material effect on the combined company’s financial results.”

As a result of such material weakness, the Restatement, the change in accounting for the warrants, and other matters raised or that may in the future be raised by the SEC, BARK face the potential for litigation or other disputes which may include, among others, claims invoking the federal and state securities laws, contractual claims or other claims arising from the Restatement and material weaknesses in its internal control over financial reporting and the preparation of our financial statements. BARK can provide no assurance that such litigation or dispute will not arise in the future. Any such litigation or dispute, whether successful or not, could have a material adverse effect on the combined company’s business, results of operations and financial condition. Any such litigation or dispute, whether successful or not, could have a material adverse effect on our business, results of operations and financial condition or our ability to complete a Business Combination.

Future litigation could have a material adverse effect on BARK’s business and results of operations.

Lawsuits and other administrative, regulatory, or legal proceedings that may arise in the course of BARK’s operations can involve substantial costs, including the costs associated with investigation, litigation and possible settlement, judgment, penalty or fine. In addition, lawsuits and other legal proceedings may be time consuming and may require a commitment of management and personnel resources that will be diverted from its normal business operations. Although BARK generally maintains insurance to mitigate certain costs, there can be no assurance that costs associated with lawsuits or other legal proceedings will not exceed the limits of insurance policies. Moreover, BARK may be unable to continue to maintain its existing insurance at a reasonable cost, if at all, or to secure additional coverage, which may result in costs associated with lawsuits and other legal proceedings being uninsured. BARK’s business, financial condition and results of operations could be adversely affected if a judgment, penalty or fine is not fully covered by insurance.

Significant merchandise refunds could harm BARK’s business.

BARK allows its subscribers and customers to seek refunds, subject to its refunds policy, and may in the future allow its subscribers or customers to return products. If merchandise returns or refunds are significant or higher than anticipated and forecasted, BARK’s business, financial condition, and results of operations could be adversely affected. Further, BARK modifies its policies relating to returns or refunds from time to time, and may do so in the future, which may result in subscribers or customer dissatisfaction and harm to its reputation or brand, or an increase in the number of product returns or the amount of refunds BARK makes.

BARK may seek to grow its business through acquisitions of, or investments in, new or complementary businesses, facilities, technologies or products, or through strategic alliances, and the failure to manage these acquisitions, investments or alliances, or to integrate them with its existing business, could have a material adverse effect on us.

From time to time, BARK may consider opportunities to acquire or make investments in new or complementary businesses, facilities, technologies, offerings, or products, or enter into strategic alliances, that may enhance its capabilities, expand BARK’s outsourcing and supplier network, complement BARK’s current products or expand the breadth of its markets. Acquisitions, investments and other strategic alliances involve numerous risks, including:

•	problems integrating the acquired business, facilities, technologies, subscribers, customers, partners or products, including issues maintaining uniform standards, procedures, controls and policies;

•	unanticipated costs associated with acquisitions, investments or strategic alliances;

•	diversion of management’s attention from its existing business;

•	adverse effects on existing business relationships with suppliers, outsourced manufacturing partners, retail partners and distribution customers;

•	risks associated with entering new markets in which BARK may have limited or no experience;

•	potential loss of key employees of acquired businesses; and

•	increased legal and accounting compliance costs.

If BARK is unable to integrate any acquired businesses, facilities, technologies and products effectively, its business, financial condition, and results of operations could be materially and adversely affected.

Restrictions in BARK’s credit facilities or other debt instruments could adversely affect its operating flexibility.

BARK’s revolving credit facility and indenture governing its 2025 Convertible Notes both limit BARK’s ability to, among other things:

•	incur or guarantee additional debt;

•	make certain investments and acquisitions;

•	incur certain liens or permit them to exist;

•	enter into certain types of transactions with affiliates;

•	merge or consolidate with another company; and

•	transfer, sell or otherwise dispose of assets.

BARK’s revolving credit facility also contains covenants requiring BARK to satisfy certain financial covenants. The provisions of BARK’s revolving credit facility may affect its ability to obtain future financing and to pursue attractive business opportunities and BARK’s flexibility in planning for, and reacting to, changes in business conditions. As a result, restrictions in BARK’s revolving credit facility could adversely affect its business, financial condition, and results of operations. In addition, a failure to comply with the provisions of BARK’s revolving credit facility could result in a default or an event of default that could enable its lenders to declare the outstanding principal of that debt, together with accrued and unpaid interest, to be immediately due and payable. If the payment of outstanding amounts under BARK’s revolving credit facility is accelerated, its assets may be insufficient to repay such amounts in full, and its stockholders could experience a partial or total loss of their investment. Please see “Management’s Discussion and Analysis of Financial Condition and Results of Operations–Liquidity and Capital Resources.”

In addition, the 2025 Convertible Notes mature on December 1, 2025. There are no assurances that BARK will have sufficient funds available to satisfy the notes at maturity, or that the holders will elect to convert the notes into shares of BARK common stock. The 2025 Convertible Notes are secured by an amount of BARK’s assets sufficient to satisfy the obligations under each note. If BARK were to default under the repayment of the notes, the noteholders could seek to foreclose on a portion of its assets, which would materially adversely impact its business as it is currently conducted. Further, any additional financing that BARK secures may require the granting of rights, preferences or privileges senior to those of its common stock and which result in additional dilution of the existing ownership of its common shareholders.

BARK’s ability to raise capital in the future may be limited and its failure to raise capital when needed could prevent BARK from growing.

In the future, BARK could be required to raise capital through public or private financing or other arrangements. Such financing may not be available on acceptable terms, or at all, and its failure to raise capital when needed could harm its business. BARK may sell common stock, convertible securities and other equity securities in one or more transactions at prices and in a manner as BARK may determine from time to time. If BARK sells any such securities in subsequent transactions, investors in its common stock may be materially diluted. New investors in such subsequent transactions could gain rights, preferences and privileges senior to those of holders of BARK’s common stock. Debt financing, if available, may involve restrictive covenants and could reduce its operational flexibility or profitability. If BARK cannot raise funds on acceptable terms, BARK may be forced to raise funds on undesirable terms, or BARK’s business may contract or BARK may be unable to grow its business or respond to competitive pressures, any of which could have a material adverse effect on its business, financial condition, and results of operations.

Risks Relating to Ownership of BARK’s Common Stock

BARK’s stock price may be volatile and may decline regardless of its operating performance.

The market price of BARK’s common stock may fluctuate significantly in response to numerous factors and may continue to fluctuate for these and other reasons, many of which are beyond BARK’s control, including:

•	actual or anticipated fluctuations in its revenue and results of operations;

•	the financial projections BARK may provide to the public, any changes in these projections or its failure to meet these projections;

•

failure of securities analysts to maintain coverage of its company, changes in financial estimates or ratings by any securities analysts who follow its company or its failure to meet these estimates or the expectations of investors;

•	announcements by BARK or its competitors of significant technical innovations, acquisitions, strategic partnerships, joint ventures, results of operations or capital commitments;

•	changes in operating performance and stock market valuations of other retail or technology companies generally, or those in its industry in particular;

•	price and volume fluctuations in the overall stock market, including as a result of trends in the economy as a whole;

•	trading volume of its common stock;

•	the inclusion, exclusion or removal of its common stock from any indices;

•	changes in BARK’s board of directors or management;

•	transactions in its common stock by directors, officers, affiliates and other major investors;

•	lawsuits threatened or filed against us;

•	changes in laws or regulations applicable to its business;

•	changes in BARK’s capital structure, such as future issuances of debt or equity securities;

•	short sales, hedging and other derivative transactions involving BARK’s capital stock;

•	general economic conditions in the U.S.;

•	other events or factors, including those resulting from war, incidents of terrorism or responses to these events; and

•	the other factors described in this “Risk Factors” section.

The stock market has recently experienced extreme price and volume fluctuations. The market prices of securities of companies have experienced fluctuations that often have been unrelated or disproportionate to their operating results. In the past, stockholders have sometimes instituted securities class action litigation against companies following periods of volatility in the market price of their securities. Any similar litigation against BARK could result in substantial costs, divert management’s attention and resources, and harm its business, financial condition, and results of operations.

An active trading market for BARK common stock may not be sustained.

BARK’s Common Stock is listed on the NYSE under the symbol “BARK.” BARK cannot assure you that an active trading market for its common stock will be sustained. Accordingly, BARK cannot assure you of the liquidity of any trading market, your ability to sell your shares of its Common Stock when desired or the prices that you may obtain for your shares.

BARK has convertible debt that may be converted into shares of BARK common stock and warrants that may be exercisable for BARK common stock in the future, which would cause immediate and substantial dilution to its stockholders.

In November 2020, Legacy BARK issued the 2025 Convertible Notes in the aggregate principal of $75.0 million, with an option for the lead noteholder to purchase an additional $25.0 million of 2025 Convertible Notes for a period of one year. Following the closing of the business combination, the 2025 Convertible Notes are convertible into shares of BARK common stock at a conversion price of $10.00 per share. The issuance of shares of BARK common stock upon any conversion of the 2025 Convertible Notes or the exercise of warrants will result in dilution to the interests of other shareholders.

Future sales of shares by existing stockholders could cause BARK’s stock price to decline.

If BARK’s existing stockholders sell or indicate an intention to sell substantial amounts of its common stock in the public market, the trading price of BARK’s common stock could decline. In addition, shares underlying any outstanding options and restricted stock units will become eligible for sale if exercised or settled, as applicable, and to the extent permitted by the provisions of various vesting agreements and Rule 144 of the Securities Act. All the shares of common stock subject to stock options outstanding and reserved for issuance under its equity incentive plans are expected to be registered on Form S-8 under the Securities Act and such shares are eligible for sale in the public markets, subject to Rule 144 limitations applicable to affiliates. If these additional shares are sold, or if it is perceived that they will be sold in the public market, the trading price of its common stock could decline.

Although the Sponsor, the Northern Star initial stockholders and certain BARK stockholders will be subject to certain restrictions regarding the transfer of BARK common stock following the business combination, these shares may be sold after the expiration of the respective applicable lock-ups. BARK intends to file one or more registration statements prior to or shortly after the closing of the business combination to provide for the resale of such shares from time to time. As restrictions on resale end and the registration statements are available for use, the market price of BARK common stock could decline if the holders of currently restricted shares sell them or are perceived by the market as intending to sell them.

If securities or industry analysts either do not publish research about BARK or publish inaccurate or unfavorable research about us, BARK’s business, or its market, or if they change their recommendations regarding BARK’s common stock adversely, the trading price or trading volume of its common stock could decline.

The trading market for BARK’s common stock is influenced in part by the research and reports that securities or industry analysts may publish about us, its business, BARK’s market, or its competitors. If one or more of the analysts initiate research with an unfavorable rating or downgrade BARK’s common stock, provide a more favorable recommendation about BARK’s competitors, or publish inaccurate or unfavorable research about its business, BARK’s common stock price would likely decline. In addition, BARK currently expects that securities research analysts will establish and publish their own periodic projections for its business. These projections may vary widely and may not accurately predict the results BARK actually achieves. Its stock price may decline if its actual results do not match the projections of these securities research analysts. While BARK expects research analyst coverage, if no analysts commence coverage of it, the trading price and volume for BARK common stock could be adversely affected. If any analyst who may cover BARK were to cease coverage of BARK or fail to regularly publish reports on us, BARK could lose visibility in the financial markets, which in turn could cause the trading price or trading volume of its common stock to decline.

BARK’s Charter retains a provision renouncing BARK’s interest and expectancy in certain corporate opportunities, which may prevent BARK from receiving the benefit of certain corporate opportunities.

The “corporate opportunity” doctrine provides that corporate fiduciaries, as part of their duty of loyalty to the corporation and its stockholders, may not take for themselves an opportunity that in fairness should belong to the corporation. Section 122(17) of the DGCL, however, expressly permits a Delaware corporation to renounce in its certificate of incorporation any interest or expectancy of the corporation in, or in being offered an opportunity to participate in, specified business opportunities or specified classes or categories of business opportunities that are presented to the corporation or its officers, directors or stockholders. Article THIRTEENTH of BARK’s Charter provides that doctrine of corporate opportunity shall not apply with respect to BARK or any of its officers or directors, or any of their respective affiliates. As a result of this provision, BARK may be not be offered certain corporate opportunities which could be beneficial to our company and our stockholders. While it is difficult at this time to predict how this provision may adversely impact BARK’s stockholders, it is possible that BARK would not be offered the opportunity to participate in a future transaction which might have resulted in a financial benefit to BARK, which could, in turn, result in a material adverse effect on its business, financial condition, results of operations, or prospects.

Delaware law and provisions in BARK’s Charter and amended and restated bylaws could make a merger, tender offer, or proxy contest difficult, thereby depressing the trading price of its common stock.

BARK’s Charter and amended and restated bylaws contain provisions that could depress the trading price of its common stock by acting to discourage, delay, or prevent a change of control of BARK or changes in BARK’s management that BARK’s stockholders may deem advantageous. These provisions include the following:

•	a classified board of directors so that not all members of BARK’s board of directors are elected at one time;

•	permit the board of directors to establish the number of directors and fill any vacancies and newly created directorships;

•	provide that directors may only be removed for cause and only by a super majority vote;

•	require super-majority voting to amend certain provisions of BARK’s certificate of incorporation and any provision of its bylaws;

•	authorize the issuance of “blank check” preferred stock that BARK’s board of directors could use to implement a stockholder rights plan;

•	BARK’s board of directors ability to issue BARK’s authorized but unissued common stock and preferred stock without stockholder approval;

•	eliminate the ability of BARK’s stockholders to call special meetings of stockholders;

•	prohibit stockholder action by written consent, which requires all stockholder actions to be taken at a meeting of BARK’s stockholders;

•	limitations on the liability of, and the provision of indemnification to, our director and officers;

•	provide that the board of directors is expressly authorized to make, alter, or repeal BARK’s bylaws; and

•	establish advance notice requirements for nominations for election to BARK’s board of directors or for proposing matters that can be acted upon by stockholders at annual stockholder meetings.

In addition, BARK is subject to Section 203 of the DGCL. Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years following the date such person becomes an interested stockholder, unless the business combination or the transaction in which such person becomes an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person that, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15.0% or more of a corporation’s voting stock. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the BARK board of directors and the anti-takeover effect includes discouraging attempts that might result in a premium over the market price for the shares of BARK common stock.

Any provision of BARK’s Charter or amended and restated bylaws that has the effect of delaying or deterring a change in control could limit the opportunity for BARK’s stockholders to receive a premium for their shares of BARK’s common stock, and could also affect the price that some investors are willing to pay for BARK’s common stock.

BARK’s Charter provides that the Court of Chancery of the State of Delaware and the federal district courts of the United States will be the exclusive forum for substantially all disputes between BARK and its stockholders, which could limit BARK’s stockholders’ ability to obtain a favorable judicial forum for disputes with BARK or its directors, officers or employees.

BARK’s Charter provides that the Court of Chancery of the State of Delaware is the exclusive forum for any derivative action or proceeding brought on BARK’s behalf, any action asserting a breach of fiduciary duty, any action asserting a claim against BARK arising pursuant to the Delaware General Corporation Law, BARK’s certificate of incorporation or its bylaws or any action asserting a claim against BARK that is governed by the internal affairs doctrine. These choices of forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with BARK or its directors, officers or other employees and may discourage these types of lawsuits. This provision would not apply to claims brought to enforce a duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. BARK’s Charter provides further that, to the fullest extent permitted by law, the federal district courts of the United States will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. However, Section 22 of the Securities Act provides that federal and state courts have concurrent jurisdiction over lawsuits brought the Securities Act or the rules and regulations thereunder. To the extent the exclusive forum provision restricts the courts in which claims arising under the Securities Act may be brought, there is uncertainty as to whether a court would enforce such a provision. We note that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Furthermore, the enforceability of similar choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that a court could find these types of provisions to be inapplicable or unenforceable. While the Delaware courts have determined that such choice of forum provisions are facially valid, a stockholder may nevertheless seek to bring a claim in a venue other than those designated in the exclusive-forum provisions, and there can be no assurance that such provisions will be enforced by a court in those other jurisdictions. If a court were to find the exclusive-forum provision contained in BARK’s Charter to be inapplicable or unenforceable in an action, BARK may incur additional costs associated with resolving such action in other jurisdictions, which could harm its business.

BARK does not intend to pay dividends for the foreseeable future.

BARK currently intends to retain any future earnings to finance the operation and expansion of its business and BARK does not expect to declare or pay any dividends in the foreseeable future. Moreover, the terms of BARK’s revolving credit facility may restrict its ability to pay dividends, and any additional debt BARK may incur in the future may include similar restrictions. As a result, stockholders must rely on sales of their common stock after price appreciation as the only way to realize any future gains on their investment.

Concentration of ownership among BARK’s existing executive officers, directors and their respective affiliates may prevent investors from influencing significant corporate decisions.

BARK’s existing executive officers, directors and their respective affiliates as a group beneficially owned approximately 33.1% of the outstanding BARK common stock as of the Closing. As a result, these stockholders will be able to exercise a significant level of control over all matters requiring stockholder approval, including the election of directors, amendment of BARK’s certificate of incorporation and approval of significant corporate transactions. This control could have the effect of delaying or preventing a change of control of BARK or changes in management and will make the approval of certain transactions difficult or impossible without the support of these stockholders.

BARK may issue additional shares of common stock or other equity securities without your approval, which would dilute your ownership interests and may depress the market price of BARK common stock.

BARK has options and warrants outstanding to purchase up to an aggregate of 44,191,921 shares of BARK common stock, including public warrants to purchase 8,478,333 shares, private warrants to purchase 4,558,000 shares, and options and warrants of BARK assumed by BARK to purchase 31,154,788 shares. In addition, the 2025 Convertible Notes of BARK assumed by BARK will be convertible into 7,713,121 shares (based on the outstanding principal balance and accrued interest as of Closing). BARK will also have the ability to initially issue up to 16,929,505 shares of BARK common stock under the 2021 Plan and up to 3,385,901 shares of BARK common stock under the ESPP.

BARK may issue additional shares of common stock or other equity securities of equal or senior rank in the future in connection with, among other things, future acquisitions or repayment of outstanding indebtedness, without stockholder approval, in a number of circumstances.

BARK’s issuance of additional shares of common stock or other equity securities of equal or senior rank would have the following effects:

•	BARK’s existing stockholders’ proportionate ownership interest in BARK will decrease;

•	the amount of cash available per share, including for payment of dividends (if any) in the future, may decrease;

•	the relative voting strength of each previously outstanding share of common stock may be diminished; and

•	the market price of BARK’s shares of common stock may decline.

Risks Related to the 2025 Convertible Notes

Our obligation to offer to redeem the 2025 Convertible Notes upon the occurrence of a fundamental change will be triggered only by certain specified transactions, and may discourage a transaction that could be beneficial to the holders of our Common Stock and the 2025 Convertible Notes.

The term “fundamental change” is limited to certain specified transactions and may not include other events that might adversely affect our financial condition or the market value of the new notes or our common stock. Our obligation to offer to redeem the new notes upon a fundamental change would not necessarily afford holders of such notes protection in the event of a highly leveraged transaction, reorganization, merger or similar transaction involving us.

The value of the collateral securing the 2025 Convertible Notes may not be sufficient to satisfy our and the guarantors’ obligations under the 2025 Convertible Notes and the guarantees.

No appraisal of the value of the collateral has been made, and the fair market value of the collateral is subject to fluctuations based on factors that include general economic conditions and similar factors. The amount to be received upon a sale of the collateral would be dependent on numerous factors, including the actual fair market value of the collateral at such time, the timing and the manner of the sale and the availability of buyers. By its nature, portions of the collateral may be illiquid and may have no readily ascertainable market value. Accordingly, in the event of a foreclosure, liquidation, bankruptcy or similar proceeding, the collateral may not be sold in a timely or orderly manner, and the proceeds from any sale or liquidation of the collateral may not be sufficient to satisfy our and the guarantors’ obligations under the 2025 Convertible Notes and the guarantees.

There is no existing public trading market for the 2025 Convertible Notes, and a holder of the 2025 Convertible Notes ability to sell such notes will be limited.

There is no existing public market for the 2025 Convertible Notes. No market for the 2025 Convertible Notes may develop, and any market that develops may not persist. We cannot assure you as to the liquidity of any market that may develop for the 2025 Convertible Notes, your ability to sell your 2025 Convertible Notes or the price at which you would be able to sell your 2025 Convertible Notes. Future trading prices of the new notes will depend on many factors, including, among other things, prevailing interest rates, our operating results and the market for similar securities.

We do not intend to apply for listing of the new notes on any securities exchange or other market. The liquidity of any trading market and the trading price of such notes may be adversely affected by changes in our financial performance or prospects and by changes in the financial performance of or prospects for companies in our industry generally.

Even though the 2025 Convertible Notes are convertible into shares of our Common Stock, the terms of the 2025 Convertible Notes will not provide protection against some types of important corporate events.

The 2025 Convertible Notes are convertible into shares of our Common Stock. Upon the occurrence of certain events, we may be required to offer to repurchase all of the 2025 Convertible Notes then outstanding. However, certain important corporate events, such as leveraged recapitalizations, that would increase the level of our indebtedness, would not constitute a “fundamental change” under the 2025 Convertible Notes. See “Description Of Securities—2025 Convertible Notes.”

USE OF PROCEEDS

We will receive proceeds equal to the aggregate exercise price from any exercise of the Warrants, assuming the exercise in full of all of the Warrants for cash. We expect to use the net proceeds from the exercise of the Warrants for general corporate purposes. We will have broad discretion over the use of proceeds from the exercise of the Warrants. There is no assurance that the holders of the Warrants will elect to exercise any or all of such Warrants. To the extent that the Warrants are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of the Warrants will decrease.

All of the shares of Common Stock and the 2025 Convertible Notes offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their account. We will not receive any of the proceeds from these sales.

DETERMINATION OF OFFERING PRICE

The offering price of the shares of Common Stock underlying the Warrants offered hereby is determined by reference to the exercise price of the Public Warrants of $11.50 per share and the Other Warrants, which have a weighted average exercise price of $1.50 per share. The Public Warrants are listed on the NYSE under the symbol “BARK WS.” The 2025 Convertible Notes will not be listed on any securities exchange.

We cannot currently determine the price or prices at which shares of or Common Stock or the 2025 Convertible Notes may be sold by the Selling Securityholders under this prospectus.

MARKET INFORMATION FOR SECURITIES AND DIVIDEND POLICY

Market Information

Our Common Stock and Public Warrants are currently listed on the NYSE under the symbols “BARK” and “BARK WS,” respectively. Prior to the consummation of the Business Combination, our Common Stock and Public Warrants were listed on the NYSE under the symbols “STIC” and “STIC WS,” respectively. Prior to the Closing, there was no established public trading market for Legacy BARK’s common stock. As of June 1, 2021, we had 166,734,484 shares of Common Stock issued and outstanding.

Dividends

We have not paid any cash dividends on the Common Stock to date. We may retain future earnings, if any, for future operations, expansion and debt repayment and has no current plans to pay cash dividends for the foreseeable future. Any decision to declare and pay dividends in the future will be made at the discretion of the Board and will depend on, among other things, our results of operations, financial condition, cash requirements, contractual restrictions and other factors that the Board may deem relevant. In addition, our ability to pay dividends is limited by covenants of its existing outstanding indebtedness. We do not anticipate declaring any cash dividends to holders of the Common Stock in the foreseeable future.

Description of Registrant’s Securities

A description of our capital stock is in the section entitled “Description of Securities.”

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information is provided to aid you in your analysis of the financial aspects of the Business Combination and the PIPE Transaction.

The following unaudited pro forma condensed combined balance sheet as of March 31, 2021 combines the audited historical consolidated balance sheet of Northern Star as of March 31, 2021 with the audited historical consolidated balance sheet of Legacy BARK as of March 31, 2021, giving further effect to the Business Combination and the PIPE Transaction, as if they had been consummated as of March 31, 2021.

The following unaudited pro forma condensed combined statements of operations for the year ended March 31, 2021 combines the audited historical consolidated statement of operations of Northern Star for the period from July 8, 2020 (inception) through March 31, 2021, and the audited historical consolidated statement of operations of Legacy BARK for the year ended March 31, 2021, giving effect to the Business Combination and the PIPE Transaction as if they had been consummated on April 1, 2020, the beginning of the earliest period presented.

The unaudited pro forma condensed combined financial statements have been derived from and should be read in conjunction with:

•	the accompanying notes to the unaudited pro forma condensed combined financial statements;

•

the historical audited consolidated financial statements of Northern Star as of March 31, 2021 and for the period from July 8, 2020 (inception) through March 31, 2021 and the related notes included elsewhere in this prospectus;

•	the historical audited financial statements of Legacy BARK as of and for the year ended March 31, 2021 and the related notes included elsewhere in this prospectus.

The unaudited pro forma condensed combined financial data below reflects the 2,728,989 shares of the outstanding Northern Star common stock that were redeemed, resulting in an aggregate payment of $27.3 million out of the trust account, at an redemption price of $10.00 per share.

The unaudited pro forma condensed combined financial information is for illustrative purposes only and is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination and the PIPE Transaction taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the combined company.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF MARCH 31, 2021

(in thousands)

	Historical	Historical
	(A) Northern Star	(B) Legacy BARK	Transaction Accounting Adjustments			PIPE Financing Adjustments			Pro Forma Balance Sheet
ASSETS
Current assets:
Cash and cash equivalents	$307	$38,278	$245,480	5	(d)	$193,975	5	(k)	$429,098
			(602)	5	(c)
			(4,502)	5	(g)
			(27,290)	5	(j)
			(16,548)	5	(i)

	Historical	Historical
	(A) Northern Star	(B) Legacy BARK	Transaction Accounting Adjustments			PIPE Financing Adjustments	Pro Forma Balance Sheet
Account receivable—net	$—	$8,927	$—			$—	$8,927
Prepaid expenses and other current assets	26	7,409	—			—	7,435
Inventory	—	77,454	—			—	77,454
Deferred offering costs	—	—	—			—	—

Total current assets	333	132,068	196,538			193,975	522,914
Property and equipment, net	—	13,465	—			—	13,465
Intangible assets, net	—	2,070	—			—	2,070
Cash and marketable securities held in trust account	254,382		(8,902)	5	(b)	—	—
			(245,480)	5	(d)
Other non-current assets	—	3,260	—			—	3,260

Total assets	$254,715	$150,863	$(57,844)			$193,975	$541,709

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$—	$50,501	$—			$—	$50,501
Accrued and other current liabilities	602	44,605	(345)	5	(g)	—	43,761
			(602)	5	(c)
			(499)	5	(i)
Deferred revenue	—	27,177					27,177

Total current liabilities	602	122,283	(1,446)			—	121,439
Deferred underwriting fee payable	8,902	—	(8,902)	5	(b)	—	—
Warrant liabilities	41,473						41,473
Long-term debt	—	115,729	(4,993)	5	(f)	—	110,736
Other long term liabilities	—	11,834	(4,883)	5	(f)	—	6,951

Total liabilities	50,977	249,846	(20,224)			—	280,599

Northern Star Class A common stock, subject to possible redemption	198,738		(171,448)	5	(e)	—	—
			(27,290)	5	(j)
Redeemable Convertible Preferred Stock
Legacy BARK Series Seed convertible preferred stock		1,897	(1,897)	5	(h)		—
Legacy BARK Series A convertible preferred stock		4,948	(4,948)	5	(h)		—
Legacy BARK Series B convertible preferred stock		10,285	(10,285)	5	(h)		—
Legacy BARK Series C convertible preferred stock		34,585	(34,585)	5	(h)		—
Legacy BARK Series C-1 convertible preferred stock		8,272	(8,272)	5	(h)		—

	Historical	Historical
	(A) Northern Star	(B) Legacy BARK	Transaction Accounting Adjustments			PIPE Financing Adjustments			Pro Forma Balance Sheet
Stockholders’ equity (deficit):
Northern Star preferred stock	$—		$—			$—			$—
Northern Star Class A common stock	1		1	5	(a)	2	5	(k)	16
			12	5	(h)	—
Northern Star Class B common stock	1		(1)	5	(a)	—			—
Legacy BARK common stock	—	$—	—	5	(h)	—			2
			—	5	(f)
			2	5	(e)
Treasury stock, at cost	—	(4,764)	4,764	5	(h)	—			—
Additional paid-in capital	34,636	25,748	25,573	5	(h)	193,973	5	(k)	449,031
			171,446	5	(e)
			11,219	5	(f)
			(2,064)	5	(g)
			(11,500)	5	(i)
Accumulated deficit	(29,638)	(179,954)	(1,343)	5	(f)	—			(187,939)
			29,637	5	(h)
			(2,092)	5	(g)
			(4,549)	5	(i)

Total stockholders’ equity (deficit)	5,000	(158,970)	221,105			193,975			261,110

Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$254,715	$150,863	$(57,844)			$193,975			$541,709

See accompanying notes to the unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED MARCH 31, 2021

(in thousands, except share and per share amounts)

	Historical
	(A) Northern Star	(B) Legacy BARK	Transaction Accounting Adjustments			Pro Forma Statement of Operations
Revenue	$—	$378,604	$—			$378,604
Cost of revenue	—	152,664	—			152,664

Total gross profit	—	225,940	—			225,940
Operating expenses:
General and administrative	—	179,510	6,643	6	(e)	186,153
Advertising and marketing	—	67,029	—			67,029
Formation and operating costs	1,596	—	—			1,596

Total operating expenses	1,596	246,539	6,643			254,778

Loss from operations	(1,596)	(20,599)	(6,643)			(28,838)

	Historical
	(A) Northern Star	(B) Legacy BARK	Transaction Accounting Adjustments			Pro Forma Statement of Operations
Other income (expense), net:
Interest expense		$(10,923)	$596	6	(a)	$(9,397)
			925	6	(a)
			5	6	(a)
Interest earned on marketable securities held in Trust Account	$32	—	(32)	6	(d)	—
Transaction costs incurred in connection with warrant liabilities	(511)					(511)
Loss on warrant liabilities	(27,563)		—			(27,563)
Other income (expense), net	—	131	935	6	(b)	(277)
			(1,343)	6	(c)

Total other income (expense), net	(28,042)	(10,792)	1,086			(37,748)

Net loss	$(29,638)	$(31,391)	$(5,557)			$(66,586)

Basic and diluted net loss per share, Class A shares subject to possible redemption	$—

Basic and diluted weighted average shares outstanding, Class A shares subject to possible redemption	2,317,710

Basic and diluted net loss per share, Non-redeemable shares	$(4.56)

Basic and diluted weighted average shares outstanding, Non-redeemable shares	6,498,571

Net loss per share attributable to common stockholders—basic and diluted		$(5.93)				$(0.40)

Weighted average common shares used to compute net loss per share attributable to common stockholders—basic and diluted		5,295,722	157,788,659	6	(f)	166,704,940

See accompanying notes to the unaudited pro forma condensed combined financial information.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1.    Description of the Merger

The board of directors of Northern Star Acquisition Corp., a Delaware corporation (“Northern Star”), unanimously approved the Agreement and Plan of Reorganization, dated as of December 16, 2020 (the “Merger Agreement”), by and among Northern Star, NSAC Merger Sub Corp., a Delaware corporation and wholly owned subsidiary of Northern Star (“Merger Sub”), and Barkbox, Inc., a Delaware corporation (“Legacy BARK”), pursuant to which Merger Sub merged with and into Legacy BARK, with Legacy BARK surviving as a wholly owned subsidiary of Northern Star and the securityholders of Legacy BARK becoming securityholders of Northern Star (the “Merger”). We refer to the Merger and the other transactions contemplated by the Merger Agreement as the “Business Combination” and the “PIPE Transaction”.

Pursuant to the Merger Agreement, each share of Legacy BARK’s common and preferred stock issued and outstanding immediately prior to the effective time of the Merger (including each share of Legacy BARK’s common stock issued as a result of the conversion of certain of Legacy BARK’s convertible promissory notes, as more fully described in this prospectus) was automatically converted into the right to receive a number of shares of Northern Star common stock equal to the Exchange Ratio. The “Exchange Ratio” is the quotient obtained by dividing 150,000,000 by the fully-diluted number of shares of Legacy BARK’s common stock outstanding immediately prior to the effective time of the Merger (as determined in accordance with the Merger Agreement and more fully described elsewhere in this current prospectus). The Exchange Ratio was 8.7426 at the effective time of the Merger.

Each of the options to purchase shares of Legacy BARK’s common stock, whether or not exercisable and whether or not vested, and each of the warrants to purchase Legacy BARK’s common and preferred stock, in each case that was outstanding immediately prior to the effective time of the Merger, was assumed by Northern Star and converted into an option or warrant, as the case may be, to purchase a number of shares of Northern Star common stock equal to the number of shares of Legacy BARK’s common stock subject to such option or warrant immediately prior to the effective time (or the number of shares of common stock issuable upon conversion of the preferred stock subject to such warrant) multiplied by the Exchange Ratio, at an exercise price equal to the exercise price immediately prior to the effective time divided by the Exchange Ratio.

Legacy BARK’s outstanding convertible promissory notes issued in 2019 and 2020 (the “2019 Convertible Promissory Notes” and “2020 Convertible Promissory Notes”, respectively) were converted into shares of Legacy BARK’s common stock immediately prior to the effective time of the Merger in accordance with their original terms. All shares of Legacy BARK’s common stock issued upon such conversion were entitled to receive shares of Northern Star common stock in the Merger as described above. Legacy BARK’s 5.50% convertible senior secured notes due 2025 (the “2025 Notes”) issued under an indenture with U.S. Bank National Association were assumed by Northern Star at the effective time and became convertible at the election of the holders into shares of Northern Star common stock.

In connection with the execution of the Merger Agreement, Northern Star entered into subscription agreements with certain investors (the “PIPE Investors”), pursuant to which such PIPE Investors purchased an aggregate of 20,000,000 shares of Northern Star common stock in a private placement at a price of $10.00 per share for an aggregate commitment of $200.0 million (the “PIPE Transaction”). The closing of the PIPE Transaction took place concurrently with the closing of the Business Combination.

2.    Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial statements were prepared in accordance with Article 11 of SEC Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). Northern Star has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information. The adjustments presented in the unaudited pro forma condensed combined financial statements have been identified and presented to provide relevant information necessary for an understanding of the combined company upon consummation of the Business Combination and the PIPE Transaction.

The unaudited pro forma condensed combined balance sheet as of March 31, 2021 was derived from the audited historical consolidated balance sheet of Northern Star as of March 31, 2021 with the audited historical consolidated balance sheet of Legacy BARK as of March 31, 2021, giving further effect to the Business Combination and the PIPE Transaction as if they occurred on March 31, 2021. The unaudited pro forma condensed combined statements of operations for the year ended March 31, 2021 combine the historical consolidated statement of operations of Northern Star for the period from July 8, 2020 (inception) through March 31, 2021, and the historical consolidated statement of operations of Legacy BARK for the year ended

March 31, 2021, giving effect to the Business Combination and the PIPE Transaction as if they had been consummated on April 1, 2020, the beginning of the earliest period presented.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The pro forma adjustments reflecting the consummation of the Business Combination and the PIPE Transaction are based on certain currently available information and certain assumptions and methodologies that Northern Star believes are reasonable under the circumstances. The pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible the difference may be material. Northern Star believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination and the PIPE Transaction based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Business Combination. Northern Star and Legacy BARK have not had any historical relationship prior to the business combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The unaudited pro forma condensed combined financial information gives pro forma effect to the redemption of 2,728,989 shares of Northern Star common stock for $27.3 million of the cash held in trust, at a redemption price of $10.00 per share.

Shares outstanding as presented in the unaudited pro forma condensed combined financial statements include the 117,640,179 shares of Northern Star common stock issued to Legacy BARK’s stockholders, the 29,064,761 shares of Northern Star common stock (after giving effect to the redemption of 2,728,989 shares of Northern Star common stock ), and including the 20,000,000 shares of Northern Star common stock issued in connection with the PIPE Transaction.

As a result of the Business Combination and the PIPE Transaction, including the redemption of 2,728,989 shares of Northern Star common stock, Legacy BARK’s stockholders own approximately 71% of the common stock of the combined company, Northern Star public stockholders own approximately 17% of the common stock of the combined company, and investors from the PIPE Transaction own approximately 12% of the common stock of the combined company, based on the number of shares of Northern Star common stock outstanding as of March 31, 2021 (in each case, not giving effect to any shares issuable upon exercise of Northern Star Warrants or Northern Star Options).

These unaudited pro forma condensed combined financial statements and related notes have been derived from and should be read in conjunction with:

•	the accompanying notes to the unaudited pro forma condensed combined financial statements;

•

the historical consolidated financial statements of Northern Star as of March 31, 2021 and for the period from July 8, 2020 (inception) through March 31, 2021 and the related notes included elsewhere in this prospectus;

•	the historical consolidated audited financial statements of Legacy BARK as of and for the year ended March 31, 2021 and the related notes included elsewhere in this prospectus.

The unaudited pro forma condensed combined financial information is for illustrative purposes only and is not necessarily indicative of what the actual results of operations and financial position would have been had the

Business Combination and the PIPE Transaction taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the combined company.

3.    Accounting for the Merger

The Business Combination represents a reverse merger and will be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, Northern Star will be treated as the “acquired” company for financial reporting purposes. This determination is primarily based on the fact that subsequent to the Business Combination, Legacy BARK stockholders will have a majority of the voting power of the combined company, Legacy BARK will comprise all of the ongoing operations of the combined entity, Legacy BARK will control a majority of the governing body of the combined company, and Legacy BARK’s senior management will comprise all of the senior management of the combined company. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of Legacy BARK issuing shares for the net assets of Northern Star, accompanied by a recapitalization. The net assets of Legacy BARK will be stated at historical cost. No goodwill or other intangible assets will be recorded. Operations after the Business Combination will be those of Legacy BARK.

4.    Shares of Northern Star Common Stock Issued to Legacy BARK Stockholders upon Closing of the Business Combination and the PIPE Transaction

Based on 5,703,478 shares of Legacy BARK common stock and 7,752,515 shares of Legacy BARK convertible preferred stock outstanding immediately prior to the closing of the Business Combination and the PIPE Transaction and based on the Exchange Ratio determined in accordance with the terms of the Merger Agreement of 8.7426, Northern Star would have issued approximately 117,640,179 shares of Northern Star common stock in the Business Combination, determined as follows:

Legacy BARK Common Stock assumed outstanding prior to the closing of the Business Combination and the PIPE Transaction	5,703,478
Assumed Exchange Ratio	8.7426

49,863,071

Legacy BARK convertible preferred stock assumed outstanding prior to the closing of the Business Combination and the PIPE Transaction	7,752,515
Assumed Exchange Ratio	8.7426

67,777,108

Estimated shares of Northern Star Common Stock issued to Legacy BARK Stockholders upon closing of the Business Combination and the PIPE Transaction	117,640,179

5.    Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2021

The unaudited pro forma condensed combined balance sheet as of March 31, 2021 has been prepared to illustrate the effect of the Business Combination and the PIPE Transaction and has been prepared for informational purposes only.

The unaudited pro forma condensed combined balance sheet as of March 31, 2021 include pro forma adjustments that are (1) directly attributable to the Business Combination, and (2) directly attributable to the PIPE Transaction. Northern Star and Legacy BARK did not have any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The pro forma notes and adjustments, based on preliminary estimates that could change materially as additional information is obtained, are as follows:

Pro forma notes

(A)	Derived from the audited consolidated balance sheet of Northern Star as of March 31, 2021.

(B)	Derived from the audited consolidated balance sheet of Legacy BARK as of March 31, 2021.

Pro forma transaction accounting:

a)

To reflect the conversion of all outstanding shares of Northern Star’s Class B common stock into Northern Star’s Class A common stock on a one-for-one basis upon the closing of the Business Combination.

b)	To reflect the settlement of $8.9 million of deferred underwriters’ fees incurred during Northern Star’s IPO that are payable upon completion of the Business Combination.

c)	To reflect the payment of Northern Star’s accrued other current liabilities of $0.6 million upon completion of the Business Combination.

d)	To reflect the release of cash from the trust account to the cash and cash equivalents account.

e)

To reflect the reclassification of 17,144,816 shares of common stock subject to redemption of $171.4 million to permanent equity, after giving effect to the redemption of 2,728,989 shares of Northern Star common stock prior to closing.

f)

To reflect the automatic conversion of Legacy BARK’s 2019 Convertible Promissory Notes and 2020 Convertible Promissory Notes into shares of Legacy BARK common stock and subsequent conversion into Northern Star’s common stock. Upon the conversion, the carrying value of the debt of $5.0 million, including unamortized debt discount of $2.8 million, and the related derivative liability of $4.9 million were derecognized. The Northern Star shares issued in exchange for the debt were recorded at fair value to common stock in the amount of $13 and additional paid in capital in the amount of $11.2 million, with the resulting difference being accounted for as a loss on extinguishment of $1.3 million in earnings (see note 6(c) below).

g)

To reflect the payment of Legacy BARK’s total estimated advisory, legal, accounting and auditing fees and other professional fees of $4.5 million that are deemed to be direct and incremental costs of the Business Combination and to accrue $2.1 million of Legacy BARK’s additional transaction costs that are not directly attributable to the Business Combination. The payment of $4.5 million of costs directly attributable to the Business Combination have been recorded as a reduction to additional paid-in capital of $2.1 million and accrued and other current liabilities of $2.4 million. The accrual of $2.1 million of additional transaction costs has been recorded as a decrease to accumulated deficit (see note 6(e) below).

h)

To reflect the recapitalization of Legacy BARK through the contribution of all outstanding common and preferred stock of Legacy BARK to Northern Star and the issuance of 117,640,179 shares of Northern Star common stock and the elimination of the accumulated deficit of Northern Star, the accounting acquiree. As a result of the recapitalization, the carrying value of Legacy BARK’s redeemable convertible preferred stock of $60.0 million, common stock of $13, treasury stock of $4.8 million and Northern Star’s accumulated deficit of $29.6 million were derecognized. The Northern Star shares issued in exchange for Legacy BARK’s capital were recorded to common stock in the amount of $12 thousand and additional paid in capital in amount of $25.6 million.

i)	To reflect the payment of $16.5 million, of which $12.0 million represents Northern Star’s total estimated advisory, legal, accounting and auditing fees and other professional fees that are deemed to be direct and incremental costs of the Business Combination. In addition, reflects the accrual of $4.5 million of Legacy BARK’s additional transaction costs that are not directly attributable to the Business Combination. The payment of $12.0 million of costs directly attributable to the Business Combination have been recorded as a reduction to additional paid-in capital.

j)

To reflect the redemption of 2,728,989 shares of Northern Star common stock prior to the consummation of the Business Combination at a redemption price of approximately $10.00 per share, or $27.3 million in cash.

Pro forma adjustments directly attributable to the PIPE Transaction:

k)

To reflect the issuance of an aggregate of 20,000,000 shares of Northern Star common stock in the PIPE Transaction at a price of $10.00 per share, for an aggregate purchase price of $200.0 million and to record the fee associated with the PIPE Transaction in the amount of $6.0 million.

6.    Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations for the Year Ended March 31, 2021

Northern Star and Legacy BARK did not have any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the number of Northern Star’s shares outstanding at the closing of the Business Combination and the PIPE Transaction, assuming the Business Combination and the PIPE Transaction occurred on April 1, 2020.

The pro forma notes and adjustments, based on preliminary estimates that could change materially as additional information is obtained, are as follows:

Pro forma notes:

(A)	Derived from the audited consolidated statements of operations of Northern Star for the period from July 8, 2020 (inception) through March 31, 2021.

(B)	Derived from the audited consolidated statements of operations of Legacy BARK for the year ended March 31, 2021.

Pro forma adjustments:

a)

To reflect an adjustment to eliminate interest expense, debt issuance cost and amortization of discount on debt upon the automatic conversion of Legacy BARK’s 2019 Convertible Promissory Notes and 2020 Convertible Promissory Notes as the convertible notes would have been converted to Legacy BARK’s common stock and then to Northern Star common stock as if the Business Combination had occurred on April 1, 2020.

b)

To reflect an adjustment to eliminate the impact of the change in the fair value of derivative liability for convertible notes issued by Legacy BARK as the derivative liability would have been extinguished upon conversion of Legacy BARK’s 2019 Convertible Promissory Notes and 2020 Convertible Promissory Notes as if the Business Combination had occurred on April 1, 2020.

c)

To reflect an adjustment to record a loss of $1.3 million on conversion of Legacy BARK’s 2019 Convertible Promissory Notes and 2020 Convertible Promissory Notes as if the Business Combination had occurred on April 1, 2020. It should be noted that Legacy BARK’s 2019 Convertible Promissory Notes and 2020 Convertible Promissory Notes were issued after April 1, 2020, and therefore, the loss on conversion of $1.3 million was calculated based on the carrying amounts of the convertible notes and derivative liability as of March 31, 2021, which represents the best available information.

d)	To reflect an adjustment to eliminate the interest earned of $32 thousand on marketable securities held in trust account of Northern Star.

e)

To reflect an accrual for additional transaction costs of $6.6 million within selling, general and administrative expense of Legacy BARK (see note 5(g) and 5(i) above), which includes $4.5 million of expense related to the cash retention pool expected to be paid to certain Legacy BARK employees upon the completion of the Business Combination.

f)

As the Business Combination is being reflected as if it had occurred at the beginning of the earliest period presented, the calculation of weighted average shares outstanding for pro forma basic and diluted net income per share assumes that Northern Star Founder Shares (net of forfeitures), Northern Star Class A Common Shares issued in connection with its initial public offering and the shares issuable in connection with the Business Combination and the PIPE Transaction have been outstanding for the entirety of the periods presented. This calculation is retroactively adjusted to eliminate 2,728,989 shares of the outstanding Northern Star common stock, redeemed for cash, for the entire period. Pro forma weighted common shares outstanding—basic and diluted for the year ended March 31, 2021 are calculated as follows:

Year Ended March 31, 2021
Weighted average shares calculation - basic and diluted
Northern Star weighted average Class common shares outstanding	5,561,195
Northern Star Class B common shares outstanding	6,358,750
Northern Star common shares subject to redemption reclassified to equity (net of share redemptions)	17,144,816
Issuance of Northern Star common shares in connection with closing of the PIPE Transaction	20,000,000
Issuance of Northern Star common shares to Legacy BARK shareholders in connection with Business Combination	117,640,179

Pro forma weighted average common shares outstanding - basic and diluted	166,704,940

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of the financial condition and results of operations of Barkbox, Inc. (for purposes of this section, “Legacy BARK,” “we,” “us” and “our”) should be read together with Legacy BARK’s audited consolidated financial statements as of and for the fiscal years ended March 31, 2021, 2020 and 2019, in each case together with the related notes thereto, included elsewhere in this proxy statement/prospectus. This discussion contains forward-looking statements and involves numerous risks and uncertainties, including, but not limited to, those described under the heading “Risk Factors.” Actual results may differ materially from those contained in any forward-looking statements. Certain monetary amounts, percentages, and other figures included in this section have been subject to rounding adjustments.

Overview

Legacy BARK is a company of dog obsessed people dedicated to making dogs happy. Legacy BARK is a vertically integrated, data driven, omnichannel brand serving dogs across the four key categories of Play, Food, Health and Home. Legacy BARK’s dog-obsessed team applies its unique, data-driven understanding of what makes each dog special to design playstyle-specific toys, delicious and satisfying treats, food, and wellness supplements, and best in class offerings that foster the health and happiness of dogs. Founded in 2012, Legacy BARK serves dogs nationwide with monthly subscription offerings, BarkBox and Super Chewer; a personalized meal delivery service for dogs, BARK Eats; custom collections through online marketplaces and via brick and mortar retail partners, including Target and Amazon; wellness products that meet dogs’ needs with BARK Bright through monthly subscriptions; Legacy BARK’s add to box platform; and individually on its website BarkShop.com.

Factors Affecting Our Future Performance

We believe that our performance and future success depend on several factors that present significant opportunities for us but also pose risks and challenges, including those discussed below and in the section of this proxy statement/prospectus titled “Risk Factors.”

Acquisition of new subscriptions

Our ability to attract new subscriptions is a key factor for our future growth. To date we have successfully acquired new subscriptions through marketing and the development of our brands. As a result, revenue has increased each year since our launch. If we are unable to acquire sufficient new subscriptions in the future, our revenue might decline. New subscriptions could be negatively impacted if our marketing efforts are less effective in the future. Increases in advertising rates could also negatively impact our ability to acquire new subscriptions cost effectively. Consumer tastes, preferences, and sentiment for our brands may also change and result in decreased demand for our products and services.

Retention of existing subscribers

Our ability to retain subscribers is a key factor in our ability to generate revenue growth. Most of our current subscribers purchase products through subscription-based plans, where subscribers are billed and sent products on a recurring basis. The recurring nature of this revenue provides us with a certain amount of predictability for future revenue. If customer behavior changes, and customer retention decreases in the future, then future revenue will be negatively impacted.

Investments in growth

We expect to continue to focus on long-term growth through investments in product offerings and the dog and dog parent experience. We are working to enhance our offerings and expand the breadth of the products and offerings, including BARK Eats and BARK Bright. We expect to make significant investments in marketing to acquire new subscribers and customers. Additionally, we intend to continue to invest in our fulfillment and operating capabilities. In the short term, we expect these investments to increase our operating expenses; however, in the long term, we anticipate that these investments will positively impact our results of operations.

Expansion of new offerings

We expect to continue to invest in the expansion of our new offerings, including BARK Eats, BARK Bright and potential new offerings. By expanding our product lines we seek to attract new customers as well as increase sales to our existing customers. Continuing expansion into new categories, such as BARK Eats and BARK Bright will require financial investments in additional headcount, marketing and customer acquisition expenses, and additional operational capabilities and may require the purchase of new inventory. If we are unable to generate sufficient demand for these new offerings, we may not recover the financial investments we make into new categories and revenue may not increase in the future.

Impact of COVID-19

The global COVID-19 pandemic has impacted and will continue to impact our operating results, financial condition and cash flows.

We have implemented a number of measures to protect the health and safety of our workforce. These measures include substantial modifications to employee travel, employee work locations, and virtualization or cancellation of meetings, among other modifications. Currently, the vast majority of our employees are working remotely. For the employees who work in our offices, we are following the guidance from public health officials and government agencies, including implementation of enhanced cleaning measures, social distancing guidelines and wearing of masks.

Legacy BARK has experienced an increase in the rate of BarkBox and Super Chewer subscriptions that we believe is partially attributable to an increase in dog ownership arising from more subscribers working remotely during the COVID-19 pandemic. This rate of growth may not be sustainable or indicative of our future rate of growth.

Legacy BARK has experienced an increase in Retail revenue across many existing and new major retail customers, while at the same time, experiencing challenges with select partners due to restrictions in mobility.

Legacy BARK experienced minor manufacturing and inbound freight disruptions during the fiscal year ended March 31, 2021 due to the COVID-19 pandemic. Additionally, during the third and fourth quarters of fiscal year 2021 Legacy BARK experienced increases in inbound freight costs due to the challenges in the current import market, as transpacific ships and trade lanes continue to be overburdened with volume and experience a significant shortage of equipment and capacity.

During the fiscal year ended March 31, 2021, Legacy BARK saw an increase in outbound fulfillment and shipping related fees. This increase was due to price increases from carriers due to increased demand, as well as Legacy BARK opting for premium shipping with carriers to help ensure timely delivery and customer satisfaction.

The extent to which the COVID-19 pandemic will continue to impact our business will depend on future developments related to the geographic spread of the disease, the duration and severity of the outbreak, travel restrictions, required social distancing, governmental mandates, business closures or governmental or business disruptions, and the effectiveness of actions taken in the United States and other countries to effect a widespread global roll-out of available vaccines or otherwise contain COVID-19 or treat its impact, including the impact of any reopening plans, additional closures and spikes or surges in COVID-19 infection, and individuals’ and companies’ risk tolerance regarding health matters going forward, all of which are beyond our control.

While conditions appear to be improving, we are still unable to predict the duration of the COVID-19 pandemic and therefore what the ultimate impact of the COVID-19 pandemic will be on the broader economy or our operations and liquidity. As such, risks still remain.

Key Performance Indicators

We measure our business using both financial and operating data and use the following metrics and measures (among others) to assess the near-term and long-term performance of our overall business, including identifying trends, formulating financial projections, making strategic decisions, assessing operational efficiencies, and monitoring our business.

We present the following key performance indicators to assist investors in understanding our operating results on an on-going basis: (i) Subscription Shipments; (ii) Average Monthly Subscription Shipment Churn; (iii) Active Subscriptions; (iv) New Subscriptions; and (v) Customer Acquisition Cost. These key performance indicators may also assist investors in making comparisons of the Company’s operating results with those of other companies.

Subscription Shipments

We define Subscription Shipments as the total number of subscription product shipments shipped in a given period. Subscription Shipments does not include gift subscriptions or one-time subscription shipments.

The table below sets forth our Subscription Shipments for the fiscal years ended March 31, 2021 and 2020 (in thousands, except percentages):

	Year ended March 31,
	2021	2020	Change
Subscription Shipments	11,618	7,618	4,000	52.5%

We believe the rapid increase in Subscription Shipments was the result of our continued investment in driving our subscription growth through product expansion and consumer marketing. Our growth was also the result of continued investment and in creating timely and relevant toys and leveraging strategic license partnerships to drive increased customer satisfaction. The increase in Subscription Shipments for the 12 months ended March 31, 2021, was also partially driven by the increase in dog ownership arising from more customers working remotely during the COVID-19 pandemic.

Average Monthly Subscription Shipment Churn

Average Monthly Subscription Shipment Churn is calculated as the average number of subscription shipments that have been cancelled in the last three months, divided by the average monthly active subscription shipments in the last three months. The number of cancellations used to calculate Average Monthly Subscription Shipment Churn is net of the number of subscriptions reactivated during the last three months.

The table below sets forth our Average Monthly Subscription Shipment Churn for the quarters ended:

	Quarter ended

	Q1 2021	Q2 2021	Q3 2021	Q4 2021
	June 30,	September 30,	December 31,	March 31,
	2020	2020	2020	2021
Average Monthly Subscription Churn	6.3%	5.4%	6.6%	5.4%

Average Monthly Subscription Shipments Churn fluctuates for a variety of reasons including macroeconomic conditions, seasonality, timing of discount promotions and demand surges related to popular products and timely and relevant themes. For the quarter ended March 31, 2021, we had a decrease in Average Monthly Subscription Shipments Churn due to timing of subscription renewals, as well as seasonality. We do not expect Average Monthly Subscription Churn to remain at this reduced level.

Active Subscriptions

Our ability to expand the number of Active Subscriptions is an indicator of our market penetration and growth. We define Active Subscriptions as the total number of unique product subscriptions with at least one shipment during the last 12 months. Active Subscriptions does not include gift subscriptions or one-time subscription purchases.

The table below sets forth our Active Subscriptions as of fiscal years ended March 31, 2021 and 2020 (in thousands, except percentages):

	As of March 31,
	2021	2020	Change
Active Subscriptions	1,825	1,207	618	51.2%

Consistent with the increase in Subscription Shipments, we believe the rapid increase in Active Subscriptions was the result of our continued investment in product expansion, consumer marketing, and creating timely and relevant toys. The increase in Active Subscriptions for the 12 months ended March 31, 2021, was also partially driven by the increase in dog ownership arising from more customers working remotely during the COVID-19 pandemic.

New Subscriptions

We define New Subscriptions as the number of unique subscriptions with their first shipment occurring in a period.

The table below sets forth our New Subscriptions for the fiscal years ended March 31, 2021 and 2020 (in thousands, except percentages):

	Year Ended March 31,
	2021	2020	Change
New Subscriptions	1,200	628	572	91.1%

We believe the increase in New Subscriptions was the result of our continued investment in product expansion and consumer marketing. Our growth was also the result of continued investment in creating timely and relevant toys, including leveraging strategic license partnerships, to drive increased customer satisfaction. We believe the increase in New Subscriptions for the fiscal year ended March 31, 2021 was also partially driven by the increase in dog ownership during the COVID-19 pandemic.

Customer Acquisition Cost

Customer Acquisition Cost (“CAC”) is a measure of the cost to acquire New Subscriptions in our Direct to Consumer business segment. This unit economic metric indicates how effective we are at acquiring each New Subscription. CAC is a monthly measure defined as media spend in our Direct to Consumer business segment in the period indicated, divided by total New Subscriptions in such period. Direct to Consumer media spend is primarily comprised of internet and social media advertising fees.

The table below sets forth our CAC for the fiscal years ended March 31, 2021 and 2020:

	Year Ended March 31,		Change
	2021	2020	$	%
CAC	$47.51	$55.40	$(7.89)	(14.2)%

The significant decrease in CAC for the fiscal year ended March 31, 2021 versus the fiscal year ended March 31, 2020 was primarily due to reduction in the cost of media advertising as a result of the COVID-19 outbreak. We do not expect CAC to remain at these reduced levels.

Components of Our Results of Operations

We operate in two reportable segments: Direct to Consumer and Commerce, to reflect the way our chief operating decision maker (“CODM”) reviews and assesses the performance of the business.

Revenue

Direct to Consumer

Direct to Consumer revenue consists of product sales through our monthly subscription boxes, as well as sales through our website, BarkShop.com (“BarkShop”):

Toys and Treats Subscriptions—Our principal revenue generating products consist of a tailored assortment of premium and highly durable toys and treats sold through our BarkBox and Super Chewer monthly subscriptions. BarkBox and Super Chewer subscription rates vary based on the type of subscription plan selected by the customer, with Super Chewer’s price point being slightly higher based on additional costs of the more durable product, but resulting in similar gross margins. Subscription plans are offered as monthly, six month or annual commitments. Subscription revenue is recognized at a point in time as control is transferred to the subscriber upon delivery of each monthly box.

On a monthly basis, toys and treats subscription customers have the option to purchase additional toys, treats, or essential products to add to their respective subscription boxes, through our add to box (“ATB”) offering. ATB revenue is recognized at a point in time as control is transferred to the customer upon delivery of goods to the subscriber.

BARK Bright—BARK Bright revenue consists of sales of our health and wellness solutions, with our initial product being a dental solution, sold primarily through monthly subscriptions. Subscription revenue is recognized at a point in time as control is transferred to the subscriber upon delivery of each monthly box. Revenue for BARK Bright sales to retailers and through marketplaces is recognized at a point in time upon delivery of goods.

BARK Eats—BARK Eats revenue consists of sales of personalized and nutritious meals for dogs sold at a meal per day price. Revenue is recognized at a point in time, as control is transferred to the customer upon delivery of goods.

BarkShop—BarkShop revenue consists of sales of individual toys and treats through our website, BarkShop. Revenue relating to the sale of goods on Barkshop is recognized at a point in time as control is transferred to the customer upon delivery of goods.

Commerce

We also generate revenue from product sales to retailers and through marketplaces. See below for additional information on each offering.

Retail—Retail revenue consists of sales of individual Legacy BARK toys, treats, and BARK Bright health and wellness solutions, mainly through major retailers. Revenue is recognized upon delivery to retailer.

Online Marketplaces—Online marketplaces revenue consists of sales of BARK Bright health and wellness solutions and BARK Home products sold through major marketplaces. BARK Home consists of an assortment of proprietary essential products for daily life, including dog beds, bowls, collars, harnesses and leashes. Online marketplaces revenue is recognized upon delivery of goods to the end customer.

BARK Bright—Revenue for BARK Bright sales to retailers and through marketplaces is recognized upon delivery of goods to the customer.

Cost of Revenue

Cost of revenue primarily consists of the purchase price of inventory sold, inbound freight costs associated with inventory, shipping supply costs, and inventory shrinkage costs.

Operating Expenses

Operating expenses consist of general and administrative and advertising and marketing expenses.

General and Administrative

General and administrative expenses consists primarily of compensation and benefits costs, including stock-based compensation expense, office expense, including rent, insurance, professional service fees, and other general overhead costs including depreciation and amortization of fixed and intangible assets, account management support teams, and commissions. General and administrative expenses also includes fees charged by third parties that provide payment processing services, fulfillment costs, which represent costs incurred in operating and staffing fulfillment and customer service centers, including costs attributable to receiving, inspecting, picking, packaging and preparing customer orders for shipment, outbound freight costs associated with shipping orders to customers, and responding to inquiries from customers.

We expect to incur additional general and administrative expenses as a result of becoming a public company, including expenses related to compliance and reporting obligations of public companies, and increased costs for insurance, investor relations expenses, and professional services. As a result, we expect that our general and administrative expenses will increase in absolute dollars in future periods and vary from period to period as a percentage of revenue.

Advertising and Marketing

Advertising and marketing expense consists primarily of internet advertising, promotional items, agency fees, other marketing costs and compensation and benefits expenses, including stock-based compensation expense, for employees engaged in advertising and marketing.

Interest Expense

Interest expense primarily consists of interest incurred under our line of credit, term loan and convertible promissory notes agreements, and amortization of debt issuance costs.

Other Income (Expense), Net

Other income (expense), net, primarily consists of changes in the fair value of our derivative liabilities and preferred share warrants, as well as rental income from subleases.

Results of Operations

We operate in two reportable segments to reflect the way our chief operating decision maker (“CODM”) reviews and assesses the performance of the business. See Note 2, “Summary of Significant Accounting

Policies,” in our consolidated financial statements for the fiscal years ended March 31, 2021, 2020 and 2019 included elsewhere in this prospectus.

	Fiscal Year Ended March 31,
	2021	2020	2019	2021 vs 2020	2020 vs 2019
	(in thousands)		(in thousands)
Consolidated Statement of Operation Data:
Revenue
Direct to Consumer	$333,970	$204,151	$177,750	63.6%	14.9%
Commerce	44,634	20,184	13,691	121.1%	47.4%

Total revenue	378,604	224,335	191,441	68.8%	17.2%

Cost of revenue
Direct to Consumer	128,044	79,191	75,085	61.7%	5.5%
Commerce	24,620	9,730	9,241	153.0%	5.3%

Total cost of revenue	152,664	88,921	84,326	71.7%	5.4%

Gross profit	225,940	135,414	107,115	66.9%	26.4%
Operating expenses:
General and administrative	179,510	115,893	104,146	54.9%	11.3%
Advertising and marketing	67,029	46,147	37,664	45.3%	22.5%

Total operating expenses	246,539	162,040	141,810	52.1%	14.3%

Loss from operations	(20,599)	(26,626)	(34,695)	(22.6)%	(23.3)%

Interest expense	(10,923)	(5,421)	(2,595)	101.5%	108.9%
Other income, net	131	679	208	(80.7)%	226.4%

Net loss before income taxes	(31,391)	(31,368)	(37,082)	0.1%	(15.4)%
Provision for income taxes	—	—	—	—%	—%

Net loss	$(31,391)	$(31,368)	$(37,082)	0.1%	(15.4)%

Comparison of the Fiscal Years Ended March 31, 2021 and March 31, 2020

Revenue

	Fiscal Year Ended March 31,
	2021	2020	$ Change	% Change
	( in thousands)
Revenue
Direct to Consumer	$333,970	$204,151	$129,819	63.6%
Commerce	44,634	20,184	24,450	121.1%

Total revenue	$378,604	$224,335	$154,269	68.8%

Percentage of Revenue
Direct to Consumer	88.2%	91.0%
Commerce	11.8%	9.0%

Direct to Consumer revenue increased by $129.8 million, or 63.6%, for the fiscal year ended March 31, 2021 compared to the fiscal year ended March 31, 2020. The increase in Direct to Consumer revenue was primarily driven by a significant increase in Subscription Shipments, which grew by 4.0 million, or 52.5%. Additionally, ATB revenue increased by $15.2 million during the period, from $2.4 million to $17.5 million for the fiscal years ended March 31, 2020 and 2021, respectively.

Commerce revenue increased by $24.5 million for the fiscal year ended March 31, 2021 compared to the fiscal year ended March 31, 2020. The increase in Commerce revenue was primarily driven by a $15.8 million increase in Retail and $8.6 million increase in BARK Home revenue. The increase in Retail revenue was primarily due to the introduction of our products in new retail chains during fiscal year 2021. The increase in BARK Home was primarily due to the increase in product offerings and increased penetration within the online marketplaces during fiscal year 2021.

Cost of Revenue

	Fiscal Year Ended March 31,
	2021	2020	$ Change	% Change
	( in thousands)
Cost of revenue
Direct to Consumer	$128,044	$79,191	$48,853	61.7%
Commerce	24,620	9,730	14,890	153.0%

Total cost of revenue	$152,664	$88,921	$63,743	71.7%

Cost of Direct to Consumer revenue increased by $48.9 million, or 61.7%, for the fiscal year ended March 31, 2021 compared to the fiscal year ended March 31, 2020. This increase is consistent with the increase in Direct to Consumer revenue during the period.

Cost of Commerce revenue increased by $14.9 million, for the fiscal year ended March 31, 2021 compared to the fiscal year ended March 31, 2020. This increase was primarily driven by costs associated with the growth in the number of goods delivered to new and existing retailer customers.

Gross Profit

	Fiscal Year Ended March 31,
	2021	2020	$ Change	% Change
	( in thousands)
Gross Profit
Direct to Consumer	$205,926	$124,960	$80,966	64.8%
Commerce	$20,014	$10,454	$9,560	91.4%

Total gross profit	$225,940	$135,414	$90,526	66.9%

Percentage of revenue	59.7%	60.4%

Direct to Consumer gross profit increased by $81.0 million for the fiscal year ended March 31, 2021 compared to the fiscal year ended March 31, 2020.

Commerce gross profit increased by $9.6 million for the fiscal year ended March 31, 2021 compared to the fiscal year ended March 31, 2020.

Gross profit as a percentage of revenue decreased for the fiscal year ended March 31, 2021 compared to the fiscal year ended March 31, 2020. This decrease was primarily due to increased costs related to inbound freight and royalty fees related to strategic license partnerships entered into during the period to enhance our customers experience by creating timely and relevant toys.

Operating Expenses

General and Administrative Expense

	Fiscal Year Ended March 31,
	2021	2020	$ Change	% Change
	( in thousands)
General and administrative	$179,510	$115,893	$63,617	54.9%
Percentage of revenue	47.4%	51.7%

General and administrative expense increased by $63.6 million, or 54.9%, for the fiscal year ended March 31, 2021 compared to the fiscal year ended March 31, 2020. This increase was primarily due to an increase of $41.8 million in fulfillment and shipping costs due to the increase in Active Subscriptions in the period, increased compensation expense of $17.0 million, as a result of higher employee headcount, consultant fees and stock-based compensation expense, increased payment processing fees of $2.7 million, increased marketplace sellers fees of $1.7 million, increased other operating expenses of $1.3 million, increased professional and legal expenses of $1.4 million, increased software expenses of $1.3 million and increased depreciation and amortization expense of $1.0 million. These increases were partially offset by a decrease of $3.4 million in sales and use tax, which was driven by a significant adjustment recorded during the fiscal year ended March 31, 2020 related to the U.S. Supreme Court ruling allowing states to enforce a sales and use tax collection obligation on remote vendors. In addition, there were decreases of $0.8 million in travel and entertainment and office expenses due to the travel restrictions and employees working remotely due to the COVID-19 pandemic. We do not expect travel and entertainment and office expenses to remain at these decreased levels.

Advertising and Marketing

	Fiscal Year Ended March 31,
	2021	2020	$ Change	% Change
	( in thousands)
Advertising and marketing	$67,029	$46,147	$20,882	45.3%
Percentage of revenue	17.7%	20.6%

Advertising and marketing expense increased by $20.9 million, or 45.3%, for the fiscal year ended March 31, 2021 compared to the fiscal year ended March 31, 2020. This increase was due primarily to media advertising spend which increased from $37.9 million for the fiscal year ended March 31, 2020 to $59.8 million for the fiscal year ended March 31, 2021, or $21.9 million. The increase in media spend is due to the increase in New Subscriptions in spite of a decrease in cost per new subscription, or CAC.

Of the $59.8 million of media spend during the fiscal year ended March 31, 2021, $57.1 million related to Direct to Consumer and $2.7 million related to Commerce. Of the $37.9 million of media spend during the fiscal year ended March 31, 2020, $34.8 million related to Direct to Consumer and $3.1 million related to Commerce.

The following table displays the calculation of CAC for the fiscal years ended March 31, 2021 and 2020:

	Fiscal Year Ended March 31,
	2021	2020	Change	% Change
CAC	$47.51	$55.40	$(7.89)	(14.2)%
New Subscriptions (in thousands)	1,200	628	572	91.1%
Direct to Consumer media spend (in thousands)	$57,060	$34,762	$22,298	64.1%

CAC was $47.51 and $55.40 for the fiscal years ended March 31, 2021 and 2020, respectively. During fiscal year 2021, pricing for internet advertising was significantly lower than normal due to the impact of the COVID-19 pandemic. We increased our internet advertising spend during the period to capitalize on these beneficial prices, resulting in the acquisition of new subscriptions at a substantially lower cost.

Interest Expense

	Fiscal Year Ended March 31,
	2021	2020	$ Change	% Change
	( in thousands)
Interest expense	$(10,923)	$(5,421)	$(5,502)	101.5%
Percentage of revenue	(2.9)%	(2.4)%

Interest expense increased by $5.5 million, or 101.5%, for the fiscal year ended March 31, 2021 compared to the fiscal year ended March 31, 2020. This increase was due primarily to non-cash interest in connection with our convertible promissory notes.

Other Income (Expense), Net

	Fiscal Year Ended March 31,
	2021	2020	$ Change	% Change
	( in thousands)
Other income, net	$131	$679	$(548)	(80.7)%
Percentage of revenue	—%	0.3%

Other income decreased by $0.5 million, or 80.7%, for the fiscal year ended March 31, 2021 compared to the fiscal year ended March 31, 2020. This decrease in Other income was due to increased expense of $1.0 million related changes in fair value of our derivative liabilities and decreased rental income from our subleases of $0.3 million, offset by $0.8 million of other income related to a settlement agreement payment received during the period.

Comparison of the Fiscal Years Ended March 31, 2020 and March 31, 2019

Revenue

	Fiscal Year Ended March 31,
	2020	2019	$ Change	% Change
	( in thousands)
Revenue
Direct to Consumer	$204,151	$177,750	$26,401	14.9%
Commerce	20,184	13,691	6,493	47.4%

Total revenue	$224,335	$191,441	$32,894	17.2%

Percentage of Revenue
Direct to Consumer	91.0%	92.8%
Commerce	9.0%	7.2%

Direct to Consumer revenue increased by $26.4 million, or 14.9%, for the fiscal year ended March 31, 2020 compared to the year ended March 31, 2019. The increase in Direct to Consumer revenue was primarily due to an increase in Active Subscriptions, which grew by 0.2 million, or 15.4% during the fiscal year ended March 31, 2020. Additionally, ATB revenue increased by $1.2 million during the period from $1.2 million to $2.4 million for the fiscal year ended March 31, 2019 and 2020, respectively.

Commerce revenue increased by $6.5 million, or 47.4%, for the fiscal year ended March 31, 2020 compared to the fiscal year ended March 31, 2019. The increase in Commerce revenue was primarily due to a $1.5 million increase in Retail and $5.0 million increase in BARK Home revenue. The increase in BARK Home revenue was primarily due to the increase in product offerings and increased penetration within online marketplaces during fiscal year ended March 31, 2020.

Cost of Revenue

	Fiscal Year Ended March 31,
	2020	2019	$ Change	% Change
	( in thousands)
Cost of revenue
Direct to Consumer	$79,191	$75,085	$4,106	5.5%
Commerce	9,730	9,241	489	5.3%

Total cost of revenue	$88,921	$84,326	$4,595	5.4%

Cost of Direct to Consumer revenue increased by $4.1 million, or 5.5%, for the fiscal year ended March 31, 2020 compared to the fiscal year ended March 31, 2019. This increase was primarily due to costs associated with the growth in the number of Active Subscriptions during the period.

Cost of Commerce revenue increased by $0.5 million, or 5.3%, for the fiscal year ended March 31, 2020 compared to the fiscal year ended March 31, 2019. This increase was primarily due to costs associated with the growth in the number of goods delivered to retailers and online marketplaces.

Gross Profit

	Fiscal Year Ended March 31,
	2020	2019	$ Change	% Change
	( in thousands)
Gross Profit
Direct to Consumer	$124,960	$102,665	$22,295	21.7%
Commerce	10,454	4,450	6,004	134.9%

Total gross profit	$135,414	$107,115	$28,299	26.4%

Percentage of revenue	60.4%	56.0%

Direct to Consumer gross profit increased by $22.3 million, or 21.7%, for the fiscal year ended March 31, 2020 compared to the fiscal year ended March 31, 2019.

Commerce gross profit increased by $6.0 million, or 134.9%, for the fiscal year ended March 31, 2020 compared to the fiscal year ended March 31, 2019.

Gross profit as a percentage of revenue improved to 60.4% for the fiscal year ended March 31, 2020 compared to 56.0% for the fiscal year ended March 31, 2019. The improvement in gross margin was due primarily to the increase in ATB revenue of $1.2 million or 92.2%, as well as strategic cost management.

Operating Expenses

General and administrative expense

	Fiscal Year Ended March 31,
	2020	2019	$ Change	% Change
	( in thousands)
General and administrative	$115,893	$104,146	$11,747	11.3%
Percentage of revenue	51.7%	54.4%

General and administrative expense increased by $11.7 million, or 11.3%, for the fiscal year ended March 31, 2020 compared to the fiscal year ended March 31, 2019. This increase was primarily due to an increase of $5.8 million in fulfillment and shipping costs due to the increase in Active Subscriptions, an increase of $3.1 million in other operating expense due to higher sales tax, an increase in professional and legal expense of $1.2 million, increased marketplace sellers fees of $1.2 million, increased payment processing fees of $1.0 million, an increase in office expenses of $1.0 million, an increase of $0.9 million in depreciation and amortization and an increase of $0.2 million related to software expense. These increases were partially offset by a decrease in employment costs of $2.1 million and a decrease of $0.5 million of travel and entertainment expense.

Advertising and Marketing

	Fiscal Year Ended March 31,
	2020	2019	$ Change	% Change
	( in thousands)
Advertising and marketing	$46,147	$37,664	$8,483	22.5%
Percentage of revenue	20.6%	19.7%

Advertising and marketing expense increased by $8.5 million, or 22.5%, for the fiscal year ended March 31, 2020 compared to the fiscal year ended March 31, 2019. This increase was primarily due to an increase in media spend, which increased from $31.2 million for the fiscal year ended March 31, 2019 to $37.9 million for the fiscal year ended March 31, 2020, or $6.7 million. The increase in media spend is due to the increase in New Subscriptions in spite of no material change in the cost per new subscription, or CAC.

Of the $37.9 million of media spend during the fiscal year ended March 31, 2020, $34.8 million related to Direct to Consumer and $3.1 million related to Commerce. Of the $31.2 million of media spend during the fiscal year ended March 31, 2019, $30.3 million related to Direct to Consumer and $0.9 million related to Commerce.

The following table displays the calculation of CAC for the fiscal years ended March 31, 2020 and 2019:

	Fiscal Year Ended March 31,
	2020	2019	Change	% Change
CAC	$55.40	$58.16	$(2.76)	(4.7)%
New Subscriptions	628	521	107	20.5%
Direct to Consumer media spend (in thousands)	$34,762	$30,273	$4,489	14.8%

CAC was $55.40 and $58.16 for the fiscal years ended March 31, 2020 and 2019, respectively. CAC remained relatively flat year over year.

Interest Expense

	Fiscal Year Ended March 31,
	2020	2019	$ Change	% Change
	( in thousands)
Interest expense	$(5,421)	$(2,595)	$(2,826)	108.9%
Percentage of revenue	(2.4)%	(1.4)%

Interest expense increased by $2.8 million, or 108.9%, for the fiscal year ended March 31, 2020 compared to the fiscal year ended March 31, 2019. This increase was due to non-cash interest in connection with our line of credit, term loan and convertible promissory notes.

Other Income (Expense), Net

	Fiscal Year Ended March 31,
	2020	2019	$ Change	% Change
	( in thousands)
Other income, net	$679	$208	$471	226.4%
Percentage of revenue	0.3%	0.1%

Other income, net, increased by $0.5 million, or 226.4%, for the fiscal year ended March 31, 2020 compared to the fiscal year ended March 31, 2019. This increase was primarily due to an increase in rental income from our subleases.

Non-GAAP Financial Measures

We report our financial results in accordance with GAAP. However, management believes that Adjusted EBITDA and Adjusted EBITDA margin, both non-GAAP financial measures, provides investors with additional useful information in evaluating our performance.

We calculate Adjusted EBITDA as net income (loss), adjusted to exclude: (1) interest expense, (2) depreciation and amortization, (3) stock-based compensation expense, (4) change in fair value of warrants and derivatives, (5) sales and use tax expense and (6) one-time transaction costs associated with the financing and merger.

We calculate Adjusted EBITDA margin by dividing Adjusted EBITDA for the period by Revenue for the period.

Adjusted EBITDA and Adjusted EBITDA margin are financial measures that are financial measures that are not required by, or presented in accordance with GAAP. We believe that Adjusted EBITDA and Adjusted EBITDA margin, when taken together with our financial results presented in accordance with GAAP, provides meaningful supplemental information regarding our operating performance and facilitates internal comparisons of our historical operating performance on a more consistent basis by excluding certain items that may not be indicative of our business, results of operations or outlook. In particular, we believe that the use of Adjusted EBITDA and Adjusted EBITDA margin are helpful to our investors as they are measures used by management in assessing the health of our business, determining incentive compensation and evaluating our operating performance, as well as for internal planning and forecasting purposes.

Adjusted EBITDA and Adjusted EBITDA margin are presented for supplemental informational purposes only, have limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. Some of the limitations of Adjusted EBITDA and Adjusted EBITDA margin include that (1) the measures do not properly reflect capital commitments to be paid in the future, (2) although depreciation and amortization are non-cash charges, the underlying assets may need to be replaced and Adjusted EBITDA and Adjusted EBITDA margin do not reflect these capital expenditures, (3) the measures do not consider the impact of stock-based compensation expense, which is an ongoing expense for Legacy BARK and (4) the measures do not reflect other non-operating expenses, including interest expense. In addition, our use of Adjusted EBITDA and Adjusted EBITDA margin may not be comparable to similarly titled measures of other companies because they may not calculate Adjusted EBITDA and Adjusted EBITDA margin in the same manner, limiting its usefulness as a comparative measure. Because of these limitations, when evaluating our performance, you should consider Adjusted EBITDA and Adjusted EBITDA margin alongside other financial measures, including our net income (loss) and other results stated in accordance with GAAP.

The following table presents a reconciliation of Adjusted EBITDA to net loss, the most directly comparable financial measure stated in accordance with GAAP, and the calculation of net loss margin and Adjusted EBITDA margin for the periods presented:

Adjusted EBITDA

	Fiscal Year Ended March 31,
	2021	2020	2019
	(in thousands)
Net loss	$(31,391)	$(31,368)	$(37,082)
Interest expense	10,923	5,421	2,595
Depreciation and amortization expense	2,405	1,397	505
Stock-based compensation expense	6,522	1,817	5,096
Change in fair value of warrants and derivatives	931	(96)	(26)
Sales and use tax expense (1)	1,211	5,023	2,962
Transaction costs (2)	1,545	—	—

Adjusted EBITDA	$(7,854)	$(17,806)	$(25,950)

Net loss margin	(8.29)%	(13.98)%	(19.37)%

Adjusted EBITDA margin	(2.07)%	(7.94)%	(13.56)%

(1)

Sales and use tax expense relates to recording a liability for sales and use tax we did not collect from our customers. Historically, we had collected state or local sales, use, or other similar taxes in certain jurisdictions in which we only had physical presence. On June 21, 2018, the U.S. Supreme Court decided, in South Dakota v. Wayfair, Inc. that state and local jurisdictions may, at least in certain circumstances, enforce a sales and use tax collection obligation on remote vendors that have no physical presence in such jurisdiction. A number of states have positioned themselves to require sales and use tax collection by remote vendors and/or by online marketplaces. The details and effective dates of these collection requirements vary from state to state and accordingly, we recorded a liability in those periods in which we created economic nexus based on each state’s requirements. Accordingly, we now collect, remit, and report sales tax in all states that impose a sales tax.

(2)	Transactions costs represent non-recurring consulting and advisory costs with respect to the merger agreement entered into with Northern Star Acquisition Corp. on December 16, 2020.

The change in Adjusted EBITDA is the result of an increase in revenue and gross profit for the fiscal year ended March 31, 2021 in both Direct to Consumer and Commerce. In addition, lower than historical CAC as a result of decreased pricing for social media advertising due to the impact of the COVID-19 pandemic led to lower advertising and marketing expense as a percentage of revenue. As Legacy BARK grows its new businesses and media rates return to historic levels, the Company does not expect to maintain this low CAC.

Additionally, the adjustments to reconcile net loss to Adjusted EBITDA increased by $10.0 million, from $13.6 million for the fiscal year ended March 31, 2020 to $23.5 million for the fiscal year ended March 31, 2021. This increase was primarily due to interest expense and stock-based compensation expense.

The change in Adjusted EBITDA margin is the result of a decrease in net loss margin for the fiscal year ended March 31, 2021 attributed to increase in revenue and gross profit for the fiscal year ended March 31, 2021, as well as lower than historical CAC and benefits of our operational growth during the period.

Additionally, the adjustments to reconcile net loss margin to Adjusted EBITDA margin remained relatively flat for the fiscal years ended March 31, 2021 and 2020.

Liquidity and Capital Resources

Since inception, we have funded our operations with proceeds from sales of our capital stock and proceeds from borrowings. As of March 31, 2021, we had cash and cash equivalents of approximately $38.3 million. On June 1, 2021, pursuant to the Merger Agreement, we consummated the merger with Northern Star, resulting in net proceeds of $397.3 million. We expect that our cash and cash equivalents, together with the proceeds from the Merger, cash provided by our operating activities and proceeds from borrowings (as defined below), will be sufficient to fund our operating expenses for at least the next 12 months. We are required to comply with certain financial and non financial covenants related to our borrowing agreements, which we expect to be in compliance with during the next 12 months. Our future capital requirements will depend on many factors, including our pace of new and existing customer growth and our investments in partnerships and unexplored channels. We may be required to seek additional equity or debt financing.

Western Alliance Bank—Line of Credit and Term Loan

In October 2017, we entered into a new loan and security agreement (the “Western Alliance Agreement”) and issued a warrant to purchase preferred stock to Western Alliance Bank (“Western Alliance”), which provides for a secured revolving line of credit (the “Credit Facility”) in an aggregate principal amount of up to $35.0 million with a maturity date of October 12, 2020.

On December 7, 2018, we amended the Western Alliance Agreement, which included the issuance of a warrant to purchase common stock to Western Alliance. The modification to the agreement provided for an additional term loan of $10.0 million at issuance and an incremental seasonal loan of $5.0 million. The seasonal loan matured and was repaid on March 31, 2020.

On July 31, 2020, we amended the Western Alliance Agreement, and extended the expiration of the warrants to July 31, 2030. The modification to the Western Alliance Agreement amended the maturity date of the Credit Facility to August 12, 2021.

On November 27, 2020, we repaid the outstanding $10.0 million principal of the term loan with Western Alliance Bank, as well as $0.2 million of early repayment fees, using proceeds from the issuance of the 2025 Convertible Notes (the “2025 Convertible Notes”). See further discussion of the 2025 Convertible Notes issuance below.

On January 22, 2021, we amended the Western Alliance Agreement to extend the Credit Facility maturity date to May 30, 2022.

The interest rate for borrowings under the Credit Facility, as amended, is equal to (i) the greater of the prime rate that is published in the Money Rates section of The Wall Street Journal from time to time (the “Prime Rate”) and 5.25%, plus (ii) half of one percent (0.50%), per annum. As of March 31, 2021 and 2020 the weighted-average interest rate for the Western Alliance Credit Facility and term loans was 5.75% and 6.09%, respectively.

The Credit Facility has a borrowing base subject to an amount equal to eighty percent (80%) of our trailing three months of subscription revenue. Western Alliance has first perfected security in substantially all of our assets, including our rights to our intellectual property.

Under the terms of this Credit Facility, we are required to comply with certain financial and nonfinancial covenants, including covenants to maintain certain liquidity amounts, as defined in the Western Alliance Agreement, as amended.

On June 15, 2021, we repaid the $34.3 million outstanding on the Credit Facility, as well as $0.1 million of accrued interest, using proceeds from the Merger.

Pinnacle—Term Loan

On December 3, 2018, we entered into a term loan agreement (the “Pinnacle Agreement”), which also included a warrant to purchase common stock. Upon execution of the Pinnacle Agreement, we received the first tranche of the term loan, in the aggregate amount of $7.6 million. Additionally, the Pinnacle Agreement provided for two subsequent term loan tranches of $3.8 million each. On May 22, 2019 and June 22, 2019, we requested the subsequent term loan tranches of $3.8 million each.

On November, 27, 2020, we repaid the outstanding $15.3 million principal of the Pinnacle term loan, as well as $2.0 million of early repayment fees, and $0.1 million of accrued interest, using proceeds from the issuance of the 2025 Convertible Notes. See further discussion of the 2025 Convertible Notes issuance below.

Borrowings under the Pinnacle term loan bear interest at the greater of:

1.	the Prime Rate determined on each date 15 days before the applicable Payment Date plus 525 basis points, and

2.	10.5% per annum, based upon a year of 360 days and actual days elapsed, such rate to change each time the Prime Rate changes.

As of March 31, 2020 the weighted-average interest rate for the Pinnacle term loan was 10.50%.

Convertible Promissory Notes

On December 19, 2019, we entered into a note purchase agreement and issued individual convertible promissory notes thereunder, with an option for subsequent closings through May 1, 2020 for up to $10.0 million in aggregate principal. We received gross proceeds of $3.9 million in two December 2019 closings. The notes bear interest at a rate of 7% per year, capitalized quarterly, and payable in kind. The notes have a maturity date of December 19, 2024, unless previously converted into equity securities pursuant to the terms of the note purchase agreement.

On March 31, 2020, we entered into a note purchase agreement and issued individual convertible promissory notes thereunder, with an option for subsequent closings through May 1, 2020 for up to $10.0 million in aggregate principal. We received gross proceeds of $1.5 million from the initial closing of the note purchase agreement on March 31, 2020 with employees, founders, and existing investors, representing a related party transaction. The agreement consisted of both Pro Rata Notes and a Super Pro Rata Note. Pro-Rata Notes are defined as one or more promissory notes issued to each lender with respect to the amount of the lender’s consideration, up to the lender’s pro rata amount as set forth in the note purchase agreement. Super Pro-Rata Notes are defined as one or more promissory notes issued to each lender with respect to the lender’s amount of consideration paid in excess of their pro rata amount. The Super Pro Rata Notes bears interest at a rate of 10% per year, capitalized quarterly, and payable in kind, while the Pro Rata Notes bear interest at a rate of 8% per year, capitalized quarterly, and payable in kind. Both the Pro Rata and Super Pro Rata notes have a maturity date of March 30, 2023, unless previously converted into equity securities pursuant to the terms of the note purchase agreement.

On May 1, 2020, we received gross proceeds of $1.0 million from the second closing of the March 31, 2020 note purchase agreement with existing investors.

On June 18, 2020, we amended the Pinnacle Agreement, which extended the initial principal repayment period. In consideration of the modification, we issued to Pinnacle convertible promissory notes under the March 31, 2020 note purchase agreement of $0.8 million from the third closing of the March 31, 2020 note purchase agreement.

On December 16, 2020, in connection with the execution of the Merger Agreement, we amended the note purchase agreements associated with the convertible notes issued in 2019 and 2020 to amend the conversion terms of the notes.

On June 1, 2021, in connection with the closing of the Merger, the outstanding principal and interest of the 2019 and 2020 notes were converted to common shares of BARK.

Paycheck Protection Program

On April 24, 2020, we received funds of $5.2 million under the Paycheck Protection Program (“PPP”), a part of the CARES Act. The loan is serviced by Western Alliance Bank, and the application for these funds required us to, in good faith, certify that the current economic uncertainty made the loan necessary to support ongoing operations. On June 11, 2021, BARK voluntarily repaid the outstanding principal amount of the PPP loan.

2025 Convertible Notes

On November 27, 2020, we issued $75.0 million aggregate principal amount of 2025 Convertible Notes to new investors. We received net proceeds of approximately $74.7 million from the sale of the 2025 Convertible Notes, after deducting fees and expenses of approximately $0.3 million.

We used approximately $27.6 million of the net proceeds from the sale of the 2025 Convertible Notes to repay the outstanding term loans with Western Alliance Bank and Pinnacle.

The 2025 Convertible Notes are governed by an indenture, dated as of November 27, 2020, between us and U.S. Bank National Association, as trustee and collateral agent. The 2025 Convertible Notes will bear interest at the annual rate of 5.50%, payable monthly on the first of the month commencing December 1, 2021, compounded annually. The interest rate will increase to 8.00% on November 27, 2021 if certain milestones defined in the indenture have not been met. The 2025 Convertible Notes will mature on December 1, 2025, unless earlier converted, redeemed or repurchased.

Cash Flows

Comparison of the Fiscal Years Ended March 31, 2021, March 31, 2020 and March 31, 2019.

The following table summarizes our cash flows for the fiscal years ended March 31, 2021, 2020 and 2019:

	Year Ended March 31,
	2021	2020	2019
	(in thousands)
Net cash used in operating activities	$(19,618)	$(19,666)	$(11,719)
Net cash used in investing activities	(4,825)	(4,677)	(2,036)
Net cash provided by financing activities	54,498	22,678	16,395

Net increase (decrease) in cash and restricted cash	$30,055	$(1,665)	$2,640

Cash flows provided by/used in Operating Activities

Net cash flows in operating activities represent the cash receipts and disbursements related to our activities other than investing and financing activities.

Net cash flows used in operating activities is derived by adjusting our net loss for:

•	non-cash operating items such as depreciation and amortization, stock-based compensation and other non-cash income or expenses;
•	changes in operating assets and liabilities reflect timing differences between the receipt and payment of cash associated with transactions.

For the fiscal year ended March 31, 2021, net cash used in operating activities was $19.6 million. The $19.6 million of net cash provided by operating activities consisted of net loss of $31.4 million adjusted for non-cash charges totaling $13.4 million and a net increase of $1.6 million in our net operating assets and liabilities. The non-cash charges primarily consisted of $6.5 million for stock-based compensation, $3.5 million for amortization of deferred financing fees and debt discount, $2.4 million for depreciation and amortization and $0.9 million for changes in fair value of warrant and derivative liabilities. The increase in our net operating assets and liabilities was driven by the changes in accounts payable and accrued expenses of $16.5 million related to increased expenditures to support general business growth, as well as the timing of payments, and other liabilities of $13.3 million, and deferred revenue of $13.9 million, due to growth in our prepaid subscription sales. The increase in our net operating assets and liabilities was partially offset by the change in inventories of $37.8 million, accounts receivable of $5.0 million and prepaid expenses and other current assets of $2.2 million.

For the fiscal year ended March 31, 2020, $19.7 million of net cash used in operating activities consisted of a net loss of $31.4 million adjusted for non-cash charges of $4.7 million and a net increase of $7.0 million in our net operating assets and liabilities. The non-cash charges primarily consisted of $1.8 million for stock-based compensation, $1.4 million for depreciation and amortization and $1.3 million for amortization of deferred financing fees and debt discount. The increase in our net operating assets and liabilities was driven by the changes in accounts payable and accrued expenses of $12.0 million related to increased expenditures to support general business growth, as well as the timing of payments, other liabilities of $10.4 million and deferred revenue of $1.1 million, due to growth in our prepaid subscription sales. The increase in our net operating assets and liabilities was partially offset by the change in inventories for $13.0 million, accounts receivable of $2.4 million and prepaid expenses and other current assets of $1.0 million.

For the fiscal year ended March 31, 2019, $11.7 million of net cash used in operating activities consisted of a net loss of $37.1 million adjusted for non-cash charges totaling $6.3 million and a net change of $19.1 million in our net operating assets and liabilities. The non-cash charges primarily consisted of $5.1 million for stock-based compensation, $0.5 million for depreciation and amortization and $0.5 million for amortization of deferred financing fees and debt discount. The increase in our net operating assets and liabilities was driven by changes in accounts payable and accrued expenses of $18.1 million related to increased expenditures to support general business growth, as well as the timing of payments, other liabilities of $3.1 million and in deferred revenue of $1.1 million, due to growth in our subscription sales. The increase in our net operating assets and liabilities was partially offset by changes in inventories of $2.7 million, accounts receivable of $0.4 million and prepaid expenses and other current assets of $0.2 million.

Cash flows used in Investing Activities

For the fiscal year ended March 31, 2021, net cash used in investing activities was $4.8 million, primarily due to purchases of fixed assets.

For the fiscal year ended March 31, 2020, net cash used in investing activities was $4.7 million, primarily due to purchases of fixed assets.

For the fiscal year ended March 31, 2019, net cash used in investing activities was $2.0 million, primarily due to purchases of fixed assets.

Cash flows provided by Financing Activities

For the fiscal year ended March 31, 2021, net cash provided by financing activities was $54.5 million, primarily due to proceeds of $75.8 million from the issuance of convertible notes and proceeds of $5.2 million from the loan issued under the PPP. The increase in cash provided by financing activities was partially offset by payments of long-term debt of $25.3 million and payments of transaction costs of $1.3 million.

For the fiscal year ended March 31, 2020, net cash provided by financing activities was $22.7 million, primarily due to proceeds from the Western Alliance term loan of $10.0 million, Pinnacle term loan of $7.6 million, and convertible notes issuances of $5.4 million.

For the fiscal year ended March 31, 2019, net cash provided by financing activities was $16.4 million, primarily due to proceeds from the use of our Credit Facility of $9.0 million and the Pinnacle term loan of $7.6 million.

Contractual Obligations and Commitments

The following table summarizes our contractual obligations as of March 31, 2021:

	Payments Due by Period
	Total	Less than 1 Year	1 to 3 Years	4 to 5 Years	More than 5 Years
	(in thousands)
Long-term debt obligations (1)	$28,381	$7,104	$16,766	$4,511	$—
Operating lease commitments (2)	27,097	4,113	12,626	6,567	3,791

Total	$55,478	$11,217	$29,392	$11,078	$3,791

(1)	Reflects long-term debt obligations, including interest either payable in kind or payable in cash, for our revolving line of credit and convertible notes.

(2)	Operating lease obligations relate to our office space.

Off-Balance Sheet Arrangements

We did not have during the periods presented, and we do not currently have, any off-balance sheet financing arrangements or any relationships with unconsolidated entities or financial partnerships, including entities sometimes referred to as structured finance or special purpose entities, that were established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes.

Qualitative and Quantitative Disclosures about Market Risk

We are exposed to market risks in the ordinary course of our business. Market risk represents the risk of loss that may impact our financial position due to adverse changes in financial market prices and rates. Our market risk exposure is primarily the result of fluctuations in:

Interest Rate Risk

We had cash and cash equivalents of approximately $38.3 million as of March 31, 2021. We have not been exposed, nor do we anticipate being exposed, to material risks due to changes in interest rates. A hypothetical 10% increase in interest rates during any of the periods presented would not have had a material impact on our consolidated financial statements.

We are primarily exposed to changes in interest rates with respect to our cost of borrowing under existing Credit Facility. We monitor our cost of borrowing under our Credit Facility, taking into account our funding requirements, and our expectations for short-term rates in the future. A hypothetical 10% change in the interest rate on our Credit Facility for all periods presented would not have a material impact on our consolidated financial statements.

Inflation Risk

We do not believe that inflation has had a material effect on our business, financial condition, or results of operations. If our costs become subject to significant inflationary pressures, we may not be able to fully offset such higher costs through price increases. Our inability or failure to do so could harm our business, financial condition, and operating results.

Critical Accounting Policies and Estimates

We believe that the following accounting policies involve a high degree of judgment and complexity. Accordingly, these are the policies we believe are the most critical to aid in fully understanding and evaluating our consolidated financial condition and results of our operations. See Note 2 to our consolidated financial statements and Note 2 to our unaudited condensed consolidated financial statements included elsewhere in this proxy statement/prospectus for a description of our other significant accounting policies. The preparation of our consolidated financial statements in conformity with GAAP requires us to make estimates and judgments that affect the amounts reported in those financial statements and related notes thereto. The future effects of the COVID-19 pandemic on our results of operations, cash flows and financial position are unclear. However, we believe we have used reasonable estimates and assumptions in preparing the unaudited condensed consolidated financial statements. Although we believe that the estimates we use are reasonable, due to the inherent uncertainty involved in making those estimates, actual results reported in future periods could differ from those estimates.

Revenue Recognition

Our primary source of revenue is from of our toys and treats subscription and sales or good through retailers, third parties or our website. We recognize revenue upon delivery of products and services to our subscriber or customer, as applicable. The recognition of revenue is determined through application of the following five-step model:

•	Identification of the contract(s) with subscribers or customers, as applicable;

•	Identification of the performance obligation(s) in the contract;

•	Determination of the transaction price;

•	Allocation of the transaction price to the performance obligation(s) in the contract; and

•	Recognition of revenue when or as the performance obligation(s) are satisfied.

Discounts are considered fixed consideration and represent a fixed reduction to revenue for each performance obligation. The sales returns and chargebacks allowance is considered to be contingent and represents a component of variable consideration. The estimated consideration reflects potential sales returns and chargebacks as a reduction in the transaction price. We have determined that the expected value method will provide the best predictor for a refund liability associated with sales returns and chargebacks. The expected value method estimates variable consideration based on the range of possible outcomes and the probabilities of each outcome and is most appropriate when an entity has a large number of contracts that have similar characteristics. The estimate is recorded in total for sales transactions recorded in the current period and, in effect, represents a reduction in the transaction price at the time of sale.

Our contract liability represents cash collections from its customers prior to delivery of subscription products, which is recorded as deferred revenue on the consolidated balance sheets. Deferred revenue is recognized as revenue upon the delivery of the box or product.

Stock-Based Compensation

We measure and record the expense related to stock-based payment awards based on the fair value of those awards as determined on the date of grant. We recognize stock-based compensation expense over the requisite service period of the individual grant, generally equal to the vesting period and uses the straight-line method to recognize stock-based compensation. For stock options with performance conditions, we record compensation expense when it is deemed probable that the performance condition will be met. We use the Black-Scholes option-pricing model to determine the fair value of stock awards.

We estimate expected forfeitures of stock-based awards at the grant date and recognizes compensation cost only for those awards expected to vest. We estimate future forfeitures at the date of grant based on historical experience and revises the estimates, if necessary, in subsequent periods if actual forfeitures differ from those estimates.

For stock-based awards issued to non-employees, including consultants, we record expense related to stock options based on the fair value of the options calculated using the Black-Scholes option-pricing model over the service performance period. The fair value of options granted to non-employees is remeasured over the vesting period and recognized as an expense over the period the services are rendered.

Derivative Assets and Liabilities

Our term loan and convertible note agreements contain features determined to be embedded derivatives from its host. Embedded derivatives are separated from the host contract and carried at fair value when the embedded derivative possesses economic characteristics that are not clearly and closely related to the economic characteristics of the host contract and a separate, standalone instrument with the same terms would qualify as a derivative instrument. The derivative is measured both initially and in subsequent periods at fair value, with changes in fair value recognized on the statement of operations and comprehensive loss.

The Company’s valuation of embedded derivative liabilities have historically been measured using an income approach based on a discounted cash flow model, as well as a probability-weighted expected return method (“PWERM”). The Company uses various key assumptions, such as estimation of the timing and probability of expected future events, and selection of discount rates applied to future cash flows using a yield curve equivalent to the Company’s credit risk.

Common Stock Valuations

We have historically granted stock options at exercise prices equal to the fair value as determined by our Board of Directors (the “Board”) on the date of grant. In the absence of a public trading market, our Board of Directors, with input from management, exercised significant judgment and considered numerous objective and subjective factors to determine the fair value of our common stock as of the date of each stock option grant, including:

•	relevant precedent transactions involving our capital stock;

•	the liquidation preferences, rights, preferences, and privileges of our redeemable convertible preferred stock relative to the common stock;

•	our actual operating and financial performance;

•	current business conditions and projections;

•	our stage of development;

•	the likelihood and timing of achieving a liquidity event for the shares of common stock underlying the stock options, such as an initial public offering, given prevailing market conditions;

•	any adjustment necessary to recognize a lack of marketability of the common stock underlying the granted options;

•	recent secondary stock sales and tender offers;

•	the market performance of comparable publicly traded companies; and

•	U.S. and global capital market conditions.

In addition, our Board of Directors considered the independent valuations completed by a third-party valuation consultant. The valuations of our common stock were determined in accordance with the guidelines outlined in the American Institute of Certified Public Accountants Practice Aid, Valuation of Privately-Held-Company Equity Securities Issued as Compensation.

Recent Accounting Pronouncements

See the sections titled “Summary of Significant Accounting Policies—Recently adopted accounting pronouncements” and “—Recently issued accounting pronouncements not yet adopted” in Note 2 to our consolidated financial statements included elsewhere in this proxy statement/prospectus for additional details.

JOBS Act Accounting Election

In April 2012, the JOBS Act was enacted. Section 107 of the JOBS Act provides that an “emerging growth company” may take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. Therefore, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to use the extended transition period under the JOBS Act. Accordingly, our financial statements may not be comparable to the financial statements of public companies that comply with such new or revised accounting standards.

BUSINESS

Unless otherwise indicated or the context otherwise requires, references in this prospectus to “we,” “our,” “us” and other similar terms refer to BARK, as the context suggests.

Our Mission

Our mission is to make all dogs happy. We believe that dogs and humans are better together and we aspire to be the world’s favorite dog brand. We are committed to satisfying each individual dog’s distinct personality and preferences.

Who We Are

BARK is a company of dog obsessed people dedicated to making dogs happy. We were founded in 2012 by Matt Meeker, Carly Strife and Henrik Werdelin, who were inspired by Matt’s love for his Great Dane, Hugo. They discovered a lack of engaging and innovative products that could keep Hugo happy and the three founders quickly realized there was a broader unmet consumer need of fellow dog parents who were similarly focused on their dogs’ happiness and wellbeing. Our journey started from those roots with the development of toys and treats and now we serve personalized products to over 1.1 million dogs per month, as of March 31, 2021.

We are a vertically integrated, data-driven, omnichannel brand serving dogs across the four key categories of Play, Food, Health and Home. Our direct to consumer business, which is primarily comprised of subscription products, drive the majority of our revenues with more than 1.8 million Active Subscriptions as of March 31, 2020. Our expanding retail and commerce distribution channels enable BARK to serve the broader needs of dog parents beyond our monthly subscription boxes. Dog parents can buy our products on online marketplaces such as Amazon, and through a large network of retail partners including Target, Petco, PetSmart, Costco, Bed Bath & Beyond, and CVS.

Everything BARK sells is designed and developed by BARK (or by its contracted suppliers) and branded BARK or included with BARK branded packaging. We leverage an ever-growing collection of proprietary data, market data and customer insights to deliver customized products designed to meet the needs of each dog. In addition, we apply insights from more than 8.7 million BARK social media followers across various platforms and our more than 12 million email contacts. This includes subscriber and dog satisfaction survey data collected from our monthly subscriber base and the “Voice of the Pack,” a trend report that we compile from our BARK Happy customer service team’s over 250,000 unique interactions with dog parents each month. We use this data to design and develop our products to satisfy particular dog attributes, such as size and breed, and leverage it along with machine learning technology to tailor future subscription shipments and Add-to-Box (ATB) recommendations to each individual dog’s preferences. We believe the personal and emotional connection from our BARK Happy team helps us to create strong customer connections and brand evangelists.

BARK’s subscription and direct to consumer offerings include:

BarkBox and Super Chewer (Play Category)—These subscription products featuring monthly themed boxes of premium-quality BARK toys and treats that are delivered directly to a dog’s home, with Super Chewer providing products specially tailored to the needs of larger dogs and dogs who love to chew, a market that we believe has been underserved. BARK serves more than 1.8 million Active Subscribers as of March 31, 2021 and delivers personalization at scale, with more than 150,000 customer-tailored boxes each month, as of March 31, 2021. Subscribers have the option to increase the number of toys and treats or add incremental products each month through our monthly Add-to-Box, or ATB, offerings. We also offer the toys and treats included in subscription boxes as individual SKUs through our website BarkShop.com (“BarkShop”) as well as through BARK’s retail commerce channel partners.

BARK Eats (Food Category)—BARK Eats is our personalized monthly meal plan serving the mass-premium dog food segment. The BARK Eats experience begins with a comprehensive digital questionnaire. Using a proprietary and nutritionist-approved algorithm, BARK curates and recommends a customized meal plan for your dog from over 2,000 combinations. The plan consists of all-natural kibble, freeze dried flavor toppers and functional supplements, along with the proper portioning of each. The meal plan can then be discussed and revised with a consultation with our nutrition specialists or checkout can be completed without further consultation. BARK Eats can be personalized each month and evolves along with dogs’ dietary needs over time. We believe the dry dog food market is underserved and ripe for disruption. We believe we are among the first digitally-native direct to consumer brands that offers a personalized, adjustable and customizable monthly dog food service in the dry dog food category at a mass market price point. Further, we believe that the value proposition of BARK Eats, which provides a customized, portioned, high quality healthy food, at a mass market price point, will appeal broadly to dog parents.

BARK Bright (Health Category)—BARK Bright is our health and wellness offering. Our first BARK Bright product is a dog dental kit, which includes a proprietary triple-enzyme gel that can be combined with delicious treat-like dental sticks that dogs can chew. This eliminates the arduous task of brushing a dog’s teeth while still effectively fighting germs and bad breath. Our BARK Bright dental kit provides an innovative regimen for dog dental care, and is available through monthly subscriptions, ATB, individually on Barkshop and in our retail commerce channel through retailers and other online marketplaces. In addition, BARK Bright offers flea & tick treatments and is developing additional products, including nutritionist-formulated health supplements. We also offer BARK Bright health and wellness products through BarkShop.com as well as through BARK’s retail commerce channel partners.

BARK’s third party retail commerce channel and collaborative brand offerings include:

BARK Home (Home Category)—BARK Home offers dog parents a variety of products for daily life, including dog beds, bowls, collars, harnesses and leashes. We also sell BARK Home products through our website BarkShop.com.

BARK toys and treats, BARK Bright and BARK Home are available on online marketplaces such as

Amazon, and through a large network of retail partners including Target, Petco, PetSmart, Costco, Bed Bath & Beyond, and CVS.

BARK also collaborates with, and makes products for, brands such as Subaru, Dunkin, and Anheuser Busch to build its brand awareness, expand distribution, and engage shared fans.

BARK Happy is our customer service team as well as our platform for insight collection and cross promotion. We believe the personal and emotional connection from BARK Happy team helps us to create strong customer relationships and brand evangelists. The BARK Happy team has over 250,000 unique interactions with dog parents each month. We leverage these interactions to serve our customers better as well as to gather data to inform design and development of our future products and tailor offerings to an individual dog’s preferences. We believe the combination of personal connections and data driven design helps drive retention and lifetime value.

Our Momentum

Since BARK was founded in 2012, we have continued to grow our subscriber base and have delivered BARK products to more than 6.5 million dog parents.

We had 1.8 million Active Subscriptions as of March 31, 2021. This represented an increase of 51.2% from the same date of the preceding fiscal year. We define Active Subscriptions as the total number of unique product subscriptions with at least one shipment during the last 12 months. Active Subscriptions does not include gift subscriptions or one-time subscription purchases. For the quarters ended December 31, 2021 and March 31, 2020, our Average Monthly Subscription Churn was 6.6% and 5.4% respectively. Average Monthly Subscription Churn is calculated as the average number of subscriptions that have been cancelled in the last three months, divided by the average monthly active subscriptions in the last three months. The number of cancellations used to calculate Average Monthly Subscription Churn is net of the number of subscriptions reactivated during the last three months. Additionally, New Subscriptions increased to approximately 572,000 during the year ended March 31, 2021, as compared to approximately 628,000 during the year ended March 31, 2020, a 91.1% change. We define New Subscriptions as the number of unique subscriptions with their first shipment occurring in a period. We believe the increase in New Subscriptions during the year ended March 31, 2021 was the result of our continued investment in product expansion and consumer marketing and partially driven by the increase in dog ownership during the Covid-19 pandemic.

We plan to continue to invest in our business as we further build our brand, scale our existing and new offerings to serve dogs from puppyhood throughout their lives, and deepen penetration in our core channels.

Our Platform

We enable dog parents to connect with their dogs through our spectrum of products in a seamless and convenient way. Our products are tailored to satisfy each individual dog’s distinct personality and preferences in fun and creative ways, which engages both dogs and dog parents alike. We believe our curated subscriptions and products delight dogs and their parents and keep them eagerly awaiting their next shipment.

Our Product Offerings

BarkBox (Play Category)

In 2012, we launched our first product, BarkBox, a subscription-based service with a monthly tailored assortment of premium themed toys and treats, such as Secrets of the Rainfurrest, Night at the Squeakeasy, and Shakespeare in the Dog Park. Each monthly assortment brings life to a theme designed to delight dog parents as much as the toys and treats to delight the dog. The creativity of the storytelling, together with the quality of the products, is intended to keep the experience fresh, our subscribers engaged, and subscription retention high. In addition to subscription, our most beloved BarkBox products are also available at retail and across our e-commerce channels.

Super Chewer (Play Category)

In 2017, we launched Super Chewer to address the needs of larger dogs and dogs who love to chew. Super Chewer is a monthly delivery of toys designed to be durable, bold, original, with innovative designs and treats in a category that we believe has been underserved. Super Chewer features tough and functionally exciting toys that are made with a range of durable materials such as natural rubber and ballistic nylon. Similar to BarkBox, each month’s subscription box features a monthly theme that is designed to delight dog and dog parent alike. Super Chewer toys are also available at retail and across our commerce channels.

BARK Eats (Food Category)

Launched in 2020, BARK Eats offers personalized, portion controlled, nutritious meals for dogs on a monthly basis. The BARK Eats experience features a high-touch customer relationship program — beginning with a nutrition specialist consultation — through our BARK Happy team, which allows dog parents to customize their dog’s food blend of kibble, toppers/flavors, and health supplements as well as to properly portion the meals. BARK Eats can be personalized each month as their dogs’ dietary needs evolve over time. We believe we are among the first digitally-native direct to consumer brands that offers a personalized, adjustable and customizable monthly dog food service in the dry dog food category at a mass market price point. BARK Eats is currently available direct to consumer in the Columbus, Ohio market, and we expect to expand to nine markets in 2021.

BARK Bright (Health Category)

Launched in 2020, BARK Bright is our health and wellness platform for dogs. Our first BARK Bright product is a dental kit. While dental health affects most dogs, the most popular “dental” treats do not contain active ingredients that break down plaque and tartar. In addition, dog parents generally find manually brushing their dogs’ teeth with toothpaste too laborious to maintain a daily regimen. BARK Bright’s dental kit combines the benefits of brushing with the convenience of a treat, by pairing a proprietary triple-enzyme gel for fighting germs and bad breath and keeping teeth and gums healthy, with a delicious treat designed to neatly hold the gel, making dental care fun for dogs and hassle free for dog parents. We currently offer our BARK Bright dental kit through our ATB platform, as well as on BarkShop, Amazon, and in retail stores, such as Target and CVS. In addition, BARK Bright offers flea & tick treatments and is developing additional products, including nutritionist-formulated health supplements.

BARK Home (Home Category)

In 2019, we launched BARK Home. BARK Home serves dog parents’ home needs, as dog parents and dogs spend an increasing amount of time together and the space between human and dog blends. We have engineered the BARK Home collection to make every stage of life and togetherness great, including charcoal pee pads, memory foam and cuddler beds, bowls, leashes and collars, poop bags, car seat covers, wearables, and dog crates. BARK Home is available at retail and across our e-commerce channels.

BARK Happy

We believe the way in which our customer experience team, as well as our platform for insight collection and cross promotion. BARK Happy builds strong customer connections and creates brand evangelists, resulting in higher retention rates and lifetime value. The Happy Ambassadors comprising our BARK Happy team are “dog people” who create connections through different communication channels to build long-term relationships with dog parents. Our BARK Happy team has over 250,000 unique interactions with dog parents each month and is reachable by subscribers and customers through text, chat on our website and social media platforms, email or by phone. The BARK Happy team is customer-centric with the goal of fostering the Happy Teams’ values of humility, a servant’s heart, collaboration, balanced advocacy and accountability. Subscribers work with the BARK Happy team to tailor their monthly subscription experience, take advantage of “Scout’s Honor”—our promise to make the experience for your dog right, no questions asked, including replacing toys, and to use BARK Happy’s “secret services”, such as tips and tricks for first-time dog parents or grief support when a member of the pack passes away. BARK Happy’s focus and drive have led BARK to be recognized as a leader in the customer experience industry with “Best In Class” customer satisfaction sentiment recognition in 2020.

Our People and Culture

At BARK, our culture is centered around our passion for what we do and whom we serve. Our culture is fueled by the everyday inspiration of our employees, most of whom are dog parents themselves, which keeps innovation high and keeps us grounded in our mission. We aim to hire best-in-class employees whose commitment to our cause allows them to thrive within the organization. As of March 31, 2021, we employed 570 full-time employees and 49 part-time employees.

Advertising and Marketing

BARK’s approach to advertising and marketing is to be present where our customers are. BARK’s technology-and science-driven approach towards marketing and social media are designed to provide an efficient, cost-effective and data rich platform, allowing us to engage new customers and reach our current customers, as well as manage and track the effectiveness of our spending. BARK reaches consumers across multiple digital and social media platforms including product placements, websites, blogs and online reviews, as well as with tailored messaging on popular digital hubs including Instagram, Facebook, Twitter and YouTube, and through affiliate and influencer marketing programs. BARK also engages in print media advertising (mailers) and television advertisements targeting potential customers across the United States.

In addition to paid channels, many of BARK’s new customers originate organically from word-of-mouth and non-paid referrals by our existing customers as well as from general awareness of our product offering. BARK’s ability to retain a high level of non-paid customer acquisitions may reduce the level of marketing investment required to continue our growth.

We believe the style and voice of BARK’s messaging has also been an incredibly important differentiator for BARK’s ability to garner the attention of customers and potential customers in a crowded marketing world. The pet product space is traditionally one of the slower industries to adapt to the ever-changing landscape of entertainment mediums. BARK has on numerous occasions been recognized as an innovative business in the world of content marketing, beyond the larger pet industry. We believe this innovation in the world of content and social media through the strategic hiring of dog-obsessed comedians and creative personalities will enable BARK to remain relevant as the advertising tactics and mediums continue to change.

Manufacturing

BARK purchases substantially all of our merchandise directly from third-party manufacturers, including products that are manufactured exclusively for BARK. Some of these vendors operate their own manufacturing facilities and others subcontract the manufacturing to other parties. BARK’s manufacturers generally agree to terms that are substantially similar to its standard manufacturer terms, which govern its business relationship. Although BARK does not have long-term agreements with its vendors, BARK has long-standing relationships with a diverse base of vendors that BARK believes to be mutually satisfactory. These vendors are located in multiple countries, which we believe helps mitigate our supply chain risk.

All of BARK’s exclusive products are required to be produced according to BARK’s specifications, and our manufactures warrant that such products will perform in accordance with BARK’s specifications. BARK’s manufacturing and supplier contracts are generally on year-to-year terms unless terminated within specified notice periods which typically allow for termination 60 to 90 days prior to the end of a term or within 30 days following notice for an uncured material breach. BARK also has certain other termination rights, including in the event that a supplier becomes insolvent or files for bankruptcy. BARK requires that all of its manufacturers comply with applicable law and BARK generally has the right to audit the suppliers’ facilities.

Distribution and Inventory Management

BARK currently utilizes global third-party logistics providers to warehouse and distribute finished products from its distribution facilities to support its domestic operations. These logistics providers manage various distribution activities including product receipt, warehousing, certain limited product inspection activities, and coordinating outbound shipping.

BARK manages its inventory levels by analyzing product sell-through, forecasting demand, analyzing product ratings and placing orders with our manufacturers before BARK receives firm orders from customers to ensure sufficient availability.

BARK’s Trademarks and Other Intellectual Property

BARK believes that our rights in our intellectual property, including trademarks, trade dress, trade names, patents, and domain names, as well as contractual provisions and restrictions on access to its proprietary technology, are important to our marketing efforts to develop brand recognition and differentiate our brand from competitors. BARK owns a number of trademarks that have been registered, or for which registration applications are pending, in the United States as well as in certain foreign jurisdictions. These registered or pending trademarks include, among others, “Bark,” “BarkBox,” “BARK Bright,” “BARK Eats,” “BARK Home,” “BARK Essentials,” “BARK Super Chewer,” “Super Chewer,” “BARKPOST,” “Destroyers,” “Destroyers Club,” and “Dog People Get It.” The current registrations of these trademarks are effective for varying periods of time and may be renewed periodically, provided that BARK, as the registered owner, or BARK’s licensees where applicable, comply with all applicable renewal requirements including, where necessary, the continued use of the trademarks in connection with similar goods. BARK expects to pursue additional trademark registrations to the extent BARK believes they would be beneficial and cost-effective.

In addition to trademark protection, BARK owns numerous domain names, including www.barkbox.com, www.bark.co, and www.barkshop.com. BARK also enters into, and relies on, confidentiality and proprietary rights agreements with its employees, consultants, contractors and business partners to protect its trade secrets, proprietary technology and other confidential information. BARK further controls the use of its proprietary technology and intellectual property through provisions in both our customer terms of use on our website and in our agreements with vendors.

We believe that our intellectual property has substantial value and has significantly contributed to BARK’s success to date. BARK continually engages with manufacturers to develop and market better quality dog products under its brand names to better serve its customers at a lower price.

Competition

The dog products industry is highly competitive, fragmented, and spread across four primary segments:

•	supermarkets, warehouse clubs and mass merchants;

•	specialty pet store chains;

•	traditional or neighborhood pet stores; and

•	subscription service businesses and e-tailers.

We believe that the principal competitive factors in BARK’s market are product selection and quality, customer service, price, brand awareness and loyalty, reliability and trust, convenience and speed at which orders are delivered to our customers. We believe that BARK differentiates itself from its competitors by the strength of its brand, customer knowledge and engagement, unique and exclusive products, data driven design and marketing, and achieving a high level of performance with regard to these competitive factors.

Dog food is also a highly competitive industry. BARK Eats competes with manufacturers of conventional dog food, such as Mars, Nestlé and Big Heart Pet Brands (part of The J.M. Smucker Company). It also competes with specialty and natural pet food manufacturers such as FreshPet, Colgate-Palmolive and General Mills. In addition, BARK Eats competes with many regional niche brands in individual geographic markets. Given a North American retail landscape dominated by large retailers, with limited shelf space and a significant number of competing products, competitors actively support their brands through marketing, advertising, promotional spending and discounting. Competitive factors in the dog food industry include product quality, ingredients, brand awareness and loyalty, product variety, product packaging and design, reputation, price, advertising, promotion and nutritional claims.

The dog health and wellness industry is highly competitive. BARK Bright competes directly and indirectly with both manufacturers and distributors of pet health and wellness products and online distributors, as well as with veterinarians. BARK Bright directly faces competition from companies that distribute various pet health and wellness products to traditional retailers such as Bayer AG, Central Garden and Pet Company, Hartz (Unicharm Corp.), Mars, Inc., Manna Pro, Nestlé S.A., Spectrum Holdings, Promika LLC, Tevra Brands, and The J.M. Smucker Company, most of which are larger than BARK and have greater financial resources. Similarly, BARK Bright faces intense competition from manufacturers who sell dog health and wellness products to e-commerce and other retailers and to veterinarians.

Government Regulation

BARK’s business is subject to foreign and domestic laws and regulations applicable to companies conducting business on the Internet. Jurisdictions vary as to how, or whether, existing laws governing areas such as personal privacy and data security, consumer protection or sales and other taxes, among other areas, apply to the Internet and e-commerce, and these laws are continually evolving. Related laws may govern the manner in which BARK stores or transfers sensitive information, or impose obligations on BARK in the event of a security breach or an inadvertent disclosure of such information. International jurisdictions impose different, and sometimes more stringent, consumer and privacy protections. Additionally, tax regulations in jurisdictions where BARK does not currently collect state or local taxes may subject BARK to the obligation to collect and remit such taxes, or to additional taxes, or to requirements intended to assist jurisdictions with their tax collection efforts. New legislation or regulations, the application of laws from jurisdictions whose laws do not currently apply to its business, or the application of existing laws and regulations to the Internet and e-commerce generally could result in significant additional taxes on its business. Further, BARK could be subject to fines or other payments for any past failures to comply with these requirements. See “Risk Factors—Risks Related to BARK’s Business.” Changes in tax treatment of companies engaged in e-commerce may adversely affect the commercial use of BARK’s website and mobile application and its financial results.” The continued growth of and demand for e-commerce is likely to result in more laws and regulations that impose additional compliance burdens on e-commerce companies.

In addition, BARK is subject to a broad range of federal, state, local, and foreign laws and regulations intended to protect public health, natural resources and the environment. BARK’s operations, including its manufacturing outsourcing partners, are subject to regulation by OSHA, the FDA, the USDA, and by various other federal, state, local, and foreign authorities regarding the processing, packaging, storage, distribution, advertising, labeling and import of its products, including food safety standards. See “Risk Factors—Risks Related to BARK’s Business—BARK is subject to extensive governmental regulation and BARK may incur material liabilities under, or costs in order to comply with, existing or future laws and regulation, and its failure to comply may result in enforcements, recalls, and other adverse actions.”

Legal Proceedings

BARK is from time to time subject to, and is presently involved in, litigation and other legal proceedings. BARK believes that there are no pending lawsuits or claims that, individually or in the aggregate, may have a material effect on its business, financial condition or operating results.

Facilities

BARK’s headquarters are located at 221 Canal Street, New York, New York 10013. BARK believes this space is sufficient to meet its needs for the foreseeable future and that any additional space BARK may require will be available on commercially reasonable terms.

MANAGEMENT

Executive Officers and Directors

The following table sets forth the name and position of each of the director and executive officers of BARK as of the date of this prospectus, including their ages as of April 5, 2021.

Name	Age	Position(s)
Executive Officers
Matt Meeker	47	Executive Chairman and Director
Manish Joneja	43	Chief Executive Officer and Director
John Toth	51	Chief Financial Officer
Henrik Werdelin	45	Chief Strategy Officer and Director
Carly Strife	34	Chief Food Officer
Michael Novotny	40	Chief Operating Officer
Rustin Richburg	45	Chief People Officer
Suzanne McDonnell	50	Chief Commercial Officer
Matthew Miller	50	General Counsel
Mikkel Holm	41	Chief Creative Officer

Non-Employee Directors
Jonathan J. Ledecky	63	Director
Joanna Coles	58	Director
Jim McGinty	58	Director
Elizabeth McLaughlin	60	Director

Executive Officers

Matt Meeker.	Mr. Meeker is the Executive Chairman of BARK’s board of directors. Mr. Meeker is a co-founder of Legacy BARK and was the Chief Executive Officer of Legacy BARK from its formation in October 2011 until September 2020. Mr. Meeker has served as director of Legacy BARK since its formation and as Legacy BARK’s Executive Chairman since September 2020. Prior to joining Legacy BARK, Mr. Meeker was Entrepreneur-in-Residence at DogPatch Labs, a startup incubator run by Polaris Ventures from January 2011 to April 2012. Prior to that, Mr. Meeker was an advisor at OpenSky from September 2009 to December 2010. He co-founded Meetup, a network of local communities that meet offline about shared interests and passions, and worked there from December 2001 through December 2007. Mr. Meeker also serves as a Venture Partner at Resolute VC. Mr. Meeker received his B.S.B, Marketing, Finance from the University of Minnesota – Carlson School. Mr. Meeker has a Great Dane named Hugo. As a co-founder, former Chief Executive Officer and long-time member of Legacy BARK’s board of directors, Mr. Meeker has an extensive knowledge of and perspective on BARK’s business.

Manish Joneja.	Mr. Joneja is the Chief Executive Officer of BARK. Prior to the consummation of the Business Combination, Mr. Joneja served as Legacy BARK’s Chief Executive Officer and a member of Legacy BARK’s board of directors starting in September 2020. Prior to Legacy BARK, he served as Director, Amazon Global at Amazon from December 2016 to September 2020, where he was a leader in Amazon’s worldwide operations division focused on global exports and expansion, leading global teams in product management, supply chain and data science. Before joining Amazon, Mr. Joneja held various leadership positions of increasing responsibility at eBay from August 2011 to December 2016, including Sr. Director/GM of Global Ecommerce Expansion and Shipping. Prior to eBay, Mr. Joneja served in various positions at Infosys Tech. and

Infosys Consulting, Inc. from September 2000 to August 2011, including Principal – Digital Commerce & Strategy. Mr. Joneja received a Bachelor of Technology (Computer Science and Engineering) from Punjabi University, India. Mr. Joneja has a thirteen-year-old rescue dog, Kiki, and Begum, a former Delhi street dog. We believe Mr. Joneja is qualified to serve on BARK’s board of directors because of his extensive operational and management experience, as well as his expertise in product management, supply chain and data science.

John Toth.	Mr. Toth is the Chief Financial Officer of BARK. Prior to the consummation of the Business Combination, Mr. Toth served as Legacy BARK’s Chief Financial Officer since 2016. Prior to joining Legacy BARK, Mr. Toth served as Chief Financial Officer of Hot Chalk, Inc., an education technology company, from 2015 to 2016. Mr. Toth served as Chief Financial Officer of ARC Document Solutions, Inc., a publicly traded company that provides specialized commercial printing services, from 2011 to 2015. Prior to his joining ARC, Mr. Toth was Chief Financial Officer of Bell-Carter Foods, Inc., a company operating in the food manufacturing industry, from 2008 to 2010. From 2006 to 2008, Mr. Toth worked at Fresh Express, Inc., a subsidiary of Chiquita Brands International, Inc., serving as Chief Financial Officer. Mr. Toth began his career in investment banking with Goldman, Sachs & Co. He then moved to J.P. Morgan’s investment banking division and from 2001 until 2006, Mr. Toth was a Managing Partner of Tennyson West, LLC, a boutique mergers and acquisitions advisory firm. Mr. Toth received a Master’s Degree in Economics, and Bachelor’s Degree in Economics and Political Science, from Stanford University.

Henrik Werdelin.	Mr. Werdelin is a co-founder of Legacy BARK and served as a director and Secretary of Legacy BARK since its formation in October 2011. Mr. Werdelin served as Legacy BARK’s Co-Chief Executive Officer from November 2011 until August 2020, as Legacy BARK’s Chief Creative Officer from August 2020 through December 2020 and as Legacy BARK’s Chief Strategy Officer since January 2021. Mr. Werdelin is also the Founding Partner of Prehype LLC, a venture development firm headquartered in New York, with offices in London and Copenhagen, that he founded in 2010. Prior to joining Legacy BARK, from 2002 to 2006, Mr. Werdelin was Vice President of Product Development and Strategy for MTV Networks International. From 2006 to 2009, Mr. Werdelin served as the Chief Creative Officer at Joost, a peer-to-peer internet television service. From 2009 to 2010, Mr. Werdelin was an Entrepreneur in Residence at Index Ventures, working with, advising or investing in a number of start-ups. Mr. Werdelin has a yellow lab named Molly. Mr. Werdelin graduated from Aalborg University (Denmark) with a BA in Social and Politics Science and received a MA with distinction in Journalism from the University of Westminster (London, UK). As a co-founder and long-time member of Legacy BARK’s board of directors, Mr. Werdelin has an extensive knowledge of and perspective on BARK’s business.

Carly Strife	Carly Strife is the co-founder of BARK. Ms. Strife has managed and scaled the complex business operations behind each of Legacy BARK’s businesses starting with BarkBox in 2012 and now spanning several distribution channels and product lines. Today she leads strategic BARK initiatives, including BARK Eats, the company’s new personalized food blend offering. Prior to BARK, Ms. Strife was an early employee at Uber, hired to help launch the company’s New York operation. She started her career in Financial Advisory practice at Deloitte where she was responsible for the valuation of real estate, property, and business assets. She also co-founded Ambush Capital, investing in and advising early-stage founders. She earned a mechanical engineering degree in 2008 from Rensselear Polytechnic Institute. Ms. Strife lives in Brooklyn with her dogs Cooper and Reginald.

Michael Novotny	Michael Novotny is the Chief Operating Officer of BARK, a role he has held with Legacy BARK since May 2019. Mr. Novotny joined Legacy BARK in January 2015 having previously served as an advisor to Legacy BARK from August 2012 until joining. He has helped build and scale many of Legacy BARK’s business lines and operational units. Today, he is responsible for product manufacturing & sourcing, inventory planning & management, transportation, logistics & warehousing, and customer service. Mr. Novotny started his career in finance with positions at Lehman Brothers, Thomas Weisel Partners, and SAC Capital Advisors. He then transitioned to operating in early-stage consumer companies, and from 2010-2014, held senior leadership roles at JackThreads, which was the fastest-growing company on the Internet Retailer 500 in 2011. Since 2015, Mr. Novotny has been an advisor to Compass Experience Labs, a Columbus, Ohio based customer service partner for direct-to-consumer brands. He earned a Bachelor of Science in Economics from New York University in 2002 and an MBA in Strategic Management from The Wharton School in 2009. He is a proud dad to a very handsome 7-year-old Boston Terrier and Shih Tzu mix named Jack.

Rustin Richburg	Mr. Richburg has been Chief People Officer since joining Legacy BARK in February 2021. Immediately prior to joining Legacy BARK, he was an independent HR and talent strategy consultant from February 2020. Mr. Richburg was Chief People Officer from February 2019 until Jan 2020 for Walton Enterprises which is the family office and philanthropy organization for the heirs of Sam and Helen Walton, the founders of Walmart. Immediately prior to Walton Enterprises, Mr. Richburg was Senior Vice President of People for Walmart from October 2016. He was responsible for Walmart’s global people operations and technology; as well as, US talent strategies. Before joining Walmart, he led global HR operations for London Stock Exchange-listed consumer goods company Imperial Brands based in Bristol, England from October 2013. Mr. Richburg was a Managing Director with Accenture before joining Imperial Brands. Mr. Richburg is an internationally recognized HR and talent expert having been awarded HR Consultant of the year in 2009. He holds a Bachelor of Science degree in Agribusiness from Texas A&M University where he graduated in 1998. He also holds certificates from the University of Washington (2003) and Cornell University (2020). Mr. Richburg, his husband, and their two French bulldogs live in the New York City area.

Suzanne McDonnell	Ms. McDonnnell is the Chief Commercial Officer and Head of Licensing and Partnerships at BARK, a position she has held with Legacy BARK since May 2019. Ms. McDonnell is responsible for BARK’s sales through external partners, including pet specialty, mass market, club, DIY, and lifestyle retailers, e-commerce and digital marketplaces, and branded partnerships. Prior to her current role, Ms. McDonnell led BARK’s media and sponsorship business from 2015 to 2017 and BARK’s business-to-business ventures practice from 2017 to May 2019. Ms. McDonnell’s career at BARK follows a 22-year career across advertising and media publishing, including senior management positions at Leo Burnett, Saatchi & Saatchi, WPP Berlin Cameron, Viacom, and Discovery Networks. Suzanne has led cross-functional and diverse teams, working across brands in the consumer packaged goods, automotive, financial services, hospitality, technology, and digital media categories. Suzanne has also been on the Board of the Interactive Advertising Bureau (IAB) from 2013 to 2014 and holds additional advisory Board positions today. She graduated from Colgate University in 1993 with a degree in Economics. She is mom to her beloved cockapoo, Ryder Cup.

Matthew Miller	Mr. Miller has been General Counsel at Legacy BARK since January 2021. Prior to joining Legacy BARK, from 2011-2019, Mr. Miller spent 8 years as Deputy General Counsel for Groupon, a publicly-traded company, where he led teams responsible for global litigation, employment, and IP. Mr. Miller also had responsibility for the international legal team at Groupon, including one year when he was based out of Groupon’s then-international headquarters in Switzerland. In 2019, Mr. Miller served as the first General Counsel for Green Thumb Industries, and in 2020, Mr. Miller founded his own law practice before joining BARK in early 2021. Mr. Miller began his career at Jenner & Block, an AmLaw 100 law firm, where he worked in the litigation department handling complex matters for some of the world’s largest companies. Mr. Miller received his B.A. in Philosophy from the University of Wisconsin-Madison, and his J.D. cum laude from Loyola University Chicago School of Law. A lifelong soccer player, Mr. Miller twice represented the United States in the international Maccabi games as a member of the U.S. Men’s Masters Soccer Team, once in Israel (2009), and once in Brazil (2012).

Mikkel Holm	Mr. Holm is the Chief Creative Officer at BARK, a position he has held with Legacy BARK since January 2021. Mr. Holm is responsible for Product Development and Marketing Creative across all product categories and sales channels. Since joining Legacy BARK in 2015, Mr. Holm has established and grown the product design and development function at Legacy BARK from focusing only on toy development to span across Play, Food, Home, and Health. Prior to joining Legacy BARK, Mr. Holm spent six years at The LEGO Group in Denmark, where he held several positions, from Concept Designer in LEGO’s innovation department Future Lab to Senior Manager at LEGO’s New Business Group, leading technology partnerships with companies like Intel and Google. Mr. Holm started his career as an industrial designer at the independent design agency CBD in Beijing, where he designed products for leading Chinese consumer brands like Haier, Amoi, and ZTE. He holds a M.Sc. Engineering - Industrial Design from Aalborg University, Denmark.

Non-Employee Directors

Jonathan J. Ledecky	Prior to the consummation of the Business Combination, Mr. Ledecky served as the President Chief Executive Officer of Northern Star from inception until September 2020, and the Chief Operating Officer of Northern Star from September 2020 until the consummation of the Business Combination. Mr. Ledecky has been a co-owner of the National Hockey League’s New York Islanders franchise since October 2014. He also serves as an Alternate Governor on the Board of Governors of the NHL and as President of NY Hockey Holdings LLC. He is also the President, Chief Operating Officer and director of Northern Star II, a blank check company like Northern Star that raised $400,000,000 in its initial public offering in January 2021. In February 2021, Northern Star II entered into a definitive agreement for a business combination with Apex Clearing Holdings LLC. Apex is the parent company of Apex Clearing Corporation, a custody and clearing engine that’s powering the future of digital wealth management. Mr. Ledecky is also the President, Chief Operating Officer and director of Northern Star III and Northern Star IV, each a blank check company like Northern Star that raised $400,000,000 in its initial public offering in March 2021 and is currently searching for an initial business combination. He is also Chairman of the Board of Pivotal Investment Corporation III (“Pivotal III”), a blank check company like Northern Star that consummated its initial public offering in February 2021 raising $276,000,000 and is currently searching for an initial business combination. Mr. Ledecky has served as chairman of Ironbound Partners Fund LLC, a private investment management fund, since March 1999. He was also the Chief Executive

Officer and chairman of the board of directors of Pivotal II, a blank check company like Northern Star that raised $230,000,000 in its initial public offering in July 2019, until December 2020, when Pivotal II consummated an initial business combination with XL Fleet, which is a leading provider of fleet electrification solutions for Class 2-6 commercial vehicles in North America. Mr. Ledecky continues to serve as a member of the board of directors of Pivotal II. Mr. Ledecky was also Chief Executive Officer and chairman of the board of directors of Pivotal I, a shell company that raised $230,000,000 in its initial public offering in February 2019. In December 2019, Pivotal I consummated its initial business combination with KLDiscovery, a provider of software and services that help protect corporations from a range of information governance, compliance and data issues. Mr. Ledecky has also served as President and a director of Newtown Lane Holdings, Incorporated, a blank check company, since October 2015. In February 2021, Newtown Lane entered into a definitive agreement for a business combination with Cyxtera Cybersecurity, Inc. (doing business as Appgate). Mr. Ledecky also served as a member of the board of directors of Propel Media, Inc., a digital media holding company, from January 2015 to January 2019. From July 2005 to December 2007, Mr. Ledecky served as president, secretary and a director of Endeavor Acquisition Corp., a blank check company that completed its initial business combination with American Apparel, Inc. From January 2007 to May 2009, he served as president, secretary and a director of Victory Acquisition Corp., a blank check company that was unable to consummate an initial business combination. He also served as president, secretary and a director of Triplecrown Acquisition Corp., a blank check company, from June 2007 until it completed its initial business combination with Cullen Agricultural Technologies, Inc. in October 2009. During 2007, he also served as president, secretary and director of Grand Slam Acquisition Corp., Performance Acquisition Corp. and Endeavour International Acquisition Corp., three similarly structured blank check companies that never completed their initial public offerings due to market conditions at the time. Mr. Ledecky founded U.S. Office Products in October 1994 and served as its chief executive officer until November 1997 and as its chairman until its sale in June 1998. U.S. Office Products was one of the fastest start-up entrants in the history of the Fortune 500 with sales in excess of $3 billion within its first three years of operation. From 1999 to 2001, Mr. Ledecky was vice chairman of Lincoln Holdings, owners of the Washington sports franchises in the NBA, NHL and WNBA. In addition to the foregoing, Mr. Ledecky served as chairman of the board and chief executive officer of Consolidation Capital Corporation from its formation in February 1997 until March 2000 when it merged with Group Maintenance America Corporation. Mr. Ledecky also has served as a trustee of George Washington University, a director of the U.S. Chamber of Commerce and a commissioner on the National Commission on Entrepreneurship and served as a trustee of the U.S. Olympic and Paralympic Foundation. In 2004, Mr. Ledecky was elected the Chief Marshal of the 2004 Harvard University Commencement, an honor bestowed by his alumni peers for a 25th reunion graduate deemed to have made exceptional contributions to Harvard and the greater society while achieving outstanding professional success. Mr. Ledecky received a B.A. (cum laude) from Harvard University in 1979 and a M.B.A. from the Harvard Business School in 1983. We believe Mr. Ledecky is well-qualified to serve as a member of BARK’s board of directors due to his public company experience, including with other similarly structured blank check companies, business leadership, operational experience and contacts.

Joanna Coles	Prior to the consummation of the Business Combination, Ms. Coles served as Northern Star’s Chairperson of the Board of Directors from inception and as Chief Executive

Officer from September 2020 until the consummation of the Business Combination. Ms. Coles is a creative media and technology entrepreneur who in her previous roles as editor of two leading magazines and Chief Content Officer of Hearst Magazines developed an extensive network of relationships at the intersection of technology, fashion and beauty. She is also the Chairperson of the Board of Directors and Chief Executive Officer of Northern Star Investment Corp. II (“Northern Star II”), a blank check company like Northern Star that raised $400,000,000 in its initial public offering in January 2021. In February 2021, Northern Star II entered into a definitive agreement for a business combination with Apex Clearing Holdings LLC. Apex is the parent company of Apex Clearing Corporation, a custody and clearing engine that’s powering the future of digital wealth management. Ms. Coles is also the Chairperson of the Board of Directors and Chief Executive Officer of Northern Star Investment Corp. III (“Northern Star III”) and Northern Star Investment Corp. IV (“Northern Star IV”), each a blank check company like Northern Star that raised $400,000,000 in its initial public offering in March 2021 and is currently searching for an initial business combination. Ms. Coles is on the board of Snap Inc. (NYSE: SNAP), a leading digital media company that utilizes technology to combine mobile phone photos with Snapchat, a leading communications platform. Its chat services include creating and watching stories, chatting with groups, and making voice and video calls while also communicating through stickers and Bitmojis. She is also on the board of directors of Sonos, Inc. (NASDAQ: SONO), a designer, developer, manufacturer and seller of audio products and services. Ms. Coles has been the Executive Producer for ABC Freeform’s highly acclaimed The Bold Type since 2016 and in 2019 entered into a production development deal at ABC Studios creating TV shows across Disney’s streaming platforms. Since January 2019, she has also been a special advisor to Cornell Capital, a $4.0 billion private investment firm founded in 2013 by Henry Cornell, the former Vice Chairman of Goldman Sachs’ Merchant Banking Division. She was appointed Chief Content Officer of Hearst Magazines in September 2016, overseeing editorial for Hearst’s 300 titles globally, and served until August 2018. Prior to that, she was Editor-in-Chief of Cosmopolitan, a role she started in September 2012. She edited Marie Claire magazine from April 2006 to September 2012. Ms. Coles was New York columnist for The Times of London from September 1998 to September 2001 and served as New York Bureau Chief for The Guardian from 1997 to 1998. She is on the board of Women Entrepreneurs New York City, an initiative to encourage female entrepreneurship, with a focus on underserved communities. She is also a member of the board of directors of Density Software, a company that utilizes hardware systems and software solutions to manage safety and security in physical spaces including retail stores, hotels, restaurants, office buildings, public facilities such as airports and universities and home environments, Blue Mistral, a clean beauty company, and an advisor to several private companies. She holds a B.A. in English and American literature from the University of East Anglia. Ms. Coles adopted Phoebe, a Beagle mix, 11 years ago from a dog shelter in Canaan, CT. We believe that Ms. Coles is qualified to serve as a member of BARK’s board of directors due to her extensive experience and contacts and relationships.

Jim McGinty	Mr. McGinty served on Legacy BARK’s board of directors from February 2021 until the consummation of the Business Combination. Mr. McGinty has served as the Chief Financial Officer of 5.11 Tactical since April 2018. Prior to then Mr. McGinty served as Chief Financial Officer of Z Gallerie from April 2016 through February 2018. Mr. McGinty previously served as Chief Financial Officer of Spy Inc. from August 2013 through April 2016. Mr. McGinty served on the board of directors of Native Foods Holding Corporation from October 2013 through January 2015. From 2000 to

2013, Mr. McGinty was a member of the management team of Hot Topic, Inc., serving as Chief Financial Officer from February 2001 to March of 2013. Prior to Hot Topic, Mr. McGinty was Vice President-Controller at Victoria’s Secret Stores, a division of The Limited, Inc., from July 1996 to July 2000, and held various financial and accounting positions within other divisions of The Limited, Inc. from 1984 to 1996. Mr. McGinty holds a B.S. degree in Accounting from Miami University in Oxford, Ohio. We believe Mr. McGinty is qualified to serve on BARK’s board of directors due to his extensive financial, commercial, corporate strategy, business development and transaction experience.

Elizabeth McLaughlin	Ms. McLaughlin served on Legacy BARK’s board of directors from December 2017 until the consummation of the Business Combination. Ms. McLaughlin served as the Chief Executive Officer of Hot Topic, Inc. from 2000 to 2011. Since 2011, Ms. McLaughlin has served as a board member of various retail and restaurant companies. Prior to becoming Chief Executive Officer of Hot Topic, Ms. McLaughlin held various leadership positions of increasing responsibility at Hot Topic, including President from 1999 to 2000, Senior Vice President Merchandising & Marketing from 1996 to 2000 and Vice President, Operations from 1993 through 1996. Prior to joining Hot Topic, Ms. McLaughlin held various positions with Millers Outpost and The Broadway Department Stores. Ms. McLaughlin serves on the board of directors of a number of private companies, including 5.11 Tactical, Everlane, Lazy Dog Restaurants and Dolls Kill. Ms. McLaughlin previously served on the board of directors of Noodles & Company and Hot Topic. Ms. McLaughlin received a B.A. degree in Economics from the University of California, Irvine. She was a member of the Board of Advisors and Executive Committee of the UCLA Anderson School for 17 years. We believe Ms. McLaughlin is qualified to serve on BARK’s board of directors due to her extensive experience across all areas of retail, including merchandising, consumer brand marketing, proprietary brands, services, operations and ecommerce.

Board Composition

BARK’s business and affairs is organized under the direction of the board of directors of BARK. BARK board of directors consists of seven members. Matt Meeker is the Executive Chairman of the board of directors. The primary responsibilities of the board of directors of BARK is to provide oversight, strategic guidance, counseling and direction to BARK’s management. The board of directors of BARK meets on a regular basis and additionally as required.

The board of directors of BARK is divided into three classes, Class A, Class B and Class C, with members of each class serving staggered three-year terms.

•	Class A consists of Jon Ledecky, Henrik Werdelin and Betsy McLaughlin, whose terms will expire at BARK’s first annual meeting of stockholders to be held after consummation of the Business Combination;

•	Class B consists of Joanna Coles and Matt Meeker, whose terms will expire at BARK’s second annual meeting of stockholders to be held after consummation of the Business Combination; and

•	Class C consists of Manish Joneja and Jim McGinty, whose terms will expire at BARK’s third annual meeting of stockholders to be held after consummation of the Business Combination.

At each annual meeting of stockholders to be held after the initial classification, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following their election and until their successors are duly elected and qualified. This classification of the board of directors of BARK may have the effect of delaying or preventing changes in BARK’s control or management.

Director Independence

As a result of its common stock being listed on the NYSE, BARK will be subject to the listing rules of the NYSE in affirmatively determining whether a director is independent. The NYSE listing standards generally define an “independent director” as a person, other than an executive officer of a company or any other individual having a relationship which, in the opinion of the issuer’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

The board of directors of BARK has determined that each the directors other than Matt Meeker, Henrik Werdelin and Manish Joneja qualifies as an independent director, as defined under the listing rules of the NYSE, and that the board of directors of BARK consists of a majority of “independent directors,” as defined under the rules of the SEC and NYSE listing rules relating to director independence requirements. In addition, BARK is subject to the rules of the SEC and the NYSE relating to the membership, qualifications, and operations of the audit committee, the compensation committee, and the nominating and corporate governance committee, as discussed below.

Role of the Board of Directors of BARK in Risk Oversight

One of the key functions of the board of directors of BARK is informed oversight of BARK’s risk management process. The board of directors of BARK does not anticipate having a standing risk management committee, but rather anticipates administering this oversight function directly through the board of directors of BARK as a whole, as well as through various standing committees of the board of directors of BARK that address risks inherent in their respective areas of oversight. In particular, the board of directors of BARK will be responsible for monitoring and assessing strategic risk exposure and BARK’s audit committee will have the responsibility to consider and discuss BARK’s major financial risk exposures and the steps its management will take to monitor and control such exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The audit committee will also monitor compliance with legal and regulatory requirements. BARK’s compensation committee will also assess and monitor whether BARK’s compensation plans, policies and programs comply with applicable legal and regulatory requirements.

Meetings and Board Committees

The board of directors of BARK adopted a new charter for each of these committees, which comply with the applicable requirements of current NYSE listing rules, and the nominating committee has been redesignated as the nominating and corporate governance committee. BARK intends to comply with future requirements to the extent they will be applicable to BARK. Copies of the charters for each committee are available on the investor relations portion of BARK’s website. Information contained on or accessible through BARK’s website is not a part of this prospectus, and the inclusion of BARK’s website address in this prospectus is an inactive textual reference only.

Audit Committee

BARK’s audit committee consists of Jim McGinty, Jon Ledecky and Betsy McLaughlin. The board of directors of BARK has determined that each of the members of the audit committee satisfies the independence and other requirements of the NYSE and Rule 10A-3 under the Exchange Act, including that each member of the audit committee can read and understand fundamental financial statements in accordance with NYSE audit committee requirements. In arriving at this determination, the board of directors of BARK examined each audit committee member’s scope of experience and the nature of their prior and/or current employment.

Mr. McGinty serves as the chair of the audit committee. The board of directors of BARK has determined that Mr. McGinty qualifies as an audit committee financial expert within the meaning of SEC regulations and meets the financial sophistication requirements of the NYSE listing rules. In making this determination, the board of directors of BARK considered Mr. McGinty’s formal education and previous experience in financial roles. Both BARK’s independent registered public accounting firm and management intend to periodically meet privately with BARK’s audit committee.

The functions of the audit committee include, among other things:

•	evaluating the performance, independence and qualifications of BARK’s independent auditors and determining whether to retain BARK’s existing independent auditors or engage new independent auditors;

•	reviewing BARK’s financial reporting processes and disclosure controls;

•	reviewing and approving the engagement of BARK’s independent auditors to perform audit services and any permissible non-audit services;

•	reviewing the adequacy and effectiveness of BARK’s internal control policies and procedures, including the responsibilities, budget, staffing and effectiveness of BARK’s internal audit function;

•	reviewing with the independent auditors the annual audit plan, including the scope of audit activities and all critical accounting policies and practices to be used by BARK;

•

obtaining and reviewing at least annually a report by BARK’s independent auditors describing the independent auditors’ internal quality control procedures and any material issues raised by the most recent internal quality-control review;

•	monitoring the rotation of partners of BARK’s independent auditors on BARK’s engagement team as required by law;

•

prior to engagement of any independent auditor, and at least annually thereafter, reviewing relationships that may reasonably be thought to bear on their independence, and assessing and otherwise taking the appropriate action to oversee the independence of BARK’s independent auditor;

•

reviewing BARK’s annual and quarterly financial statements and reports, including the disclosures contained in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and discussing the statements and reports with BARK’s independent auditors and management;

•

reviewing with BARK’s independent auditors and management significant issues that arise regarding accounting principles and financial statement presentation and matters concerning the scope, adequacy, and effectiveness of BARK’s financial controls and critical accounting policies;

•	reviewing with management and BARK’s auditors any earnings announcements and other public announcements regarding material developments;

•	establishing procedures for the receipt, retention and treatment of complaints received by BARK regarding financial controls, accounting, auditing or other matters;

•	preparing the report that the SEC requires in BARK’s annual proxy statement;

•

reviewing and providing oversight of any related party transactions in accordance with BARK’s related party transaction policy and reviewing and monitoring compliance with legal and regulatory responsibilities, including BARK’s code of ethics;

•	reviewing BARK’s major financial risk exposures, including the guidelines and policies to govern the process by which risk assessment and risk management is implemented; and

•	reviewing and evaluating on an annual basis the performance of the audit committee and the audit committee charter.

The composition and function of the audit committee will comply with all applicable requirements of the Sarbanes-Oxley Act and all applicable SEC rules and regulations. BARK will comply with future requirements to the extent they become applicable to BARK.

Compensation Committee

BARK’s compensation committee consists of Betsy McLaughlin, Jon Ledecky and Matt Meeker. Ms. McLaughlin serves as the chair of the compensation committee. The board of directors of BARK has determined that each of the members of the compensation committee satisfies the independence requirements of the NYSE and is a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act, other than Mr. Meeker. The Bark compensation committee will transition to consist solely of independent directors in accordance with the phase-in provisions of the NYSE listing rules.

The functions of compensation committee includes, among other things:

•	reviewing and approving the corporate objectives that pertain to the determination of executive compensation;

•	reviewing and approving the compensation and other terms of employment of BARK’s executive officers;

•	reviewing and approving performance goals and objectives relevant to the compensation of New Legacy BARK’s executive officers and assessing their performance against these goals and objectives;

•

making recommendations to the board of directors of BARK regarding the adoption or amendment of equity and cash incentive plans and approving amendments to such plans to the extent authorized by the board of directors of BARK;

•	reviewing and making recommendations to the board of directors of BARK regarding the type and amount of compensation to be paid or awarded to BARK non-employee board members;

•	reviewing and assessing the independence of compensation consultants, legal counsel and other advisors as required by Section 10C of the Exchange Act;

•	administering BARK’s equity incentive plans, to the extent such authority is delegated by the board of directors of BARK;

•

reviewing and approving the terms of any employment agreements, severance arrangements, change in control protections, indemnification agreements and any other material arrangements for BARK’s executive officers;

•

reviewing with management BARK’s disclosures under the caption “Compensation Discussion and Analysis” in BARK’s periodic reports or proxy statements to be filed with the SEC, to the extent such caption is included in any such report or proxy statement;

•	preparing an annual report on executive compensation that the SEC requires in BARK’s annual proxy statement; and

•	reviewing and evaluating on an annual basis the performance of the compensation committee and recommending such changes as deemed necessary with the board of directors of BARK.

The compensation committee may also, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by the NYSE and the SEC.

The composition and function of the compensation committee will comply with all applicable requirements of the Sarbanes-Oxley Act and all applicable SEC and NYSE rules and regulations. BARK will comply with future requirements to the extent they become applicable to BARK.

Nominating and Corporate Governance Committee

BARK’s nominating and corporate governance committee consists of Joanna Coles, Jim McGinty and Henrik Werdelin. Ms. Coles serves as the chair of the nominating and corporate governance committee. The board of directors of BARK has determined that each of the members of BARK’s nominating and corporate governance committee satisfies the independence requirements of the NYSE, other than Mr. Werdelin. The BARK nominating and governance committee will transition to consist solely of independent directors in accordance with the phase-in provisions of the NYSE listing rules. The functions of nominating and corporate governance committee include, among other things:

•	identifying, reviewing and making recommendations of candidates to serve on the board of directors of BARK;

•	evaluating the performance of the board of directors of BARK, its committees and individual directors and determining whether continued service on the board of directors of BARK is appropriate;

•	evaluating nominations by stockholders of candidates for election to the board of directors of BARK;

•	evaluating the current size, composition and organization of the board of directors of BARK and its committees and making recommendations to the board of directors of BARK for approvals;

•	developing a set of corporate governance policies and principles and recommending to the board of directors of BARK any changes to such policies and principles;

•	reviewing issues and developments related to corporate governance and identifying and bringing to the attention of the board of directors of BARK current and emerging corporate governance trends; and

•

reviewing periodically the nominating and corporate governance committee charter, structure and membership requirements and recommending any proposed changes to the board of directors of BARK, including undertaking an annual review of its own performance.

The nominating and corporate governance committee will recommend to the BARK board of directors candidates for nomination for election at the annual meeting of the stockholders. In general, in identifying and evaluating nominees for director, the BARK board of directors expects to consider educational background, diversity of professional experience, knowledge of BARK’s business, integrity, professional reputation, independence, wisdom and the ability to represent the best interests of BARK’s stockholders. The BARK board of directors will also consider director candidates recommended for nomination by its stockholders during such times as they are seeking proposed nominees to stand for election at the next annual meeting of stockholders (or, if applicable, a special meeting of stockholders). BARK’s stockholders that wish to nominate a director for election to the board should follow the procedures set forth in its charter and bylaws.

The composition and function of the nominating and corporate governance committee will comply with all applicable requirements of the Sarbanes-Oxley Act and all applicable SEC and NYSE rules and regulations. BARK will comply with future requirements to the extent they become applicable to us.

Limitation on Liability and Indemnification of Directors and Officers

The Charter of BARK limits BARK’s directors’ liability to the fullest extent permitted under the DGCL. The DGCL provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability:

•	for any transaction from which the director derives an improper personal benefit;

•	for any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	for any unlawful payment of dividends or redemption of shares; or

•	for any breach of a director’s duty of loyalty to the corporation or its stockholders.

If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of BARK’s directors will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

Delaware law and BARK’s amended and restated bylaws provide that, in certain circumstances and subject to certain limitations, BARK will indemnify BARK’s directors and officers and may indemnify other employees and other agents, to the fullest extent permitted by law. Any indemnified person is also entitled, subject to certain limitations, to advancement, direct payment, or reimbursement of reasonable expenses (including attorneys’ fees and disbursements) in advance of the final disposition of the proceeding.

In addition, BARK entered into separate indemnification agreements with BARK’s directors and officers. These agreements, among other things, require BARK to indemnify its directors and officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of their services as one of BARK’s directors or officers or any other company or enterprise to which the person provides services at BARK’s request.

BARK plans to maintain a directors’ and officers’ insurance policy pursuant to which BARK’s directors and officers are insured against liability for actions taken in their capacities as directors and officers.

We believe these provisions in the proposed second amended and restated certificate of incorporation and in BARK’s amended and restated bylaws, and these indemnification agreements are necessary to attract and retain qualified persons as directors and officers. However, these provisions may discourage stockholders from bringing a lawsuit against BARK’s directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit BARK and its stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent BARK pays the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or control persons, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Code of Business Conduct and Ethics for Employees, Executive Officers, and Directors

The board of directors of BARK has adopted a Code of Business Conduct and Ethics (the “Code of Conduct”), applicable to all of BARK’s directors, executive officers and employees. The Code of Conduct is available on the investor relations portion of BARK’s website. Information contained on or accessible through BARK’s website is not a part of this prospectus, and the inclusion of BARK’s website address in this prospectus is an inactive textual reference only. The nominating and corporate governance committee of the board of directors of BARK will be responsible for overseeing the Code of Conduct and must approve any waivers of the Code of Conduct for employees, executive officers and directors. BARK expects that any amendments to the Code of Conduct, or any waivers of its requirements, will be disclosed on its website or by any other means permitted under applicable SEC rules.

Stockholder and Interested Party Communications

Stockholders and interested parties may communicate with BARK’s board of directors, any committee chairperson or the non-management directors as a group by writing to the board or committee chairperson in care of Barkbox, Inc., 221 Canal Street, Floor 6, New York, New York 10013. Each communication will be forwarded, depending on the subject matter, to the board of directors, the appropriate committee chairperson or all non-management directors.

EXECUTIVE COMPENSATION

BARK Executive Officer and Director Compensation

For the fiscal year ended March 31, 2021, BARK’s named executive officers were Matt Meeker, Co-Founder and Chief Customer Experience Officer; Carly Strife, Co-Founder and Chief Food Officer; John Toth, Chief Financial Officer; Michael Novotny, Chief Operating Officer; Suzanne McDonnell, Chief Commercial Officer; Peter Kamali, Chief Technology Officer; Rustin Richburg, Chief People Officer; and Manish Joneja, Chief Executive Officer.

This section provides an overview of BARK’s executive compensation programs, including a narrative description of the material factors necessary to understand the information disclosed in the summary compensation table below.

Summary Compensation Table

The following table sets forth information concerning the compensation of the named executive officers for the fiscal year ended March 31, 2021.

	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(2)	All Other Compensation ($)	Total ($)
Matt Meeker, Co-Founder and Chief Customer Experience Officer	2021	355,769	89,063	—	—	—	444,832
Manish Joneja, Chief Executive Officer	2021	288,750	750,000	—	16,723,058	—	17,761,808
John Toth Chief Financial Officer	2021	239,807	97,375	1,331,650	—	—	1,668,832
Peter Kamali, Chief Technology Officer	2021	339,241	83,125	—	—	—	422,366

(1)	Messrs. Meeker and Toth had temporary salary reductions in fiscal 2021 due to the COVID-19 pandemic, which have since been adjusted back to their pre-reduction levels.
(2)

The amounts in this column represent the aggregate grant-date fair value of the granted awards, computed in accordance with the FASB’s Accounting Standards Codification (“ASC”) Topic 718. See Note 9 to Legacy BARK’s audited consolidated financial statements included elsewhere in this prospectus for a discussion of the assumptions made by Legacy BARK in determining the grant-date fair value of Legacy BARK’s equity awards.

Narrative Disclosure to Summary Compensation Table

For 2021, the compensation program for Legacy BARK’s named executive officers consisted of base salary and incentive compensation delivered in the form of an opportunity to earn cash bonuses, restricted stock awards and stock option awards.

Base Salary

Base salary is set at a level that is commensurate with the executive’s duties and authorities, contributions, prior experience and sustained performance.

Cash Bonus

Cash bonus is also set at a level that is commensurate with the executive’s duties and authorities, contributions, prior experience and sustained performance. With respect to each of Messrs. Kamali, Joneja, Toth, and Meeker, we have entered into an offer letter agreement, described below, which sets forth their cash bonuses. In fiscal year 2021, Mr. Joneja received cash bonuses in the aggregate amount of $750,000, Mr. Kamali received a cash bonus in the amount of $83,125, Mr. Toth received a cash bonus in the amount of $97,375, and Mr. Meeker received a cash bonus in the amount of $89,063.

Equity Incentive Plan and Stock Option Awards

Legacy BARK’s board of directors adopted, and Legacy BARK’s stockholders approved, the Third Amended and Restated 2011 Stock Incentive Plan in 2011. The 2011 Stock Incentive Plan has been periodically amended, most recently in 2020 in order to increase the number of shares of Legacy BARK’s common stock available for issuance pursuant to the 2011 Plan. The 2011 Stock Incentive Plan permits the grant of incentive stock options (“ISOs”), non-qualified stock options (“NSOs”) and restricted stock awards. ISOs may be granted only to Legacy BARK’s employees and to any of Legacy BARK’s parent or subsidiary corporation’s employees. All other awards may be granted to employees, directors and consultants of Legacy BARK and to any of Legacy BARK’s parent or subsidiary corporation’s employees or consultants.

A total of 4,788,370 shares of Legacy BARK common stock are reserved for grant under the 2011 Stock Incentive Plan. As of March 31, 2021, stock options to purchase 3,366,441 shares of Legacy BARK’s common stock with a weighted-average exercise price of $18.16 per share were outstanding.

Administration. Legacy BARK’s board of directors or a committee delegated by the board of directors administers the 2011 Stock Incentive Plan. Subject to the terms of the 2011 Stock Incentive Plan, the administrator has the power to, among other things, determine the eligible persons to whom, and the times at which, awards will be granted, to determine the terms and conditions of each award (including the number of shares subject to the award, the exercise price of the award, if any, and when the award will vest and, as applicable, become exercisable), to modify or amend outstanding awards, or accept the surrender of outstanding awards and substitute new awards, to accelerate the time(s) at which an award may vest or be exercised, and to construe and interpret the terms of the 2011 Stock Incentive Plan and awards granted thereunder.

Options and Restricted Stock. Legacy BARK’s employees and service providers have historically received stock options and grants of restricted stock pursuant to the 2011 Stock Incentive Plan. With respect to the equity awards granted to Mr. Joneja, awards have been granted in the form of NSOs, with respect to Mr. Toth, the awards have been granted in the form of ISOs, NSOs and restricted stock, with respect to Mr. Kamali, the awards have been granted in the form of ISOs and NSOs and with respect to Mr. Meeker, the awards have been granted in the form of NSOs and restricted stock.

The exercise price per share of options granted under the 2011 Stock Incentive Plan must be at least 100% of the fair market value per share of Legacy BARK’s common stock on the grant date. Subject to the provisions of the 2011 Stock Incentive Plan, the administrator determines the other terms of options, including any vesting and exercisability requirements, the method of payment of the option exercise price, the option expiration date, and the period following termination of service during which options may remain exercisable.

Changes to Capital Structure. In the event of certain changes to Legacy BARK’s capital structure, such as a stock dividends, stock splits or reverse stock splits, appropriate adjustments will be made to (a) the number of shares available for issuance under the 2011 Stock Incentive Plan, and (b) the number of shares covered by and, as applicable, the exercise price and the kind of underlying security of each outstanding award granted under the 2011 Stock Incentive Plan. In the event of a reorganization event of Legacy BARK (as defined in the 2011 Stock Incentive Plan), the board of directors or committee administering the 2011 Stock Incentive Plan may take one or more of the following actions to provide for: (i) the assumption or substitution of options by the successor or surviving corporation, (ii) upon written notice, the termination of unexercised options prior to the reorganization event, (iii) the accelerated vesting of options prior to the change of control and (iv) the purchase of outstanding options for an amount equal to the amount that could have been obtained upon the exercise of the option and sale of the underlying stock had such option been currently exercisable.

Plan Amendment or Termination. Legacy BARK’s board of directors may amend, modify, or terminate the 2011 Stock Incentive Plan at any time. The board of directors must obtain stockholder approval of any plan amendment to the extent required.

Retirement Benefits and Perquisites

Legacy BARK provides benefits to its named executive officers on the same basis as provided to all of its employees, including health, dental and vision insurance; pet insurance; life insurance; accidental death and dismemberment insurance; short-and long-term disability insurance; and a tax-qualified Section 401(k) plan for which no match by Legacy BARK is provided. Legacy BARK does not maintain any executive-specific benefit or perquisite programs.

Agreements with Legacy BARK’s Named Executive Officers and CFO and Potential Payments Upon Termination or Change of Control

Legacy BARK currently maintains an offer letter with each of Messrs. Joneja, Toth, Kamali and Meeker, as summarized below.

Agreements with Manish Joneja

Legacy BARK entered into an offer letter with Mr. Joneja on July 15, 2020, as amended on February 4, 2021, and he assumed the role of Chief Executive Officer on September 12, 2020. Pursuant to the terms of the offer letter, Mr. Joneja received a base salary at an annual rate of $525,000 for fiscal 2021, which base salary may be changed as approved by Legacy BARK’s board of directors. Mr. Joneja is eligible to receive an annual bonus, pursuant to the terms of the annual CEO bonus plan. The target bonus is equal to 50% of Mr. Joneja’s base salary with a sliding scale from 0% to 50% based on achievement of Legacy BARK board of directors approved metrics. Under Legacy BARK’s fiscal year 2021 approved bonus program, Mr. Joneja’s bonus will be guaranteed and paid upfront in the amount of $225,000. For annual bonuses paid after fiscal 2021, if any, Mr. Joneja needs to be employed on the payment date to receive such bonus. In addition, Mr. Joneja also received an additional $525,000 signing bonus. The total upfront bonus payment pursuant to Mr. Joneja’s offer letter consisted of the guaranteed fiscal year 2021 bonus and the signing bonus, which was equivalent to a one-time bonus payment of $750,000 and was paid as follows: $375,000 on the first regular payroll date following Mr. Joneja’s start date, and then three payments of $125,000 in each of October, November and December 2020. Pursuant to the terms of the offer letter, Mr. Joneja will be eligible to participate in Legacy BARK’s Long-Term Incentive Plan once established and approved by Legacy BARK’s board of directors. In addition, pursuant to the terms of the offer letter, in August of 2020, Mr. Joneja was granted an option to purchase 743,115 shares of Legacy BARK common stock at a purchase price of $16.13 per share. The option vests monthly over a four-year period based on Mr. Joneja’s continuous service through each vesting date, with 1/48th of the shares vesting upon the completion each month of continuous service. In the event Mr. Joneja’s employment with Legacy BARK is terminated by Legacy BARK, outside of a change in control, without cause, the vesting of the option will be accelerated such that 25% of the then unvested shares subject to the option shall become immediately vested. In addition, the offer letter provides that the period to exercise the vested option shares shall be the lesser of fifteen months or the remaining option term. In the event Mr. Joneja’s employment with Legacy BARK is terminated by Legacy BARK, following a change in control, without cause or by Mr. Joneja for good reason, the vesting of the option will be accelerated such that 100% of the then unvested shares subject to the option shall become immediately vested.

The offer letter provides Mr. Joneja with severance benefits if Legacy BARK terminates his employment without “Cause,” or Mr. Joneja following a change in control terminates his employment for “Good Reason” equal to twelve months of salary continuation at his then current base salary plus his then current bonus amount at target, any unpaid portion of the signing-bonus and COBRA premiums for twelve months. The severance benefits are subject to Mr. Joneja’s execution of a general release of claims and the return of the release within 60 days of termination. “Cause” is defined in the offer letter as willful and substantial failure or neglect to follow the lawful directions of Legacy BARK’s board of directors, intentional disloyalty, gross negligence, willful misconduct, dishonesty or breach of fiduciary duty to Legacy BARK, embezzlement, fraud or any other unauthorized use of corporate funds with the intent to result in substantial personal enrichment, deliberate disregard of the written rules or policies of Legacy BARK, which results in direct or indirect loss, damage or injury to Legacy BARK or unauthorized disclosure of any trade secret or confidential information that results in material harm to Legacy BARK. “Good Reason” is defined in the offer letter as a decrease in Mr. Joneja’s base salary of 10% or greater, a material diminution in his duties, responsibilities and authorities, the relocation of his workplace to a location more than thirty-five miles from his then-existing primary place of business or a material breach of Legacy BARK’s obligations under the offer letter or any other written agreement with Mr. Joneja.

On June 26, 2020, Legacy BARK and Mr. Joneja entered into a letter agreement providing that Legacy BARK will reimburse Mr. Joneja for up to $150,000 in out-of-pocket expenditures incurred directly in connection with Mr. Joneja’s relocation to the New York metro area. If Mr. Joneja voluntarily resigns from Legacy BARK for other than Good Reason, then he agreed to repay the relocation bonus in an amount equal to one-twelfth of the relocation bonus multiplied by the number of full or partial months remaining between his termination date and the twelve month anniversary of his start date. In addition, Mr. Joneja has entered into Legacy BARK’s standard Proprietary Information and Inventions Assignment Agreement, which contains certain customary restrictive covenants.

Agreements with John Toth

Legacy BARK entered into an offer letter with Mr. Toth its Chief Financial Officer on December 5, 2016. Pursuant to the terms of the offer letter, Mr. Toth received a base salary at an annual rate of $325,000 for fiscal 2016, which base salary may be adjusted from time to time in accordance with normal business practice and in the sole discretion of Legacy BARK. Mr. Toth had a temporary salary reduction in fiscal 2021 due to the COVID-19 pandemic, which has since been adjusted back to its pre-reduction level. In the event Mr. Toth’s employment with Legacy BARK is terminated by Legacy BARK without cause or by Mr. Toth for good reason (as defined in the applicable option agreement) following a change in control, the vesting of such option will be accelerated such that all of the then unvested shares subject to the option shall become immediately vested. Legacy BARK approved an increase to Mr. Toth’s annual base salary to $410,000, effective as of February 22, 2021 and an opportunity for Mr. Toth to earn a lump sum cash bonus of $410,000, subject to the successful completion of the Business Combination. If the Business Combination closes, Mr. Toth will be paid the lump sum cash bonus within 30 business days following the closing. On March 28, 2021, Legacy BARK granted Mr. Toth 10,000 shares of restricted common stock. Such shares vest over a one-year period, with 1/12th of such shares vesting after the completion of each month of continuous service following February 23, 2021. In addition, on December 5, 2016, Mr. Toth entered into Legacy BARK’s standard Invention and Non-Disclosure Agreement and Legacy BARK’s standard Non-Competition and No-Solicitation Agreement, which contains certain customary restrictive covenants.

Agreements with Peter Kamali

Legacy BARK entered into an offer letter with Mr. Kamali on February 5, 2018. Pursuant to the terms of the offer letter, Mr. Kamali received a base salary at an annual rate of $300,000 for fiscal 2018, which base salary may be adjusted from time to time in accordance with normal business practice and in the sole discretion of Legacy BARK. In addition, pursuant to the terms of the offer letter, Mr. Kamali also received an option to purchase Legacy BARK common stock, which is further described below under “Executive Compensation—Legacy BARK Named Executive Officer and Director Compensation—Outstanding Equity Awards at 2021 Year End.” In the event Mr. Kamali’s employment with Legacy BARK is terminated by Legacy BARK after a change in control without cause or by Mr. Kamali for good reason (as defined in the applicable option agreement), the vesting of such option will be accelerated such that 25% shares subject to the option shall become immediately vested. In addition, on February 5, 2018, Mr. Kamali entered into Legacy BARK’s standard Invention and

Non-Disclosure Agreement and Legacy BARK’s standard Non-Competition and No-Solicitation Agreement, which contains certain customary restrictive covenants.

Agreements with Matt Meeker

Legacy BARK entered into an offer letter Mr. Meeker on January 21, 2013. Pursuant to the terms of the offer letter, Mr. Meeker received a base salary at an annual rate of $150,000 for fiscal 2013, which base salary may be adjusted from time to time in accordance with normal business practice and in the sole discretion of Legacy BARK. In addition, pursuant to the terms of the offer letter, Mr. Meeker acknowledged that he was previously granted restricted shares of Legacy BARK common stock as well as an option to purchase Legacy BARK common stock, which is further described below under “Executive Compensation—Legacy BARK Named Executive Officer and Director Compensation—Outstanding Equity Awards at 2021 Year End.” In the event Mr. Meeker’s employment is terminated by Legacy BARK without cause or by Mr. Meeker for good reason (as defined in the applicable restricted stock agreement), the vesting of the restricted shares of Legacy BARK common stock and the option to purchase common stock will be accelerated in full. In addition, on November 1, 2011, Mr. Meeker entered into Legacy BARK’s standard Invention and Non-Disclosure Agreement and Legacy BARK’s standard Non-Competition and No-Solicitation Agreement, which contains certain customary restrictive covenants.

BARK intends to develop an executive compensation program, which will be designed to align compensation with BARK’s business objectives and the creation of stockholder value, while enabling BARK to attract, retain, incentivize and reward individuals who contribute to the long-term success of BARK.

Outstanding Equity Awards at 2021 Year End

The following table presents information regarding outstanding Legacy BARK equity awards held by Legacy BARK’s named executive officers as of March 31, 2021. The number of shares subject to each option set forth below and the applicable exercise price are as of March 31, 2021 and have not be adjusted to reflect the Business Combination.

Name	Option Awards				Stock Awards
	Number of securities underlying unexercised options exercisable (#)	Number of securities underlying unexercised options unexercisable (#)	Option exercise price ($)	Option expiration date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares of Stock That Have Not Vested ($)
Manish Joneja	92,889(1),(2)(A)(B)	650,226	16.13	8/7/2030
Peter Kamali	138,750 (1),(3),(C)	46,250	8.85	7/18/2028
Matt Meeker	672(4)	—	3.32	2/2/2026
Matt Meeker	63,333(5),(6),(A)	96,667	11.95	10/10/2029
John Toth	250,000(3),(7),(A)	200,000	5.23	11/28/2026
John Toth					9,167(8),(9)	851,064(10)

On March 28, 2021, Legacy BARK granted Mr. Toth 10,000 shares of restricted common stock. Such shares vest over a one-year period, with 1/12th of such shares vesting after the completion of each month of continuous service following February 23, 2021.

(1)

The option vests monthly over a four-year period based on the officer’s continuous service through each vesting date, with 1/48th of the shares vesting after each month of continuous service following the vesting commencement date.

(2)	The vesting commencement date is September 2, 2020.

(3)	The vesting commencement date is March 5, 2018.

(4)	Fully vested as of the date of grant.

(5)

The option vests over a four-year period, with 25% of the shares vesting following completion of one year of service after the vesting commencement date, and 1/48th of the shares vesting upon the completion of each continuous month of service thereafter.

(6)	The vesting commencement date is July 1, 2019.

(7)	The vesting commencement date is April 22, 2016.

(8)	The shares vest over a one-year period, with 1/12th of the shares vesting on each month of continuous service following the vesting commencement date.

(9)	The vesting commencement date is February 23, 2021.

(10)

The amounts in this column represent the aggregate grant-date fair value of the granted awards, computed in accordance with the FASB’s Accounting Standards Codification (“ASC”) Topic 718. See Note 9 to Legacy BARK’s audited consolidated financial statements included elsewhere in this prospectus for a discussion of the assumptions made by Legacy BARK in determining the grant-date fair value of Legacy BARK’s equity awards.

(A)	In addition, 100% of the unvested options shall vest if the optionee is subject to a termination without cause or a resignation for good reason after a change in control.

(B)	In addition, 25% of the options shall vest if the optionee is subject to a termination without cause in the event there has not been a change of control.

(C)	In addition, 25% of the options shall vest if the optionee is subject to a termination without cause or a resignation for good reason after a change in control.

Director Compensation

Except with respect to Mr. Werdelin, Mr. McGinty and Ms. McLaughlin, prior to the Business Combination Legacy BARK had no formal arrangements under which directors receive compensation for their service on Legacy BARK’s board of directors or its committees. Mr. Meeker does not receive additional compensation for his services as a director.

The Legacy BARK board of directors approved an annual cash retainer of $20,000 to be paid in four quarterly installments of $5,000 to Ms. McLaughlin commencing on January 1, 2018. Mr. Werdelin is paid a monthly fee for consulting services he provides to Legacy BARK through Prehype, LLC. Mr. Werdelin was paid $304,500 for fiscal year ended March 31, 2021.

In connection with his appointment to the Legacy BARK board of directors, Legacy BARK agreed to pay Mr. McGinty a total annual cash retainer of $60,000 consisting of: (a) $40,000, paid in $10,000 quarterly increments, for service as a member of the Legacy BARK board of directors and (b) $20,000, paid in $5,000 quarterly increments, for service as the Chairperson of Legacy BARK’s Audit Committee. To the extent Mr. McGinty is asked to serve on an additional committee, he will be paid $5,000 annually, in $1,250 quarterly increments, for service on such committee. Following Mr. McGinity’s election to the Legacy BARK board of directors and the consummation of the Business Combination, the Legacy BARK board of directors granted him an option to purchase $300,000 of shares of BARK common stock, at a price per share equal to the fair market value at the time of the board approval. The option will vest in three equal annual installments commencing on the first anniversary of the date on which Mr. McGinty is elected to the Legacy BARK board of directors, subject to his continuous service with Legacy BARK or BARK. Additionally, starting in 2022, provided Mr. McGinty continues to serve as a member of the BARK board of directors following the conclusion of each regular annual meeting of BARK’s stockholders, Mr. McGinty will be granted an additional option to purchase $150,000 of shares of BARK common stock at a price per share equal to the fair market value at the time of approval by the BARK board of directors, which will vest in full on the one-year anniversary of the date of grant, subject to his continued service through such date.

Director Compensation following the Business Combination

BARK’s board of directors expects to adopt the following compensation program for non-employee members of BARK’s board of directors.

Each non-employee director will be paid an annual cash retainer of $40,000. The lead independent director will be paid an additional $15,000 annually, the chair of the audit committee will be paid an additional $20,000 annually, the chair of the compensation committee will be paid an additional $20,000 annually and the chair of the nominating committee will be paid an additional $10,000 annually. Members of the audit committee will be paid an additional $10,000 annually, members of the compensation committee will be paid an additional $5,000 annually and members of the nominating committee will be paid an additional $5,000 annually. All retainers will be paid in substantially equal quarterly installments.

The non-employee directors’ equity compensation set forth below will be granted under the 2021 Plan or any successor plan. All equity compensation granted under this policy will be in the form of restricted stock units (RSUs). All RSUs granted under this policy will vest as described below subject to the director’s continued service through such vesting date on the terms specified below.

For each non-employee director who is first elected or appointed to the BARK board of directors following the Business Combination, on the date of such director’s initial election or appointment to the BARK board of directors (or, if such date is not a market trading day, the first market trading day thereafter), such director will be automatically, and without further action by the BARK board of directors or its compensation committee, granted the Initial Grant RSUs. The Initial Grant RSUs will have an aggregate grant date value that is equal to $300,000 based on the closing price of a share of BARK common stock on such date. Vesting of the Initial Grant RSUs is subject in all cases to the director’s service through the one-year anniversary of the grant date.

On the date of each annual meeting of the BARK’s stockholders held after the Business Combination, each director who: (i) has served as a non-employee member of the BARK board of directors prior to such annual meeting and (ii) continues to serve as a non-employee member of the Board following such annual meeting, will be automatically, and without further action by the BARK board of directors or its compensation committee, granted Refresh Grant RSUs on such date. The Refresh Grant RSUs will have an aggregate grant date value that is equal to $150,000 based on the closing price of a share of BARK common stock on such date. The Refresh Grant RSUs will vest on the first anniversary of the grant date, provided that, the Refresh Grant RSUs shall become fully vested as of the day immediately preceding the next annual meeting, if sooner, subject to the director’s continuous service.

Deferred Compensation

It is anticipated that, in connection with the Business Combination, the compensation committee of the board of directors of BARK will adopt a program that permits independent directors to elect to defer settlement of their director RSUs until such director ceases to serve on the BARK board of directors. In general, directors must make these deferral elections by the end of the calendar year preceding the date of the grant of such RSUs. Directors who make a deferral election will have no right as stockholders of BARK with respect to amounts credited to their deferred RSU accounts until such RSUs are settled. Settlement of any RSUs credited to the deferred RSU account in shares of fully vested common stock will occur as soon as practicable following the director’s termination of service as a director of BARK.

Equity Plans

2021 Equity Incentive Plan (the “2021 Plan”).

The material terms of the 2021 Plan are summarized below. This summary, however, is not intended to be a complete description of the 2021 Plan and is qualified in its entirety by reference to the complete text of the 2021

Plan, a copy of which is filed as an exhibit to the registration statement of which this prospectus is a part. To the extent there is a conflict between the terms of this summary and the 2021 Plan, the terms of the 2021 Plan will control.

Share Reserve. The number of shares of Common Stock available for issuance under the 2021 Plan equals the sum of 16,929,505 shares, subject to certain adjustments and a customary evergreen provision. Additionally, to the extent that Legacy BARK’s outstanding awards granted under its 2011 Stock Incentive Plan (covering 3,361,752 shares of Legacy BARK’s common stock) assumed by BARK at the Closing are forfeited after the Merger, the underlying shares would be made available for future issuance in accordance with the 2021 Plan’s terms. The maximum number of additional shares that would become available under the 2021 Plan if all awards were forfeited would equal 29,390,344 shares of Common Stock. These additional shares are included in the aggregate merger consideration provided for under the Merger Agreement. All shares available under the 2021 Plan may be issued as incentive stock options. On the first day of each fiscal year of BARK during the term of the 2021 Plan, commencing on April 1, 2022 and ending on (and including) March 31, 2031, the aggregate number of shares of Common Stock that may be issued under the 2021 Plan shall increase by a number, determined by the BARK board of directors on or before May 1st of such fiscal year, not to exceed 5% of the total number of shares of Legacy BARK Common Stock issued and outstanding on the last day of the preceding fiscal year. If the BARK board of directors does not determine to increase the aggregate number of shares of Common Stock in the 2021 Plan by May 1st of such fiscal year, such increase shall be zero.

In general, to the extent that any awards under the 2021 Plan or options assumed in connection with the Business Combination are forfeited, terminate, expire or lapse without the issuance of shares, or if we reacquire the shares subject to awards granted under our 2021 Plan, those shares will again become available for issuance under the 2021 Plan, as will shares applied to pay the exercise or purchase price of an award or to satisfy tax withholding obligations related to any award.

Administration. The compensation committee of Legacy BARK’s board of directors administers the 2021 Plan. The compensation committee has complete discretion to make all decisions relating to the 2021 Plan and outstanding awards, with the exception of repricing outstanding options.

Eligibility. Employees, non-employee directors, consultants and advisors are eligible to participate in the 2021 Plan.

Under the 2021 Plan, the aggregate grant date fair value of awards granted to our non-employee directors may not exceed $750,000 (on a per director basis) in any one fiscal year, except that the grant date fair value of awards granted to newly appointed non-employee directors may not exceed $1,500,000 in the fiscal year in which such non-employee director is initially appointed to our board of directors.

Types of Awards. The 2021 Plan provides for the following types of awards:

•	incentive and nonstatutory stock options;

•	stock appreciation rights;

•	restricted shares; and

•	restricted stock units.

Options and Stock Appreciation Rights. The exercise price for options granted under the 2021 Plan may not be less than 100% of the fair market value of the common stock on the grant date. Optionees will be permitted to pay the exercise price in cash or, with the consent of the compensation committee:

•	with shares of common stock that the optionee already owns;

•	by an immediate sale of shares through a broker approved by us;

•	by instructing us to withhold a number of shares having an aggregate fair market value that does not exceed the exercise price; or

•	by other methods permitted by applicable law.

An optionee who exercises a stock appreciation right receives the increase in value of our common stock over the base price. The base price for stock appreciation rights may not be less than 100% of the fair market value of our common stock on the grant date. The settlement value of a stock appreciation right may be paid in cash, shares of our common stock or a combination.

Options and stock appreciation rights vest as determined by the compensation committee. In general, they will vest over a four-year period following the date of grant. Options and stock appreciation rights expire at the time determined by the compensation committee but in no event more than ten years after they are granted. These awards generally expire earlier if the participant’s service terminates earlier.

Restricted Shares and Stock Units. Restricted shares and stock units may be awarded under the 2021 Plan in return for any lawful consideration, and participants who receive restricted shares or stock units generally are not required to pay cash for their awards. In general, these awards will be subject to vesting. Vesting may be based on length of service, the attainment of performance-based milestones or a combination of both, as determined by the compensation committee.

Corporate Transactions. In the event we are a party to a merger, consolidation or certain change in control transactions, outstanding awards granted under the 2021 Plan, and all shares acquired under the 2021 Plan, will be subject to the terms of the definitive transaction agreement (or, if there is no such agreement, as determined by our compensation committee). Unless an award agreement provides otherwise, such treatment may include any of the following with respect to each outstanding award:

•	the continuation, assumption or substitution of an award by a surviving entity or its parent;

•	the cancellation of an award without payment of any consideration, provided that the optionee shall be notified of such treatment;

•

the cancellation of the vested portion of an award (and any portion that becomes vested as of the effective time of the transaction) in exchange for a payment equal to the excess, if any, of the value that the holder of each share receives in the transaction over (if applicable) the exercise price otherwise payable in connection with the award; or

•

the assignment of any reacquisition or repurchase rights held by us with respect to an award of restricted shares to the surviving entity or its parent (with proportionate adjustments made to the price per share to be paid upon exercise of such rights).

The compensation committee is not required to treat all awards, or portions thereof, in the same manner.

Unless determined otherwise by the administrator at the time of grant of an award, all outstanding awards held by current service providers at the time of occurrence of a change in control will fully accelerate and vest if they are not continued, assume or substituted by the acquirer. Notwithstanding the foregoing, the vesting of an outstanding award may be accelerated by the administrator upon the occurrence of a change in control, whether or not the award is to be assumed or replaced in the transaction, or in connection with a termination of service following a change in control transaction.

A change in control includes:

•	any person acquiring beneficial ownership of more than 50% of our total voting power;

•	the sale or other disposition of all or substantially all of our assets; or

•	our merger or consolidation after which our voting securities represent 50% or less of the total voting power of the surviving or acquiring entity.

Changes in Capitalization. In the event of certain changes in our capital structure without our receipt of consideration, such as a stock split, reverse stock split or dividend paid in common stock, proportionate adjustments will automatically be made to:

•	the maximum number and kind of shares available for issuance under the 2021 Plan, including the maximum number and kind of shares that may be issued upon the exercise of incentive stock options;

•	the maximum number and kind of shares covered by, and exercise price, base price or purchase price, if any, applicable to each outstanding stock award; and

•	the maximum number and kind of shares by which the share reserve may increase automatically each year.

In the event that there is a declaration of an extraordinary dividend payable in a form other than our common stock in an amount that has a material effect on the price of our common stock, a recapitalization, a spin-off or a similar occurrence, the compensation committee may make such adjustments to any of the foregoing as it deems appropriate, in its sole discretion.

Amendments or Termination. Our board of directors may amend, suspend or terminate the 2021 Plan at any time. If our board of directors amends the 2021 Plan, it does not need stockholder approval of the amendment unless required by applicable law, regulation or rules. The 2021 Plan will terminate automatically 10 years after the later of the date when our board of directors adopted the 2021 Plan or approved the latest share increase that was also approved by our stockholders.

Federal Income Tax Considerations

This is a brief summary of the federal income tax aspects of awards that may be made under the 2021 Plan based on existing U.S. federal income tax laws. This summary provides only the basic tax rules. It does not describe a number of special tax rules, including the alternative minimum tax and various elections that may be applicable under certain circumstances. It also does not reflect provisions of the income tax laws of any municipality, state or foreign country in which a holder may reside, nor does it reflect the tax consequences of a holder’s death. The tax consequences of awards under the 2021 Plan depend upon the type of award.

Incentive Stock Options. The recipient of an incentive stock option generally will not be taxed upon grant of the option. Ordinary federal income taxes are generally imposed only when the shares of common stock from exercised incentive stock options are disposed of, by sale or otherwise. The amount by which the fair market value of the common stock on the date of exercise exceeds the exercise price is, however, included in determining the option recipient’s liability for the alternative minimum tax. If the incentive stock option recipient does not sell or dispose of the shares of common stock until more than one year after the receipt of the shares and two years after the option was granted, then, upon sale or disposition of the shares, the difference between the exercise price and the market value of the shares of common stock as of the date of exercise will be treated as a long-term capital gain, and not ordinary income. If a recipient fails to hold the shares for the minimum required time the recipient will recognize ordinary income in the year of disposition generally in an amount equal to any excess of the market value of the common stock on the date of exercise (or, if less, the amount realized or disposition of the shares) over the exercise price paid for the shares. Any further gain (or loss) realized by the recipient generally will be taxed as short-term or long-term gain (or loss) depending on the holding period. The company will generally be entitled to a tax deduction at the same time and in the same amount as ordinary income is recognized by the option recipient.

Nonstatutory Stock Options. The recipient of stock options not qualifying as incentive stock options generally will not be taxed upon the grant of the option. Federal income taxes are generally due from a recipient of nonstatutory stock options when the stock options are exercised. The excess of the fair market value of the common stock purchased on such date over the exercise price of the option is taxed as ordinary income. Thereafter, the tax basis for the acquired shares is equal to the amount paid for the shares plus the amount of ordinary income recognized by the recipient. We will generally be entitled to a tax deduction at the same time and in the same amount as ordinary income is recognized by the option recipient by reason of the exercise of the option.

Other Awards. Recipients who receive restricted stock unit awards will generally recognize ordinary income when they receive shares upon settlement of the awards in an amount equal to the fair market value of the shares at that time. Recipients who receive awards of restricted shares subject to a vesting requirement will generally recognize ordinary income at the time vesting occurs in an amount equal to the fair market value of the shares at that time minus the amount, if any, paid for the shares. However, a recipient who receives restricted shares that are not vested may, within 30 days of the date the shares are transferred, elect in accordance with Section 83(b) of the U.S. Internal Revenue Code to recognize ordinary compensation income at the time of transfer of the shares rather than upon the vesting dates. Recipients who receive stock appreciation rights will generally recognize ordinary income upon exercise in an amount equal to the excess of the fair market value of the underlying shares of common stock on the exercise date over the exercise price. Legacy BARK will generally be entitled to a tax deduction at the same time and in the same amount as ordinary income is recognized by the recipient.

2021 Employee Stock Purchase Plan (the “ESPP”).

The material terms of the ESPP are summarized below. This summary, however, is not intended to be a complete description of the ESPP and is qualified in its entirety by reference to the complete text of the ESPP, which is filed as an exhibit to the registration statement of which this prospectus is a part. To the extent there is a conflict between the terms of this summary and the ESPP, the terms of the ESPP will control.

General. Legacy BARK’s board of directors adopted the ESPP on June 1, 2021, subject to stockholder approval. The ESPP became effective upon the Closing. The ESPP is intended to qualify under Section 423 of the Internal Revenue Code. The ESPP has the features described below.

Share Reserve. 3,385,901 shares of BARK common stock have been reserved for issuance under the ESPP. On the first day of each fiscal year of BARK during the term of the ESPP, commencing on April 1, 2022 and ending on (and including) March 31, 2041, the aggregate number of shares of BARK common stock that may be issued under the ESPP shall increase by a number, determined by the BARK board of directors on or before May 1st of such fiscal year, not to exceed the lesser of (i) one percent (1%) of the total number of shares of BARK common stock issued and outstanding on the last day of the preceding fiscal year or (ii) 1,500,000 shares of BARK common stock. If the BARK board of directors does not determine to increase the aggregate number of shares of BARK common stock in the ESPP by May 1st of such fiscal year, such increase shall be zero.

The number of shares reserved under the ESPP will automatically be adjusted in the event of a stock split, stock dividend or a reverse stock split (including an adjustment to the per-purchase period share limit).

Administration. The compensation committee of our board of directors administers the ESPP.

Eligibility. All of our employees are eligible to participate in the ESPP, although the administrator may exclude certain categories of employees from an offering period, as permitted by applicable law, including employees employed for less than two years, working less than 20 hours per week, who are employed less than five months per year, or are highly compensated employees. Eligible employees may begin participating in the ESPP at the start of any offering period.

Offering Periods. Each offering period will last a number of months determined by the compensation committee, not to exceed 27 months. A new offering period will begin periodically, as determined by the compensation committee. Offering periods may overlap or may be consecutive.

Amount of Contributions. The ESPP will permit each eligible employee to purchase common stock through payroll deductions. Each employee’s payroll deductions may not exceed 15% of the employee’s cash compensation. Each participant may purchase up to the number of shares determined by our board of directors on any purchase date, not to exceed 2,500 shares. The value of the shares purchased in any calendar year may not exceed $25,000. Participants may withdraw their contributions at any time before stock is purchased.

Purchase Price. The price of each share of common stock purchased under the ESPP will not be less than 85% of the lower of the fair market value per share of common stock on the first day of the applicable offering period or the fair market value per share of common stock on the purchase date.

Other Provisions. Employees may end their participation in the ESPP at any time. Participation ends automatically upon termination of employment with us. If we experience a change in control, the ESPP will end and shares will be purchased with the payroll deductions accumulated to date by participating employees, unless the rights to purchase our common stock under the ESPP for an offering period then in progress are continued, assumed or substituted by the surviving entity. Our board of directors or our compensation committee may amend or terminate the ESPP at any time.

Federal Income Tax Considerations

The following is a brief summary of the general U.S. federal income tax consequences to U.S. taxpayers and to us of shares purchased under the statutory plan, which is a sub-plan of the ESPP. This summary is not complete and does not discuss the tax consequences of a participant’s death or the income tax laws of any state or foreign country in which the participant may reside. Tax consequences for any particular individual may be different.

The statutory plan and the options granted under the statutory plan are intended to qualify for favorable federal income tax treatment associated with rights granted under an “employee stock purchase plan” that qualifies under provisions of Section 423 of the Code. Under a plan that so qualifies, there are no U.S. federal income tax consequences to us by reason of the grant or exercise of options under the ESPP. Amounts of a participant’s compensation withheld for the purchase of shares of our common stock under the statutory plan will be subject to regular income and employment tax withholding as if such amounts were actually received by the employee. Other than this, no income will be taxable to a participant until sale or other disposition of the acquired shares. Under current law, no other withholding obligation applies to the events under the statutory plan.

Upon sale or other disposition of the purchased shares, a participant will recognize ordinary income. If the shares were held at least two years from the start of the offering period in which the shares were acquired and one year from the date the shares were purchased, then the amount of ordinary income recognized will be equal to the lesser of the difference between the fair market value of the shares on the date of disposition and the purchase price paid for the shares or 15% of the fair market value of the shares on the last trading day before the offering period in which the shares were purchased began. If a sale or other disposition of the purchased shares is made before the later of two years after the start of the offering period in which such shares were acquired or one year after the shares are purchased, then a participant will recognize ordinary income equal to the excess of the fair market value of the shares on the purchase date over the purchase price paid for the shares. We will be entitled to an income tax deduction equal to the amount of income recognized. In no other instance will we be allowed a deduction with respect to the participant’s disposition of the purchased shares. Any additional gain or loss recognized upon the disposition of the shares will be a capital gain, which will be long-term if the shares have been held for more than one year following the date of purchase under the ESPP.

Legacy BARK may also grant options under non-statutory plans to employees of its designated subsidiaries and affiliates that do not participate in the statutory plan. The specific terms of such non-statutory plans are not yet known, accordingly it is not possible to discuss with certainty the relevant tax consequences of these non-statutory plans. The non-statutory plans will be sub-plans of the ESPP that are generally not intended to qualify under the provisions of Sections 421 and 423 of the Code. Therefore, it is likely that at the time of the exercise of an option under a non-statutory plan, an employee subject to tax under the Code would recognize ordinary income equal to the excess of the fair market value of the stock on the date of exercise and the purchase price, Legacy BARK would be able to claim a tax deduction equal to this difference, and Legacy BARK would be required to withhold employment taxes and income tax at the time of the purchase.

DESCRIPTION OF SECURITIES

The following summary of the material terms of BARK’s securities is not intended to be a complete summary of the rights and preferences of such securities. We urge you to read our Charter in its entirety for a complete description of the rights and preferences of our Common Stock, the Warrant Agreements, and the Indenture for the 2025 Convertible Notes.

Authorized and Outstanding Stock

BARK’s Charter authorizes the issuance of 500,000,000 shares of Common Stock and 1,000,000 shares of preferred stock, each with a par value of $0.0001 per share. The outstanding shares of our common stock are duly authorized, validly issued, fully paid and non-assessable. As of June 1, 2021, there were 166,734,484 shares of Common Stock outstanding, held of record by approximately 254 holders and no shares of preferred stock outstanding. Such numbers do not include DTC participants or beneficial owners holding shares through nominee names.

Common Stock

Dividend Rights

Subject to the rights of any holders of any shares of preferred stock which may from time to time come into existence and be outstanding, the holders of the our common stock shall be entitled to the payment of dividends when, as and if declared by our board of directors in its discretion out of assets or funds legally available therefor. See “Dividend Policy” for more information.

Voting Rights

Except as otherwise provided by law or by the Charter (including any certificate of designation relating to any series of preferred stock), the holders of outstanding shares of common stock shall have the exclusive right to vote for the election and removal of directors and for all other purposes. Holders of Common Stock will be entitled to one vote per share on matters to be voted on by stockholders. Under the Charter, our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year.

No Preemptive or Similar Rights

Holders of our Common Stock do not have any conversion, preemptive or other subscription rights and there will be no sinking fund or redemption provisions applicable to the common stock.

Right to Receive Liquidation Distributions

Subject to the rights, if any, of the holders of one or more outstanding series of preferred stock and after payment or provision for payment of the debt and other liabilities of BARK, holders of shares of common stock shall be entitled to receive (ratably in proportion to the number of shares held by them) the assets and funds of BARK available for distribution in the event of any liquidation, dissolution or winding up of the affairs of BARK, whether voluntary or involuntary.

Preferred Stock

The BARK charter authorizes the issuance of 1,000,000 shares of preferred stock from time to time in one or more series. The BARK board of directors are authorized to fix the voting powers of the shares of such series, and the designation, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the shares of each such series. The BARK board of directors will be able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects. The ability of the BARK board to issue authorized but unissued preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of BARK or the removal of BARK’s management. BARK will have no preferred stock outstanding at the date the proposed second amended and restated certificate of incorporation becomes effective.

Options

As of the Closing, there were options to purchase 29,257,576 shares of our Common Stock outstanding, with a weighted average exercise price of $2.15.

Registration Rights

Certain holders of Common Stock are entitled to registration rights as described in the “Registration Rights” in this prospectus below.

Anti-Takeover Provisions

Certificate of Incorporation and Bylaw Provisions

BARK’s Charter and Bylaws includes a number of provisions that may have the effect of deterring hostile takeovers or delaying or preventing changes in control of BARK’s management team, including the following:

•

Super-majority approval. Certain of the provisions of BARK’s Charter and any provision of its bylaws, including certain of the provisions described in this section which may discourage an attempt to obtain control of BARK, may be amended only with the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then-outstanding shares of capital stock of BARK entitled to vote at an election of directors, voting together as a single class.

•

Board of Directors Vacancies. BARK’s Charter provides that any director, or the entire board of directors, may be removed from office at any time but only for cause and only by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then-outstanding shares of capital stock of BARK entitled to vote at an election of directors, voting together as a single class. In addition, subject to the rights of holders of any series of preferred stock, any newly created directorship that results from an increase in the number of directors or any vacancy on the board that results from the death, disability, resignation, disqualification or removal of any director or from any other cause shall be filled solely by the affirmative vote of a majority of the directors then in office, even if less than a quorum, or by a sole remaining director, and will not be filled by the stockholders. The existence of the provisions could render more difficult or discourage an attempt to obtain control of BARK.

•

Classified Board. BARK’s Charter provides that BARK’s board of directors be classified into three classes of directors of approximately equal size. As a result, in most circumstances, a person can gain control of BARK’s board of directors only by successfully engaging in a proxy contest at two or more annual or special meetings.

•

Stockholder Action; Special Meeting of Stockholders. BARK’s Charter provides that any action required or permitted to be a taken by stockholders must be effected at an annual or special meeting, and may not be taken by written consent (subject to the rights of any preferred stock then outstanding). BARK’s bylaws provide that special meetings of stockholders may be called only by a majority vote of BARK’s board of directors or by the chairman of the board or the chief executive officer.

•

Advance Notice Requirements for Stockholder Proposals and Director Nominations. BARK’s bylaws provide that stockholders of record seeking to bring business before BARK’s special meeting of stockholders, or to nominate candidates for election as directors at BARK’s special meeting of stockholders, must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be received by BARK secretary at BARK’s principal executive offices not earlier than the close of business on the one hundred and twentieth (120th) calendar day prior to the first (1st) anniversary of the preceding year’s annual meeting nor later than the close of business on the ninetieth (90th) calendar day prior to the first anniversary of the preceding year’s annual meeting. Pursuant to Rule 14a-8 of the Exchange Act, proposals seeking inclusion in BARK’s annual proxy statement must comply with the notice periods contained therein. BARK’s bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude BARK stockholders from bringing matters before the special meeting of stockholders or from making nominations for directors at BARK’s special meeting of stockholders.

•

Authorized but unissued shares. BARK’s authorized but unissued common stock and preferred stock will be available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of BARK by means of a proxy contest, tender offer, merger or otherwise.

Delaware Law

Pursuant to Section 203 of the DGCL, BARK will be prohibited from engaging in any business combination with any stockholder for a period of three years following the time that such stockholder (the “interested stockholder”) came to own at least 15% of the outstanding voting stock of BARK (the “acquisition”), except if:

•	the board of directors of BARK approved the acquisition prior to its consummation;

•	the interested stockholder owned at least 85% of the outstanding voting stock upon consummation of the

•	acquisition; or

•	the business combination is approved by the board of directors of BARK, and by a 2/3 majority vote of the other stockholders in a meeting.

Generally, a “business combination” includes any merger, consolidation, asset or stock sale or certain other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years owned, 15% or more of BARK’s outstanding voting stock.

Under certain circumstances, declining to opt out of Section 203 of the DGCL will make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with BARK for a three-year period. This may encourage companies interested in acquiring BARK to negotiate in advance with the BARK board of directors because the stockholder approval requirement would be avoided if the BARK board of directors approves the acquisition which results in the stockholder becoming an interested stockholder. This may also have the effect of preventing changes in the BARK board of directors and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.

Corporate Opportunity Doctrine

The Charter provides that the doctrine of corporate opportunity, or any other analogous doctrine, shall not apply with respect to BARK or any of its officers or directors, or any of their respective affiliates, in circumstances where the application of any such doctrine would conflict with any fiduciary duties or contractual obligations they may have as of the date of the Charter or in the future, and BARK renounces any expectancy that any of the directors or officers of BARK will offer any such corporate opportunity of which he or she may become aware to BARK. In addition to the foregoing, the doctrine of corporate opportunity shall not apply to any other corporate opportunity with respect to any of the directors or officers of BARK unless such corporate opportunity is offered to such person solely in his or her capacity as a director or officer of BARK and such opportunity is one BARK is legally and contractually permitted to undertake and would otherwise be reasonable for BARK to pursue.

Forum Selection Clause

The Charter requires that unless BARK consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, in the event that the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (1) any derivative action or proceeding brought on behalf of the BARK, (2) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, stockholder or other employee of the BARK to the BARK or the BARK’s stockholders, (3) any action arising pursuant to any provision of the DGCL or the proposed amended and restated certificate of incorporation or bylaws (as the foregoing may be amended, modified, supplemented and/or restated from time to time), or (4) any action asserting a claim against the BARK or any director or officer or other employee of the BARK governed by the internal affairs doctrine, except for, as to each of (1) through (4) above, (a) any action as to which the Court of Chancery determines that there is an indispensable party not subject to the personal jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination) and (b) any action asserted to enforce any liability or duty created by the Securities Act or the Exchange Act, or, in each case, rules and regulations promulgated thereunder, for which there is exclusive federal or concurrent federal and state jurisdiction. Unless BARK consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.

The enforceability of similar choice of forum provisions in other companies’ organizational documents has been challenged in legal proceedings, and it is possible that, in connection with claims arising under federal securities laws, a court could find the choice of forum provisions contained in BARK’s second amended and restated certificate of incorporation to be inapplicable or unenforceable. If that were the case, because stockholders will not be deemed to have waived BARK’s compliance with the federal securities laws and the rules and regulations thereunder, it would allow stockholders to bring claims for breach of these provisions in any appropriate forum. Although BARK believes this provision benefits it by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against BARK’s directors and officers.

Notwithstanding the foregoing, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.

Transfer Agent

The Transfer Agent for our Common Stock is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its role as transfer agent, its agents and each of its stockholders, directors, officers and employees against all liabilities, including judgments, costs and reasonable counsel fees that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.

Warrants

Public Warrants

Each whole Public Warrant entitles the registered holder to purchase one share of common stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing on the later of November 13, 2021 or 30 days after the completion of an initial business combination, provided in each case that BARK has an effective registration statement under the Securities Act covering the common stock issuable upon exercise of the warrants and a current prospectus relating to them is available (or BARK permits holders to exercise their warrants on a cashless basis under the circumstances specified in the Warrant Agreement) and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder. Pursuant to the Warrant Agreement, a warrant holder may exercise its warrants only for a whole number of shares of Common Stock. This means only a whole warrant may be exercised at a given time by a warrant holder. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. The warrants will expire five years after the completion of an initial business combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

BARK will not be obligated to deliver any shares of Common Stock pursuant to the exercise of a Warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the Common Stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to BARK satisfying its obligations described below with respect to registration. No Warrant will be exercisable and BARK will not be obligated to issue a share of Common Stock upon exercise of a warrant unless the common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such Warrant and such Warrant may have no value and expire worthless. In no event will BARK be required to net cash settle any Warrant. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a unit containing such Warrant will have paid the full purchase price for the unit solely for the share of Common Stock underlying such unit.

BARK is required to use its best efforts to cause this prospectus to become effective within 60 days and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the Warrant Agreement. If a registration statement covering the common stock issuable upon exercise of the warrants is not effective by the sixtieth (60th) day after the closing of the Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when BARK will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption.

Once the warrants become exercisable, BARK may call the warrants for redemption:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

•

if, and only if, the reported closing price of the common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period commencing once the warrants become exercisable and ending three business days before BARK sends to the notice of redemption to the warrant holders.

If and when the warrants become redeemable by it, BARK may exercise its redemption right even if BARK is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

If BARK calls the warrants for redemption as described above, its management will have the option to require any holder that wishes to exercise his, her or its warrant to do so on a “cashless basis.” If BARK’s management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering their warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” of BARK common stock for the above purpose shall mean the volume weighted average price of BARK common stock during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of warrants. If BARK’s management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of common stock to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. If BARK calls its warrants for redemption and its management does not take advantage of this option, the holders of the private placement warrants and their permitted transferees would still be entitled to exercise their private placement warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis, as described in more detail below.

In addition to the foregoing redemption feature, commencing ninety days after the warrants become exercisable, BARK may redeem any outstanding warrants:

•	in whole and not in part;

•

at a price of $0.10 per warrant upon not less than 30 days’ prior written notice of redemption to each warrant holder, provided that holders will be able to exercise their warrants prior to redemption and receive that number of shares of BARK common stock to be determined by reference to the table below, based on the redemption date and the “fair market value” of BARK’s common stock (as defined below);

•

if, and only if, the reported last sale price of the BARK common stock equals or exceeds $10.00 per share, on the trading day prior to the date on which the notice of redemption is sent to warrant holders;

•	if, and only if, the private placement warrants are also concurrently called for redemption on the same terms as the outstanding Warrants, as described above; and

•

if, and only if, there is a current registration statement in effect covering the issuance of the shares of common stock issuable upon exercise of the warrants and a current prospectus relating thereto available throughout the 30-day period after written notice of redemption is given.

The numbers in the table below represent the number of shares of common stock that a warrant holder will receive upon exercise in connection with a redemption by BARK pursuant to this redemption feature, based on the “fair market value” of BARK’s common stock on the corresponding redemption date (assuming holders elect to exercise their warrants and such warrants are not redeemed for $0.10 per warrant), determined based on the volume weighted average price of BARK’s common stock during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of warrants, and the number of months that the corresponding redemption date precedes the expiration date of the warrants, each as set forth in the table below.

Redemption Date (period to expiration of warrants)	Fair Market Value of Class A Common Stock
	≤$10.00	$11.00	$12.00	$13.00	$14.00	$15.00	$16.00	$17.00	≥$18.00
57 months	0.233	0.255	0.275	0.293	0.309	0.324	0.338	0.350	0.361
54 months	0.229	0.251	0.272	0.291	0.307	0.323	0.337	0.350	0.361
51 months	0.225	0.248	0.269	0.288	0.305	0.321	0.336	0.349	0.361
48 months	0.220	0.243	0.265	0.285	0.303	0.320	0.335	0.349	0.361
45 months	0.214	0.239	0.261	0.282	0.301	0.318	0.334	0.348	0.361
42 months	0.208	0.234	0.257	0.278	0.298	0.316	0.333	0.348	0.361
39 months	0.202	0.228	0.252	0.275	0.295	0.314	0.331	0.347	0.361
36 months	0.195	0.222	0.247	0.271	0.292	0.312	0.330	0.346	0.361
33 months	0.187	0.215	0.241	0.266	0.288	0.309	0.328	0.345	0.361
30 months	0.179	0.208	0.235	0.261	0.284	0.306	0.326	0.345	0.361
27 months	0.170	0.199	0.228	0.255	0.280	0.303	0.324	0.343	0.361
24 months	0.159	0.190	0.220	0.248	0.274	0.299	0.322	0.342	0.361
21 months	0.148	0.179	0.210	0.240	0.268	0.295	0.319	0.341	0.361
18 months	0.135	0.167	0.200	0.231	0.261	0.289	0.315	0.339	0.361
15 months	0.120	0.153	0.187	0.220	0.253	0.283	0.311	0.337	0.361
12 months	0.103	0.137	0.172	0.207	0.242	0.275	0.306	0.335	0.361
9 months	0.083	0.117	0.153	0.191	0.229	0.266	0.300	0.332	0.361
6 months	0.059	0.092	0.130	0.171	0.213	0.254	0.292	0.328	0.361
3 months	0.030	0.060	0.100	0.145	0.193	0.240	0.284	0.324	0.361
0 months	0.000	0.000	0.042	0.115	0.179	0.233	0.281	0.324	0.361

For example, if the average last reported sale price of BARK common stock for the 10 trading days ending on the third trading date prior to the date on which the notice of redemption is sent to the holders of the warrants is $11 per share, and at such time there are 57 months until the expiration of the warrants, holders may choose to, in connection with this redemption feature, exercise their warrants for 0.255 shares of common stock for each whole warrant. However, the exact fair market value and redemption date may not be set forth in the table above, in which case, if the fair market value is between two values in the table or the redemption date is between two redemption dates in the table, the number of shares of common stock to be issued for each warrant exercised will be determined by a straight-line interpolation between the number of shares set forth for the higher and lower fair market values and the earlier and later redemption dates, as applicable, based on a 365 or 366-day year, as applicable. For an example where the exact fair market value and redemption date are not as set forth in the table above, if the average last reported sale price of BARK common stock for the 10 trading days ending on the third trading date prior to the date on which the notice of redemption is sent to the holders of the warrants is $13.50 per share, and at such time there are 38 months until the expiration of the warrants, holders may choose to, in connection with this redemption feature, exercise their warrants for 0.284 shares of common stock for each whole warrant. In no event will the warrants be exercisable in connection with this redemption feature for more than 0.361 shares of common stock per warrant. Once the average last reported sale price of BARK common stock exceeds $18.00, BARK will have the option to redeem the warrants using this method or as described above where the price per share of common stock equals or exceeds $18.00.

This redemption feature is structured to allow for all of the outstanding warrants to be redeemed when the common stock is trading at or above $10.00 per share, which may be at a time when the trading price of BARK common stock is below the exercise price of the warrants. BARK has established this redemption feature to provide it with the flexibility to redeem the warrants without the warrants having to reach the $18.00 per share threshold set forth above. Holders choosing to exercise their warrants in connection with a redemption pursuant to this feature will, in effect, receive a number of shares representing the applicable redemption price for their warrants based on an option pricing model with a fixed volatility input as of the date of this prospectus. This redemption right provides BARK with an additional mechanism by which to redeem all of the outstanding warrants, and therefore have certainty as to its capital structure. As such, BARK would redeem the warrants in this manner when it believes it is in BARK’s best interest to update its capital structure to remove the warrants.

As stated above, BARK can redeem the warrants when the common stock is trading at a price starting at $10.00, which is below the exercise price of $11.50, because it will provide certainty with respect to its capital structure and cash position while providing warrant holders with the opportunity to exercise their warrants on a cashless basis for the applicable number of shares. If BARK chooses to redeem the warrants when the common stock is trading at a price below the exercise price of the warrants, this could result in the warrant holders receiving fewer shares of common stock than they would have received if they had exercised their warrants for shares of common stock if and when the common stock trades at a price higher than the exercise price of $11.50.

No fractional shares of common stock will be issued upon exercise. If, upon exercise, a holder would be entitled to receive a fractional interest in a share, BARK will round up to the nearest whole number of the number of shares of common stock to be issued to the holder. If, at the time of redemption, the warrants are exercisable for a security other than the shares of common stock pursuant to the Warrant Agreement (for instance, if BARK is not the surviving company in its initial business combination), the warrants may be exercised for such security.

A holder of a warrant may notify BARK in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (as specified by the holder) of the shares of common stock outstanding immediately after giving effect to such exercise.

If the number of outstanding shares of common stock is increased by a share dividend payable in shares of common stock, or by a split-up of shares of common stock or other similar event, then, on the effective date of such share dividend, split-up or similar event, the number of shares of common stock issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding common stock. A rights offering to holders of common stock entitling holders to purchase shares of common stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of common stock equal to the product of (i) the number of shares of common stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for common stock) and (ii) one (1) minus the quotient of (x) the price per share of common stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for common stock, in determining the price payable for common stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of common stock as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the shares of common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if BARK, at any time while the warrants are outstanding and unexpired, pays a dividend or makes a distribution in cash, securities or other assets to the holders of common stock on account of such common stock (or other securities into which the warrants are convertible), other than (a) as described above, (b) certain ordinary cash dividends, which are dividends of $0.50 or less in any fiscal year (subject to adjustments), (c) to satisfy the conversion rights of the holders of common stock in connection with a proposed initial business combination or (d) in connection with the redemption of BARK’s public shares upon its failure to complete its initial business combination, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of common stock in respect of such event.

If the number of outstanding shares of common stock is decreased by a consolidation, combination, reverse stock split or reclassification of common stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of common stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding shares of common stock. BARK will not be required to make adjustments to the exercise price for any other events including the issuance of additional shares of BARK common stock other than dividends paid in common stock as described above.

Whenever the number of shares of common stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of common stock purchasable upon the exercise of the warrants immediately prior to such adjustment and (y) the denominator of which will be the number of shares of common stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding common stock (other than those described above or that solely affects the par value of such common stock), or in the case of any merger or consolidation of BARK with or into another corporation (other than a consolidation or merger in which BARK is the continuing corporation and that does not result in any reclassification or reorganization of its outstanding common stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of BARK as an entirety or substantially as an entirety in connection with which BARK is dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the common stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of common stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of common stock in such a transaction is payable in the form of common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the Warrant Agreement based on the Black-Scholes value (as defined in the Warrant Agreement) of the warrant. The purpose of such exercise price reduction is to provide additional value to holders of the warrants when an extraordinary transaction occurs during the exercise period of the warrants pursuant to which the holders of the warrants otherwise do not receive the full potential value of the warrants in order to determine and realize the option value component of the warrant. This formula is to compensate the warrant holder for the loss of the option value portion of the warrant due to the requirement that the warrant holder exercise the warrant within 30 days of the event. The Black-Scholes model is an accepted pricing model for estimating fair market value where no quoted market price for an instrument is available.

The warrants are issued in registered form under a Warrant Agreement between Continental Stock Transfer & Trust Company, as warrant agent, and BARK (the “Warrant Agreement”). The Warrant Agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any mistake, including to conform the provisions of the Warrant Agreement to the description of the terms of the warrants and the Warrant Agreement set forth in this prospectus, or defective provision, but requires the approval by the holders of at least 50% of the then outstanding warrants to make any change that adversely affects the interests of the registered holders.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to BARK, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive common stock. After the issuance of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, BARK will, upon exercise, round up to the nearest whole number the number of shares of Common Stock to be issued to the warrant holder.

Private placement warrants

Except as described below, the private warrants have terms and provisions that are identical to those of the Public Warrants. The private warrants (including the common stock issuable upon exercise of the private warrants) will not be transferable, assignable or salable until 30 days after the completion of the Business Combination and they will be exercisable on a cashless basis and not be redeemable by BARK so long as they are held by the Sponsor or its permitted transferees. The Sponsor or its permitted transferees will have the option to exercise the private warrants on a cashless basis. If the private warrants are held by holders other than the Sponsor or its permitted transferees, the private warrants will be redeemable by BARK and exercisable by the holders on the same basis as the public warrants.

If holders of the private warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” of BARK common stock for the above purpose shall mean the volume weighted average price of the common stock during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of warrants.

Warrants assumed in the Business Combination

Each warrant to purchase shares of Legacy BARK’s stock outstanding immediately prior to the effective time of the Merger, in accordance with its terms, were automatically assumed by BARK and converted into a warrant to purchase, on the same terms and conditions as were applicable under each such warrant, a number of shares of BARK Common Stock equal to the product of (x) the number of shares of Legacy BARK’s stock subject to such warrant immediately prior to the effective time (or the number of shares of common stock issuable upon conversion of the preferred stock subject to such warrant) as adjusted pursuant to the terms of such warrant and (y) the Exchange Ratio, at an exercise price equal to (A) the exercise price of such warrant immediately prior to the effective time as adjusted pursuant to the terms of such warrant divided by (B) the Exchange Ratio. As of the Closing, there were 1,897,212 assumed warrants, each exercisable for one share of Common Stock at the weighted average price of $1.05 per share.

2025 Convertible Notes

On November 27, 2020, Legacy BARK entered into a Note Purchase Agreement (the “Note Purchase Agreement”) with certain funds affiliated with MFL (as defined below) (such funds, the “Magnetar Investors”), providing for the purchase of up to $100.0 million in aggregate principal amount of Legacy BARK’s 5.50% convertible senior secured notes due 2025 (the “2025 Convertible Notes”). On November 27,

2020, Legacy BARK issued $75.0 million aggregate principal amount of 2025 Convertible Notes to the Magnetar Investors.

The 2025 Convertible Notes are governed by an indenture (as amended and supplemented by the Supplemental Indentures, the “Indenture”), dated as of November 27, 2020, between Legacy BARK and U.S. Bank National Association (“U.S. Bank”), as trustee (in such capacity, the “Trustee”) and collateral agent (in such capacity, the “Collateral Agent”), as amended and supplemented by a first supplemental indenture (the “First Supplemental Indenture”), dated April 30, 2021, between Legacy BARK, BarkRetail, LLC (“Retail”), BarkPark, LLC (“Park”) and the Trustee. For a period of one year from the issuance date of the 2025 Convertible Notes, the Magnetar Investors may request BARK issue additional notes up to $25.0 million aggregate principal amount.

In connection with the Business Combination and pursuant to a second supplemental indenture (together with the First Supplemental Indenture, the “Supplemental Indentures”), dated June 2, 2021, between Legacy BARK, BARK, BARK International, LLC (“International”), The Original BARK Company Pty Ltd. (“Australia BARK”) and U.S. Bank, BARK unconditionally assumed all of Legacy BARK’s obligations under the 2025 Convertible Notes and the Indenture relating to Legacy BARK’s obligations relating to the authorization, issuance and delivery of the Common Stock issuable upon the conversion of the 2025 Convertible Notes.

The registered holder of a 2025 Convertible Note (the “Holder”) will be treated as its owner for all purposes.

The following summary of certain material terms and provisions of the 2025 Convertible Notes and the Indenture does not purport to be a complete description of the 2025 Convertible Notes and the Indenture, and is subject to the detailed provisions of, and qualified in its entirety by reference to, the 2025 Convertible Notes and the Indenture.

Maturity and Interest

The 2025 Convertible Notes will mature on December 1, 2025, unless earlier converted, redeemed or repurchased.

The 2025 Convertible Notes will bear interest at a rate of 5.50% per annum until conversion, redemption or repurchase, payable in kind by increasing the principal amount of the outstanding notes or by issuing additional notes in a principal amount equal to such interest on the applicable interest payment date. Interest accrues from the issue date or from the most recent date on which interest has been paid. Interest is payable annually in arrears on December 1 of each year, commencing on December 1, 2021. Interest on the 2025 Convertible Notes will be computed on the basis of a 360-day year composed of twelve 30-day months, and, for partial months, on the basis of the number of days actually elapsed in a 30-day month. Additional interest will be payable upon the occurrence of an Event of Default.

Ranking

The 2025 Convertible Notes are general senior secured obligations of Legacy BARK and:

•

rank pari passu in right of payment with all existing and future senior indebtedness of Legacy BARK subject to subordination in right of payment in respect of certain indebtedness subject to the subordination agreement (the “Loan Subordination Agreement”), dated November 27, 2020, between U.S. Bank and Western Alliance Bank (“Priority Obligations”);

•	are effectively senior to all of Legacy BARK’s unsecured senior indebtedness to the extent of the value of the Collateral (as defined below);

•	are secured on a first-priority lien basis by the Collateral, subject to prior ranking liens in respect of the Priority Obligations;

•	are subordinated to the Priority Obligations; and

•	are unconditionally guaranteed on a senior basis by the Guarantors (as defined below).

The Guarantees (as defined below) are general senior obligations of each Guarantor and:

•	rank pari passu in right of payment with all existing and future senior indebtedness of such Guarantor, subject to subordination in right of payment in respect of Priority Obligations;

•	are effectively senior to all of such Guarantor’s unsecured senior indebtedness to the extent of the value of the Collateral;

•	are secured on a first-priority lien basis by the Collateral, subject to prior ranking liens in respect of the Priority Obligations; and

•	are subordinated to the Priority Obligations.

Notes Guarantees

Legacy BARK, BARK, Retail, Park, International and Australia BARK (each a “Guarantor” and collectively, the “Guarantors”) have jointly and severally, fully and unconditionally guaranteed the obligations under the 2025 Convertible Notes as to payment of principal of and premium, if any, and interest when and as the same shall become due and payable (the “Guarantees”).

A Guarantee will be automatically and unconditionally terminated, and the relevant Guarantor will be automatically and unconditionally released and relieved of any obligations under its Guarantee and the Indenture in the event of:

•	the satisfaction and discharge of the Indenture;

•	the liquidation or dissolution of such Guarantor; or

•

a consolidation, merger, sale or conveyance in which such Guarantor is not the resulting, surviving or transferee person, and the surviving transferee person unconditionally assumes all of such Guarantor’s obligations under its Guarantee and the Indenture.

Security

The 2025 Convertible Notes and the Guarantees are secured by a first-priority security interest in the Collateral, subject to prior ranking liens in respect of the Priority Obligations.

The Collateral was pledged pursuant to a security agreement (as amended, supplemented or otherwise modified from time to time, the “Security Agreement”) and other security documents (together, the “Security Documents”), in each case by and among the Guarantors party thereto and the Collateral Agent.

The “Collateral” consists of substantially all of each Guarantor’s right, title and interest in and to the existing and future personal property of each Guarantor, including, without limitation: (i) accounts; (ii) documents, instruments and chattel paper; (iii) deposit accounts, security accounts and commodity accounts with any bank or other financial institution; (iv) software and general intangibles (including payment intangibles and intellectual property); (v) equipment, goods and inventory; (vi) investment property (including 100% of the capital stock of Legacy BARK); (vii) letters of credit, letter-of-credit rights and supporting obligations; (viii) money, policies and certificates of insurance, deposits, cash, cash equivalents or other property; (ix) commercial tort claims, insurance and insurance claims; (x) all other personal and fixture property of every kind and nature; (xi) books and records; (xii) accessions to, substitutions for, and all replacements, products, and cash and non-cash proceeds of the foregoing; and (xiii) liens, guaranties, rights, remedies and privileges pertaining to any of the foregoing.

Notwithstanding the foregoing, the Collateral does not include any of the following assets (“Excluded Assets”): (i) any interests in real property held by a Guarantor as a lessee under a lease; (ii) any lease, license, permit, contract or agreement to which a Guarantor is party if the grant of security interest therein to the Collateral Agent constitutes or result in a breach, termination or default under such lease, license, permit, contract or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law or principles of equity; (iii) any intent to use trademark application filed pursuant to Section 1(b) of the Lanham Act to the extent and until a statement of use or amendment to allege use is filed in connection therewith and accepted by the United States Patent and Trademark Officer and only if inclusion of such intent to use application in the Collateral prior to such time would result in the cancellation or invalidation of the alleged trademark; (iv) any motor vehicles and other assets subject to certificates of title; (v) assets and personal property for which a pledge thereof or a security interest therein is prohibited by applicable laws (including any legally effective requirement to obtain the consent of any governmental authority) after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code of any applicable jurisdiction; (vi) any rights of any Guarantor held under a license that are not assignable by their terms without the consent of the licensor thereof (but only to the extent such restriction on assignment is enforceable under applicable law); and (vii) any specific assets that are subject to a lien permitted by clause (e), (f), (g), (m), (n), (o) (solely in case of cash and cash equivalents pledged as cash collateral for any hedging obligations) or (t)(iv) of the definition of “Permitted Liens” (as such term is defined in the Indenture) to the extent that such lien is prohibited by or requires consent under the documentation relating to the obligations secured by such lien.

The book value of assets comprising the Collateral may not be indicative of the fair market value of such assets, which could be substantially lower. Moreover, the value of the Collateral is subject to fluctuations based on factors that include, among others, the condition of the particular assets and availability of competing assets, general economic conditions, and the ability to realize on the Collateral as part of a going concern and in an orderly fashion to available and willing buyers and not under distressed circumstances. By its nature, large portions of the Collateral may be illiquid and may have no readily ascertainable market value. Likewise, there can be no assurance that the Collateral will be saleable, or, if saleable, that there will not be substantial delays in its liquidation. Further, the ability of the Holders of the 2025 Convertible Notes to realize on the Collateral may be subject to certain bankruptcy law limitations in the event of a bankruptcy.

The obligations of Legacy BARK and the Guarantors in respect of the 2025 Convertible Notes will be subordinated to their obligations in respect of the Priority Obligations. Additionally, subject to certain conditions, including compliance with the covenants described under “—Certain Covenants,” Legacy BARK and the Guarantors are permitted to pledge the Collateral in connection with certain future incurrences of indebtedness. To the extent that third parties establish liens on the Collateral, such third parties could have rights and remedies with respect to the assets subject to such liens that, if exercised, could adversely affect the value of the Collateral or the ability of the Collateral Agent or the Holders to realize or foreclose on the Collateral. Moreover, Legacy BARK and the Guarantors may take actions that would result in diminishing (possibly to zero) the value or existence of the Collateral. In the future, additional assets may be pledged by us to secure indebtedness that may not be pledged to secure the 2025 Convertible Notes, including Excluded Assets. Further, none of Legacy Bark’s assets will constitute Collateral. Accordingly, the value of the Collateral could be substantially less than the aggregate principal amount of indebtedness secured on an equal or priority basis to the 2025 Convertible Notes, including the Priority Obligations.

As such, there is no assurance that a foreclosure or other exercise of remedies after an Event of Default will result in proceeds of Collateral that are sufficient to repay the 2025 Convertible Notes, or that the amount of such proceeds so available would not be substantially less than amounts owing under the 2025 Convertible Notes. If the proceeds of any of the Collateral were not sufficient to repay all amounts due on the 2025 Convertible Notes, the Holders of the 2025 Convertible Notes (to the extent not repaid from the proceeds of the sale of the Collateral) would have only an unsecured claim against the remaining assets of the Guarantors.

Use and Release of Collateral

Use of Collateral

Subject to the terms of the Indenture and the Security Agreement, the Guarantors have the right to remain in possession and retain exclusive control of the Collateral, subject to certain exceptions, to freely operate the Collateral and to collect, invest and dispose of any income thereon.

Release of Collateral

The Indenture and the Security Agreement provide that the liens on the Collateral securing the 2025 Convertible Notes and the Guarantees will automatically be released without the need for further action by any person under any one or more of the following circumstances:

•

in part, as to any property that is sold, transferred, disbursed or otherwise disposed of by any Guarantor (other than to any Guarantor) in a transaction not prohibited by the Indenture at the time of such sale, transfer, disbursement or disposition;

•	in whole with respect to the Collateral of any Guarantor, upon the release of the Guarantee of such Guarantor in accordance with the Indenture;

•	in whole or in part, as applicable, as to all or any portion of the Collateral which has been taken by eminent domain, condemnation or similar circumstances;

•	in part, in accordance with the applicable provisions of the Security Agreement;

•	upon the full and final payment and performance of the obligations under the Indenture, the 2025 Convertible Notes and the Guarantees;

•	upon satisfaction and discharge of the Indenture; and

•	with the written consent of the Holders of at least 66-2/3% in aggregate principal amount of the outstanding 2025 Convertible Notes.

Certain Limitations on the Collateral

The right of the Collateral Agent to take possession and dispose of the Collateral following an Event of Default is likely to be significantly impaired by applicable bankruptcy law if a bankruptcy proceeding were to be commenced by or against Legacy BARK or the Guarantors prior to the Collateral Agent having taken possession and disposed of the Collateral. Under the U.S. Bankruptcy Code, a secured creditor is prohibited from taking its security from a debtor in a bankruptcy case, or from disposing of security taken from such debtor, without bankruptcy court approval. Moreover, the U.S. Bankruptcy Code permits the debtor in certain circumstances to continue to retain and to use collateral owned as of the date of the bankruptcy filing (and the proceeds, products, offspring, rents or profits of such Collateral) even though the debtor is in default under the applicable debt instruments provided that the secured creditor is given “adequate protection.” The meaning of the term “adequate protection” may vary according to circumstances. In view of the lack of a precise definition of the term “adequate protection” and the broad discretionary powers of a bankruptcy court, it is impossible to predict how long payments under the notes could be delayed following commencement of a bankruptcy case, whether or when the Collateral Agent could repossess or dispose of the Collateral, or whether or to what extent Holders would be compensated for any delay in payment or loss of value of the Collateral through the requirement of “adequate protection.”

Furthermore, in the event a U.S. bankruptcy court determines the value of the Collateral (after giving effect to any prior liens) is not sufficient to repay all amounts due on the 2020 Convertible Notes and any other indebtedness that shares equally in the Collateral, the Holders of the 2025 Convertible Notes and such other indebtedness would hold secured claims to the extent of the value of the Collateral, and would hold unsecured claims with respect to any shortfall. Applicable U.S. bankruptcy laws permit the payment and/or accrual of post-petition interest, costs and attorneys’ fees during a debtor’s bankruptcy case only to the extent the claims are oversecured or the debtor is solvent at the time of reorganization. In addition, if Legacy BARK or the Guarantors were to become the subject of a bankruptcy case, the bankruptcy court, among other things, may avoid certain prepetition transfers made by the entity that is the subject of the bankruptcy filing, including, without limitation, transfers held to be preferences or fraudulent conveyances.

Conversion

General

Other than upon a Change of Control, a Holder may convert the 2025 Convertible Notes at the option of such Holder at any time prior to 5:00 p.m. New York City time on the business day immediately preceding the maturity date of the 2025 Convertible Notes. The conversion rate is 100 shares of common stock per $1,000 principal amount of the 2025 Convertible Notes (equivalent to an initial conversion price of $10 per share of common stock).

A Holder may convert fewer than all of such Holder’s 2025 Convertible Notes so long as the principal amount of 2025 Convertible Notes to be converted is an integral multiple of $1,000 (or, if a payment of PIK interest has been made, an integral multiple of $1). Notwithstanding the foregoing, no Holder may convert any portion of such Holder’s 2025 Convertible Notes unless the amount delivered for conversion represents at least $250,000 in aggregate principal amount or, if less than $250,000, all of the 2025 Convertible Notes held at such time by Holder.

Conversion Upon a Change of Control

A Holder may convert the 2025 Convertible Notes at the option of such Holder on or after the time that is ten business days prior to the anticipated date on which a Change of Control will become effective until 5:00 p.m. New York City time on the day that is three calendar days prior to the actual date such Change of Control becomes effective. The conversion rate in connection with a Change of Control is 100 shares of common stock (or the equivalent reference property as described below under the heading “Recapitalizations, Reclassifications and Changes of the Common Stock”) per $1,000 principal amount of the 2025 Convertible Notes (equivalent to an initial conversion price of $10 per share of common stock).

A Holder may convert fewer than all of such Holder’s 2025 Convertible Notes so long as the principal amount of 2025 Convertible Notes to be converted is an integral multiple of $1,000 (or, if a payment of PIK interest has been made, an integral multiple of $1). Notwithstanding the foregoing, no Holder may convert any portion of such Holder’s 2025 Convertible Notes unless the amount delivered for conversion represents at least $250,000 in aggregate principal amount or, if less than $250,000, all of the 2025 Convertible Notes held at such time by Holder.

“Change of Control” means the occurrence of any of the following:

•

any Combination Transaction (as defined in the Indenture) as a result of which holders of common equity of BARK immediately prior to such Combination Transaction own, directly or indirectly, in the aggregate, less than 50% of the voting power of common equity of the continuing, surviving, or succeeding entity or the parent thereof immediately after such Combination Transaction

•

any transaction or series of related transactions in which in excess of 50% of the voting power of the common equity of BARK is transferred to any “person” or “group” within the meaning of Section 13(d) of the Exchange Act or any such “person” or “group” becomes the “beneficial owner”

(as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act) in excess of 50% of the voting power of the common equity of BARK, or

•

any sale, lease, or other disposition of all or substantially all of the consolidated assets of Legacy BARK and its subsidiaries, taken as a whole, to any person other than one of Legacy Bark’s direct or indirect wholly-owned subsidiaries.

Conversion Procedures

Before any Holder shall be entitled to convert a 2025 Convertible Note, such Holder must comply with the following requirements:

•

if such Holder would have a filing and waiting period or approval requirement in advance of such conversion under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 or any other antitrust, merger control, or competition law, make or cause to be made any required filings and obtain any required waiting period expirations or terminations or approvals;

•

in the case of a Global Note, comply with DTC’s procedures for converting a beneficial interest in a Global Note and, if required, pay funds equal to interest payable on the next interest payment date to which the Holder is not entitled and, if required, pay all taxes or duties, if any; and

•

in the case of a Physical Note, (1) complete, manually sign and deliver a notice of conversion, which is irrevocable, (2) surrender such 2025 Convertible Notes, duly endorsed to the Company or in blank, (3) if required, furnish appropriate endorsements and transfer documents, (4) if required, pay all transfer, stamp and similar taxes, and (5) if required, pay funds equal to interest payable on the next interest payment date to which such Holder is not entitled.

The date a Holder complies with the relevant procedures described above is the conversion date under the Indenture.

If a Holder has already delivered a repurchase notice in connection with the events described under “—Repurchase at the Option of Holders” with respect to 2025 Convertible Note, the Holder may not surrender that 2025 Convertible Note for conversion until the Holder has withdrawn the notice in accordance with the Indenture.

Once a 2025 Convertible Note is converted in accordance with the Indenture, such 2025 Convertible Note will no longer have the benefit of any security interest in the Collateral.

BARK shall not issue any fractional share of common stock upon conversion of the 2025 Convertible Notes and shall instead pay cash in lieu of delivering any fractional share of common stock issuable upon conversion.

BARK shall not issue to any Holder, and no Holder may acquire, a number of shares of common stock upon any conversion of the 2025 Convertible Notes to the extent that, upon such conversion, the number of shares of common stock beneficially owned by such Holder, its affiliates, and any other persons or entities whose beneficial ownership of common stock would be aggregated with such Holder’s for purposes of Section 13(d) of the Exchange Act would exceed 9.99% of the total number of shares of common stock then issued and outstanding.

Conversion Rate Adjustments

The conversion rate for the 2025 Convertible Notes, other than the conversion rate in connection with a Change of Control, will be adjusted according to the terms of the Indenture upon the occurrence of the events described below, except that BARK will not make any of the adjustments to the conversion rate if Holders of the notes participate (other than in the case of share split, share combination, tender offer or exchange offer, at the same time and upon the same terms as holders of common stock and as a result of holding the 2025 Convertible Notes, in any of the transactions described below without having to convert their 2025 Convertible Notes as if they held the full number of shares of common stock underlying their 2025 Convertible Notes.

1.	If BARK exclusively issues shares of common stock as a dividend or distribution on shares of the common stock, or if BARK effects a share split or share combination;

2.

If BARK issues to all or substantially all holders of the common stock any rights, options or warrants entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase shares of the common stock at a price per share that is less than the average of the last reported sale prices of the common stock for the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement of such issuance;

3.

If BARK distributes shares of its capital stock, evidences of indebtedness, other assets or property or rights or warrants to acquire its capital stock or other securities, to all or substantially all holders of common stock, excluding:

•	dividends or distributions and rights or warrants as to which an adjustment was effected pursuant to clause (1) or (2) above;

•	dividends or distributions paid exclusively in cash described below in clause (4);

•	dividends or distributions of reference property as described below under the heading “Recapitalizations, Reclassifications and Changes of the Common Stock”;

•	rights issued pursuant to a shareholder rights plan; and

•	spin-offs as described below in clause (5);

4.	If BARK makes any cash dividend or distribution to all or substantially all holders of the common stock; and

5.

If BARK makes payment of a dividend or other distribution on the common stock in shares of capital stock of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit of BARK, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange.

Recapitalizations, Reclassifications and Changes of the Common Stock

In the case of:

•	any recapitalization, reclassification or change of the common stock (other than changes resulting from a subdivision or combination or change of par value or to no par value),

•	any consolidation, merger or combination involving BARK,

•	any sale, lease or other transfer to a third party of the consolidated assets of BARK and its subsidiaries substantially as an entirety, or

•	any statutory share exchange,

in each case as a result of which the common stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof), then, at the effective time of the transaction, the right to convert a 2025 Convertible Note will be changed into a right to convert it into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of common stock equal to the conversion rate immediately prior to such transaction would have owned or been entitled to receive (the “reference property”) upon such transaction. If the transaction causes our common stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), the reference property into which the 2025 Convertible Notes will be convertible will be deemed to be the weighted average of the types and amounts of consideration received by the holders of our common stock that affirmatively make such an election. BARK has agreed in the Indenture not to become a party to any such transaction unless its terms are consistent with the foregoing.

Change of Control Optional Redemption

We may not redeem the 2025 Convertible Notes for cash at our option prior to their maturity, other than in respect of a Change of Control.

If a Change of Control (as defined below) occurs at any time, Legacy BARK will have the right, at its option, to redeem all of the 2025 Convertible Notes, or any portion of the principal amount thereof. The price we are required to pay is equal to the greater of (i) 125% of the principal amount of the 2025 Convertible Notes to be purchased plus accrued and unpaid interest, including any additional interest, to but excluding the Change of Control redemption date, payable in cash, and (ii) the product of (x) the number of shares of common stock issuable upon conversion of the relevant note to be redeemed as of immediately prior to the effective date of the Change of Control and (y) the Transaction Price (as defined in the Indenture) in such Change of Control, payable in the same form and amount of consideration as would be payable to the shares of common stock issuable upon conversion of the note to be redeemed had such note been converted in full immediately prior to the effective date of the Change of Control (unless, in the case of clause (i), the Change of Control redemption date falls after a record date but on or prior to the interest payment date which such record date relates, in which case Legacy BARK will instead pay the full amount of accrued and unpaid interest to Holders of record as of such record date, and the Change of Control redemption price will be paid in cash in an amount equal to 125% of the principal amount of 2025 Convertible Notes to be redeemed). Notwithstanding the foregoing, in the event the Change of Control redemption price determined pursuant to clause (ii) is greater than clause (i), each Holder will have the right to require that the Change of Control redemption price be determined and delivered in cash pursuant to clause (i) by providing written notice to Legacy BARK at least three calendar days prior to the expected Change of Control redemption date.

“Change of Control” means the occurrence of any of the following:

•

any Combination Transaction (as defined in the Indenture) as a result of which holders of common equity of BARK immediately prior to such Combination Transaction own, directly or indirectly, in the aggregate, less than 50% of the voting power of common equity of the continuing, surviving, or succeeding entity or the parent thereof immediately after such Combination Transaction

•

any transaction or series of related transactions in which in excess of 50% of the voting power of the common equity of BARK is transferred to any “person” or “group” within the meaning of Section 13(d) of the Exchange Act or any such “person” or “group” becomes the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act) in excess of 50% of the voting power of the common equity of BARK, or

•

any sale, lease, or other disposition of all or substantially all of the consolidated assets of Legacy BARK and its subsidiaries, taken as a whole, to any person other than one of Legacy Bark’s direct or indirect wholly-owned subsidiaries.

Repurchase at the Option of Holders

Change of Control

If a Change of Control occurs at any time, the Holder will have the right, at its option, to require Legacy BARK to repurchase for cash any or all of its notes, or any portion of the principal amount thereof. The price Legacy BARK is required to pay is equal to 110% of the principal amount of the notes to be repurchased plus accrued and unpaid interest, including any additional interest, to but excluding the Change of Control repurchase date (unless the Change of Control repurchase date is after a record date and on or prior to the interest payment date to which such record date relates, in which case Legacy BARK will instead pay the full amount of accrued and unpaid interest (including additional interest, if any) to the Holder of record on such record date and the Change of Control repurchase price will be equal to 110% of the principal amount of the notes to be purchased).

Fundamental Change

If a Fundamental Change occurs at any time, the Holder will have the right, at its option, to require Legacy BARK to repurchase for cash any or all of its notes, or any portion of the principal amount thereof. The price Legacy BARK is required to pay is equal to 100% of the principal amount of the notes to be repurchased plus accrued and unpaid interest, including any additional interest, to but excluding the Fundamental Change repurchase date (unless the Fundamental Change repurchase date is after a record date and on or prior to the interest payment date to which such record date relates, in which case Legacy BARK will instead pay the full amount of accrued and unpaid interest (including additional interest, if any) to the Holder of record on such record date and the Fundamental Change repurchase price will be equal to 100% of the principal amount of the notes to be purchased).

“Fundamental Change” means the occurrence of any of the following:

•

a “person” or “group” within the meaning of Section 13(d)(3) of the Exchange Act, other than BARK, its direct or indirect wholly-owned subsidiaries and the employee benefit plans of BARK and its direct or indirect wholly-owned Subsidiaries, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of BARK’s common equity representing more than 50% of the voting power of BARK’s common equity;

•

the consummation of (i) any recapitalization, reclassification or change of the common stock (other than changes resulting from a subdivision or combination) as a result of which the common stock would be converted into, or exchanged for, stock, other securities, other property or assets; (ii) any share exchange, consolidation or merger of BARK pursuant to which the common stock will be converted into cash, securities or other property or assets; or (iii) any sale, conveyance, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of BARK and its subsidiaries, taken as a whole, to any person other than one or more of BARK’s direct or indirect wholly-owned subsidiaries; provided, however, that a transaction described in clause (i) or (ii) in which the holders of all classes of BARK’s common equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of common equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions (relative to each other) as such ownership immediately prior to such transaction shall not be a Fundamental Change pursuant to this clause;

•	the holders of capital stock of BARK approve any plan for the liquidation or dissolution of the Company; or

•	the common stock (or other common stock underlying the 2025 Convertible Notes) ceases to be listed or quoted on any Permitted Exchange (as defined in the Indenture);

provided, however, that a transaction or transactions described in the first two clauses above will not constitute a Fundamental Change if at least 90% of the consideration received or to be received by holders of the common stock of BARK, excluding cash payments for fractional shares and cash payments made in respect of dissenters’ statutory appraisal rights, in connection with such transaction or transactions consists of shares of common stock that are listed or quoted on any Permitted Exchange or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions and as a result of such transaction or transactions such consideration becomes Reference Property (as defined in the Indenture) for the 2025 Convertible Notes, excluding cash payments for fractional shares and cash payments made in respect of dissenters’ statutory appraisal rights (subject to certain conversion provisions).

Certain Covenants

The 2025 Convertible Notes are subject to various covenants that restrict BARK Legacy’s and the Guarantors’ ability to, among other things:

•

incur or guarantee additional indebtedness or issue disqualified stock, subject to certain specified exceptions, including for “Senior Indebtedness” in an aggregate principal amount not to exceed $90 million at any one time outstanding and certain subordinated obligations;

•	enter into agreements that provide for a negative pledge or restrict the ability of BARK and its subsidiaries to pay dividends or make other payments or transfers to BARK and the guarantors; and

•	merge or consolidate with other companies or transfer all or substantially all of BARK’s assets.

Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock

Legacy BARK and any Guarantor will not, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (as defined in the Indenture), and Legacy BARK and any Guarantor will not issue any Disqualified Stock (as defined in the Indenture); provided, however, that, (i) Legacy BARK and any Guarantor may incur Permitted Indebtedness (as defined below) or issue Permitted Disqualified Stock (as defined in the Indenture) and (ii) Legacy BARK and any Guarantor may incur Subordinated Indebtedness (as defined in the Indenture) that (i) has a stated maturity date that is, and may only be redeemed or repurchased, no earlier than the 181st day following the maturity date of the 2025 Convertible Notes, (ii) if secured by any Lien (as defined in the Indenture) (other than a Permitted Lien (as defined in the Indenture) (excluding clause (b) under such definition)) on any assets of Legacy BARK or any Guarantor, such Lien will rank junior in priority to Liens on such assets of Legacy BARK or the Guarantor securing the 2025 Convertible Notes and (iii) provided that no Subordinated Indebtedness, including that Subordinated Indebtedness that is the subject of the Note Subordination Agreements (as defined in the Indenture) on the issue date, may be amended in any manner that is materially adverse to the Holder.

“Permitted Indebtedness” means:

•	Indebtedness of Legacy BARK existing on the issue date and disclosed on Schedule B of the Indenture, and any Permitted Refinancing Indebtedness (as defined in the Indenture) in respect thereof;

•	Indebtedness represented by the 2025 Convertible Notes and the Guarantees;

•	Indebtedness represented by interest payable entirely in kind;

•	Hedging Obligations (as defined in the Indenture) in the ordinary course of business;

•

Indebtedness represented by (x) Capital Lease Obligations (as defined in the Indenture) or (y) Purchase Money Obligations (as defined in the Indenture), including all Permitted Refinancing Indebtedness (as defined in the Indenture) incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause, not to exceed at any time outstanding $2.5 million;

•	intercompany Indebtedness between Legacy BARK and the Guarantors or among Guarantors;

•

Guarantees by Legacy BARK or any Guarantor of Indebtedness that is permitted to be incurred by the first paragraph of this “—Certain Covenants—Limitations on Incurrence of Indebtedness,” provided that if the Indebtedness being guaranteed is subordinated in right of payment to the 2025 Convertible Notes, such Guarantee is subordinated in right of payment to the 2025 Convertible Notes to the same extent as the Indebtedness so guaranteed;

•

Indebtedness arising from (i) netting services, overdraft protections and similar arrangements in respect of deposit accounts and (ii) the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, in each case, so long as such Indebtedness is covered within five business days of receiving notice thereof;

•	obligations consisting of take-or-pay obligations contained in supply arrangements incurred in the ordinary course of business;

•

Indebtedness in respect of (i) workers’ compensation claims, payment obligations in connection with health or other types of social security benefits, unemployment or other insurance obligations, reclamation and statutory obligations, (ii) the financing of insurance premiums or self-insurance obligations, (iii) indemnity, bid, performance, warranty, release, appeal, surety, customs and similar bonds, letters of credit and banker’s acceptances for operating purposes, and (iv) letters of credit issued or incurred to support the purchase of supplies, raw materials and equipment in the ordinary course of business;

•	Indebtedness represented by the Second Tranche Notes (as defined in the Indenture) and the guarantees thereof; and

•

Indebtedness of Legacy BARK, presently existing or arising in the future, not to exceed $90,000,000 in the aggregate at any time outstanding; provided that such Indebtedness is subject to the Loan Subordination Agreement or other intercreditor agreement in the same form or otherwise in form and substance reasonably acceptable to the Holders and any Permitted Refinancing Indebtedness in respect thereof.

Limitations on Restrictive Agreements

Subject to certain exceptions, including as imposed by law or the terms of secured indebtedness, Legacy BARK and any Guarantor may not directly or indirectly (i) enter into or assume any agreement or other arrangement prohibiting (or having the effect of prohibiting) the creation or assumption of any Lien except for Permitted Liens upon its properties or assets, whether now owned or hereafter acquired or (ii) create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any subsidiary to: (A) pay or make Restricted Payments (as defined in the Indenture) to Legacy BARK, any Guarantor or any subsidiary; (B) pay any Indebtedness owed to Legacy BARK, any Guarantor or any subsidiary; (C) make loans or advances to Legacy BARK, any Guarantor; or (D) transfer any of its property or assets to Legacy BARK, any Guarantor or any subsidiary.

Merger, Consolidation or Sale of Assets

Legacy BARK

Legacy BARK may not consolidate with, merge with or into, or sell, convey, assign, transfer, lease or otherwise dispose of all or substantially all of the consolidated properties and assets of Legacy BARK and its subsidiaries, taken as a whole, in one transaction or any series of transactions, to another person, other than in a connection with a Change of Control in which Legacy Bark has elected to effect, and not revoked such election, a Change of Control Redemption with respect to all of the outstanding 2025 Convertible Notes, unless:

•	either (i) such resulting, surviving or transferee person is Legacy BARK; or (ii) if not Legacy BARK, such resulting, surviving or transferee person (the “Successor Company”) is a corporation, limited liability company, partnership or other entity organized and existing under the laws of the United States of America, any State thereof, the District of Columbia or any Designated Country;

•

in any such transaction where Legacy BARK is not the resulting, surviving or transferee person, the Successor Company unconditionally assumes all of Legacy Bark’s obligations under the 2025 Convertible Notes and the Indenture; and

•	immediately after giving effect to such transaction, no default or Event of Default shall have occurred and be continuing under the Indenture.

Guarantor

A Guarantor may not sell, convey, assign, transfer, lease or otherwise dispose of all or substantially all of its assets, in one transaction or any series of transactions to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving person) another person, unless:

•

either (i) the resulting, surviving or transferee person is the Guarantor; or (ii) if not the Guarantor, such resulting, surviving or transferee person (the “Successor Guarantor”) is a corporation or organized and existing under the laws of the United States of America;

•

in any such transaction where the Guarantor is not the resulting, surviving or transferee person, the Successor Guarantor unconditionally assume all of the Guarantor’s obligations under its Guarantee and the Indenture; and

•	immediately after giving effect to such transaction, no default or Event of Default shall have occurred and be continuing under the Indenture.

Events of Default

Each of the following events shall be an “Event of Default” with respect to the 2025 Convertible Notes:

•	default in any payment of interest on the 2025 Convertible Notes when due and payable, and the default continues for a period of 30 calendar days;

•

default in the payment of principal of the 2025 Convertible Notes when due and payable on the maturity date, upon any Fundamental Change Repurchase Date, upon any Change of Control Repurchase Date, upon the date of redemption for a Change of Control Redemption, upon declaration of acceleration or otherwise;

•

failure by Legacy BARK to comply with its obligation to convert the 2025 Convertible Notes in accordance with this Indenture upon exercise of a Holder’s conversion right, and such failure continues for a period of ten business days;

•	failure by Legacy Bark to issue certain required notices in respect of a Change of Control or a Fundamental Change when due, and such failure continues for a period of five business days;

•

failure by Legacy BARK or any Guarantor, if any, to comply with certain of its obligations under the Indenture, including as described under “—Certain Covenants—Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock” and “—Merger, Consolidation or Sale of Assets,” and such failure remains unremedied for 30 calendar days after the occurrence thereof;

•

failure by Legacy BARK, or any Guarantor, for 60 calendar days after written notice from the Trustee or the Holders of at least 25% in principal amount of the 2025 Convertible Notes then outstanding has been received by Legacy BARK to comply with any other covenants and obligations of Legacy BARK or any Guarantor contained in the Indenture Documents;

•	default by Legacy BARK, any Guarantor, or solely with respect to clause (i), any subsidiary, with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any Indebtedness for money borrowed of $5.0 million (or the foreign currency equivalent thereof) or more in the aggregate of Legacy BARK and any Guarantors, whether such Indebtedness now exists or shall hereafter be created (i) resulting in such Indebtedness becoming or being declared immediately due and payable, (ii) constituting a failure to pay the principal of or interest on any such Indebtedness when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise and in the cases of clauses (i) and (ii) such acceleration shall not have been rescinded or annulled or such failure to pay or default shall not have been cured or waived, or such Indebtedness is not paid or discharged, as the case may be, within 30 calendar days after written notice to Legacy BARK by the Trustee or to Legacy BARK and the Trustee by Holders of at least 25% in aggregate principal amount of 2025 Convertible Notes then outstanding has been received;

•

Legacy BARK, any Guarantor or any Significant Subsidiary (as defined in the Indenture) commences a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Company or any such Guarantor or Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of Legacy BARK or any such Guarantor or Significant Subsidiary or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors;

•

an involuntary case or other proceeding has been commenced against Legacy BARK or any Guarantor or any Significant Subsidiary seeking liquidation, reorganization or other relief with respect to Legacy BARK or any such Guarantor or Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of Legacy BARK or any such Guarantor or Significant Subsidiary or any substantial part of its property, and such involuntary case or other proceeding remains undismissed and unstayed for a period of 60 consecutive calendar days;

•

a final judgment or judgments for the payment of $5.0 million (or its foreign currency equivalent) or more (excluding any amounts covered by insurance) in the aggregate rendered against Legacy BARK or any Guarantor, which judgment is not discharged, paid, bonded, waived or stayed within 30 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished;

•

the Guarantee by any Guarantor, if any, ceases to be in full force and effect or such Guarantee is declared by a court of competent jurisdiction to be null and void and unenforceable or the Guarantee is found by a court of competent jurisdiction to be invalid or such Guarantor denies its liability under its Guarantee;

•

(i) failure by Legacy BARK or any Guarantor to comply with any of its covenants or other obligations under any of the Security Documents for 15 calendar days after written notice from the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding has been received by the Company, (B) any of the Security Documents (as defined in the Indenture) ceases for any reason to be in full force and effect (other than in accordance with its terms or the terms of the Indenture), or Legacy BARK or a Guarantor, in each case that is a party to any of the Security Documents shall so assert in writing, or (C) the lien created by any of the Security Documents, shall cease to be, or shall be asserted in writing by Legacy BARK or any Guarantor not to be, perfected (to the extent required by the Indenture or the Security Agreement) and enforceable in accordance with its terms or of the same effect as to perfection and priority purported to be created thereby with respect to any significant portion of the Collateral (other than in connection with any termination of such lien in respect of any Collateral as permitted by the Indenture or by any of the Security Documents); or

•	failure by the Company, or any Guarantor, if any, to comply with its obligations under the Indenture in respect of the delivery of audited financial statements.

If an Event of Default occurs and is continuing, the Trustee by notice to Legacy BARK, or the Holders of at least 25% in principal amount of the outstanding 2025 Convertible Notes by notice to Legacy BARK and the Trustee, may, and the Trustee at the request of such Holders shall, declare 100% of the principal of and accrued and unpaid interest, including additional interest, if any, on all the 2025 Convertible Notes to be due and payable. In case of certain events of bankruptcy, insolvency or reorganization, involving Legacy BARK, 100% of the principal of and accrued and unpaid interest (including additional interest, if any) on the 2025 Convertible Notes will automatically become due and payable. Upon such a declaration, such principal and accrued and unpaid interest, including any additional interest will be due and payable immediately.

The Holders of a majority in principal amount of the outstanding 2025 Convertible Notes may waive all existing and past defaults or Events of Defaults (except with respect to nonpayment of principal or interest, including any consideration due upon conversion of the 2025 Convertible Notes) and rescind any such acceleration with respect to the 2025 Convertible Notes and its consequences if (i) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (ii) all existing Events of Default, other than the nonpayment of the principal of and interest on the 2025 Convertible Notes that have become due solely by such declaration of acceleration, have been cured or waived.

Subject to the provisions of the Indenture relating to the duties of the Trustee, if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity or security satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal or interest when due, or the right to receive payment or delivery of the consideration due upon consideration, no Holder may pursue any remedy with respect to the Indenture or the 2025 Convertible Notes unless: (i) such Holder has previously given the Trustee notice that an Event of Default is continuing; (ii) Holders of at least 25% in aggregate principal amount of the outstanding 2025 Convertible Notes have requested the Trustee to pursue the remedy; (iii) such Holders have offered the Trustee security or indemnity satisfactory to it against any loss, liability or expense; (iv) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and (v) the Holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction that is inconsistent with such request within such 60-day period.

Subject to certain restrictions, the Holders of a majority in principal amount of the outstanding 2025 Convertible Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee.

The Indenture provides that in the event an Event of Default has occurred and is continuing, the Trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use in the conduct of its own affairs. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses, liabilities and expenses caused by taking or not taking such action.

The Indenture provides that if a default occurs and is continuing and is known to the Trustee, the Trustee must mail to each Holder notice of the default within 90 calendar days after it occurs. Except in the case of a default in the payment of principal of or interest (including additional interest, if any) on the 2025 Convertible Notes or a default in the payment or delivery of the consideration due upon conversion, the Trustee may withhold notice if and so long as the Trustee in good faith determines that withholding notice is in the interests of the Holders.

Modification and Amendment

The Indenture Documents may be amended with the consent of the Holders of at least a majority in aggregate principal amount of the 2025 Convertible Notes then outstanding. However, without the consent of each Holder of an outstanding note affected, no amendment may, among other things: (i) reduce the consideration due upon conversion of the 2025 Convertible Notes; (ii) reduce the rate of or extend the stated time for payment of interest on any note; (iii) reduce the principal of or change the maturity date of any note; (iv) except as expressly required or permitted by this Indenture, make any change that adversely affects the conversion rights of any notes; (v) reduce redemption or repurchase prices of any note in connection with a Change of Control or Fundamental Change or amend or modify in any manner adverse to the Holders Legacy BARK’s obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise; (vi) make any note payable in currency other than that stated in the note and in the Indenture; (vii) change the ranking of the 2025 Convertible Notes in a manner adverse to Holders; (viii) make any change in the provisions of the Indenture relating to the rights of Holders to receive payments of principal of, premium on, if any, or interest, if any, on the 2025 Convertible Notes or to institute suit for the enforcement of any payment on or with respect to such Holder’s notes; (xi) to release the Guarantors, if any, from any of its obligations under its Guarantee or the Indenture, except in accordance with the terms of the Indenture; or (xii) make any change in the amendment provisions that requires each Holder’s consent or in the waiver provisions.

Legacy Bark may amend the Indenture Documents without prior notice to or consent of any Holder for a number of customary purposes as described further in the Indenture.

Governing Law

The Indenture, the 2025 Convertible Notes and the Security Agreement are governed by, and construed in accordance with, the laws of the State of New York.

Rule 144 and Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•

the issuer of the securities has filed all Exchange Act reports and materials required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, our Initial Stockholders will be able to sell their Founder Shares pursuant to Rule 144 without registration one year after we have completed Business Combination, although these shares may be sold sooner to the extent they have been registered on a registration statement that has been declared effective by the SEC.

Registration Rights

Northern Star and Legacy BARK Stockholders’ Registration Rights

Certain stockholders of Legacy BARK and Northern Star entered into a registration rights agreement (the “Registration Rights Agreement”), pursuant to which they were granted certain rights to have registered, in certain circumstances, the resale under the Securities Act of certain shares of Northern Star common stock held by them, subject to certain conditions set forth therein. Northern Star terminated its existing registration rights agreement with the Northern Star initial stockholders.

Magnetar Investors Registration Rights

In connection with the Note Purchase Agreement, the Magnetar Investors were granted certain rights to have registered, in certain circumstances, the resale under the Securities Act of the 2025 Convertible Notes and the shares of Common Stock issuable upon the conversion of the 2025 Convertible Notes.

PIPE Shares

In connection with the execution of the Merger Agreement, Northern Star entered into subscription agreements with certain investors, pursuant to which such PIPE Investors have purchased an aggregate of 20,000,000 shares of common stock in a private placement at a price of $10.00 per share for an aggregate commitment of $200,000,000. The closing of the private placement took place concurrently with the closing of the Business Combination.

Lock-Up Agreements

Concurrently with the Business Combination certain stockholders of Legacy BARK entered into a lock-up agreement (“Lock-Up Agreement”), which provides that shares of common stock to be issued to them in the Merger will be subject to a 12-month lock-up period, during which, subject to certain exceptions, they will not, directly or indirectly, sell, transfer or otherwise dispose of their shares to be issued in the Merger, which period may be earlier terminated if the reported closing sale price of the common stock equals or exceeds $15.00 per share (subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations or other similar transactions) for a period of 20 trading days during any 30-trading-day period commencing at least 150 days following the consummation of the Merger. In addition, Northern Star caused its initial stockholders to amend the existing lock-up restrictions applicable to them and enter into agreements substantially identical to the Lock-Up Agreement, so that the lock-up restrictions with respect to the initial stockholders’ Northern Star common stock will be identical to the lock-up restrictions applicable to Legacy BARK’s stockholders who have entered, or will enter, into the Lock-Up Agreement.

Listing of Securities

Our Common Stock and Warrants are listed on the NYSE under the symbols “BARK” and “BARK WS,” respectively.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information regarding (i) the actual beneficial ownership of BARK Common Stock as of June 2, 2021 by:

•	each person known by BARK to be the beneficial owner of more than 5% of BARK’s outstanding shares of common stock on June 2, 2021;

•	each of BARK’s current named executive officers and directors; and

•	all of BARK’s current executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of BARK Common Stock beneficially owned by them. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o The Original BARK Company, 221 Canal Street, Floor 6, New York, NY 10013.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Percentage of Outstanding Shares
Directors and Named Executive Officers
Matt Meeker(1)	10,416,716		6.1%
Manish Joneja(2)	1,353,481		*
Joanna Coles(3)	6,108,750		3.6%
Jonathan J. Ledecky(3)	6,108,750		3.6%
Henrik Werdelin(4)	12,306,737		7.3%
Elizabeth McLaughlin(5)	589,013		*
Jim McGinty	—		—
John Toth(6)	2,500,968		1.5%
Suzanne McDonnell	—		—
Carly Strife(7)	12,500,383		7.4%
Peter Kamali	63,839		*
Mikkel Holm	—		—
Rustin Richburg	—		—
Matthew Miller	—		—
All executive officers and directors as a group (14 individuals)(8)	51,948,637		44.1%
5% Beneficial Holders
FMR LLC(9)	13,962,709	(9)(10)	8.2%
Magnetar Financial Limited(11)	9,769,322	(12)(13)(14)	5.5%
August Capital VII, L.P. as nominee(15)	14,385,300		8.5%
Entities affiliated with RRE Ventures(16)	22,604,765		13.4%
Entities affiliated with Resolute Ventures(17)	12,308,556		7.3%
Prehype Ventures LLC(18)	11,040,385		6.5%

*	Less than 1%
(1)	Includes options to purchase 641,119 shares of common stock held by Mr. Meeker that may be exercised within 60 days of June 2, 2021.
(2)	Represents options to purchase 1,353,481 shares of common stock held by Mr. Joneja that may be exercised within 60 days of June 2, 2021.

(3)

Excludes 4,558,000 shares of BARK common stock issuable upon exercise of the private warrants, which will not become exercisable within 60 days. Represents securities held by the Sponsor, Northern Star Sponsor LLC, of which each of Ms. Coles and Mr. Ledecky is a managing member. Notwithstanding their dispositive and voting control over such shares, each of Ms. Coles and Mr. Ledecky disclaims beneficial ownership of the shares of BARK common stock held by Northern Star Sponsor LLC, except to the extent of his or her proportionate pecuniary interest therein.

(4)

Represents (i) 18,674 shares of common stock held directly by Mr. Werdelin, (ii) options to purchase 1,247,678 shares of common stock held by Mr. Werdelin that may be exercised within 60 days of June 2, 2021 and (iii) 11,040,385 shares of common stock held by Prehype Ventures LLC. Mr. Werdelin is the managing member of Prehype Ventures LLC and has sole voting and investment power with regard to the shares held by Prehype Ventures LLC. The business address for Prehype Ventures LLC is 221 Canal Street, New York, NY 10013.

(5)	Represents options to purchase 589,013 shares of common stock held by Ms. McLaughlin that may be exercised within 60 days of June 2, 2021.
(6)

Represents (i) 227,901 shares of common stock held directly by Mr. Toth, (ii) options to purchase 2,185,642 shares of common stock held by Mr. Toth that may be exercised within 60 days of June 2, 2021, and (iii) 87,425 shares of common stock subject to vesting based on Mr. Toth’s continuous service with BARK.

(7)

Represents (i) 11,389,352 shares of common stock held by Ms. Strife, (ii) 655,692 shares of common stock held by a trust of which Ms. Strife is a beneficiary and (iii) options to purchase 455,339 shares of common stock held by Ms. Strife that may be exercised within 60 days of June 2, 2021.

(8)

Represents (i) 51,948,637 shares of common stock held directly and indirectly by our executive officers and directors; and (ii) 6,472,272 shares of common stock issuable to them upon the exercise of options to purchase shares of common stock within 60 days of June 2, 2021.

(9)

Includes 3,119,400 shares of BARK common stock beneficially owned by Fidelity Small Cap Growth Fund. Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity Management & Research Company LLC (“FMR Co. LLC”), a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. FMR Co. LLC carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. The business address of FMR LLC is 245 Summer Street, Boston, Massachusetts 02210. The foregoing information was derived solely from a Schedule 13G filed by the reporting persons with the SEC.

(10)

Includes (i) 596,891 shares of BARK common stock held by Variable Insurance Products Fund III: Growth Opportunities Portfolio, (ii) 4,023,369 shares of BARK common stock held by Fidelity Advisor Series I: Fidelity Advisor Growth Opportunities Fund, (iii) 152,898 shares of BARK common stock held by Fidelity Advisor Series I: Fidelity Advisor Series Growth Opportunities Fund, (iv) 44,597 shares of BARK common stock held by Fidelity U.S. Growth Opportunities Investment Trust, (v) 182,245 shares of BARK common stock held by Fidelity NorthStar Fund, (vi) 3,200 shares of Legacy BARK common stock held by Fidelity Capital Trust: Fidelity Flex Small Cap Fund - Small Cap Growth Subportfolio, (vii) 1,195,200 shares of Legacy BARK common stock held by Fidelity Securities Fund: Fidelity Small Cap Growth Fund, (viii) 267,300 shares of Legacy BARK common stock held by Fidelity Securities Fund: Fidelity Small Cap Growth K6 Fund, (ix) 2,215,602 shares of BARK common stock held by Fidelity Securities Fund: Fidelity Blue Chip Growth Fund, (x) 67,072 shares of BARK common stock held by Fidelity Blue Chip Growth Commingled Pool, (xi) 4,183 shares of BARK common stock held by Fidelity Securities Fund: Fidelity Flex Large Cap Growth Fund, (xii) 249,630 shares of BARK common stock held by Fidelity Securities Fund: Fidelity Blue Chip Growth K6 Fund, (xiii) 6,259 shares of BARK common stock held by Fidelity Blue Chip Growth Institutional Trust, (xiv) 272,317 shares of BARK common stock held by Fidelity Securities Fund: Fidelity Series Blue Chip Growth Fund, (xv) 184,937 shares of BARK common stock held by FIAM Target Date Blue Chip Growth Commingled Pool, (xvi) 4,100 shares of BARK common stock held by Fidelity Women’s Leadership Fund, (xvii) 15,600 shares of BARK common stock held by Fidelity Summer Street

Trust: Fidelity Women’s Leadership Fund, (xviii) 402,800 shares of BARK common stock held by Fidelity Advisor Series I: Fidelity Advisor Small Cap Fund - Subportfolio B and (xix) 111,800 shares of BARK common stock held by Fidelity Advisor Series I: Fidelity Advisor Series Small Cap Fund - Subportfolio B.
(11)

Magnetar Financial LLC (“MFL”) serves as investment manager of Magnetar Constellation Master Fund, Ltd, Magnetar Constellation Fund II, Ltd, Magnetar Xing He Master Fund Ltd, Magnetar Longhorn Fund LP, Magnetar SC Fund Ltd, Magnetar Systematic Multi-Strategy Master Fund Ltd. Purpose Alternative Credit Fund Ltd, Purpose Alternative Credit Fund—F LLC and Purpose Alternative Credit Fund—T LLC. MFL is the manager of Magnetar Lake Credit Fund LLC. MFL is the general partner of Magnetar Structured Credit Fund, LP (together with all of the foregoing funds, the “Magnetar Funds”). In such capacities, MFL exercises voting and investment power over the securities listed above held for the accounts of the Magnetar Funds. MFL is a registered investment adviser under Section 203 of the Investment Advisers Act of 1940, as amended. Magnetar Capital Partners LP (“MCP”), is the sole member and parent holding company of MFL. Supernova Management LLC (“Supernova”), is the sole general partner of MCP. The manager of Supernova is Alec N. Litowitz, a citizen of the United States of America. Each of the Magnetar Funds, MFL, MCP, Supernova and Alec N. Litowitz disclaim beneficial ownership of these securities except to the extent of their pecuniary interest in the securities. Shares shown include only the securities being registered for resale and may not incorporate all interests deemed to be beneficially held by the registered holders described above or by other investment funds managed or advised by MFL. The business address of each of the foregoing entities is c/o Magnetar Financial LLC, 1603 Orrington Avenue, 13th Floor, Evanston, IL 60201.

(12)

Includes(i) 838,089 shares of common stock held by Magnetar Constellation Master Fund, Ltd; (ii) 238,469 shares of common stock held by Magnetar Constellation Fund II, Ltd; (iii) 304,193 shares of common stock held by Magnetar Structured Credit Fund, LP; (iv) 291,924 shares of common stock held by Magnetar Xing He Master Fund Ltd; (v) 41,000 shares of common stock held by Magnetar SC Fund Ltd; (vi) 25,000 shares of common stock held by Magnetar Longhorn Fund LP; (vii) 101,302 shares of common stock held by Purpose Alternative Credit Fund Ltd; (viii) 50,400 shares of common stock held by Purpose Alternative Credit Fund—T LLC; and (ix) 163,528 shares of common stock held by Magnetar Lake Credit Fund LLC.

(13)

Excludes (i) 475,285 shares of BARK common stock issuable upon exercise of BARK’s warrants held by Magnetar Constellation Master Fund, Ltd; (ii) 136,120 shares of BARK common stock issuable upon exercise of BARK’s warrants held by Magnetar Constellation Fund II, Ltd; (iii) 172,419 shares of BARK common stock issuable upon exercise of BARK’s warrants held by Magnetar Structured Credit Fund, LP; (iv) 166,747 shares of BARK common stock issuable upon exercise of BARK’s warrants held by Magnetar Xing He Master Fund Ltd; (vii) 58,985 shares of BARK common stock issuable upon exercise of BARK’s warrants held by Purpose Alternative Credit Fund Ltd; (viii) 29,493 shares of BARK common stock issuable upon exercise of BARK’s warrants held by Purpose Alternative Credit Fund—T LLC; and (ix) 95,284 shares of BARK common stock issuable upon exercise of BARK’s warrants held by Magnetar Lake Credit Fund LLC. BARK’s warrants will not become exercisable within 60 days of June 2, 2021. In addition, certain funds managed by MFL hold an interest in the Sponsor representing the right to receive 1,449,275 shares of BARK’s common stock upon the distribution by the Sponsor of the securities held by it. Neither MFL nor any of the funds managed by MFL control the Sponsor or have the power to control the voting or disposition of the shares held by the Sponsor. Accordingly, the beneficial ownership of MFL set forth in the table above excludes the shares of BARK’s common stock held by the Sponsor.

(14)

Includes, as of June 2, 2021 (i) 3,039,874 shares of common stock issuable upon conversion of the 2025 Convertible Note held by Magnetar Constellation Master Fund, Ltd; (ii) 871,842 shares of common stock issuable upon conversion of the 2025 Convertible Note held by Magnetar Constellation Fund II, Ltd; (iii) 1,141,882 shares of common stock issuable upon conversion of the 2025 Convertible Note held by Magnetar Structured Credit Fund, LP; (iv) 1,064,728 shares of common stock issuable upon conversion of the 2025 Convertible Note held by Magnetar Xing He Master Fund Ltd; (v) 447,494 shares of common stock issuable upon conversion of the 2025 Convertible Note held by Magnetar Longhorn Fund LP; (vi) 370,340 shares of common stock issuable upon conversion of the 2025 Convertible Note held by Purpose Alternative Credit Fund—F LLC; (vii) 185,170 shares of common stock issuable upon conversion of the 2025 Convertible Note held by Purpose Alternative Credit Fund—T LLC; and (viii) 594,087 shares of common stock issuable upon conversion of the 2025 Convertible Note held by Magnetar Lake Credit Fund LLC. The 2025 Convertible Notes are convertible at any time by the Magnetar Funds on or prior to December 1, 2025. In the event that Magnetar Financial LLC exercises its option to purchase additional 2025 Convertible Notes in the aggregate principal amount of $25,000,000, as of June 2, 2021, the Magnetar Funds would beneficially own an aggregate of 12,269,322 shares of common stock, representing approximately 6.83% of the outstanding shares of Legacy BARK. Excludes up to an additional aggregate 2,105,100 shares of common stock issuable upon conversion of up to an additional aggregate $21,050,997 of the 2025 Convertible Notes that is issuable as in-kind interest payments on the currently outstanding 2025 Convertible Notes through their maturity date.
(15)

Represents 14,385,300 shares of common stock held by August Capital VII, L.P. for itself and as nominee for August Capital Strategic Partners VII, L.P. August Capital Management VII, L.L.C. is the general partner of August Capital VII, L.P. and may be deemed to have sole voting power and sole investment power over the shares held by August Capital VII, L.P. Tripp Jones, W. Eric Carlborg, Howard Hartenbaum and David Hornik are members of August Capital Management VII, L.L.C. and may be deemed to have shared voting and investment power with respect to the shares held by August Capital. The business address for August Capital is PMB #456, 660 4th Street, San Francisco, California 94107.

(16)

Represents (i) 3,955,111 shares of common stock held by RRE Leaders Fund, LP (“RRE Leaders”) and (ii) 18,649,654 shares of common stock held by RRE Ventures V, L.P. (“RRE V” and, collectively with RRE Leaders, the “RRE Entities”). RRE Leaders GP, LLC, the general partner of RRE Leaders, has sole voting and dispositive power with respect to the shares held by RRE Leaders. RRE Ventures GP V, LLC, the general partner of RRE V, has sole voting and dispositive power with respect to the shares held by RRE V. The business address for each of these entities is c/o RRE Ventures, 130 East 59th Street, 17th Floor, New York, New York 10022.

(17)

Represents (i) 8,007,554 shares of common stock held by Resolute I, LP (“Resolute I”), (ii) 3,352,477 shares of common stock held by Resolute BB SPV, LLC (“Resolute BB”) and (iii) 948,525 shares of common stock held by Resolute BB II SPV, LLC (“Resolute BB II” and, collectively with Resolute I and Resolute BB, the “Resolute Entities”). Resolute GP I, LLC, the general partner of Resolute I, has sole voting and dispositive power with respect to the shares held by Resolute I. Resolute II GP, LLC, the general partner of Resolute BB and Resolute BB II, has sole voting and dispositive power with respect to the shares held by Resolute BB and Resolute BB II. Michael Hirshland, a member of BARK’s board of directors, as the managing director of Resolute GP I, LLC and Resolute II GP, LLC, has sole voting and dispositive power over the shares held by the Resolute Entities. The address for each of these entities is 548 Market Street #26403, San Francisco, CA 94104.

(18)

Henrik Werdelin is the managing member of Prehype Ventures LLC and has sole voting and investment power with regard to the shares held by Prehype Ventures LLC. The business address for Prehype Ventures LLC is 221 Canal Street, New York, NY 10013.

SELLING SECURITYHOLDERS

This prospectus relates to the offer and resale, from time to time, by the Selling Securityholders named in this prospectus of (i) up to 20,000,000 PIPE Shares and (ii) up to 1,897,212 shares of Common Stock issuable upon the exercise of the Other Warrants.

This prospectus also relates to the offer and resale, from time to time, by the Selling Securityholders named in this prospectus of (i) up to approximately $98,434,330 aggregate principal amount of 2025 Convertible Notes, inclusive of approximately $21,050,997 aggregate principal amount of additional 2025 Convertible Notes that are issuable as in-kind interest payments on the currently outstanding 2025 Convertible Notes through their maturity date, and (ii) up to 9,843,433 shares of Common Stock issuable upon conversion of the 2025 Convertible Notes, inclusive of 2,105,100 shares of Common Stock issuable upon the conversion of approximately $21,050,997 principal amount of in-kind interest payments on the currently outstanding 2025 Convertible Notes through their maturity date.

The Selling Securityholders may from time to time offer and sell any or all of the 2025 Convertible Notes and the Common Stock set forth below pursuant to this prospectus and any accompanying prospectus supplement. When we refer to the “Selling Securityholders” in this prospectus, we mean the persons listed in the tables below, and the pledgees, donees, transferees, assignees, successors, designees and others who later come to hold any of the Selling Securityholders’ interest in the 2025 Convertible Notes and the Common Stock other than through a public sale.

Common Stock

The following table sets forth, as of the date of this prospectus, the names of the Selling Stockholders, the aggregate number of shares of common stock held by each Selling Stockholder immediately prior to the sale of the shares of common stock in this offering, the number of shares of our common stock that may be sold by each Selling Stockholder under this prospectus and that each Selling Stockholder will beneficially own after this offering. For purposes of the table below, we have assumed that (i) after termination of this offering none of the shares of common stock covered by this prospectus will be beneficially owned by the Selling Stockholders and (ii) the Selling Stockholders will not acquire beneficial ownership of any additional securities during the offering. In addition, we assume that the Selling Stockholders have not sold, transferred or otherwise disposed of, our securities in transactions exempt from the registration requirements of the Securities Act.

We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the tables have sole voting and sole investment power with respect to all securities that they beneficially own, subject to community property laws where applicable.

The Selling Stockholders may sell, distribute or otherwise transfer all, some or none of such shares in this offering. See “Plan of Distribution.”

	Number of Shares Beneficially Owned Before Sale of All Shares of Common Stock Offered Hereby		Number of Shares of Common Stock to be Sold in the Offering	Number of Shares Beneficially Owned After Sale of All Shares of Common Stock Offered Hereby
	Number	%(1)	Number	Number	%
Selling Securityholders
Alyeska Master Fund, L.P.(2)	500,000		500,000	—	—
Federated Hermes Kaufmann Small Cap Fund, a portfolio of Federated Hermes Equity Funds(3)	1,500,000		1,500,000	—	—
Manulife Dividend Income Fund(4)	299,055		299,055	—	—
Manulife Dividend Income Private Pool Fund(4)	71,127		71,127	—	—
MIM Dividend Income Segregated Fund(4)	6,502		6,502	—	—
Manulife US Dividend Income Fund(4)	35,292		35,292	—	—
Manulife US Dollar US Dividend Income Pooled Fund(4)	94		94	—	—
Manulife US Monthly High Income Fund(4)	87,930		87,930	—	—
Ghisallo Master Fund LP(5)	500,000		500,000	—	—
SIERRA NEVADA (BERMUDA) L.P. (6)	1,500,000		1,500,000	—	—
Senator Global Opportunity Master Fund L.P.(7)	1,500,000		1,500,000	—	—
SMALLCAP World Fund, Inc.(8)	2,000,000		2,000,000	—	—
MMF LT, LLC(9)	500,000		500,000	—	—
Kingstown 1740 Fund L.P.(10)	188,847		188,847	—	—
Kingstown Partners Master Ltd.(11)	311,153		311,153	—	—
Magentar Financial Limited(12)(13)(14)(15)	9,769,322		500,000	9,269,322	5.23%
Variable Insurance Products Fund III: Growth Opportunities Portfolio(16)	596,891		596,891	—	—
Fidelity Advisor Series I: Fidelity Advisor Growth Opportunities Fund(16)	4,023,369		4,023,369	—	—
Fidelity Advisor Series I: Fidelity Advisor Series Growth Opportunities Fund(16)	152,898		152,898	—	—
Fidelity U.S. Growth Opportunities Investment Trust by its manager Fidelity Investments Canada ULC(16)	44,597		44,597	—	—
Fidelity NorthStar Fund by its manager Fidelity Investments Canada ULC(16)	182,245		182,245	—	—
Fidelity Capital Trust: Fidelity Flex Small Cap Fund - Small Cap Growth Subportfolio(16)	3,200		3,200	—	—
Fidelity Securities Fund: Fidelity Small Cap Growth Fund(16)	1,195,200		1,195,200	—	—
Fidelity Securities Fund: Fidelity Small Cap Growth K6 Fund(16)	267,300		267,300	—	—
Fidelity Securities Fund: Fidelity Blue Chip Growth Fund(16)	2,215,602		2,215,602	—	—
Fidelity Blue Chip Growth Commingled Pool By: Fidelity Management Trust Company, as Trustee(16)	67,072		67,072	—	—
Fidelity Securities Fund: Fidelity Flex Large Cap Growth Fund(16)	4,183		4,183	—	—
Fidelity Securities Fund: Fidelity Blue Chip Growth K6 Fund(16)	249,630		249,630	—	—

	Number of Shares Beneficially Owned Before Sale of All Shares of Common Stock Offered Hereby		Number of Shares of Common Stock to be Sold in the Offering	Number of Shares Beneficially Owned After Sale of All Shares of Common Stock Offered Hereby
	Number	%(1)	Number	Number	%
Fidelity Blue Chip Growth Institutional Trust By its manager Fidelity Investments Canada ULC(16)	6,259		6,259	—	—
Fidelity Securities Fund: Fidelity Series Blue Chip Growth Fund(16)	272,317		272,317	—	—
FIAM Target Date Blue Chip Growth Commingled Pool By: Fidelity Institutional Asset Management Trust Company as Trustee(16)	184,937		184,937	—	—
Fidelity Women’s Leadership Fund(16)	4,100		4,100	—	—
Fidelity Summer Street Trust: Fidelity Women’s Leadership Fund(16)	15,600		15,600	—	—
Fidelity Advisor Series I: Fidelity Advisor Small Cap Fund - Subportfolio B(16)	402,800		402,800	—	—
Fidelity Advisor Series I: Fidelity Advisor Series Small Cap Fund - Subportfolio B(16)	111,800		111,800	—	—
CTL Vejle IVS(17)	43,712		43,712	—	—
Pinanacle IV, L.P.(18)	848,326		848,326	—	—
Pinanacle V, L.P.(19)	694,089		694,089	—	—
Western Alliance Bank(20)	311,085		311,085	—	—

(1)

The percentage of beneficial ownership before this offering is calculated based on 166,734,484 shares of our Common Stock outstanding as of June 1, 2021 following the completion of the Business Combination. Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them.

(2)

Alyeska Investment Group, L.P., the investment manager of Alyeska Master Fund, L.P. (“Alyeska Master Fund”), has voting and investment control of the shares held by Alyeska Master Fund. Anand Parekh is the Chief Executive Officer of Alyeska Investment Group, L.P. and may be deemed to be the beneficial owner of such shares. Mr. Parekh, however, disclaims any beneficial ownership of the shares held by Alyeska Master Fund. The address for Alyeska Master, Fund, L.P. is 77 W. Wacker, Suite 700, Chicago IL 60601.

(3)

Beneficial ownership consists of 1,500,000 shares of common stock held by Federated Hermes Kaufmann Small Cap Fund, a portfolio of Federated Hermes Equity Funds, (the “Federated Fund”). The address of the Federated Fund is 4000 Ericsson Drive, Warrendale, Pennsylvania 15086-7561. The Federated Fund is managed by Federated Equity Management Company of Pennsylvania and subadvised by Federated Global Investment Management Corp., which are wholly owned subsidiaries of FII Holdings, Inc., which is a wholly owned subsidiary of Federated Hermes, Inc., or the Federated Parent. All of the Federated Parent’s outstanding voting stock is held in the Voting Shares Irrevocable Trust, or the Federated Trust, for which Thomas R. Donahue, Rhodora J. Donahue and J. Christopher Donahue, who are collectively referred to as Federated Trustees, act as trustees. The Federated Parent’s subsidiaries have the power to direct the vote and disposition of the securities held by the Federated Fund. Each of the Federated Parent, its subsidiaries, the Federated Trust, and each of the Federated Trustees expressly disclaim beneficial ownership of such securities.

(4)	Voting and dispositive power with respect to the securities held by the Selling Stocker are exercised by Conrad Dabiet on behalf of Manulife Investment Management Limited.
(5)

Ghisallo Master Fund General Partner LP is the general partner of Ghisallo Master Fund LP. Michael Germino is the managing partner of Ghisallo Master Fund General Partner LP. The address for Ghisallo Master Fund LP is 27 Hospital Road, Attn: Legal & Compliance, Georgetown, Grand Cayman, KY1-9008.

(6)	SIERRA NEVADA (BERMUDA) L.P. is the beneficial owner. AGUILA LTD is the General Partner of SIERRA NEVADA (BERMUDA) L.P.
(7)

Senator Investment Group LP, is investment manager of Senator Global Opportunity Master Fund L.P. and may be deemed to have voting and dispositive power with respect to the shares. The general partner of Senator Investment Group LP is Senator Management LLC (the “Senator GP”). Douglas Silverman controls Senator GP and, accordingly, may be deemed to have voting and dispositive power with respect to the shares held by Senator Global Opportunity Master Fund L.P. Mr. Silverman disclaims beneficial ownership of the shares held by Senator Global Opportunity Master Fund L.P. The address of each entity listed in this footnote is 510 Madison Avenue, 28th Floor, New York, NY 10022.

(8)

Capital Research and Management Company (“CRMC”) is the investment adviser to SMALLCAP World Fund, Inc. (“SCWF”). CRMC and/or Capital Research Global Investors (“CRGI”) may be deemed to be the beneficial owner of all of the securities expected to be held by SCWF; however, each of CRMC and CRGI expressly disclaim that it is the beneficial owner of such securities. Julian N. Abdey, Peter Eliot, Brady L. Enright, Bradford F. Freer, Leo Hee, Roz Hongsaranagon, Jonathan Knowles, Harold H. La, Aidan O’Connell, Andraz Razen, Gregory W. Wendt, Dimitrije Mitrinovic, Samir Parekh, Renaud H. Samyn, Arun Swaminathan and Michael Beckwith, as portfolio managers, are expected to have voting and investment power over the securities to be held by SCWF.

(9)

Moore Capital Management, LP, the investment manager of MMF LT, LLC, has voting and investment control of the shares held by MMF LT, LLC. Mr. Louis M. Bacon controls the general partner of Moore Capital Management, LP and may be deemed the beneficial owner of the shares of the Company held by MMF LT, LLC. Mr. Bacon also is the indirect majority owner of MMF LT, LLC. The address of MMF LT, LLC, Moore Capital Management, LP and Mr. Bacon is 11 Times Square, New York, New York 10036.

(10)	Consists of 188,847 shares of common stock held by Kingstown 1740 Fund L.P. The business address of Kingstown 1740 Fund L.P. is 34 East 51st Street, 5th Floor, New York, NY 10022.
(11)	Consists of 311,153 shares of common stock held by Kingstown Partners Master Ltd. The business address of Kingstown Partners Master Ltd. is 34 East 51st Street, 5th Floor, New York, NY 10022.
(12)

Magnetar Financial LLC (“MFL”) serves as investment manager of Magnetar Constellation Master Fund, Ltd, Magnetar Constellation Fund II, Ltd, Magnetar Xing He Master Fund Ltd, Magnetar Longhorn Fund LP, Magnetar SC Fund Ltd, Magnetar Systematic Multi-Strategy Master Fund Ltd. Purpose Alternative Credit Fund Ltd, Purpose Alternative Credit Fund—F LLC and Purpose Alternative Credit Fund—T LLC. MFL is the manager of Magnetar Lake Credit Fund LLC. MFL is the general partner of Magnetar Structured Credit Fund, LP (together with all of the foregoing funds, the “Magnetar Funds”). In such capacities, MFL exercises voting and investment power over the securities listed above held for the accounts of the Magnetar Funds. MFL is a registered investment adviser under Section 203 of the Investment Advisers Act of 1940, as amended. Magnetar Capital Partners LP (“MCP”), is the sole member and parent holding company of MFL. Supernova Management LLC (“Supernova”), is the sole general partner of MCP. The manager of Supernova is Alec N. Litowitz, a citizen of the United States of America. Each of the Magnetar Funds, MFL, MCP, Supernova and Alec N. Litowitz disclaim beneficial ownership of these securities except to the extent of their pecuniary interest in the securities. Shares shown include only the securities being registered for resale and may not incorporate all interests deemed to be beneficially held by the registered holders described above or by other investment funds managed or advised by MFL. The business address of each of the foregoing entities is c/o Magnetar Financial LLC, 1603 Orrington Avenue, 13th Floor, Evanston, IL 60201.

(13)

Includes (i) 838,089 shares of common stock held by Magnetar Constellation Master Fund, Ltd; (ii) 238,469 shares of common stock held by Magnetar Constellation Fund II, Ltd; (iii) 304,193 held by Magnetar Structured Credit Fund, LP; (iv) 291,924 shares of common stock held by Magnetar Xing He Master Fund Ltd; (v) 41,000 shares of common stock held by Magnetar SC Fund Ltd; (vi) 25,000 shares of common stock held by Magnetar Longhorn Fund LP; (vii) 101,302 shares of common stock held by Purpose Alternative Credit Fund Ltd; (viii) 50,400 shares of common stock held by Purpose Alternative Credit Fund—T LLC; (ix) 163,528 shares of common stock held by Magnetar Lake Credit Fund LLC.

(14)

Excludes (i) 475,285 shares of BARK common stock issuable upon exercise of BARK’s warrants held by Magnetar Constellation Master Fund, Ltd; (ii) 136,120 shares of BARK common stock issuable upon exercise of BARK’s warrants held by Magnetar Constellation Fund II, Ltd; (iii) 172,419 shares of BARK common stock issuable upon exercise of BARK’s warrants held by Magnetar Structured Credit Fund, LP; (iv) 166,747 shares of BARK common stock issuable upon exercise of BARK’s warrants held by Magnetar Xing He Master Fund Ltd; (vii) 58,985 shares of BARK common stock issuable upon exercise of BARK’s warrants held by Purpose Alternative Credit Fund Ltd; (viii) 29,493 shares of BARK common stock issuable upon exercise of BARK’s warrants held by Purpose Alternative Credit Fund—T LLC; and (ix) 95,284 shares of BARK common stock issuable upon exercise of BARK’s warrants held by Magnetar Lake Credit Fund LLC. BARK’s warrants will not become exercisable within 60 days of June 2, 2021. In addition, certain funds managed by MFL have the option to acquire, upon the closing of the Business Combination, an interest in the Sponsor representing the right to receive 1,449,275 shares of BARK’s common stock upon the distribution by the Sponsor of the securities held by it. Neither MFL nor any of the funds managed by MFL control the Sponsor or have the power to control the voting or disposition of the shares held by the Sponsor. Accordingly, the beneficial ownership of MFL set forth in the table above excludes the shares of BARK’s common stock held by the Sponsor.

(15)

Includes, as of June 2, 2021 (i) 3,039,874 shares of common stock issuable upon conversion of the 2025 Convertible Note held by Magnetar Constellation Master Fund, Ltd; (ii) 871,842 shares of common stock issuable upon conversion of the 2025 Convertible Note held by Magnetar Constellation Fund II, Ltd; (iii) 1,141,882 shares of common stock issuable upon conversion of the 2025 Convertible Note held by Magnetar Structured Credit Fund, LP; (iv) 1,064,728 shares of common stock issuable upon conversion of the 2025 Convertible Note held by Magnetar Xing He Master Fund Ltd; (v) 447,494 shares of common stock issuable upon conversion of the 2025 Convertible Note held by Magnetar Longhorn Fund LP; (vi) 370,340 shares of common stock issuable upon conversion of the 2025 Convertible Note held by Purpose Alternative Credit Fund—F LLC; (vii) 185,170 shares of common stock issuable upon conversion of the 2025 Convertible Note held by Purpose Alternative Credit Fund—T LLC; and (viii) 594,087 shares of common stock issuable upon conversion of the 2025 Convertible Note held by Magnetar Lake Credit Fund LLC. The 2025 Convertible Notes are convertible at any time by the Magnetar Funds on or prior to December 1, 2025. In the event that Magnetar Financial LLC exercises its option to purchase additional 2025 Convertible Notes in the aggregate principal amount of $25,000,000, as of June 2, 2021, the Magnetar Funds would beneficially own an aggregate of 12,269,322 shares of common stock, representing approximately 6.83% of the outstanding shares of BARK. Excludes up to an additional aggregate 2,105,100 shares of common stock issuable upon conversion of up to an additional aggregate $21,050,997 of the 2025 Convertible Notes that is issuable as in-kind interest payments on the currently outstanding 2025 Convertible Notes through their maturity date.

(16)

These accounts are managed by direct or indirect subsidiaries of FMR LLC. Abigail P. Johnson is a Director, the Chairman, the Chief Executive Officer and the President of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity Management & Research Company (“FMR Co”), a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees.

(17)	Represents 43,712 number of shares of Common Stock issuable upon exercise of warrants.
(18)	Represents 848,326 number of shares of Common Stock issuable upon exercise of warrants.
(19)	Represents 694,089 number of shares of Common Stock issuable upon exercise of warrants.
(20)	Represents 311,085 number of shares of Common Stock issuable upon exercise of warrants.

2025 Convertible Notes

The following table sets forth the names of the Selling Noteholders, the aggregate principal amount of 2025 Convertible Notes held by each Selling Noteholder (including the maximum amount of 2025 Convertible Notes that can or will be issued in the future in respect of additional in-kind interest payments on the currently outstanding 2025 Convertible Notes through their maturity date), the amount of 2025 Convertible Notes that may be sold by each Selling Noteholder under this prospectus, the number of shares of common stock issuable upon conversion of the 2025 Convertible Notes (including the maximum amount of 2025 Convertible Notes that can or will be issued in the future in respect of additional in-kind interest payments on the currently outstanding 2025 Convertible Notes through their maturity date) and that may be sold by each Selling Noteholder under this prospectus and the number of 2025 Convertible Notes and shares of common stock underlying the 2025 Convertible Notes that each Selling Noteholder will beneficially own after this offering. For purposes of the table below, we have assumed that (i) after termination of this offering none of the 2025 Convertible Notes or the shares of common stock issuable upon the conversion of the 2025 Convertible Notes and covered by this prospectus will be beneficially owned by the Selling Noteholders and (ii) the Selling Noteholders will not acquire beneficial ownership of any additional securities during the offering. In addition, we assume that the Selling Noteholders have not sold, transferred or otherwise disposed of, our securities in transactions exempt from the registration requirements of the Securities Act.

We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the tables have sole voting and sole investment power with respect to all securities that they beneficially own, subject to community property laws where applicable.

The Selling Noteholders may sell or otherwise transfer all, some or none of such shares in this offering. See “Plan of Distribution.”

	Beneficial Ownership prior to this offering				Beneficial Ownership after this offering
Name of Selling Noteholder	Principal Amount of 2025 Convertible Notes(1)	Percentage	Principal Amount of 2025 Convertible Notes to be sold in this offering	Shares of Common Stock Issuable Upon Conversion of the Principal Amount of 2025 Convertible Notes That May be Sold(2)	Number	Percentage
Magnetar Constellation Master Fund, LTD	$38,783,126	39.4%	$38,783,126	3,878,313	—	—
Magnetar Constellation Fund II, Ltd	$11,123,079	11.3%	$11,123,079	1,112,308	—	—
Magnetar Structured Credit Fund, LP	$14,568,281	14.8%	$14,568,281	1,456,828	—	—
Magnetar Xing He Master Fund Ltd.	$13,583,938	13.8%	$13,583,938	1,358,394	—	—
Magnetar Credit Fund—F LLC	$4,724,848	4.8%	$4,724,848	472,485	—	—
Magnetar Longhorn Fund LP	$5,709,191	5.8%	$5,709,191	570,919	—	—
Magnetar Lake Credit Fund LLC	$7,579,443	7.7%	$7,579,443	757,944	—	—
Purpose Alternative Credit Fund – T LLC	$2,362,424	2.4%	$2,362,424	236,242	—	—

(1)

The number of 2025 Convertible Notes owned prior to this offering includes both the outstanding 2025 Convertible Notes and the maximum amount of 2025 Convertible Notes that can or will be issued in the future in respect of additional in-kind interest payments on the currently outstanding 2025 Convertible Notes through their maturity date.

(2)	Calculated at a conversion rate of $10.00 per share.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Northern Star Related Party Transactions

In July 2020, Northern Star issued 8,625,000 founder shares to the Sponsor for $25,000 in cash, at a purchase price of approximately $0.003 per share, in connection with Northern Star’s organization. The Sponsor subsequently transferred 50,000 founder shares to each independent director and 100,000 founder shares to Northern Star’s chief financial officer, in each case at the same per-share purchase price paid by the Sponsor. In November 2020, Northern Star’s Sponsor contributed an aggregate of 1,437,500 founder shares to Northern Star’s capital for no consideration, resulting in there being 7,187,500 founder shares outstanding. As a result of the underwriters’ partial exercise of the overallotment option on November 24, 2020, the Sponsor surrendered 828,750 founder shares for no consideration. In connection with the Business Combination, each outstanding share of Northern Star’s Class B common stock will convert into one share of Northern Star’s Class A common stock at the closing, the Class B common stock will cease to exist and Northern Star will thereafter have a single class of common stock.

The Sponsor purchased an aggregate of 4,500,000 private warrants at the closing of Northern Star’s initial public offering and 58,000 private warrants at the closing of the underwriter’s partial exercise of its over-allotment option, in each case at a price of $1.50 per warrant (for a total purchase price of $6,837,000) from Northern Star on a private placement basis. The private warrants are identical to the warrants included in the units sold in Northern Star’s initial public offering except that the private warrants: (i) are not redeemable by Northern Star, and (ii) may be exercised for cash or on a cashless basis, as described in the prospectus for Northern Star’s initial public offering, so long as they are held by the initial purchasers or any of their permitted transferees. If the private warrants are held by holders other than the initial purchasers or any of their permitted transferees, they will be redeemable by Northern Star and exercisable by the holders on the same basis as the warrants included in the units being sold in its initial public offering.

Under the Merger Agreement, Northern Star has agreed to cause its initial stockholders, including the holders of the founder shares and private warrants, to amend the existing lock-up restrictions applicable to them and enter into agreements substantially identical to the Lock-Up Agreement executed or to be executed by certain of Legacy BARK’s stockholders, so that the lock-up restrictions with respect to the initial stockholders’ Northern Star common stock will be identical to the lock-up restrictions applicable to such stockholders of Legacy BARK. The agreement provides that the founder shares will be subject to a 12-month lock-up period, during which, subject to certain exceptions, the holders of such shares will not, directly or indirectly, sell, transfer or otherwise dispose of such shares, which period may be earlier terminated if the reported closing sale price of the Northern Star common stock equals or exceeds $15.00 per share (subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations or other similar transactions) for a period of 20 trading days during any 30-trading-day period commencing at least 150 days following the consummation of the Merger. Furthermore, pursuant to a letter agreement executed in connection with Northern Star’s initial public offering, the private warrants will not be transferable, assignable or salable by the Sponsor until 30 days after the completion of the Business Combination.

Under the Merger Agreement, the holders of the founders shares and the private warrants, along with certain stockholders of Legacy BARK, entered into the Registration Rights Agreement granting them certain rights to have registered, in certain circumstances, the resale under the Securities Act of certain shares of Northern Star common stock held by them, subject to certain conditions set forth therein. Northern Star terminated its existing registration rights agreement with the Northern Star initial stockholders.

Founder Shares

On July 8, 2020, the Northern Star’s executive officers paid $25,000 to cover certain offering costs of Northern Star in consideration for 8,625,000 shares of Northern Star’s Class B common stock (the “Founder Shares”). On November 10, 2020, the Initial Stockholders contributed an aggregate of 1,437,500 Founder Shares to Northern

Star for no consideration, resulting in an aggregate of 7,187,500 Founder Shares issued and outstanding. All share and per-share amounts have been retroactively restated to reflect the stock cancellation.

The Founder Shares included an aggregate of up to 937,500 shares subject to forfeiture by the Initial Stockholders to the extent that the underwriters’ over-allotment option was not exercised in full or in part, so that the Initial Stockholders would own, on an as-converted basis, 20% of Northern Star’s issued and outstanding shares after the Initial Public Offering. As a result of the underwriters’ election to partially exercise their over-allotment option on November 24, 2020, a total of 108,750 Founder Shares are no longer subject to forfeiture and 828,750 Founder Shares were forfeited, resulting in an aggregate of 6,358,750 Founder Shares issued and outstanding.

The Initial Stockholders have agreed that, subject to certain limited exceptions, the Founder Shares will not be transferred, assigned, sold or released from escrow until the earlier of (A) one year after the completion of a Business Combination or (B) subsequent to a Business Combination, (x) if the last sale price of the Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after a Business Combination, or (y) the date on which Northern Star completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of the stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Private Warrants

The Sponsor purchased an aggregate of 4,558,000 warrants of Northern Star for a purchase price of $1.50 per warrant in private placements that occurred simultaneously with the closing of the initial public offering. As such, the Sponsor’s interest in this transaction was valued at $6.837 million. Each warrant entitles the holder to purchase one share of our Common Stock at $11.50 per share. The warrants (including the Common Stock issuable upon exercise thereof) may not, subject to certain limited exceptions, be transferred, assigned or sold by the holder until 30 days after the completion of our Business Combination. In addition, in connection with the Business Combination, 1,897,212 warrants to purchase Legacy BARK common stock were assumed by BARK. Each assumed warrant is exercisable for one share of our Common Stock at the weighted average price of $1.05 per share.

Promissory Note

On July 17, 2020, Northern Star issued an unsecured promissory note to Jnathan J. Ledecky, its President and Chief Operating Officer (the “Promissory Note”), pursuant to which Northern Star could borrow up to an aggregate principal amount of $150,000 to cover expenses related to the initial public offering. The Promissory Note was non-interest bearing and payable on the earlier of (i) December 31, 2020, (ii) the completion of the initial public offering or (iii) the date on which Northern Star determined not to proceed with the initial public offering. The outstanding balance under the Promissory Note of $150,000 was repaid at the closing of the initial public offering on November 13, 2020.

Convertible Promissory Notes

On December 19 and December 20, 2019, Legacy BARK issued $3,866,663 in aggregate principal amounts of convertible promissory notes pursuant to a note purchase agreement, which are referred to as the 2019 Notes. The 2019 Notes accrued interest at a rate of 7% per year. The following table summarizes the 2019 Notes purchased by holders of more than 5% of Legacy BARK’s capital stock.

Name of Noteholder(1)	Convertible Notes Principal Amount ($)
August Capital VII, L.P. as nominee(2)	$1,116,663

(1)	Additional details regarding this stockholder and its equity holdings are described in the section entitled “Beneficial Ownership of Securities.”
(2)	Tripp Jones, a former member of Legacy BARK’s Board of Directors, is a general partner with August Capital. Mr. Jones resigned as a director effective as of February 23, 2021.

On March 31, 2020, May 1, 2020 and June 18, 2020, Legacy BARK issued $3,300,000 in aggregate principal amounts of convertible promissory notes pursuant to a note purchase agreement, which are referred to as the 2020 Notes. The 2020 Convertible Notes accrued interest at a rate of either 8% or 10% per year, capitalized quarterly. The following table summarizes the 2020 Notes purchased by members of Legacy BARK’s Board of Directors, Legacy BARK’s executive officers and holders of more than 5% of Legacy BARK’s capital stock.

Name of Noteholder(1)	Convertible Notes Principal Amount ($)	Interest Rate
August Capital VII, L.P. as nominee(2)	$257,232.20	8%
August Capital VII, L.P. as nominee(2)	$742,767.80	10%
Henrik Werdelin(2)(3)	$100,000.00	10%
Carly Strife(2)(3)(4)	$100,000.00	10%
Matt Meeker(2)(3)(4)	$250,000.00	10%
John Toth(4)	$50,000.00	10%
Founders Circle Capital II Opportunities Fund, L.P.(2)	$76,531.37	8%
Founders Circle Capital II Opportunities Fund, L.P.(2)	$923,468.63	10%

(1)	Additional details regarding this stockholder and its equity holdings are described in the section entitled “Beneficial Ownership of Securities.”
(2)	Owners of more than 5% of Legacy BARK’s capital stock.
(3)	Member of the board of directors of Legacy BARK.
(4)	Executive officer of Legacy BARK.

On December 16, 2020, in connection with the execution of the Merger Agreement, Legacy BARK amended the note purchase agreements associated with the 2019 and 2020 Convertible Notes to amend the conversion terms of the notes.

On November 27, 2020, BARK issued the 2025 Convertible Notes to the Magnetar Investors, with a principal amount of $75,000,000, pursuant to the Note Purchase Agreement and which 2025 Convertible Notes are subject to the terms of the Indenture. The Note Purchase Agreement for the 2025 Convertible Notes provided the purchases with certain registration rights with respect to the shares of BARK issuable upon conversion of the 2025 Convertible Notes. Affiliates of Magnetar Financial LLC have an option to purchase additional 2025 Convertible Notes in the aggregate principal amount of $25,000,000 at any time prior to December 1, 2025.

Registration Rights

In connection with the Closing, Legacy BARK and the holders of registration rights in Northern Star and Legacy BARK entered into an amended and restated Registration Rights Agreement (the “A&R Registration Rights Agreement”). Pursuant to the A&R Registration Rights Agreement, we are filing this prospectus with the SEC, and we will have this prospectus become effective as soon as reasonably practicable after the filing thereof. In certain circumstances, the Registration Rights Holders can demand up to four underwritten offerings and will be entitled to customary piggyback registration rights. The A&R Registration Rights Agreement does not provide for the payment of any cash penalties by Northern Star if it fails to satisfy any of its obligations under the A&R Registration Rights Agreement.

Under the terms of the Warrant Agreement, we filed the registration statement of which this prospectus is a part, and we are obligated to use our best efforts to cause it to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the Warrants.

Sublease

On September 1, 2019, Legacy BARK entered into a Commercial Sublease Agreement (the “Sublease”) with Prehype LLC, pursuant to which Legacy BARK subleased certain of our office space in New York, New York. Pursuant to the terms of the Sublease, Prehype LLC paid Legacy BARK rent and other expenses of equal to an aggregate of $23,000 per month. Henrik Werdelin, a member of Legacy BARK’s board of directors and Legacy BARK’s Chief Strategy Officer, is a co-Founder and Partner at Prehype LLC and, together with his wife, owns 100% of Prehype LLC. The sublease was terminated in October 2020.

Related Person Transactions Policy

The board of directors of BARK adopted a written related person transactions policy that sets forth policies and procedures regarding the identification, review, consideration and oversight of related person transactions. For purposes of this policy only, a related person transaction is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which Legacy BARK or any of its subsidiaries, including Legacy BARK, are participants involving an amount that exceeds $120,000, in which any related person has a material interest.

Transactions involving compensation for services provided to BARK or any of its subsidiaries as an employee, consultant or director will not be considered related person transactions under this policy. A related person is any executive officer, director, nominee to become a director or a holder of more than 5% of any class of BARK’s voting securities (including its common stock), including any of their immediate family members and affiliates, including entities owned or controlled by such persons.

It is anticipated that under the related person transaction policy, the related person in question or, in the case of transactions with a holder of more than 5% of any class of BARK’s voting securities, an officer with knowledge of a proposed transaction, will be required to present information regarding the proposed related person transaction to BARK’s audit committee (or to another independent body of the board of directors of BARK) for review. To identify related person transactions in advance, BARK expects to rely on information supplied by its executive officers, directors and certain significant stockholders. In considering related person transactions, BARK’s audit committee is expected to take into account the relevant available facts and circumstances, which may include, but are not limited to:

•	the risks, costs, and benefits to BARK;

•	the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

•	the terms of the transaction;

•	the availability of other sources for comparable services or products; and

•	the terms available to or from, as the case may be, unrelated third parties.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a discussion of certain material U.S. federal income tax consequences of the acquisition, ownership and disposition of shares of our Common Stock. This discussion is limited to certain U.S. federal income tax considerations to beneficial owners of our Common Stock who are initial purchasers of such Common Stock pursuant to this offering and hold the Common Stock as a capital asset within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”). This discussion assumes that any distributions made by us on our Common Stock and any consideration received by a holder in consideration for the sale or other disposition of our Common Stock will be in U.S. dollars.

This summary is based upon U.S. federal income tax laws as of the date of this prospectus, which is subject to change or differing interpretations, possibly with retroactive effect. This discussion is a summary only and does not describe all of the tax consequences that may be relevant to you in light of your particular circumstances, including but not limited to the alternative minimum tax, the Medicare tax on certain net investment income and the different consequences that may apply if you are subject to special rules that apply to certain types of investors, including but not limited to:

•	financial institutions or financial services entities;

•	broker-dealers;

•	governments or agencies or instrumentalities thereof;

•	regulated investment companies;

•	real estate investment trusts;

•	expatriates or former long-term residents of the United States;

•	persons that actually or constructively own five percent or more (by vote or value) of our shares;

•	persons that acquired our Common Stock pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation;

•	insurance companies;

•	dealers or traders subject to a mark-to-market method of accounting with respect to our Common Stock;

•	persons holding our Common Stock as part of a “straddle,” constructive sale, hedge, conversion or other integrated or similar transaction;

•	U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

•	partnerships (or entities or arrangements classified as partnerships or other pass-through entities for U.S. federal income tax purposes) and any beneficial owners of such partnerships;

•	tax-exempt entities;

•	controlled foreign corporations; and

•	passive foreign investment companies.

If a partnership (including an entity or arrangement treated as a partnership or other pass-thru entity for U.S. federal income tax purposes) holds our Common Stock, the tax treatment of a partner, member or other beneficial owner in such partnership will generally depend upon the status of the partner, member or other beneficial owner, the activities of the partnership and certain determinations made at the partner, member or other beneficial owner level. If you are a partner, member or other beneficial owner of a partnership holding our Common Stock, you are urged to consult your tax advisor regarding the tax consequences of the acquisition, ownership and disposition of our Common Stock.

This discussion is based on the Code, and administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date hereof, which are subject to change, possibly on a retroactive basis, and changes to any of which subsequent to the date of this prospectus may affect the tax consequences described herein. This discussion does not address any aspect of state, local or non-U.S. taxation, or any U.S. federal taxes other than income taxes (such as gift and estate taxes).

We have not sought, and do not expect to seek, a ruling from the U.S. Internal Revenue Service (the “IRS”) as to any U.S. federal income tax consequence described herein. The IRS may disagree with the discussion herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion. You are urged to consult your tax advisor with respect to the application of U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or foreign jurisdiction.

THIS DISCUSSION IS ONLY A SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS ASSOCIATED WITH THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK. EACH PROSPECTIVE INVESTOR IN OUR COMMON STOCK IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK, INCLUDING THE APPLICABILITY AND EFFECT OF ANY U.S. FEDERAL NON-INCOME, STATE, LOCAL, AND NON-U.S. TAX LAWS.

U.S. Holders

This section applies to you if you are a “U.S. holder.” A U.S. holder is a beneficial owner of our Common Stock who or that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation) organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•

a trust, if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons (as defined in the Code) have authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under Treasury Regulations to be treated as a United States person.

Taxation of Distributions. If we pay distributions in cash or other property (other than certain distributions of our stock or rights to acquire our stock) to U.S. holders of shares of our Common Stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. holder’s adjusted tax basis in our Common Stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the Common Stock and will be treated as described under “U.S. Holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock” below.

Dividends we pay to a U.S. holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. holder may constitute

“qualified dividend income” that will be subject to tax at the maximum tax rate accorded to long-term capital gains. If the holding period requirements are not satisfied, then a corporation may not be able to qualify for the dividends received deduction and would have taxable income equal to the entire dividend amount, and non-corporate U.S. holders may be subject to tax on such dividend at regular ordinary income tax rates instead of the preferential rate that applies to qualified dividend income.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock. Upon a sale or other taxable disposition of our Common Stock, a U.S. holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. holder’s adjusted tax basis in the Common Stock. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period for the Common Stock so disposed of exceeds one year. Long-term capital gains recognized by non-corporate U.S. holders may be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations.

Generally, the amount of gain or loss recognized by a U.S. holder is an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition and (ii) the U.S. holder’s adjusted tax basis in its Common Stock so disposed of. A U.S. holder’s adjusted tax basis in its Common Stock generally will equal the U.S. holder’s acquisition cost less any prior distributions treated as a return of capital.

Information Reporting and Backup Withholding. In general, information reporting requirements may apply to dividends paid to a U.S. holder and to the proceeds of the sale or other disposition of our Common Stock, unless the U.S. holder is an exempt recipient. Backup withholding may apply to such payments if the U.S. holder fails to provide a taxpayer identification number, a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn).

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a credit against a U.S. holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided the required information is timely furnished to the IRS.

Non-U.S. Holders

This section applies to you if you are a “Non-U.S. holder.” As used herein, the term “Non-U.S. holder” means a beneficial owner of our Common Stock who or that is for U.S. federal income tax purposes:

•	a non-resident alien individual (other than certain former citizens and residents of the United States subject to U.S. tax as expatriates);

•	a foreign corporation; or

•	an estate or trust that is not a U.S. holder;

but generally does not include an individual who is present in the United States for 183 days or more in the taxable year of the disposition of our Common Stock. If you are such an individual, you should consult your tax advisor regarding the U.S. federal income tax consequences of the acquisition, ownership or sale or other disposition of our Common Stock.

Taxation of Distributions. In general, any distributions we make to a Non-U.S. holder of shares of our Common Stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States, we will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such Non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E). Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. holder’s adjusted tax basis in its shares of our Common Stock and, to the extent such distribution exceeds the Non-U.S. holder’s adjusted tax basis, as gain realized from the sale or other disposition of the Common Stock, which will be treated as described under “Non-U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock” below. In addition, if we determine that we are likely to be classified as a “United States real property holding corporation” (see “Non-U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock” below), we generally will withhold 15% of any distribution that exceeds our current and accumulated earnings and profits.

The withholding tax generally does not apply to dividends paid to a Non-U.S. holder who provides a Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States. Instead, the effectively connected dividends will be subject to regular U.S. federal income tax as if the Non-U.S. holder were a U.S. resident, subject to an applicable income tax treaty providing otherwise. A corporate Non-U.S. holder receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a lower applicable treaty rate).

Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock. A Non-U.S. holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of our Common Stock unless:

•

the gain is effectively connected with the conduct by the Non-U.S. holder of a trade or business within the United States (and, under certain income tax treaties, is attributable to a United States permanent establishment or fixed base maintained by the Non-U.S. holder); or

•

we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the Non-U.S. holder held our Common Stock, and, in the case where shares of our Common Stock are regularly traded on an established securities market, the Non-U.S. holder has owned, directly or constructively, more than 5% of our Common Stock at any time within the shorter of the five-year period preceding the disposition or such Non-U.S. holder’s holding period for the shares of our Common Stock. There can be no assurance that our Common Stock will be treated as regularly traded on an established securities market for this purpose.

Unless an applicable treaty provides otherwise, gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates as if the Non-U.S. holder were a U.S. resident. Any gains described in the first bullet point above of a Non-U.S. holder that is a foreign corporation may also be subject to an additional “branch profits tax” imposed at a 30% rate (or lower treaty rate).

If the second bullet point above applies to a Non-U.S. holder, gain recognized by such holder on the sale, exchange or other disposition of our Common Stock will be subject to tax at generally applicable U.S. federal income tax rates. In addition, a buyer of our Common Stock from such holder may be required to withhold U.S. federal income tax at a rate of 15% of the amount realized upon such disposition. We will be classified as a United States real property holding corporation if the fair market value of our “United States real property interests” equals or exceeds 50% of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes. We do not expect to be a United States real property holding corporation immediately after the Business Combination is completed.

Information Reporting and Backup Withholding. Information returns will be filed with the IRS in connection with payments of dividends and the proceeds from a sale or other disposition of shares of Common Stock. A Non-U.S. holder may have to comply with certification procedures to establish that it is not a United States person in order to avoid information reporting and backup withholding requirements. The certification procedures required to claim a reduced rate of withholding under a treaty generally will satisfy the certification requirements necessary to avoid the backup withholding as well. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a Non-U.S. holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA Withholding Taxes. Provisions commonly referred to as “FATCA” impose withholding of 30% on payments of dividends on our Common Stock to “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by United States persons of interests in or accounts with those entities) have been satisfied by, or an exemption applies to, the payee (typically certified as to by the delivery of a properly completed IRS Form W-8BEN-E). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Under certain circumstances, a Non-U.S. holder might be eligible for refunds or credits of such withholding taxes, and a Non-U.S. holder might be required to file a U.S. federal income tax return to claim such refunds or credits. Thirty percent withholding under FATCA was scheduled to apply to payments of gross proceeds from the sale or other disposition of property that produces U.S.-source interest or dividends beginning on January 1, 2019, but on December 13, 2018, the IRS released proposed regulations that, if finalized in their proposed form, would eliminate the obligation to withhold on gross proceeds. Such proposed regulations also delayed withholding on certain other payments received from other foreign financial institutions that are allocable, as provided for under final Treasury Regulations, to payments of U.S.-source dividends, and other fixed or determinable annual or periodic income. Although these proposed Treasury Regulations are not final, taxpayers generally may rely on them until final Treasury Regulations are issued. Prospective investors should consult their tax advisors regarding the effects of FATCA on their investment in our Common Stock.

PLAN OF DISTRIBUTION

We are registering the issuance of up to 8,478,333 shares of our Common Stock issuable upon the exercise of our Public Warrants.

We are also registering the offer and sale, from time to time, by the Selling Securityholders of (i) up to 20,000,000 PIPE Shares, (ii) up to 1,897,212 shares of Common Stock issuable upon the exercise of the Other Warrants, (iii) up to approximately $98,434,330 in aggregate principal amount of the 2025 Convertible Notes

(including approximately $21,050,997 principal amount of in-kind interest payments on the currently outstanding 2025 Convertible Notes through their maturity date) and (iv) up to 9,843,433 shares of Common Stock issuable upon conversion of the 2025 Convertible Notes, (including 2,105,100 shares of Common Stock issuable upon the conversion of approximately $21,050,997 principal amount of in-kind interest payments on the currently outstanding 2025 Convertible Notes through their maturity date)

We will not receive any of the proceeds from the sale of the securities by the Selling Securityholders. We will receive proceeds equal to the aggregate exercise price from any exercises of the Warrants, assuming the exercise of the Warrants for cash.

Upon effectiveness of the registration statement of which this prospectus forms a part, the securities beneficially owned by the Selling Securityholders covered by this prospectus may be offered and sold from time to time by the Selling Securityholders. The term “Selling Securityholders” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from a Selling Securityholder as a gift, pledge, partnership or limited liability company distribution or other transfer. The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. Each Selling Securityholders reserves the right to accept and, together with its respective agents, to reject, any proposed purchase of securities to be made directly or through agents. The Selling Securityholders and any of their permitted transferees may sell their securities offered by this prospectus on any stock exchange, market or trading facility on which the securities are traded or in private transactions.

Subject to the limitations set forth in any applicable registration rights agreement, the Selling Securityholders may use any one or more of the following methods when selling the securities offered by this prospectus:

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	block trades in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	an over-the-counter distribution in accordance with the rules of the applicable exchange;

•	settlement of short sales entered into after the date of this prospectus;

•	agreements with broker-dealers to sell a specified number of the securities at a stipulated price per share;

•

in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	through a combination of any of the above methods of sale; or

•	any other method permitted pursuant to applicable law.

In addition, a Selling Securityholder that is an entity may elect to make an in-kind distribution of securities to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.

The Selling Securityholders also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus. Upon being notified by the Selling Securityholders that a donee, pledgee, transferee, other successor- in-interest intends to sell our securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a Selling Securityholders.

There can be no assurance that the Selling Securityholders will sell all or any of the securities offered by this prospectus. In addition, the Selling Securityholders may also sell securities under Rule 144 under the Securities Act, if available, or in other transactions exempt from registration, rather than under this prospectus. The Selling Securityholders have the sole and absolute discretion not to accept any purchase offer or make any sale of securities if they deem the purchase price to be unsatisfactory at any particular time.

To the extent required, the securities to be sold, the name of the Selling Securityholders, the respective purchase prices and public offering prices, the proceeds to be received from the sale, if any, and other material terms of the offering, the settlement of short sales entered into after the date of this prospectus, the names of any agents, dealer or underwriter, any applicable commissions or discounts or any other items constituting compensation from the Selling Securityholders with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In connection with the sale of our securities, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our securities in the course of hedging the positions they assume. The Selling Securityholders may also sell our securities short and deliver these securities to close out their short positions, or loan or pledge our securities to broker-dealers that in turn may sell these shares. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

In order to facilitate the offering of the securities, any underwriters or agents, as the case may be, involved in the offering of such securities may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. Specifically, the underwriters or agents, as the case may be, may overallot in connection with the offering, creating a short position in our securities for their own account. In addition, to cover overallotments or to stabilize the price of our securities, the underwriters or agents, as the case may be, may bid for, and purchase, such securities in the open market. Finally, in any offering of securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a broker-dealer for distributing such securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.

In offering the securities covered by this prospectus, the Selling Securityholders and any underwriters, broker-dealers or agents who execute sales for the Selling Securityholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any discounts, commissions, concessions or profit they earn on any resale of those securities may be underwriting discounts and commissions under the Securities Act.

The Selling Securityholders may solicit offers to purchase the securities directly from, and it may sell such securities directly to, institutional investors or others. In this case, no underwriters or agents would be involved. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.

It is possible that one or more underwriters may make a market in our securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for our securities. Our shares of Common Stock and Public Warrants are currently listed on the NYSE under the symbols “BARK” and “BARK WS”, respectively. The 2025 Convertible Notes will not be listed on any securities exchange.

The Selling Securityholders may authorize underwriters, broker-dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we or the Selling Securityholders pay for solicitation of these contracts.

A Selling Securityholders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Securityholder or borrowed from any Selling Securityholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any Selling Securityholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Securityholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In effecting sales, broker-dealers or agents engaged by the Selling Securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Securityholders in amounts to be negotiated immediately prior to the sale.

In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission, fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the gross proceeds of any offering pursuant to this prospectus and any applicable prospectus supplement.

If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121 (“Rule 5121”), that offering will be conducted in accordance with the relevant provisions of Rule 5121.

To our knowledge, there are currently no plans, arrangements or understandings between the Selling Securityholders and any broker-dealer or agent regarding the sale of the securities by the Selling Securityholders. Upon our notification by a Selling Securityholders that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of securities through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file, if required by applicable law or regulation, a supplement to this prospectus pursuant to Rule 424(b) under the Securities Act disclosing certain material information relating to such underwriter or broker-dealer and such offering.

Underwriters, broker-dealers or agents may facilitate the marketing of an offering online directly or through one of their affiliates. In those cases, prospective investors may view offering terms and a prospectus online and, depending upon the particular underwriter, broker-dealer or agent, place orders online or through their financial advisors.

The underwriters, broker-dealers and agents may engage in transactions with us or the Selling Securityholders, or perform services for us or the Selling Securityholders, in the ordinary course of business.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We have advised the Selling Securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Securityholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We will make copies of this prospectus available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any agent, broker-dealer or underwriter that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify certain of the Selling Securityholders against certain liabilities, including certain liabilities under the Securities Act, the Exchange Act or other federal or state law. Agents, broker-dealers and underwriters may be entitled to indemnification by us and the Selling Securityholders against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, broker-dealers or underwriters may be required to make in respect thereof.

We have agreed with certain Selling Securityholders pursuant to the Subscription Agreements to use commercially reasonable efforts to keep the registration statement of which this prospectus constitutes a part effective until such time as (i) such Selling Securityholders cease to hold any of the shares acquired under such Subscription Agreements or, (ii) the date all such shares may be sold without restriction under Rule 144, including without limitation, any volume and manner of sale restrictions which may be applicable to affiliates under Rule 144 and without the requirement for us to be in compliance with the current public information required under Rule 144(c)(1) or Rule 144(i)(2), as applicable and (iii) two years from the date of effectiveness of the registration statement of which this prospectus is a part.

A holder of Public Warrants may exercise its Warrants in accordance with the Warrant Agreement on or before the expiration date set forth therein by surrendering, at the office of the warrant agent, Continental Stock Transfer & Trust Company, the certificate evidencing such Warrant, with the form of election to purchase set forth thereon, properly completed and duly executed, accompanied by full payment of the exercise price and any and all applicable taxes due in connection with the exercise of the Warrant, subject to any applicable provisions relating to cashless exercises in accordance with the Warrant Agreement.

Certain of our securityholders have entered into lock-up agreements. See “Description of Securities—Lock-Up Agreement.”

LEGAL MATTERS

Certain legal matters will be passed upon for us by Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, 1250 Broadway, 23rd Floor New York, New York, Rutan & Tucker, LLP and Teddington Legal.

EXPERTS

The consolidated financial statements of Northern Star Acquisition Corp. as of March 31, 2021 and for the period from July 8, 2020 (inception) through March 31, 2021 appearing in this prospectus have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report thereon, appearing elsewhere in this prospectus, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Barkbox, Inc. as of March 31, 2021, 2020 and 2019, and for each of the three years in the period ended March 31, 2021, included in this prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report appearing herein. Such financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

CHANGE IN REGISTRANT’S CERTIFYING ACCOUNTANT

On June 17, 2021 the Audit Committee of the Board dismissed Marcum, Northern Star’s independent registered public accounting firm.

Marcum’s report on Northern Star’s financial statements as of March 31, 2021 and the related consolidated statements of operations, changes in stockholders’ equity and cash flows for the period from July 8, 2020 (inception) through March 31, 2021 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the period from July 8, 2020 (inception) through March 31, 2021, and the subsequent period through June 17, 2021, there were no: (i) disagreements with Marcum on any matter of accounting principles or practices, financial statement disclosures or auditing scope or procedures, which disagreements if not resolved to Marcum’s satisfaction would have caused Marcum to make reference to the subject matter of the disagreement in connection with its report or (ii) reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

On June 17, 2021, the Board approved the engagement of Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ending March 31, 2022. Deloitte served as the independent registered public accounting firm of Legacy BARK prior to the Business Combination.

During the period from July 8, 2020 (inception) through March 31, 2021, and the subsequent period through June 17, 2021 neither Northern Star nor anyone on Northern Star’s behalf consulted Deloitte with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on Northern Star’s financial statements, and no written report or oral advice was provided to Northern Star by Deloitte that Deloitte concluded was an important factor considered by Northern Star in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is described in Item 304(a)(1)(iv) of Regulation S-K under the Exchange Act and the related instructions to Item 304 of Regulation S-K under the Exchange Act, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1, including exhibits, under the Securities Act of 1933, as amended, with respect to the securities offered by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information pertaining to us and our securities, you should refer to the registration statement and the exhibits.

In addition, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public on a website maintained by the SEC located at ww.sec.gov.

We make available, free of charge, annual, quarterly and current reports, proxy statements and other information. All information contained in this document relating to Northern Star has been supplied by Northern Star, and all such information relating to BARK has been supplied by BARK. Information provided by one another does not constitute any representation, estimate or projection of the other.

If you would like copies of our annual, quarterly and current reports, proxy statements and other information, you should contact via phone or in writing:

Mr. Manish Joneja

The Original BARK Company

212 Canal Street, Floor 6

New York, New York 10013

Attention: Manish Joneja

Tel. (855) 501-2275

THE ORIGINAL BARK COMPANY (f//k/a

Northern Star Acquisition Corp.)

BARKBOX, INC.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and the Board of Directors of

The Original BARK Company (f/k/a Northern Star Acquisition Corp.)

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of The Original BARK Company (f/k/a Northern Star Acquisition Corp.) (the “Company”) as of March 31, 2021, the related consolidated statements of operations, changes in stockholders’ equity and cash flows for the period from July 8, 2020 (inception) through March 31, 2021, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of March 31, 2021, and the results of its operations and its cash flows for the period from July 8, 2020 (inception) through March 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statement. We believe that our audit provides a reasonable basis for our opinion.

/s/ Marcum LLP

Marcum LLP

We have served as the Company’s auditor since 2020.

New York, NY

June 4, 2021

THE ORIGINAL BARK COMPANY

(F/K/A NORTHERN STAR ACQUISITION CORP.)

CONSOLIDATED BALANCE SHEET

MARCH 31, 2021

ASSETS
Current Assets
Cash	$306,623
Prepaid expenses	25,816

Total Current Assets	332,439
Marketable securities held in Trust Account	254,382,396

TOTAL ASSETS	$254,714,835

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accrued expenses	$601,749

Total Current Liabilities	601,749
Warrant Liability	41,472,782
Deferred underwriting payable	8,902,250

Total Liabilities	50,976,781

Commitments
Class A common stock subject to possible redemption 19,873,805 shares at redemption value	198,738,050

Stockholders’ Equity
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; no shares issued and outstanding	—
Class A common stock, $0.0001 par value; 125,000,000 shares authorized; 5,561,195 issued and outstanding (excluding 19,873,805 shares subject to possible redemption)	556
Class B common stock, $0.0001 par value; 25,000,000 shares authorized; 6,358,750 shares issued and outstanding (1)	636
Additional paid-in capital	34,636,485
Accumulated deficit	(29,637,673)

Total Stockholders’ Equity	5,000,004

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$254,714,835

(1)

On November 10, 2020, the Initial Stockholders’ contributed an aggregate of 1,437,500 shares of Class B common stock back to the Company for no consideration, resulting in an aggregate of 7,187,500 shares of Class B common stock issued and outstanding on such date. All share and per-share amounts have been retroactively restated to reflect the stock cancellation (see Note 6).

The accompanying notes are an integral part of the financial statements.

THE ORIGINAL BARK COMPANY

(F/K/A NORTHERN STAR ACQUISITION CORP.)

CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE PERIOD FROM JULY 8, 2020 (INCEPTION) THROUGH MARCH 31, 2021

Formation and operating costs	$1,595,783

Loss from operations	(1,595,783)

Other income (expense):
Loss on warrant liabilities	(27,563,109)
Transaction costs incurred in connection with warrant liabilities	(511,177)
Interest earned on marketable securities held in Trust Account	32,396

Other expense, net	(28,041,890)

Net loss	$(29,637,673)

Basic and diluted weighted average shares outstanding, Class A ordinary shares subject to possible redemption	2,317,710

Basic and diluted net loss per share, Class A ordinary shares subject to possible redemption	$—

Basic and diluted weighted average shares outstanding, Non-redeemable ordinary shares	6,498,571

Basic and diluted net loss per share, Non-redeemable ordinary shares	$(4.56)

The accompanying notes are an integral part of the financial statements.

THE ORIGINAL BARK COMPANY

(F/K/A NORTHERN STAR ACQUISITION CORP.)

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE PERIOD FROM JULY 8, 2020 (INCEPTION) THROUGH MARCH 31, 2021

	Class A Common Stock		Class B Common Stock (1)		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount
Balance – July 8, 2020 (Inception)	—	$—	—	$—	$—	$—	$—
Issuance of Class B common stock	—	—	7,187,500	719	24,281	—	25,000
Sale of 25,435,000 Units, net of underwriting discounts	25,435,000	2,544	—	—	231,433,823	—	231,436,367
Cash received in excess of fair value of private warrants	—	—	—	—	1,914,360	—	1,914,360
Forfeiture of Founder Shares	—	—	(828,750)	(83)	83	—	—
Class A common stock subject to possible redemption	(19,873,805)	(1,988)	—	—	(198,736,062)	—	(198,738,050)
Net loss	—	—	—	—	—	(29,637,673)	(29,637,673)

Balance – March 31, 2021	5,561,195	$556	6,358,750	$636	$34,636,485	$(29,637,673)	$5,000,004

(1)

On November 10, 2020, the Initial Stockholders’ contributed an aggregate of 1,437,500 shares of Class B common stock back to the Company for no consideration, resulting in an aggregate of 7,187,500 shares of Class B common stock issued and outstanding on such date. All share and per-share amounts have been retroactively restated to reflect the stock cancellation (see Note 6).

The accompanying notes are an integral part of the financial statements.

THE ORIGINAL BARK COMPANY

(F/K/A NORTHERN STAR ACQUISITION CORP.)

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE PERIOD FROM JULY 8, 2020 (INCEPTION) THROUGH MARCH 31, 2021

Cash Flows from Operating Activities:
Net loss	$(29,637,673)
Adjustments to reconcile net loss to net cash used in operating activities:
Change in value of warrant liabilities	27,563,109
Transaction costs incurred in connection with warrant liabilities	511,177
Interest earned on marketable securities held in Trust Account	(32,396)
Changes in operating assets and liabilities:
Prepaid expenses	(25,816)
Accrued expenses	601,749

Net cash used in operating activities	(1,019,850)

Cash Flows from Investing Activities:
Investment of cash in Trust Account	(254,350,000)

Net cash used in investing activities	(254,350,000)

Cash Flows from Financing Activities:
Proceeds from sale of Units, net of underwriting discounts paid	249,263,000
Proceeds from sale of Private Placement Warrants	6,837,000
Proceeds from promissory note – related party	150,000
Repayment of promissory note – related party	(150,000)
Payment of offering costs	(423,527)

Net cash provided by financing activities	255,676,473

Net Change in Cash	306,623
Cash – Beginning of period	—

Cash – End of period	$306,623

Non-Cash investing and financing activities:
Initial classification of Class A common stock subject to possible redemption	$227,864,037

Change in value of Class A common stock subject to possible redemption	$(27,563,109)

Deferred underwriting fee payable	$8,902,250

Offering costs paid by Sponsor in exchange for issuance of Founder Shares	$25,000

The accompanying notes are an integral part of the financial statements.

THE ORIGINAL BARK COMPANY

(F/K/A NORTHERN STAR ACQUISITION CORP.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2021

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Northern Star Acquisition Corp. (now known as The Original BARK Company) (the “Company”) was incorporated in Delaware on July 8, 2020. The Company was formed for the purpose of entering into a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (a “Business Combination”).

Although the Company is not limited to a particular industry or geographic region for purposes of consummating a Business Combination, the Company intends to focus on businesses in North America that provide technology-enabled solutions in industrial and industrial distribution markets. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies. On December 28, 2020, the Company changed its fiscal year end from December 31 of each year to March 31 of each year.

The Company has one subsidiary, NSAC Merger Sub Corp., a wholly-owned subsidiary of the Company incorporated in Delaware on December 14, 2020 (“Merger Sub”).

As of March 31, 2021, the Company had not commenced any operations. All activity through March 31, 2021 relates to the Company’s formation, the initial public offering (“Initial Public Offering”), which is described below, and the search for a target company for a Business Combination. The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income from the proceeds derived from the Initial Public Offering.

The registration statement for the Company’s Initial Public Offering was declared effective on November 10, 2020. On November 13, 2020, the Company consummated the Initial Public Offering of 25,000,000 units (the “Units” and, with respect to the shares of Class A common stock included in the Units sold, the “Public Shares”), at $10.00 per Unit, generating gross proceeds of $250,000,000, which is described in Note 3.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 4,500,000 warrants (the “Private Warrants”) at a price of $1.50 per Private Warrant, in a private placement to Northern Star Sponsor LLC, a Delaware limited liability company (the “Sponsor”), generating gross proceeds of $6,750,000, which is described in Note 4.

On November 24, 2020, in connection with the underwriters’ election to partially exercise their over-allotment option, the Company consummated the sale of an additional 435,000 Units, at $10.00 per Unit for additional gross proceeds of $4,350,000, and the sale of an additional 58,000 Private Warrants, at $1.50 per Private Warrant for additional gross proceeds of $87,000.

Transaction costs amounted to $14,437,777, consisting of $5,087,000 of underwriting fees, $8,902,250 of deferred underwriting fees and $448,527 of other offering costs. Of the total transaction costs, $13,926,600 were charged to additional paid in capital and $511,177 were charged to other income (expense) transaction costs incurred in connection with warrant liabilities.

Following the closing of the Initial Public Offering on November 13, 2020 and the underwriter’s election to partially exercise their over-allotment on November 24, 2020, an amount of $254,350,000 ($10.00 per Unit) from

THE ORIGINAL BARK COMPANY

(F/K/A NORTHERN STAR ACQUISITION CORP.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2021

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (continued)

the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Private Warrants was placed in a trust account (the “Trust Account”), located in the United States and held as cash items or invested only in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of paragraph (d) of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the assets held in the Trust Account, as described below.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of the Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete a Business Combination with one or more target businesses that together have an aggregate fair market value of at least 80% of the value of the Trust Account (excluding the deferred underwriting commissions and taxes payable on income earned on the Trust Account) at the time of the agreement to enter into an initial Business Combination. The Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act.

The Company will provide its holders of the outstanding Public Shares (the “public stockholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The public stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially $10.00 per Public Share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants.

The Company will proceed with a Business Combination only if the Company has net tangible assets of at least $5,000,001 either prior to or upon such consummation of a Business Combination and, if the Company seeks stockholder approval, a majority of the shares voted are voted in favor of the Business Combination. If a stockholder vote is not required by law and the Company does not decide to hold a stockholder vote for business or other reasons, the Company will, pursuant to its Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate of Incorporation”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, stockholder approval of the transaction is required by law, or the Company decides to obtain stockholder approval for business or other reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If the Company seeks stockholder approval in connection with a Business Combination, the Sponsor has agreed to vote its Founder Shares (as defined in Note 5) and any Public Shares purchased during or after the Initial Public Offering in favor of approving a Business Combination. Additionally, each public stockholder may

THE ORIGINAL BARK COMPANY

(F/K/A NORTHERN STAR ACQUISITION CORP.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2021

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (continued)

elect to redeem its Public Shares irrespective of whether it votes for or against the proposed transaction or otherwise elects not to vote on the proposed transaction.

Notwithstanding the above, if the Company seeks stockholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Amended and Restated Certificate of Incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), will be restricted from redeeming its shares with respect to more than an aggregate of 15% or more of the Public Shares, without the prior consent of the Company.

The Initial Stockholders have agreed (a) to waive their redemption rights with respect to their Founder Shares and Public Shares held by them in connection with the completion of a Business Combination and (b) not to propose an amendment to the Amended and Restated Certificate of Incorporation (i) that would affect the substance or timing of the Company’s obligation to redeem 100% of its Public Shares if the Company does not complete a Business Combination or (ii) with respect to any other provision relating to stockholders’ rights or pre-business combination activity, unless the Company provides the public stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.

The Company will have until November 13, 2022 to complete a Business Combination (the “Combination Period”). If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless if the Company fails to complete a Business Combination within the Combination Period.

The Initial Stockholders have agreed to waive their liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the Initial Stockholders acquire Public Shares in or after the Initial Public Offering, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to their deferred underwriting commission (see Note 6) held in the Trust Account in the event the Company does not complete a Business Combination within in the Combination Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Initial Public Offering price per Unit ($10.00).

THE ORIGINAL BARK COMPANY

(F/K/A NORTHERN STAR ACQUISITION CORP.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2021

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (continued)

In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below (1) $10.00 per Public Share or (2) such lesser amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay the Company’s taxes. This liability will not apply with respect to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (except the Company’s independent registered public accounting firm), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Liquidity

As of March 31, 2021, the Company had $306,623 in its operating bank accounts, $254,382,396 in securities held in the Trust Account to be used for a Business Combination or to repurchase or redeem its common stock in connection therewith and working capital deficit of $230,621, which excludes franchise and income taxes payable as such amounts can be paid from the interest earned in the Trust Account. As of March 31, 2021, approximately $32,000 of the amount on deposit in the Trust Account represented interest income, which is available to pay the Company’s tax obligations.

Business Combination

The Company consummated the Business Combination (reverse recapitalization) on June 1, 2021. As such, cash of approximately $396 million, representing the proceeds from the Trust Account and the PIPE financing, net of transaction expenses, became available to the post-merged company. As a result, the post-merged company has sufficient liquidity to meet its obligations for twelve months from the date that these financial statements are issued.

Risks and Uncertainties

Management continues to evaluate the impact of the COVID-19 pandemic and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

THE ORIGINAL BARK COMPANY

(F/K/A NORTHERN STAR ACQUISITION CORP.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2021

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statement is presented in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its majority owned subsidiary where the Company has the ability to exercise control. All significant intercompany balances and transactions have been eliminated in consolidation. Activities in relation to the noncontrolling interest are not considered to be significant and are, therefore, not presented in the accompanying consolidated financial statements.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statement with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the

THE ORIGINAL BARK COMPANY

(F/K/A NORTHERN STAR ACQUISITION CORP.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2021

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of March 31, 2021.

Marketable Securities Held in Trust Account

At March 31, 2021, substantially all of the assets held in the Trust Account were held in U.S. Treasury Bills. These securities are treated as trading and fair valued on a recurring basis with gains and losses included in Other Income (Expense).

Warrant Liabilities

The Company accounts for the warrants issued in connection with our initial public offering in accordance with Accounting Standards Codification (“ASC”) 815-40, “Derivatives and Hedging—Contracts in Entity’s Own Equity (“ASC 815”), under which the warrants do not meet the criteria for equity classification and must be recorded as liabilities. As the warrants meet the definition of a derivative as contemplated in ASC 815, the Warrants are measured at fair value at inception and at each reporting date in accordance with ASC 820, Fair Value Measurement with changes in fair value recognized in the Statement of Operations in the period of change.

Class A Ordinary Shares Subject to Possible Redemption

The Company accounts for its Class A ordinary shares subject to possible redemption in accordance with the guidance in ASC 480, “Distinguishing Liabilities from Equity”. Class A redeemable ordinary shares are classified as temporary equity. Non-redeemable ordinary shares are classified as permanent equity. The Company’s Class A ordinary shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, Class A ordinary shares subject to possible redemption are presented as temporary equity in the Company’s Consolidated Balance Sheet.

Components of Equity

Upon the IPO, the Company issued Class A Ordinary shares and Warrants. The Company allocated the proceeds received from the issuance using the with-and-without method. Under that method, the Company first allocated the net proceeds to the Warrants based on their initial fair value measurement of $8,987,033 and then allocated the remaining proceeds, net of the remaining underwriting discounts and offering costs of $13,926,600, to the Class A Ordinary shares. A portion of the Class A Ordinary shares are presented within temporary equity, as certain shares are subject to redemption upon the occurrence of events not solely within the Company’s control. For the sale of the Private Warrants, the Company recorded a warrant liability for the initial fair value of the warrants in the amount of $4,922,640, with the amount of the proceeds in excess of the initial fair value recorded as additional paid in capital.

THE ORIGINAL BARK COMPANY

(F/K/A NORTHERN STAR ACQUISITION CORP.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2021

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under ASC Topic 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2020. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

Net Loss per Common Share

Net income (loss) per share is computed by dividing net income by the weighted-average number of ordinary shares outstanding during the period, excluding ordinary shares subject to forfeiture.

The Company’s Consolidated Statement of Operations includes a presentation of income (loss) per share for common shares subject to possible redemption in a manner similar to the two-class method of income (loss) per share. Net income (loss) per ordinary, basic and diluted, for Ordinary shares subject to possible redemption is calculated by dividing the proportionate share of income or loss on marketable securities held by the Trust Account by the weighted average number of Ordinary shares subject to possible redemption outstanding since the original issuance.

Net income (loss) per share, basic and diluted, for non-redeemable ordinary shares is calculated by dividing the net income (loss), adjusted for income or loss on marketable securities attributable to Ordinary shares subject to possible redemption, by the weighted average number of nonredeemable ordinary shares outstanding for the period.

Non-redeemable common stock includes Founder Shares and non-redeemable Class A ordinary shares as these shares do not have any redemption features. Non-redeemable ordinary shares participate in the income or loss on marketable securities based on non-redeemable shares’ proportionate interest.

The Company has not considered the effect of warrants sold in the Initial Public Offering and private placement to purchase 13,036,333 shares of common stock in the calculation of diluted net loss per share, since the exercise of the warrants is contingent upon the occurrence of future events.

THE ORIGINAL BARK COMPANY

(F/K/A NORTHERN STAR ACQUISITION CORP.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2021

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

The following table reflects the calculation of basic and diluted net income (loss) per ordinary share (in dollars, except per share amounts):

For the Period July 8, 2020 (Inception) Through March 31, 2021
Class A Common stock subject to possible redemption
Numerator: Earnings allocable to Class A Common stock subject to possible redemption
Interest earned on marketable securities held in Trust Account	$32,396
Less: interest available to be withdrawn for payment of taxes	(32,396)

Net income attributable	$—

Denominator: Weighted Average Class A Common stock subject to possible redemption
Basic and diluted weighted average shares outstanding, Class A Common stock subject to possible redemption	2,317,710

Basic and diluted net income per share, Class A Common stock subject to possible redemption	$0.00

Non-Redeemable Common Stock
Numerator: Net Loss minus Net Earnings
Net loss	$(29,637,673)
Add: Net loss allocable to Class A Common stock subject to possible redemption	—

For the Period July 8, 2020 (Inception) Through March 31, 2021
Non-Redeemable Net Loss	$(29,637,673)

Denominator: Weighted Average Non-redeemable Common stock
Basic and diluted weighted average shares outstanding, Non-redeemable common stock	6,498,571

Basic and diluted net loss per share, Non-redeemable common stock	$(4.56)

THE ORIGINAL BARK COMPANY

(F/K/A NORTHERN STAR ACQUISITION CORP.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2021

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. The Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Fair Value of Financial Instruments

The Company follows the guidance in ASC Topic 820, “Fair Value Measurement”, for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:	Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:	Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

See Note 10 Fair Value Measurements for additional information on assets and liabilities measured at fair value.

Recent Accounting Standards

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

NOTE 3. PUBLIC OFFERING

Pursuant to the Initial Public Offering, the Company sold 25,435,000 Units, inclusive of 435,000 Units sold to the underwriters on November 24, 2020 upon the underwriters’ election to partially exercise their over-allotment option, at a purchase price of $10.00 per Unit. Each Unit consists of one share of Class A common stock and one-third of one redeemable warrant (“Public Warrant”). Each whole Public Warrant entitles the holder to purchase one share of Class A common stock at an exercise price of $11.50 per share, subject to adjustment (see Note 7).

THE ORIGINAL BARK COMPANY

(F/K/A NORTHERN STAR ACQUISITION CORP.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2021

NOTE 4. PRIVATE PLACEMENT

Simultaneously with the closing of the Initial Public Offering, the Sponsor purchased an aggregate of 4,500,000 Private Warrants at a price of $1.50 per Private Warrant, for an aggregate purchase price of $6,750,000. On November 24, 2020, in connection with the underwriters’ election to partially exercise their over-allotment option, the Company sold an additional 58,000 Private Warrants to the Sponsor, at a price of $1.50 per Private Warrant, generating gross proceeds of $87,000. Each Private Warrant is exercisable to purchase one share of Class A common stock at an exercise price of $11.50 per share. The proceeds from the sale of the Private Warrants were added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds of the sale of the Private Warrants will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Warrants will expire worthless. There will be no redemption rights or liquidating distributions from the Trust Account with respect to the Private Warrants.

NOTE 5. RELATED PARTY TRANSACTIONS

Founder Shares

On July 8, 2020, the Company’s executive officers paid $25,000 to cover certain offering costs of the Company in consideration for 8,625,000 shares of the Company’s Class B common stock (the “Founder Shares”). On November 10, 2020, the Initial Stockholders contributed an aggregate of 1,437,500 Founder Shares to the Company for no consideration, resulting in an aggregate of 7,187,500 Founder Shares issued and outstanding. All share and per-share amounts have been retroactively restated to reflect the stock cancellation.

The Founder Shares included an aggregate of up to 937,500 shares subject to forfeiture by the Initial Stockholders to the extent that the underwriters’ over-allotment option was not exercised in full or in part, so that the Initial Stockholders would own, on an as-converted basis, 20% of the Company’s issued and outstanding shares after the Initial Public Offering. As a result of the underwriters’ election to partially exercise their over-allotment option on November 24, 2020, a total of 108,750 Founder Shares are no longer subject to forfeiture and 828,750 Founder Shares were forfeited, resulting in an aggregate of 6,358,750 Founder Shares issued and outstanding.

The Initial Stockholders have agreed that, subject to certain limited exceptions, the Founder Shares will not be transferred, assigned, sold or released from escrow until the earlier of (A) one year after the completion of a Business Combination or (B) subsequent to a Business Combination, (x) if the last sale price of the Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after a Business Combination, or (y) the date on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of the stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Promissory Note — Related Party

On July 17, 2020, the Company issued an unsecured promissory note to its President and Chief Operating Officer (the “Promissory Note”), pursuant to which the Company could borrow up to an aggregate principal amount of $150,000. The Promissory Note was non-interest bearing and payable on the earlier of (i) December 31,

THE ORIGINAL BARK COMPANY

(F/K/A NORTHERN STAR ACQUISITION CORP.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2021

NOTE 5. RELATED PARTY TRANSACTIONS (continued)

2020, (i) the completion of the Initial Public Offering and (iii) the date on which the Company determined not to proceed with the Initial Public Offering. The outstanding balance under the Promissory Note of $150,000 was repaid at the closing of the Initial Public Offering on November 13, 2020.

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, the initial stockholders or an affiliate of the initial stockholders or certain of the Company’s directors and officers may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans, but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of such Working Capital Loans may be convertible into warrants of the post-Business Combination entity at a price of $1.50 per warrant. The warrants would be identical to the Private Placement Warrants.

NOTE 6. COMMITMENTS

Registration Rights

Pursuant to a registration rights and stockholder agreement entered into on November 10, 2020, the holders of the Founder Shares (and any shares of Class A common stock issuable upon conversion of the Founder Shares), Private Warrants (and any shares of Class A common stock issuable upon the exercise of the Private Warrants), and warrants (and any shares of Class A common stock issuable upon exercise of such warrants) that may be issued upon conversion of Working Capital Loans will be entitled to registration rights, requiring the Company to register such securities for resale (in the case of the Founder Shares, only after conversion to Class A common stock). The holders of the majority of these securities are entitled to make up to two demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. The registration rights agreement does not contain liquidating damages or other cash settlement provisions resulting from delays in registering the Company’s securities. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The underwriters are entitled to a deferred fee of $0.35 per Unit, or $8,902,250 in the aggregate. The deferred fee will be forfeited by the underwriters solely in the event that the Company fails to complete a Business Combination, subject to the terms of the underwriting agreement.

THE ORIGINAL BARK COMPANY

(F/K/A NORTHERN STAR ACQUISITION CORP.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2021

NOTE 6. COMMITMENTS (continued)

Consulting Agreements

In November 2020, the Company entered into consulting agreements with several consultants to assist the Company with due diligence, deal structuring, investor relations services in connection with a potential merger, capital share exchange and asset acquisition or similar business combination. For the period from July 7, 2020 (inception) through March 31, 2021, the Company incurred and paid $252,500 of consulting fees. A success fee of $10,000,000 is payable to a third party upon the successful completion of a Business Combination for sourcing, due diligence, deal structuring, documentation and other services relating to consummating a Business Combination.

Merger Agreement

On December 16, 2020, the Company entered into an Agreement and Plan of Reorganization (“Merger Agreement”) by and among the Company, Merger Sub, and Barkbox, Inc., a Delaware corporation (“BarkBox”).

BarkBox is an omni-channel brand for dogs serving over 1 million dogs monthly through BarkBox and Super Chewer subscriptions and broad retail distribution of its comprehensive suite of best-in-class, proprietary products.

Pursuant to the Merger Agreement, Merger Sub will merge with and into BarkBox, with BarkBox surviving the merger (the “Merger”). As a result of the Merger, BarkBox will become a wholly-owned subsidiary of the Company, with the stockholders of BarkBox becoming securityholders of the Company.

Under the Merger Agreement, the stockholders and other equity derivative holders of BarkBox will receive an aggregate of 150,000,000 shares of the Company’s Class A common stock, par value $0.0001 per share, subject to adjustment as set forth in the Merger Agreement.

The Merger is expected to be consummated after the required approval by our stockholders at our annual meeting of stockholders, which is scheduled for May 28, 2021, and the fulfillment of certain other conditions set forth in the Merger Agreement.

NOTE 7. STOCKHOLDERS’ EQUITY

Preferred Stock—The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. At March 31, 2021, there were no shares of preferred stock issued or outstanding.

Class A Common Stock—The Company is authorized to issue 125,000,000 shares of Class A common stock with a par value of $0.0001 per share. Holders of Class A common stock are entitled to one vote for each share. At March 31, 2021, there were 5,561,195 shares of Class A common stock issued and outstanding, excluding 19,873,805 shares of Class A common stock subject to possible redemption.

Class B Common Stock—The Company is authorized to issue 25,000,000 shares of Class B common stock with a par value of $0.0001 per share. Holders of Class B common stock are entitled to one vote for each share. At March 31, 2021, there were 6,358,750 shares of Class B common stock issued and outstanding.

THE ORIGINAL BARK COMPANY

(F/K/A NORTHERN STAR ACQUISITION CORP.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2021

NOTE 7. STOCKHOLDERS’ EQUITY (continued)

Holders of Class B common stock will have the right to elect all of the Company’s directors prior to a Business Combination. Holders of Class A common stock and Class B common stock will vote together as a single class on all other matters submitted to a vote of stockholders except as required by law.

The shares of Class B common stock will automatically convert into shares of Class A common stock on the first business day following the completion of a Business Combination at a ratio such that the number of shares of Class A common stock issuable upon conversion of all Founder Shares will equal, on an as-converted basis, 20% of the sum of (i) the total number of shares of Class A common stock issued and outstanding upon completion of the Initial Public Offering, plus (ii) the total number of shares of Class A common stock issued or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the completion of a Business Combination, excluding any shares of Class A common stock or equity-linked securities exercisable for or convertible into shares of Class A common stock issued, or to be issued, to any seller in a Business Combination and any Private Placement Warrants issued to the Sponsor upon conversion of working capital loans. In no event will the shares of Class B common stock convert into shares of Class A common stock at a rate of less than one to one.

NOTE 8. WARRANTS

Warrants—Public Warrants may only be exercised for a whole number of shares. No fractional shares will be issued upon exercise of the Public Warrants. The Public Warrants will become exercisable on the later of (a) the completion of a Business Combination or (b) 12 months from the closing of the Initial Public Offering. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.

The Company will not be obligated to deliver any Class A common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the Class A common stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to the Company satisfying its obligations with respect to registration, or a valid exemption from registration is available. No warrant will be exercisable and the Company will not be obligated to issue a share of Class A common stock upon exercise of a warrant unless the share of Class A common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants.

The Company has agreed that as soon as practicable, but in no event later than twenty business days after the closing of a Business Combination, the Company will use its commercially reasonable efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the Class A common stock issuable upon exercise of the warrants. The Company will use its commercially reasonable efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration or redemption of the warrants in accordance with the provisions of the warrant agreement. If a registration statement covering the issuance of the Class A common stock issuable upon exercise of the warrants is not effective by the 60th business day after the closing of a Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. In addition, if the Class A common stock is at the time of any exercise of a warrant not listed on a national securities exchange such that

THE ORIGINAL BARK COMPANY

(F/K/A NORTHERN STAR ACQUISITION CORP.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2021

NOTE 8. WARRANTS (continued)

they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company elects to do so, it will not be required to file or maintain in effect a registration statement, but it will use its best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Redemption of warrants when the price per share of Class A common stock equals or exceeds $18.00. Once the Public Warrants become exercisable, the Company may redeem the Public Warrants (except with respect to the Private Placement Warrants):

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

•

if, and only if, the reported last reported sale price of the Class A common stock for any 20 trading days within a 30-trading day period ending three business days before the Company sends the notice of redemption to the warrant holders (the “Reference Value”) equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like).

However, in this case, the Company will not redeem the warrants unless an effective registration statement under the Securities Act covering the Class A common stock issuable upon exercise of the warrants is effective and a current prospectus relating to those shares of our Class A common stock is available throughout the 30-day redemption period. Any such exercise would not be on a “cashless” basis and would require the exercising warrant holder to pay the exercise price for each warrant being exercised. If and when the warrants become redeemable by the Company, the Company may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

Redemption of warrants when the price per share of Class A common stock equals or exceeds $10.00. Once the Public Warrants become exercisable, the Company may redeem the Public Warrants:

•	in whole and not in part;

•

at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption; provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares based on the redemption date and the fair market value of the Class A common stock;

•	if, and only if, the Reference Value equals or exceeds $10.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like); and

•

if the Reference Value is less than $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like), the Private Placement Warrants must also be concurrently called for redemption on the same terms as the outstanding Public Warrants, as described above.

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant

THE ORIGINAL BARK COMPANY

(F/K/A NORTHERN STAR ACQUISITION CORP.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2021

NOTE 8. WARRANTS (continued)

agreement. The exercise price and number of shares of Class A common stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuance of Class A common stock at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.

In addition, if (x) the Company issues additional shares of Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of a Business Combination at an issue price or effective issue price of less than $9.20 per Class A common (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of a Business Combination on the date of the consummation of a Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Company’s Class A common stock during the 20 trading day period starting on the trading day prior to the day on which the Company consummates a Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $10.00 and $18.00 per share redemption trigger prices will be adjusted (to the nearest cent) to be equal to 100% and 180% of the higher of the Market Value and the Newly Issued Price, respectively.

The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Private Placement Warrants and the Class A common stock issuable upon the exercise of the Private Placement Warrants will not be transferable, assignable or salable until after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be exercisable on a cashless basis and be non-redeemable so long as they are held by the initial purchasers or their permitted transferees. If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

NOTE 9 — INCOME TAX

The Company’s net deferred tax assets at March 31, 2021 is as follows:

Deferred tax assets (liability)
Net operating loss carryforward	$23,974
Unrealized gain on marketable securities	(2,582)
Start-up Costs	306,668

Total net deferred tax assets	328,060
Valuation Allowance	(328,060)

Net Deferred tax assets	$—

THE ORIGINAL BARK COMPANY

(F/K/A NORTHERN STAR ACQUISITION CORP.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2021

NOTE 9 — INCOME TAX (continued)

The income tax provision for the period from July 7, 2020 (inception) through March 31, 2021 consists of the following:

Federal
Current	$—
Deferred	(328,060)
State and Local
Current	—
Deferred	—
Change in valuation allowance	328,060

Income tax provision	$—

As of December 31, 2020, the Company had $23,974 of U.S. federal net operating loss carryovers available to offset future taxable income.

In assessing the realization of the deferred tax assets, management considers whether it is more likely than not that some portion of all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. After consideration of all of the information available, management believes that significant uncertainty exists with respect to future realization of the deferred tax assets and has therefore established a full valuation allowance. For the period from July 8, 2020 (inception) through March 31, 2021, the change in the valuation allowance was $328,060.

A reconciliation of the federal income tax rate to the Company’s effective tax rate at March 31, 2021 is as follows:

Statutory federal income tax rate	21.0%
Change in fair value of warrants	(19.5)%
Transaction costs incurred in connection with warrant liabilities	(0.4)%
Valuation allowance	(1.1)%

Income tax provision	—%

The Company files income tax returns in the U.S. federal jurisdiction and in various state and local jurisdictions and is subject to examination by the various taxing authorities. The Company’s tax return for the year ended December 31, 2020 remains open and subject to examination.

NOTE 10. FAIR VALUE MEASUREMENTS

The Company follows the guidance in ASC Topic 820 for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.

THE ORIGINAL BARK COMPANY

(F/K/A NORTHERN STAR ACQUISITION CORP.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2021

NOTE 10. FAIR VALUE MEASUREMENTS (continued)

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:	Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:	Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

The following table presents information about the Company’s assets and liabilities that are measured at fair value on a recurring basis at March 31, 2021 and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Description	Level	March 31, 2021
Assets:
Marketable securities held in Trust Account	1	$254,382,396

Liabilities:
Warrant Liability – Public Warrants	1	$25,519,782
Warrant Liability – Private Placement Warrants	3	$15,953,000

Warrants

The Warrants are accounted for as liabilities in accordance with ASC 815-40 and are presented within warrant liabilities on the Consolidated Balance Sheet. The warrant liabilities are measured at fair value at inception and on a recurring basis, with changes in fair value presented within change in fair value of warrant liabilities in the Condensed Consolidated Statement of Operations.

Initial Measurement

The Company established the initial fair value for the Warrants on November 13, 2020 and November 24, 2020, the dates of the Company’s Initial Public Offering, using a Monte Carlo simulation model for the Public Warrants and Black-Scholes model for the Private Placement Warrants. The Company allocated the proceeds received from (i) the sale of Units (which is inclusive of one share of Class A

THE ORIGINAL BARK COMPANY

(F/K/A NORTHERN STAR ACQUISITION CORP.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2021

NOTE 10. FAIR VALUE MEASUREMENTS (continued)

ordinary shares and one-third of one Public Warrant) first to the Public Warrants based on their fair values as determined at initial measurement, with the remaining proceeds allocated to Class A ordinary shares subject to possible redemption (temporary equity), Class A ordinary shares (permanent equity). The Warrants were classified as Level 3 at the initial measurement date due to the use of unobservable inputs. The Company allocated the proceeds received from the sale of the Private Warrants, first to the warrants, based upon their fair value as determined at initial measurement, with the remaining proceeds allocated to additional paid in capital. The key inputs into the Monte Carlo simulation model and the Black-Scholes model were as follows at initial measurement:

Initial Measurement – Monte Carlo and Black-Scholes
Risk-free rate	0.6%
Remaining term in years	5.75
Expected volatility	19.0%
Exercise price	$11.50
Fair value of common stock	$9.65
Expected probability to consummate a business combination	88.3%

The Company’s use of a Monte Carlo simulation model required the use of subjective assumptions:

•

The risk-free interest rate assumption was based on the five-year U.S. Treasury rate, which was commensurate with the contractual term of the Warrants, which expire on the earlier of (i) five years after the completion of the initial business combination and (ii) upon redemption or liquidation. An increase in the risk-free interest rate, in isolation, would result in an increase in the fair value measurement of the warrant liabilities and vice versa.

•

The remaining term was determined to be 5.75 years, as the Warrants become exercisable on the later of (i) 30 days after the completion of a business combination and (ii) 12 months from the Initial Public Offering date. An increase in the expected term, in isolation, would result in an increase in the fair value measurement of the warrant liabilities and vice versa.

•

The expected volatility assumption was based on the implied volatility from a set of comparable publicly-traded warrants as determined based on the size and proximity of other similar business combinations. An increase in the expected volatility, in isolation, would result in an increase in the fair value measurement of the warrant liabilities and vice versa.

•

The fair value of the Units, which each consist of one Class A ordinary share and one-third of one Public Warrant, represents the closing price on the measurement date as observed from the ticker PIC.WS.

Upon initial measurement, the Private Placement Warrants and Public Warrants were determined to be $1.08 and $1.06, respectively, per warrant for aggregate values of $4.9 million and $9.0 million, respectively.

THE ORIGINAL BARK COMPANY

(F/K/A NORTHERN STAR ACQUISITION CORP.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2021

NOTE 10. FAIR VALUE MEASUREMENTS (continued)

Subsequent Measurement

The Warrants are measured at fair value on a recurring basis. The subsequent measurement of the Public Warrants as of December 31, 2020 is classified as Level 1 due to the use of an observable market quote in an active market under the ticker IPOE.WS and the Private Placement Warrants are measured using the Black-Scholes Model, which is classified as Level 3.

Input	March 31, 2021
Risk-free rate	0.95%
Remaining term in years	5.13
Expected volatility	40.2%
Exercise price	$11.50
Fair value of common stock	$11.12
Expected probability to consummate a business combination	88.3%

As of March 31, 2021, the aggregate values of the Private Placement Warrants and Public Warrants were $16.0 million and $25.5 million, respectively, based on the closing price of PIC.WS on that date of $3.01 for the Public Warrants and based upon a Black-Scholes Model fair value of the Private Warrants of $3.50.

The following table presents the changes in the fair value of warrant liabilities:

	Private Placement	Public	Warrant Liabilities
Fair value as of July 8, 2020 (inception)	$—	$—	$—
Initial fair value – November 13,2020	4,922,640	8,987,033	13,909,673
Change in fair value	1,030,360	16,532,749	27,563,109

Fair value as of March 31, 2021	$15,953,000	$25,519,782	$41,472,782

(2)

Due to the use of quoted prices in an active market (Level 1) to measure the fair values of the Public Warrants, subsequent to initial measurement, the Company had transfers out of Level 3 totaling $9.0 million during the period from November 13, 2020 through March 31, 2021.

NOTE 11. SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued. Based upon this review, other than the Company’s name change and consummation of business combination, disclosed in Note 1, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the stockholders and the Board of Directors of Barkbox, Inc. and its subsidiaries

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Barkbox, Inc. and its subsidiaries (the “Company”) as of March 31, 2021 and 2020, the related consolidated statements of operations and comprehensive loss, redeemable convertible preferred stock and stockholders’ deficit, and cash flows, for each of the three years in the period ended March 31, 2021, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of March 31, 2021 and 2020, and the results of its operations and its cash flows for each of the three years in the period ended March 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Deloitte & Touche LLP

New York, New York

June 7, 2021

We have served as the Company’s auditor since 2015.

BARKBOX, INC.

CONSOLIDATED BALANCE SHEETS

AS OF MARCH 31, 2021 AND 2020

(In thousands, except share and per share data)

	2021	2020
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$38,278	$9,676
Accounts receivable—net	8,927	3,929
Prepaid expenses and other current assets	7,409	1,500
Inventory	77,454	39,696

Total current assets	132,068	54,801
PROPERTY AND EQUIPMENT—NET	13,465	7,144
INTANGIBLE ASSETS—NET	2,070	1,341
OTHER NONCURRENT ASSETS	3,260	1,403

TOTAL ASSETS	$150,863	$64,689

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES:
Accounts payable	50,501	38,584
Accrued and other current liabilities	44,605	21,416
Deferred revenue	27,177	13,282
Short-term debt	—	45,184

Total current liabilities	122,283	118,466
LONG-TERM DEBT	115,729	16,346
OTHER LONG-TERM LIABILITIES	11,834	5,277

Total liabilities	249,846	140,089
COMMITMENTS AND CONTINGENCIES (Note 10)
REDEEMABLE CONVERTIBLE PREFERRED STOCK:
Series Seed preferred stock, par value $0.0001 per share—2,057,188 shares authorized, issued and outstanding as of March 31, 2021 and 2020.	1,897	1,897
Series A preferred stock, par value $0.0001 per share—2,110,400 shares authorized, issued and outstanding as of March 31, 2021 and 2020.	4,948	4,948
Series B preferred stock, par value $0.0001 per share—990,068 shares authorized, issued and outstanding as of March 31, 2021 and 2020.	10,285	10,285
Series C preferred stock, par value $0.0001 per share—2,142,188 shares authorized, issued and outstanding as of March 31, 2021 and 2020.	34,585	34,585
Series C-1 preferred stock, par value $0.0001 per share—710,716 shares authorized; 452,671 shares issued and outstanding as of March 31, 2021 and 2020.	8,272	8,272

Total redeemable convertible preferred stock	59,987	59,987
STOCKHOLDERS’ DEFICIT:
Common stock, par value $0.0001 per share—18,600,000 and 17,000,000 shares authorized; 5,498,588 and 5,196,711 shares issued and outstanding as of March 31, 2021 and 2020, respectively.	—	—
Treasury stock, at cost	(4,764)	(4,755)
Additional paid-in capital	25,748	17,931
Accumulated deficit	(179,954)	(148,563)

Total stockholders’ deficit	(158,970)	(135,387)

TOTAL LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT	$150,863	$64,689

See notes to consolidated financial statements

BARKBOX, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

FOR THE YEARS ENDED MARCH 31, 2021, 2020 AND 2019

(In thousands, except share and per share data)

	2021	2020	2019
REVENUE	$378,604	$224,335	$191,441
COST OF REVENUE	152,664	88,921	84,326

Gross profit	225,940	135,414	107,115
OPERATING EXPENSES:
General and administrative	179,510	115,893	104,146
Advertising and marketing	67,029	46,147	37,664

Total operating expenses	246,539	162,040	141,810

LOSS FROM OPERATIONS	(20,599)	(26,626)	(34,695)
INTEREST EXPENSE	(10,923)	(5,421)	(2,595)
OTHER INCOME—NET	131	679	208

NET LOSS BEFORE INCOME TAXES	(31,391)	(31,368)	(37,082)
PROVISION FOR INCOME TAXES	—	—	—

NET LOSS AND COMPREHENSIVE LOSS	$(31,391)	$(31,368)	$(37,082)

Net loss per common share attributable to common stockholders—basic and diluted	$(5.93)	$(6.08)	$(7.56)
Weighted average common shares used to compute net loss per share attributable to common stockholders—basic and diluted	5,295,722	5,159,893	4,905,972

See notes to consolidated financial statements

BARKBOX, INC.

CONSOLIDATED STATEMENTS OF REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT

FOR THE YEARS ENDED MARCH 31, 2021 AND 2020

(In thousands, except share data)

	Redeemable Convertible Preferred Stock		Common Stock		Treasury Stock		Additional Paid-in	Accumulated Deficit	Total Stockholders’ Deficit
	Shares	Amount	Shares	Amount	Shares	Amount	Capital
BALANCE—April 1, 2018	7,752,515	$59,987	4,641,293	$—	259,953	$(4,755)	$8,426	$(79,992)	(76,321)
Net loss	—	—	—	—	—	—	—	(37,082)	(37,082)
Issuance for stock options exercised	—	—	311,937	—	—	—	989	—	989
Vesting of restricted stock units	—	—	171,666	—	—	—	1,519	—	1,519
Issuance of common stock warrants	—	—	—	—	—	—	1,326	—	1,326
Founders and employee sale of common stock	—	—	—	—	—	—	2,173	—	2,173
Stock-based compensation	—	—	—	—	—	—	1,404	—	1,404
BALANCE—March 31, 2019	7,752,515	59,987	5,124,896	—	259,953	(4,755)	15,837	(117,074)	(105,992)
Net loss	—	—	—	—	—	—	—	(31,368)	(31,368)
Cumulative impact from the adoption of ASU No. 2014-09 (Note 3)	—	—	—	—	—	—	—	(121)	(121)
Issuance for stock options exercised	—	—	49,199	—	—	—	277	—	277
Restricted share vesting	—	—	22,616	—	—	—	271	—	271
Stock-based compensation	—	—	—	—	—	—	1,546	—	1,546

BALANCE—March 31, 2020	7,752,515	$59,987	5,196,711	$—	259,953	$(4,755)	$17,931	$(148,563)	$(135,387)
Net loss	—	—	—	—	—	—	—	(31,391)	(31,391)
Issuance for stock options exercised	—	—	267,292	—	—	—	1,215	—	1,215
Restricted shares vesting	—	—	35,000	—	—	—	1,098	—	1,098
Stock-based compensation	—	—	—	—	—	—	5,424	—	5,424
Modification of warrant	—	—	—	—	—	—	80	—	80
Repurchase of common stock	—	—	(415)	—	—	(9)	—	—	(9)

BALANCE—March 31, 2021	7,752,515	$59,987	5,498,588	$—	259,953	$(4,764)	$25,748	$(179,954)	$(158,970)

See notes to consolidated financial statements

BARKBOX, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED MARCH 31, 2021, 2020 AND 2019

(In thousands)

	2021	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(31,391)	$(31,368)	$(37,082)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation and amortization	2,405	1,397	505
Amortization of deferred financing fees and debt discount	3,508	1,324	512
Bad debt expense	52	56	225
Stock-based compensation expense	6,522	1,817	5,096
Change in fair value of warrant liabilities and derivatives	931	96	(26)
Changes in operating assets and liabilities:
Accounts receivable	(5,049)	(2,433)	(399)
Inventory	(37,758)	(12,979)	(2,659)
Prepaid expenses and other current assets	(2,173)	(969)	(243)
Other assets	(402)	—	—
Accounts payable and accrued expenses	16,543	11,937	18,117
Deferred revenue	13,894	1,072	1,118
Other liabilities	13,300	10,384	3,117

Net cash used in operating activities	(19,618)	(19,666)	(11,719)

CASH FLOWS FROM INVESTING ACTIVITIES:
Capitalized expenditures	(4,825)	(4,677)	(1,936)
Purchases of investments	—	—	(100)

Net cash used in investing activities	(4,825)	(4,677)	(2,036)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments of finance fees	(734)	(30)	(509)
Payments of transaction costs	(1,297)	—	—
Payments of capital lease obligations	(334)	—	—
Proceeds from the exercise of stock options	1,215	277	989
Proceeds from convertible notes	75,750	5,367	—
Proceeds from debt	5,157	17,564	19,625
Payments to repurchase common stock	(9)	—	—
Payments of debt	(25,250)	(500)	(3,710)

Net cash provided by financing activities	54,498	22,678	16,395

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	30,055	(1,665)	2,640
CASH AND CASH EQUIVALENTS—Beginning of year	9,676	11,341	8,701

CASH AND CASH EQUIVALENTS—End of year	$39,731	$9,676	$11,341

RECONCILIATION OF CASH, CASH EQUIVALENTS AND RESTRICTED CASH:
Cash and cash equivalents	38,278	9,676	11,341
Restricted cash—included in prepaid expenses and other current assets	1,453	—	—

TOTAL CASH, CASH EQUIVALENTS AND RESTRICTED CASH	$39,731	$9,676	$11,341

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Purchases of property and equipment included in accounts payable and accrued liabilities	$1,764	$204	$1,228
Cash paid for interest	$5,170	$3,026	$1,156
NONCASH INVESTING AND FINANCING ACTIVITIES:
Non-cash deferred issuance costs	$3,000	$—	$—
Non-cash capital lease obligations	$2,867	$—	$—
Non-cash deferred transaction costs	$2,439	$—	$—
Issuance of derivatives with debt	$1,153	$2,692	$238
Issuance of convertible promissory note	$800	$—	$—
Issuance of warrants with debt	$—	$—	$1,326
Modification of warrant	$80	$—	$—

See notes to consolidated financial statements

BARKBOX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF AND FOR THE YEARS ENDED MARCH 31, 2021 AND 2020

(In thousands, except for share and per share data)

1.	ORGANIZATION AND DESCRIPTION OF BUSINESS

Barkbox, Inc. (“BARK” or the “Company”) was incorporated in the state of Delaware in November 2011. BARK is an omnichannel brand serving dogs across the four key categories of Play, Food, Health and Home. BARK serves dogs nationwide with monthly subscription offerings, BarkBox and Super Chewer; a personalized meal delivery service for dogs, BARK Eats; custom collections through online marketplaces and via brick and mortar retail partners; wellness products that meet dogs’ needs with BARK Bright through monthly subscriptions; BARK’S add to box platform; and individually on its website BarkShop.com. The Company is located and headquartered in New York, New York.

On December 16, 2020, the Company entered into a merger agreement (the “Merger Agreement”) with Northern Star Acquisition Corp. (“Northern Star”), a Special Purpose Acquisition Company (“SPAC”). The deal with Northern Star provides all holders of common and preferred stock to receive common stock of the continuing public company, which will be a wholly owned subsidiary of Northern Star. The transaction will be accounted for as a reverse recapitalization and the Company has been determined to be the accounting acquirer.

On December 16, 2020, in connection with the execution of the Merger Agreement, Northern Star entered into subscription agreements with the PIPE Investors, pursuant to which such PIPE Investors have agreed to purchase an aggregate of 20,000,000 shares of Northern Star common stock in a private placement at a price of $10.00 per share for an aggregate commitment of $200.0 million.

On June 1, 2021 (the “Closing Date”), pursuant to the Merger Agreement, the Company consummated (the “Closing”) the merger with Northern Star, with BARK surviving the merger as a wholly-owned subsidiary of Northern Star (the “Merger”), and the other transactions contemplated by the Merger Agreement (the “Transactions”). In connection with the Closing, Northern Star changed its name to The Original BARK Company.

Pursuant to the terms of the Merger Agreement, each stockholder of BARK’s common and preferred stock (including stockholders issued common stock as a result of the conversion of BARK’s outstanding convertible promissory notes issued in 2019 and 2020 (other than the 2025 Convertible Notes (as defined below) received 8.7425 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), per share of BARK’s common stock and preferred stock, respectively, owned by such BARK stockholder that was outstanding immediately prior to the Closing.

In addition, pursuant to the terms of the Merger Agreement, at the effective time of the Merger, (1) options to purchase shares of BARK’s common stock were converted into options to purchase an aggregate of 29,257,576 shares of Common Stock and (2) warrants to purchase shares of BARK’s equity were converted into warrants to purchase an aggregate of 1,897,212 shares of Common Stock.

References to “BARK” and the “Company” in the financial results of the years ended March 31, 2021, 2020 and 2019 refer to BARK prior to the closing of the transactions contemplated by the Merger Agreement. These financial results for the years ended March 31, 2021, 2020 and 2019 reflect only the financial results of the Company prior to the closing of the transactions contemplated by the Merger Agreement.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation—The consolidated financial statements and accompanying notes have been prepared in accordance with accounting principles generally accepted in the United States of America (US GAAP).

Use of Estimates—Preparation of the consolidated financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period covered by the financial statements and accompanying notes. The most significant estimates relate to determination of fair value of the Company’s common stock and common stock warrants, stock-based compensation and the valuation of embedded derivatives. Management evaluates its estimates and assumptions on an ongoing basis using historical experience and other factors, including the current economic environment, and records adjustments when facts and circumstances dictate. As future events and their effects cannot be determined with precision, actual results could differ from those estimates.

Principles of Consolidation—The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All intercompany balances and transactions have been eliminated in consolidation.

Impact of the COVID-19 Pandemic—COVID-19 continues to spread and has led to adverse impacts on the U.S. and global economies and created uncertainty regarding potential impacts on the Company’s operating results, financial condition and cash flows. The full extent to which the COVID-19 pandemic will directly or indirectly impact the Company’s business, results of operations and financial condition will depend on future developments that are highly uncertain, including as a result of new information that may emerge concerning COVID-19 and the actions taken to contain or treat COVID-19, as well as the economic impacts.

We have implemented a number of measures to protect the health and safety of our workforce. These measures include substantial modifications to employee travel, employee work locations, and virtualization or cancellation of meetings, among other modifications. Currently, the vast majority of our employees are working remotely. For the employees who are in the office, we are following the guidance from public health officials and government agencies, including implementation of enhanced cleaning measures, social distancing guidelines and wearing of masks.

The global outbreak of the COVID-19 pandemic continues to evolve. The extent to which the COVID-19 pandemic may impact our business will depend on future developments related to the geographic spread of the disease, the duration and severity of the outbreak, travel restrictions, required social distancing, governmental mandates, business closures or governmental or business disruptions, and the effectiveness of actions taken in the United States and other countries to prevent, contain and treat the virus and any additional government stimulus programs. These impacts are highly uncertain and cannot be predicted with certainty.

Liquidity and Going Concern—In accordance with Accounting Standards Update (“ASU”) No. 2014-15, Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern (Subtopic 205-40), the Company has evaluated whether there are certain conditions and events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the consolidated financial statements are issued.

Through March 31, 2021, the Company has funded its operations primarily with cash flows from proceeds from the sale of its capital stock and proceeds from its existing credit facility and borrowing arrangements. See Note 6, “Debt,” for further information on the Company’s debt arrangements. The Company recognized net loss of $31.4 million and $31.4 million for the years ended March 31, 2021 and March 31, 2020, respectively. In addition, the Company had an accumulated deficit of $180.0 million as of March 31, 2021. As of June 7, 2021, the issuance date of the consolidated financial statements, the Company expects that its cash and cash equivalents of $38.3 million as of March 31, 2021, together with cash provided by operating activities, borrowings under its Credit Facility, and the sale of convertible notes, including the convertible notes due December 1, 2025 (the “2025 Convertible Notes”) issued in November 2020, will be sufficient to fund its operating expenses and capital expenditure requirements for at least 12 months from the issuance date of the consolidated financial statements.

Segments—The Company has determined that its chief executive officer and executive chairman together comprise the chief operating decision maker (“CODM”). The Company operates and manages the business as two reporting segments: Direct to Consumer and Commerce.

Fair Value of Financial Instruments—The Company’s financial instruments, including cash and cash equivalents, accounts receivable, prepaid expenses and other current assets, accounts payable, and accrued expenses, are carried at historical cost. At March 31, 2021 and 2020, the carrying amounts of these instruments approximated their fair values because of their short-term nature. The carrying amounts of the Company’s long-term debt approximate the fair value based on consideration of current borrowing rates available to the Company.

Assets and liabilities recorded at fair value on a recurring basis in the consolidated balance sheets are categorized based upon the level of judgment associated with the inputs used to measure their fair values. Fair value is defined as the exchange price that would be received for an asset or an exit price that would be paid to transfer a liability in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. The authoritative guidance on fair value measurements establishes a three-tier fair value hierarchy for disclosure of fair value measurements as follows:

Level 1—Inputs are unadjusted, quoted prices in active markets for identical assets or liabilities at the measurement date;

Level 2—Inputs are observable, unadjusted quoted prices in active markets for similar assets or liabilities, unadjusted quoted prices for identical or similar assets or liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the related assets or liabilities; and

Level 3—Unobservable inputs that are supported by little or no market data for the related assets or liabilities.

The categorization of a financial instrument within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

The following summarizes assets and liabilities that are measured at fair value on a recurring basis, by level, within the fair value hierarchy (in thousands):

	As of March 31, 2021
	Level 1	Level 2	Level 3	Total
Liabilities
Preferred stock warrant liabilities(1)	$—	$—	$133	$133
Derivative liabilities(2)	—	—	4,883	4,883

	$—	$—	$5,016	$5,016

	As of March 31, 2020
	Level 1	Level 2	Level 3	Total
Liabilities
Preferred stock warrant liabilities(1)	$—	$—	$127	$127
Derivative liabilities(2)	—	—	$2,805	$2,805

	$—	$—	$2,932	$2,932

(1)	Included in accrued and other current liabilities.
(2)	Included in other long-term liabilities.

A summary of the activity of the Level 3 liabilities carried at fair value on a recurring basis for the years ended March 31, 2021 and 2020 is as follows:

	2021	2020
Balance—beginning of period	$2,932	$336
Fair value at issuance	1,153	2,692
Change in fair value	931	(96)

Balance—end of period	$5,016	$2,932

The Company measures the convertible preferred stock warrants using Level 3 unobservable inputs within either the Black-Scholes-Merton (“Black-Scholes”) option-pricing model or a Monte Carlo simulation model. The Company used various key assumptions, such as the fair value of common or redeemable convertible preferred stock, volatility, and expected term. The Company monitors the fair value of the redeemable convertible preferred stock warrants and embedded derivatives quarterly, with subsequent revisions reflected within other income within the consolidated statement of operations and comprehensive loss. See Note 7, “Common Stock and Common and Preferred Share Warrants,” for further discussion of the Company’s outstanding warrants and assumptions utilized.

As of March 31, 2021 and 2020, the Company’s valuation of embedded derivative liabilities was measured using an income approach based on a discounted cash flow model, as well as a probability-weighted expected return method (“PWERM”). The Company used various key assumptions, such as estimation of the timing and probability of expected future events, and selection of discount rates applied to future cash flows using a yield curve equivalent to the Company’s credit risk. See Note 6, “Debt,” for further discussion of the Company’s derivative liabilities.

Cash and Cash Equivalents—Cash and cash equivalents represent cash and highly liquid investments with an original contractual maturity at the date of purchase of three months or less. As of March 31, 2021 and 2020, cash consists primarily of checking and operating accounts.

Restricted Cash—The Company has restricted cash with its primary banks related to operating lease obligations. As of March 31, 2021, the Company has classified $1.5 million within prepaid expenses and other current assets, as restricted cash.

Accounts Receivable—Net—Accounts receivable are stated at net realizable value. On a periodic basis, management evaluates its accounts receivable and determines whether to provide an allowance or if any accounts should be written off based on a past history of write-offs, collections and current credit conditions. A receivable is considered past due if the Company has not received payments based on agreed-upon terms. The Company generally does not require any security or collateral to support its receivables. The Company performs ongoing evaluations of its customers. As of March 31, 2021 and 2020, the Company had an allowance for doubtful accounts of less than $0.1 million and $0.1 million, respectively.

Concentration of Credit Risk and Major Customers and Suppliers—Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents and accounts receivable. The Company maintains cash and cash equivalents with various domestic financial institutions of high credit quality.

The Company’s accounts receivable are derived from sales contracts with large retail customers. The Company maintains reserves for potential credit losses on customer accounts when deemed necessary.

Significant customers are those that represent more than 10% of the Company’s total revenues or gross accounts receivable balance at each balance sheet date. During the years ended March 31, 2021 and 2020, the

Company did not have any customers that accounted for 10% or more of total revenues. The Company had three customers that accounted for 84% and two customers that accounted for 55% of gross accounts receivable as of March 31, 2021 and 2020, respectively.

Significant suppliers are those that represent more than 10% of the Company’s total finished goods purchased or accounts payable at each balance sheet date. During each of the years ended March 31, 2021 and 2020, the Company had two suppliers that accounted for 30% of total finished goods purchased. The Company had two suppliers that accounted for 44% of the accounts payable balance and three suppliers that accounted for 45% of the accounts payable balance as of March 31, 2021 and 2020, respectively.

Property and Equipment—Net—Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation is provided for using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized using the straight-line method over the shorter of the lease term or estimated useful life of the asset. Costs of maintenance and repairs that do not improve or extend the lives of the respective assets are expensed as incurred. Upon retirement or sale, the cost and related accumulated depreciation and amortization are removed from the consolidated balance sheets and the resulting gain or loss is reflected in general and administrative expenses in the consolidated statements of operations and comprehensive loss.

The estimated useful lives for significant property and equipment categories are as follows:

Asset Class	Useful Life
Computer equipment, software, and domain names	3 years
Warehouse machinery and equipment	5 years
Furniture and fixtures	5 years
Leased equipment and leasehold improvements	Shorter of remaining lease term or estimated useful life

Long-Lived Assets and Intangible Assets—Net—The Company capitalizes qualifying internally-developed software development costs incurred during the application development stage, as long as it is probable the project will be completed, and the software will be used to perform the function intended. Capitalization of such costs ceases once the project is substantially complete and ready for its intended use. Costs related to maintenance of internal-use software are expensed in the period incurred. Capitalized costs are amortized over the project’s estimated useful life of three years. Software development costs consist primarily of salary and benefits for the Company’s development staff and third-party contractors’ fees. Capitalized software development costs are included in intangible assets on the consolidated balance sheets and amortized to depreciation expense included in general and administrative expenses on the consolidated statement of operations and comprehensive loss for the year ended March 31, 2021 and 2020.

The Company assesses long-lived assets for impairment in accordance with the provisions of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 360, Property, Plant and Equipment. A long-lived asset (asset group) is tested for recoverability whenever events or changes in circumstances indicate that its carrying amount may not be recoverable. The carrying amount of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted future cash flows expected to result from the use and eventual disposition of the asset. The amount of impairment loss, if any, is measured as the difference between the carrying value of the asset and its estimated fair value. The Company estimates fair value based on the best information available, making necessary estimates, judgments and projections. For purposes of these tests, long-lived assets must be grouped with other assets and liabilities at the lowest level for which identifiable cash flows are largely independent of the cash flows of other assets and liabilities. There were no impairments of long-lived assets for the years ended March 31, 2021 and 2020.

Income Taxes—The Company accounts for income taxes under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to operating loss carryforwards and temporary differences between financial statement bases of existing assets and liabilities and their respective income tax bases.

Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect of a change in the income tax rates on deferred tax asset and liability balances is recognized in income in the period that includes the enactment date of such rate change. A valuation allowance is recorded for loss carryforwards and other deferred tax assets when it is determined that it is more likely than not that such loss carryforwards and deferred tax assets will not be realized. The Company recognizes the tax benefits on any uncertain tax positions taken or expected to be taken in the consolidated financial statements when it is more likely than not the position will be realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts. The tax benefits recognized in the consolidated financial statements from such a position are measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. The Company recognizes estimated interest and penalties related to uncertain tax positions as a part of the provision for income taxes.

Deferred Financing Costs—Deferred financing fees relate to the external costs incurred to obtain financing for the Company. Deferred financing fees are amortized over the respective term of the financing using the effective interest method, with the exception of the Company’s revolving line of credit, as discussed in Note 6, “Debt,” for which deferred financing fees are amortized on a straight-line basis over the term of the agreement. Deferred financing fees are presented on the consolidated balance sheets as a reduction to long-term debt.

Deferred Transaction Costs—The Company capitalizes deferred transactions costs, which primarily consist of direct, incremental legal, professional, accounting and other third-party fees relating to the anticipated merger, within prepaid expenses and other current assets. The deferred transaction costs will be offset against the merger proceeds upon the consummation of the merger. Should the planned merger be abandoned, the deferred offering costs will be expensed immediately as a charge to operating expenses in the consolidated statement of operations and comprehensive loss. As of March 31, 2021, the Company capitalized $3.7 million of deferred transaction costs, recorded within prepaid expenses and other current assets on the consolidated balance sheet.

Derivative Assets and Liabilities—The Company’s term loan and convertible note agreements contain features determined to be embedded derivatives from its host. Embedded derivatives are separated from the host contract and carried at fair value when the embedded derivative possesses economic characteristics that are not clearly and closely related to the economic characteristics of the host contract and a separate, standalone instrument with the same terms would qualify as a derivative instrument. The derivative is measured both initially and in subsequent periods at fair value, with changes in fair value recognized on the statement of operations and comprehensive loss.

Revenue Recognition—On April 1, 2019, the Company adopted Accounting Standards Update (ASU) 2014-09, Revenue from Contracts with Customers (Topic 606), using the modified retrospective method. The Company applied the new revenue standard to contracts not completed as of the date of initial application. The Company recognizes revenue upon the transfer of control of its products and services to its customers. The recognition of revenue is determined through application of the following five-step model:

•	Identification of the contract(s) with customers;

•	Identification of the performance obligation(s) in the contract;

•	Determination of the transaction price;

•	Allocation of the transaction price to the performance obligation(s) in the contract; and

•	Recognition of revenue when or as the performance obligation(s) are satisfied.

The Company recorded an adjustment to accumulated deficit on April 1, 2019 due to the cumulative impact of adopting Topic 606. See Note 3, “Revenue from Contracts with Customers” for the required disclosures related to the impact of adopting this standard and a discussion of the Company’s updated policies related to revenue recognition discussed below.

The Company generates revenue through Direct to Consumer channels, which includes the sale of subscription products, sale of BARK Bright products, sale of BARK Eats products, and sale of BarkShop products. See below for additional information on each offering.

Toys and Treats Subscriptions—The Company’s principal revenue generating products are a tailored assortment of premium and highly durable toys and treats sold in boxes through BarkBox and Super Chewer monthly subscriptions. Subscription plans are offered as monthly, three month, six month or annual commitments. BarkBox and Super Chewer subscription rates vary based on the type of subscription plan selected by the customer, with Super Chewer’s price point being slightly higher based on additional costs of the more durable product, but resulting in similar gross margins. Each delivered box represents a single performance obligation and the Company bears the risk of loss if a shipment is not received or is damaged. Subscription revenue is recognized at a point in time as control is transferred to the customer upon delivery of each monthly box. Revenue is measured as the amount of consideration the Company expects to be entitled to in exchange for transferring products, which includes an estimate of future returns and chargebacks based on historical rates. The transaction price is inclusive of fixed discounts which represent a reduction to revenue for each performance obligation. There is judgement in utilizing historical trends for estimating future returns. As of March 31, 2021 and 2020, the refund liability related to revenue for subscriptions was $1.2 million and $0.5 million, respectively, and is recorded within accrued and other current liabilities on the consolidated balance sheet. While customers have the right to return products for thirty days subsequent to delivery, products are generally not physically returned to the Company, as the Company is generally not able to resell opened products.

On a monthly basis, subscription customers have the option to purchase additional toys, treats, or other products to add to their respective subscription boxes. Each add on product represents a single performance obligation and therefore revenue is recognized at a point in time as control is transferred to the customer upon delivery of goods to the customer. Revenue is measured as the amount of consideration the Company expects to be entitled to in exchange for transferring products.

BARK Bright—The initial product in this product line is a proprietary enzymatic dental solution combined with a treat for dogs to prevent and combat oral health issues, sold through monthly subscriptions. Each delivered box represents a single performance obligation and therefore subscription revenue is recognized at a point in time as control is transferred to the customer upon delivery of each monthly box. Revenue is measured as the amount of consideration the Company expects to be entitled to in exchange for transferring products.

BARK Eats—This product line is personalized meals for dogs sold at a meal per day price. Revenue is recognized at a point in time, as control is transferred to the customer upon delivery.

BarkShop—The Company sells individual toys and treats through the Company’s website, BarkShop. Revenue relating to the sale of goods on BarkShop is recognized at a point in time upon delivery of goods to the customer. Each delivery represents a single performance obligation and the Company bears the risk of loss if a shipment is not received or damaged. Revenue is measured as the amount of consideration the Company expects to be entitled to in exchange for transferring products. While customers have the right to return products for thirty days subsequent to delivery, products are generally not physically returned to the Company, as the Company is generally not able to resell opened products.

The Company also generates revenue from product sales through retail commerce channels. See below for additional information on each offering.

Retail—The Company sells individual toys and treats through major retailers. Revenue is recognized at a point in time, as control is transferred upon delivery of goods to the retailers. Revenue is measured as the amount of consideration the Company expects to be entitled to in exchange for transferring products.

Retail sales are generally recognized upon delivery with adjustments to net sales for customer payment discounts, sales returns, and estimated chargebacks reserves. Similar to Toys and Treats subscriptions, the customer payment discounts, sales returns and chargebacks are considered to be contingent and represents a component of variable consideration. The estimated consideration reflects potential sales returns and chargebacks as a reduction in the transaction price. The Company has determined that the expected value method will provide the best predictor for a refund liability associated with sales returns and chargebacks. The estimate is recorded in total for sales transactions recorded in the current period and, in effect, represents a reduction in the transaction price at the time of sale. As of March 31, 2021 and 2020 the refund liability related to retail revenue was $0.1 million and less than $0.1 million, respectively, recorded within accrued and other current liabilities on the consolidated balance sheet. While customers have the right to return products subsequent to delivery, products are generally not physically returned to the Company, as the Company is generally not able to resell opened products.

Online Marketplaces—Online marketplaces revenue consists of sales of BARK Bright health and wellness solutions and BARK Home products sold through major marketplaces. BARK Home consists of an assortment of proprietary essential products for daily life, including dog beds, bowls, collars, harnesses and leashes. Online marketplaces revenue is recognized at a point in time, as control is transferred, upon delivery of goods to the end customer. Revenue is measured as the amount of consideration the Company expects to be entitled to in exchange for transferring products.

The Company evaluated principal versus agent considerations to determine whether it is appropriate to record seller fees paid to the marketplaces as an expense or as a reduction of revenue. Seller fees charged by third-party marketplaces are recorded as general and administrative expense and are not recorded as a reduction of revenue as the Company owns and controls all the goods before they are transferred to the end customer. The Company can, at any time, direct the marketplaces and similarly with other third-party logistics providers (“Logistics Providers”), to return the Company’s inventory to any location specified by the Company. Any returns made by customers directly to Logistics Providers are the responsibility of the Company to make customers whole and the Company retains the inventory risk. Further, the Company is subject to credit risk (i.e., credit card chargebacks), establishes the prices of its products, can determine who fulfills the goods to the customer (third-party online marketplaces or the Company) and can limit quantities or stop selling the goods at any time. Based on these considerations, the Company is the principal in these arrangements.

Prior to the adoption of Topic 606, revenue was recognized when there was persuasive evidence of an agreement or arrangement, products were delivered, the Company’s price to the buyer was fixed or determinable, and collectability was reasonably assured. The Company earned revenue from the sale of Toys and Treats subscriptions, and the sale of goods through the Company’s BarkShop website. Deferred revenue represented payment for subscription boxes that the Company was contractually obligated to deliver in future periods. Subscription revenue was recognized as each monthly box was delivered to the customer. Revenue was recognized net of cash discounts given to the customer and net of estimated sales returns and chargebacks. Revenue relating to the sale of goods was recognized upon delivery of goods to the customer, as the risk of loss on these sales transfers to the customer upon delivery.

Shipping and Handling—The Company includes costs associated with the outbound shipping and handling of its products as a component of general and administrative expenses in the consolidated statements of operations and comprehensive loss. Shipping and handling fees billed to the customers are recorded as revenue.

Sales Tax—As a part of the Company’s normal course of business, sales taxes are collected from customers. Sales taxes collected are remitted to the appropriate governmental tax authority on behalf of the customer. Sales tax collected from customers is not considered revenue and is included in accrued and other current liabilities until remitted. Total sales tax accrued was $24.2 million and $14.0 million, as of March 31, 2021 and 2020, respectively. As of March 31, 2021 and March 31, 2020, $14.5 million and $9.2 million of the sales tax accrued had been collected but not remitted, respectively.

On June 21, 2018, the U.S. Supreme Court decided, in South Dakota v. Wayfair, Inc. that state and local jurisdictions may, at least in certain circumstances, enforce a sales and use tax collection obligation on remote vendors that have no physical presence in such jurisdiction. A number of states have positioned themselves to require sales and use tax collection by remote vendors and/or by online marketplaces. The details and effective dates of these collection requirements vary from state to state and accordingly, the Company recorded a liability in those periods in which it created economic nexus based on each state’s requirements. Total sales tax expense recorded related to economic nexus was $1.2 million and $5.0 million for the years ended March 31, 2021 and 2020, respectively.

Inventories—Represent finished goods, consist of products available for sale and are accounted for using the first-in, first-out (“FIFO”) method and valued at the lower of cost or net realizable value. The Company assesses the valuation and periodically writes down the value for estimated excess and obsolete inventory based upon estimates of future demand and market conditions.

Inventory costs consist of product and inbound shipping and handling costs. Inventory valuation requires the Company to make judgments, based on currently available information, about the likely method of disposition, such as through sales to individual customers or returns to product vendors. Inventory valuation losses are recorded as cost of revenues and historical losses have not been material.

Cost of Revenues—Cost of revenues includes the purchase price of inventory sold, inbound freight costs associated with inventory, shipping supply costs, and inventory shrinkage costs.

General and Administrative—General and administrative expenses include compensation and benefits costs, including stock-based compensation expense, facility costs, insurance, professional service fees, and other general overhead costs including depreciation and amortization and account management support teams, as well as commissions. General and administrative expense also includes processing fees charged by third parties that provide payment processing services for credit cards. For the years ended March 31, 2021, 2020, and 2019 the Company recorded payment processing fees of $8.4 million, $5.7 million and $4.7 million, respectively, within general and administrative expenses in the consolidated statements of operations and comprehensive loss.

Fulfillment Cost—Fulfillment costs represent those costs incurred in operating and staffing fulfillment and customer service centers, including costs attributable to receiving, inspecting, picking, packaging and preparing customer orders for shipment, outbound freight costs associated with shipping orders to customers, and responding to inquiries from customers. For the years ended March 31, 2021, 2020 and 2019, the Company recorded fulfillment costs of $94.9 million, $53.4 million, and $47.5 million, respectively, which are included within general and administrative expenses in the consolidated statements of operation and comprehensive loss.

Advertising Costs—Costs associated with the Company’s advertising and sales promotions are expensed as incurred and are included in advertising and marketing expense in the consolidated statements of operations and comprehensive loss. During the years ended March 31, 2021, 2020 and 2019, the Company expensed $60.1 million, $39.7 million and $34.3 million, respectively, for advertising costs, which is comprised of print and internet advertising, promotional items, and agency fees.

Stock-Based Compensation—The Company measures and records the expense related to stock-based payment awards based on the fair value of those awards as determined on the date of grant. The Company recognizes stock-based compensation expense over the requisite service period of the individual grant, generally equal to the vesting period and uses the straight-line method to recognize stock-based compensation. For stock options with performance conditions, the Company records compensation expense when it is deemed probable that the performance condition will be met. The Company uses the Black-Scholes option-pricing model to determine the fair value of stock awards.

The Company estimates expected forfeitures of stock-based awards at the grant date and recognizes compensation cost only for those awards expected to vest. The Company estimates future forfeitures at the date of grant based on historical experience and revises the estimates, if necessary, in subsequent periods if actual forfeitures differ from those estimates.

For stock-based awards issued to nonemployees, including consultants, the Company records expense related to stock options based on the fair value of the options calculated using the Black-Scholes option-pricing model over the service performance period. The fair value of options granted to nonemployees is remeasured over the vesting period and recognized as an expense over the period the services are rendered.

The Company calculates the fair value of options granted by using the Black-Scholes option-pricing model with the following assumptions:

Expected Volatility—The Company estimated volatility for option grants by evaluating the average historical volatility of a peer group of companies for the period immediately preceding the option grant for a term that is approximately equal to the options’ expected life.

Expected Term—The expected term of the Company’s options represents the period that the stock-based awards are expected to be outstanding. The Company has elected to use the simplified method to compute the expected term, which the Company believes is representative of future behavior. The Company’s stock plans provide for options that have a 10-year term.

Risk-Free Interest Rate—The risk-free interest rate is based on the implied yield currently available on U.S. Treasury zero-coupon issues with an equivalent remaining term at the grant date.

Dividend Yield—The Company has not declared or paid dividends to date and does not anticipate declaring dividends. As such, the dividend yield has been estimated to be zero.

Common Stock Valuations— The Company has historically granted stock options at exercise prices equal to the fair value as determined by the Board of Directors (the “Board”) on the date of grant. In the absence of a public trading market, the Board, with input from management, exercised significant judgment and considered numerous objective and subjective factors to determine the fair value of the Company’s common stock as of the date of each stock option grant, including:

•	relevant precedent transactions involving the Company’s capital stock;

•	the liquidation preferences, rights, preferences, and privileges of the Company’s redeemable convertible preferred stock relative to the common stock;

•	the Company’s actual operating and financial performance;

•	current business conditions and projections;

•	the Company’s stage of development;

•	the likelihood and timing of achieving a liquidity event for the shares of common stock underlying the stock options, such as an initial public offering, given prevailing market conditions;

•	any adjustment necessary to recognize a lack of marketability of the common stock underlying the granted options;

•	recent secondary stock sales and tender offers;

•	the market performance of comparable publicly traded companies; and

•	U.S. and global capital market conditions.

In addition, the Board considered the independent valuations completed by a third-party valuation consultant. The valuations of the Company’s common stock were determined in accordance with the guidelines outlined in the American Institute of Certified Public Accountants Practice Aid, Valuation of Privately-Held-Company Equity Securities Issued as Compensation.

Net Loss Per Share—Basic net loss per share attributable to common stockholders is computed by dividing the loss attributable to common stockholders by the weighted-average number of shares of common stock outstanding during the period, without consideration for potentially dilutive securities. Diluted net loss per share is computed by dividing the loss attributable to common stockholders by the weighted-average number of shares of common stock and potentially dilutive securities outstanding during the period determined using the treasury-stock and if-converted methods. For purposes of the diluted loss per share calculation, stock options, redeemable convertible preferred stock and warrants are considered to be potentially dilutive securities, but were excluded from the calculation of diluted loss per share because their effect would be anti-dilutive and therefore, basic and diluted loss per share were the same for all periods presented.

Related Party Transactions—Parties are considered to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Parties are also considered to be related if they are subject to common control. Related parties may be individuals or corporate entities. A transaction is considered to be a related party transaction when there is a transfer of resources or obligations between related parties. The only material related party arrangement as of March 31, 2021 was the outstanding convertible notes issued to certain employees, founders, and existing investors on March 31, 2020. See Note 6, “Debt,” for further details.

Emerging Growth Company Status—The Company is an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until such time as those standards apply to private companies. The Company has elected to use this extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date that it (i) is no longer an emerging growth company or (ii) affirmatively and irrevocably opts out of the extended transition period provided in the JOBS Act. As a result, these consolidated financial statements may not be comparable to companies that comply with the new or revised accounting pronouncements as of public company effective dates.

Recently Issued Accounting Pronouncements Not Yet Adopted

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842), which requires a lessee to record a right-of-use asset and a corresponding lease liability on the balance sheet for all leases with terms longer than 12 months. A modified retrospective transition approach is required, applying the new standard to all leases existing at the date of initial application. An entity may choose to use either (1) its effective date or (2) the beginning of the earliest comparative period presented in the consolidated financial statements as its date of initial application. If an entity chooses the second option, the transition requirements for existing leases also apply to leases entered into between the date of initial application and the effective date. The standard is effective for fiscal years beginning after December 15, 2021, with early adoption permitted. The Company plans to adopt this standard on April 1, 2022 and is continuing to evaluate the expected impact that the standard will have on its consolidated financial statements and related disclosures

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments—Credit Losses (Topic 326), Measurement of Credit Losses on Financial Instruments, which requires financial assets measured at amortized cost to be presented at the net amount expected to be collected. The measurement of expected credit losses is based on relevant information about past events, including historical experience, current conditions, and reasonable and supportable forecasts that affect the collectability of the reported amounts. An entity must use judgment in determining the relevant information and estimation methods that are appropriate in its circumstances. This guidance in the ASU is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2022. The Company is currently evaluating the impact that the adoption will have on its consolidated financial statements.

In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes, which is intended to simplify the accounting for income taxes. This updated removes certain exceptions to the general principles in Topic 740 and also clarifies and amends existing guidance to improve consistent application. The new standard will be effective beginning April 1, 2022. The Company does not expect the adoption of ASU 2019-12 to have a material impact on the Company’s consolidated financial statements.

In August 2020, the FASB issued ASU 2020-06, Debt-Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging-Contracts in Entity’s Own Equity (Subtopic 815-40), which simplifies the accounting for convertible instruments by removing major separation models required under current guidance. ASU 2020-06 also removes certain settlement conditions that are required for equity contracts to qualify for the derivative scope exception and simplifies the diluted earnings per share calculation in certain areas. ASU 2020-06 is effective for annual reporting periods beginning after December 15, 2021, including interim periods within those annual reporting periods, with early adoption permitted. The Company is currently evaluating the impact ASU 2020-06 will have on its financial statements and related disclosures, but does not expect its adoption to have a material impact.

3.	REVENUE FROM CONTRACTS WITH CUSTOMERS

On April 1, 2019, the Company adopted Topic 606, using the modified retrospective method. The Company’s revenue recognition remained substantially unchanged following adoption of Topic 606 and therefore did not have a material impact to the consolidated financial statements.

Under the modified retrospective transition method, the Company recorded a net decrease to beginning accumulated deficit as of April 1, 2019 of $0.1 million due to the cumulative impact of adopting Topic 606. The impact on revenue recognition due to the adoption of Topic 606 is primarily due to a refinement of the Company’s methodology for estimating sales returns and chargebacks and application of the variable consideration constraint.

The impact of adoption to the Company’s consolidated statement of operations and consolidated balance sheet for the year ended March 31, 2020 was a reduction to revenue of less than $0.1 million, and an increase in the refund liability of $0.1 million, which is recorded within other current liabilities.

The adoption of Topic 606 had no net impact on the Company’s cash flows from operations.

The Company’s standard payment terms vary but do not result in a significant delay between the timing of invoice and payment. The Company occasionally negotiates other payment terms during the contracting process for its retail business. The Company has elected the practical expedient to not adjust the total consideration within a contract to reflect a financing component when the duration of the financing is one year or less.

Disaggregated Revenue

	March 31,
	2021	2020	2019
Revenue
Direct to Consumer:
Toys and treats subscription	$325,992	$199,744	$168,217
Other	7,978	4,407	9,533

Total Direct to Consumer	333,970	204,151	177,750
Commerce	44,634	20,184	13,691

Revenue	$378,604	$224,335	$191,441

Contract Liability

The Company’s contract liability represents cash collections from its customers prior to delivery of subscription products, which is recorded as deferred revenue on the consolidated balance sheets. Deferred revenue is recognized as revenue upon the delivery of the box or product.

Contractual liabilities included in deferred revenue were $27.2 million and $13.3 million as of March 31, 2021 and 2020, respectively. During the year ended March 31, 2021, the Company recognized $13.3 million of revenue included in deferred revenue as of March 31, 2020.

Performance Obligations

A performance obligation is a promise in a contract to transfer a distinct good or service to the customer and is the unit of account in Topic 606. Performance obligations are satisfied as of a point in time and are supported by contracts with customers. The Company has elected to not disclose information related to remaining performance obligations due to their original expected terms being one year or less.

4.	PROPERTY AND EQUIPMENT AND INTANGIBLE ASSETS

Property and equipment consisted of the following as of March 31, 2021 and 2020:

	March 31,
	2021	2020
Computer equipment, software, and domain names	$3,423	$2,372
Warehouse machinery and equipment	3,292	—
Furniture and fixtures	992	976
Leasehold improvements	6,338	5,604
Construction in process	3,392	508

Total property and equipment	17,437	9,460
Less: accumulated depreciation	(3,972)	(2,316)

Property and equipment—net	$13,465	$7,144

Intangible assets consisted of the following as of March 31, 2021 and 2020:

	March 31,
	2021	2020
Internally developed software	$3,038	$1,560
Less: accumulated amortization	(968)	(219)

Intangible assets—net	$2,070	$1,341

Total depreciation expense for property and equipment during the years ended March 31, 2021 and 2020 was $1.7 million and $1.2 million , respectively. Total amortization expense for internally developed software during the years ended March 31, 2021 and 2020 was $0.7 million and $0.2 million, respectively. Depreciation and amortization expense are included in general and administrative expenses on the consolidated statements of operations and comprehensive loss.

As of March 31, 2021 and 2020, equipment that was leased under capital leases and included in property, plant and equipment, net in the consolidated balance sheets was $3.0 million and $0.1 million, respectively.

5.	ACCRUED AND OTHER CURRENT LIABILITIES

Accrued expenses and other current liabilities consisted of the following as of March 31, 2021 and 2020:

	March 31,
	2021	2020
Sales tax payable	$24,164	$14,027
Accrued marketing costs	4,199	2,544
Accrued deferred financing fees	3,000	—
Accrued compensation costs	3,287	1,199
Refund liability	1,292	604
Accrued licensing fees	209	—
Accrued professional and legal fees	2,484	367
Other accrued expenses	5,970	2,675

Accrued and other current liabilities	$44,605	$21,416

The Company sponsors a 401(k) defined contribution plan covering all eligible U.S. employees. Subject to certain Internal Revenue Service (“IRS”) limits, eligible employees may elect to contribute from 1% to 100% of their compensation. Company contributions to the plan are at the sole discretion of the Company’s Board. Currently, the Company does not provide a 401(k) match.

6.	DEBT

At March 31, 2021 and 2020, long-term debt consisted of the following:

	Weighted-Average Interest Rate As of March 31,	As of March 31,
	2021	2021	2020
2025 Convertible Notes	5.50%	$75,000	$—
Western Alliance revolving line of credit & term loan	5.75%	34,300	44,300
Pinnacle term loan	—%	—	15,250
Convertible promissory notes	8.17%	7,167	5,366
PPP loan	1.00%	5,157	—

		121,624	64,916
Less: short-term debt	—%	—	(45,184)
Less: deferred financing fees and debt discount		(5,895)	(3,386)

Total long-term debt		$115,729	$16,346

Western Alliance Bank—Line of Credit and Term Loan

In October 2017, the Company entered into a new loan and security agreement (the “Western Alliance Agreement”) and issued a warrant to purchase preferred stock (“Initial Western Alliance Warrant”) to Western Alliance Bank (“Western Alliance”), which provides for a secured revolving line of credit (the “Credit Facility”) in an aggregate principal amount of up to $35.0 million with a maturity date of October 12, 2020.

On December 7, 2018, the Company amended the Western Alliance Agreement, which included the issuance of a warrant to purchase common stock (“Subsequent Western Alliance Warrant”) to Western Alliance. The modification to the Western Alliance Agreement provided for an additional term loan of $10.0 million at issuance and an incremental seasonal loan of $5.0 million. The seasonal loan matured and was repaid on March 31, 2020. The term loan matures December 31, 2021.

On July 31, 2020, the Company amended the Western Alliance Agreement and extended the expiration of the warrants to July 31, 2030. The modification to the Western Alliance Agreement amended the maturity date of the Credit Facility to August 12, 2021.

On November 27, 2020, the Company repaid the outstanding $10.0 million principal of the term loan with Western Alliance Bank, as well as $0.2 million of early repayment fees, using proceeds from the issuance of the 2025 Convertible Notes (the “2025 Convertible Notes”). See further discussion of the 2025 Convertible Notes issuance below.

On January 22, 2021, the Company amended the Western Alliance Agreement to extend the Credit Facility maturity date to May 31, 2022.

In conjunction with the 2025 Convertible Notes issuance, the Company amended the Western Alliance Agreement to extend the Credit Facility repayment date from August 12, 2021 to December 31, 2021.

The interest rate for borrowings under the Credit Facility, as amended, is equal to (i) the greater of the prime rate that is published in the Money Rates section of The Wall Street Journal from time to time (the “Prime Rate”) and 5.25%, plus (ii) half of one percent (0.50%), per annum.

The Credit Facility has a borrowing base subject to an amount equal to eighty percent (80.00%) of the Company’s trailing three months of subscription revenue. Western Alliance has first perfected security in substantially all of the Company’s assets, including its rights to its intellectual property.

As of March 31, 2021 and 2020, the Company had $34.3 million and $44.3 million, respectively, of outstanding borrowings under the Credit Facility, recorded as debt on the accompanying consolidated balance sheets, with $39.3 million representing short-term debt as of March 31, 2020. The Company had no outstanding short-term borrowings under this agreement as of March 31, 2021.

Under the terms of this Credit Facility, the Company is required to comply with certain financial and nonfinancial covenants, including covenants to maintain certain liquidity amounts, as defined in the amended Western Alliance Agreement. As of March 31, 2021 and 2020, the Company was compliant with its financial covenants.

See discussion of the Initial and Subsequent Western Alliance Warrant in Note 7, “Common Stock and Common and Preferred Share Warrants.”

Pinnacle—Term Loan

On December 3, 2018, the Company entered into a term loan agreement (the “Pinnacle Agreement”), which included warrants to purchase common stock (“Pinnacle Warrant”). See discussion of the Pinnacle Warrant in

Note 7, “Common Stock and Common and Preferred Share Warrants.” Upon execution of the Pinnacle Agreement, the Company received the first tranche of the term loan, in the aggregate amount of $7.6 million (the “Pinnacle Term Loan”). Additionally, the Pinnacle Agreement provided for two subsequent term loan tranches of $3.8 million each. On May 22, 2019 and June 22, 2019, the Company requested the subsequent term loan tranches of $3.8 million each.

On November 27, 2020, the Company repaid the outstanding $15.3 million principal of the term loan with Pinnacle, as well as $2.0 million of early repayment fees, and $0.1 million of accrued interest, using proceeds from the issuance of the 2025 Convertible Notes. See further discussion of the 2025 Convertible Notes issuance below.

As of March 31, 2021, the Company had no outstanding borrowings under this agreement. As of March 31, 2020, the Company had $15.3 million of outstanding borrowings under this agreement, recorded as debt on the accompanying consolidated balance sheets, with $5.9 million representing short-term debt.

Borrowings under the Pinnacle Term Loan bear interest at the greater of:

1.	the Prime Rate determined on each date 15 days before the applicable payment date plus 525 basis points, and

2.	10.5% per annum, based upon a year of 360 days and actual days elapsed, such rate to change each time the Prime Rate changes.

The Pinnacle Agreement includes a mandatory prepayment feature (the “Call Option”), which would occur upon a change of control, initial public offering, or the redemption or repurchase of any equity securities of the Company (other than as permitted under the Pinnacle Agreement). The Company assessed the terms of the Call Option, and determined it meets all of the criteria required to be separated as an embedded derivative from its host. The Company utilized the Monte Carlo simulation model to determine the fair value of the Call Option which is recorded as a derivative liability. The Company revalues the Call Option at each reporting period and recognizes changes in fair value through other expense included in other income, net on the consolidated statements of operations and comprehensive loss.

The Pinnacle Agreement includes an event of default feature (the “Contingent Put Option”), which includes, among other events, the non-payment of principal or interest, or failure to comply with defined debt covenants. The Company assessed the terms of the Contingent Put Option, and determined it meets all of the criteria required to be separated as an embedded derivative from its host. The Company utilized the Monte Carlo simulation model to determine the fair value of the Contingent Put Option and it is recorded as a derivative liability. The Company revalues the Contingent Put Option at each reporting period and recognizes changes in fair value through other expense included in other income, net on the consolidated statements of operations and comprehensive loss.

There was no derivative liability as of March 31, 2021. The total derivative liability was less than $0.1 million as of March 31, 2020.

Under the terms of the Pinnacle Agreement, the Company is required to comply with certain financial and nonfinancial covenants, as defined in the agreement. The Company had no outstanding borrowings under this agreement as of March 31, 2021. As of March 31, 2020, the Company was compliant with financial covenants.

Convertible Promissory Notes

On December 19, 2019, the Company entered into a note purchase agreement and issued individual convertible promissory notes thereunder (the “2019 Notes”), with an option for subsequent closings through May 1, 2020 for up to $10.0 million in aggregate principal. The Company received gross proceeds of

$3.9 million in two December 2019 closings. The 2019 Notes bear interest at a rate of 7% per year, capitalized quarterly, and payable in kind (“PIK Interest”). The 2019 Notes have a maturity date of December 19, 2024, unless previously converted into equity securities pursuant to the terms of the note purchase agreement.

On March 31, 2020, the Company entered into a note purchase agreement and issued individual convertible promissory notes thereunder (the “2020 Notes”), with an option for subsequent closings through May 1, 2020 for up to $10.0 million in aggregate principal. The Company received gross proceeds of $1.5 million from the initial closing of the note purchase agreement on March 31, 2020 with employees, founders, and existing investors, representing a related party transaction. The agreement consisted of both Pro Rata Notes and a Super Pro Rata Note. Pro-Rata Notes are defined as one or more promissory notes issued to each lender with respect to the amount of the lender’s consideration, up to the lender’s pro rata amount as set forth in the note purchase agreement. Super Pro-Rata Notes are defined as one or more promissory notes issued to each lender with respect to the lender’s amount of consideration paid in excess of their pro rata amount. The Super Pro Rata Notes bears interest at a rate of 10% per year, capitalized quarterly, and payable in kind (“PIK Interest”), while the Pro Rata Notes bear interest at a rate of 8% per year, capitalized quarterly, and PIK Interest. The 2020 Notes have a maturity date of March 30, 2023, unless previously converted into equity securities pursuant to the terms of the note purchase agreement.

On May 1, 2020, the Company received gross proceeds of $1.0 million from the second closing of the March 31, 2020 note purchase agreement with existing investors, representing a related party transaction.

On June 18, 2020, the Company amended the Pinnacle Agreement, which extended the initial principal repayment period. In consideration of the modification, the Company issued to Pinnacle convertible promissory notes under the March 31, 2020 note purchase agreement of $0.8 million from the third closing of the March 31, 2020 note purchase agreement.

On November 27, 2020, in connection with the 2025 Convertible Notes issuance, the Company entered into subordination agreements with the 2019 and 2020 Note holders, extending the maturity of the notes to May 30, 2026.

On December 16, 2020, in connection with the execution of the Merger Agreement, the Company amended the note purchase agreements associated with the 2019 and 2020 convertible notes issued to amend the conversion terms of the notes.

The 2019 and 2020 Notes are convertible into shares of common stock as follows:

(A)

Upon the consummation of a Qualified Equity Financing, as defined in the notes purchase agreements, in which the Company receives gross proceeds not less than $30.0 million, will automatically convert into equity securities of the same type sold in the Qualified Equity Financing equal to the outstanding principal and unpaid accrued interest divided by the applicable discounted conversion price. The discounted conversion price is 80%, 70%, and 60% for the 2019 Notes, 2020 Pro Rata Note and 2020 Super Pro Rata Notes, respectively. If the Qualified Equity Financing is not a special purpose acquisition company (“SPAC”) transaction or an initial public offering (“IPO”), the issuance of shares pursuant to the conversion of each note shall otherwise be upon and subject to the same terms and conditions applicable to the equity securities sold in the Qualified Equity Financing. If the Qualified Equity Financing is a SPAC transaction or an IPO, the issuance of shares shall be deemed to occur immediately prior to the consummation of the SPAC transaction or IPO, as applicable.

(B)

Upon the consummation of a Non-Qualified Equity Financing, as defined in the notes purchase agreements, in which the Company receives gross proceeds of less than $30.0 million, will automatically convert into equity securities of the same type sold in the Non-Qualified Equity Financing equal to the outstanding principal and unpaid accrued interest divided by the applicable discounted conversion price.

The 2019 and 2020 Notes included the following features that were assessed and determined to meet all of the criteria required to be separated as an embedded derivative from its host:

•	In-substance put options upon Qualified or Non-Qualified Equity Financing

•	Redemption (put option) upon deemed liquidation event

The Company utilized an income approach and PWERM to determine the fair value of the features and recorded as derivative liabilities, included in other long-term liabilities on the balance sheet. The Company revalues the derivatives at each reporting period and recognizes changes in fair value through other expense included in other income, net on the consolidated statement of operations and comprehensive loss. At March 31, 2021, the total derivative liabilities were $2.2 million, $1.2 million, $0.8 million and $0.7 million for the notes issued in December 2019, March 2020, May 2020 and June 2020, respectively.

As of March 31, 2021 and 2020, the Company had $7.2 million and $5.4 million of outstanding borrowings under the 2019 and 2020 note purchase agreements.

Paycheck Protection Program

On April 24, 2020, the Company received funds of $5.2 million under the Paycheck Protection Program (“PPP”), a part of the CARES Act. The loan is serviced by Western Alliance Bank, and the application for these funds required the Company to, in good faith, certify that the current economic uncertainty made the loan necessary to support ongoing operations. The Company plans to use the funds for payroll and related costs. The receipt of these funds, and the forgiveness of the loan attendant to these funds, is dependent on Company’s ability to adhere to the forgiveness criteria. The loan bears interest at a rate of 1.00% per annum and matures on April 24, 2022. Under the terms of the PPP, certain amounts may be forgiven if they are used in accordance with the CARES Act.

2025 Convertible Notes

On November 27, 2020, the Company issued $75.0 million aggregate principal amount of 2025 Convertible Secured Notes (the “2025 Convertible Notes”) to Magnetar Capital, LLC (“Magnetar”). The Company received net proceeds of approximately $74.7 million from the sale of the 2025 Convertible Notes, after deducting fees and expenses of approximately $0.3 million. The Company recorded the expenses as a discount to the note and will amortize over the term of the note. The 2025 Convertible Notes will mature on December 1, 2025, unless earlier converted, redeemed or repurchased. For a period of one year from the issuance date of the 2025 Convertible Notes, Magnetar may request the Company issue additional notes up to $25.0 million aggregate principal amount.

The Company used approximately $27.6 million of the net proceeds from the sale of the 2025 Convertible Notes to repay the outstanding term loans with Western Alliance Bank and Pinnacle.

The 2025 Convertible Notes are governed by an indenture (the “Indenture”), dated as of November 27, 2020, between the Company and Magnetar. The 2025 Convertible Notes bear interest at the annual rate of 5.50%, payable entirely in payment-in-kind monthly on the first of the month commencing December 1, 2021, compounded annually. The interest rate will increase to 8.00% on November 27, 2021 if certain milestones defined in the indenture have not been met.

The 2025 Convertible Notes are convertible into shares of common stock as follows:

(A)	At any time prior to a Qualified Public Company Event, as defined in the Indenture as a SPAC Transaction, IPO or direct listing, at a rate equal to approximately $89.94 per share,

(B)	Upon the consummation of a Qualified Equity Financing, as defined in the Indenture, in which the Company receives gross proceeds not less than $20.0 million at a rate equal to the lesser of i) a valuation cap per share determined based on the quotient of $1.5 billion and the number of shares of common stock outstanding immediately before the transaction (“Valuation Cap Per Share”) and ii) the adjusted equity value of the Company per share as determined in the Qualified Equity Financing,

(C)

Upon the consummation of a change of control in which the holders of common equity of the Company own less than 50% of the voting power following the change of control at a rate equal to the lesser of i) the transaction price per share in the change of control transaction and ii) the Valuation Cap Per Share,

(D)

If the Qualified Public Company Event is a SPAC transaction at a rate equal to the lesser of i) $10.00 per SPAC share, ii) the lowest cash price per share of common equity at which the SPAC sells shares of common equity in the SPAC transaction and iii) a valuation cap per share determined based on the quotient of $1.5 billion and the number of SPAC equivalent company shares,

(E)

If the Qualified Public Company Event is a direct listing of Company capital stock on a permitted exchange at a rate equal to the lesser of i) the average daily volume weighted average price of the common stock on the five consecutive trading days after the date of settlement of the opening trade on the applicable permitted exchange following the direct listing and ii) the Valuation Cap Per Share and

(F)

If the Qualified Public Company Event is neither a SPAC transaction nor a direct listing at a rate equal to the lesser of i) the price per share of common stock offered to the public in the underwritten initial public offering and ii) the Valuation Cap Per Share.

If Magnetar has not converted the 2025 Convertible Notes into common stock by the maturity date, the Company must repay the outstanding principal amount plus accrued interest.

The 2025 Convertible Notes contain call and put options to be settled in cash contingent upon the occurrence of a change of control, a default interest rate increase of 3.0% applicable upon the occurrence of an event of default, and a contingent interest rate increase of 2.5% applicable if certain milestones have not been met by November 27, 2021, that when evaluated under the guidance of ASC 815, Derivatives and Hedging, are embedded derivatives requiring bifurcation at fair value. The fair value calculation includes Level 3 inputs including the estimated fair value of the Company’s common stock and assumptions regarding the probability that the contingent call or put will be exercised or an event of default will occur. Management determined that the probability that the contingent events will occur was near zero at inception and has remained near zero as of March 31, 2021. Therefore, the Company did not record a derivative liability related to these features at March 31, 2021. The Company will assess the probability of occurrence quarterly during the term of the 2025 Convertible Notes.

7. COMMON STOCK AND COMMON AND PREFERRED SHARE WARRANTS

As of March 31, 2021 and 2020, the Company had 13,101,412 and 11,803,289 shares of common stock authorized and available to issue for purposes of satisfying conversion of preferred stock, the exercise and future grant of common stock options, and for purposes of any future business acquisitions and transactions.

The voting, dividend, and liquidation rights of the holders of the common stock are subject to and qualified by the rights, powers, and preferences of the holders of the preferred stock. The holders of common stock, voting as a separate class, are entitled to elect two members of the Board, the holders of Series Seed preferred stock and Series A preferred stock, and together Series C preferred stock and Series C-1 preferred stock, are each entitled to elect one member of the Board and the remaining two directors are elected by the majority of the holders of common stock and preferred stock.

Warrants—In October 2017, the Company issued the Initial Western Alliance Warrant to purchase 9,568 Series C-1 preferred shares at an initial strike price of $18.291332 per share. Pursuant to the original terms of the Initial Western Alliance Warrant, the Initial Western Alliance Warrant may be exercised in whole or in part prior to the expiration date of October 12, 2027. The Company utilized the Black-Scholes option- pricing model to determine the fair value of the Initial Western Alliance Warrant. These warrants were determined to be liability classified and were recorded at fair value at initial measurement and included in the debt discount to the Western Alliance loan. The Company revalues the Initial Western Alliance Warrant at each reporting period and recognizes changes in fair value through other expense included in other income, net on the consolidated statements of operations and comprehensive loss.

In December 2018, the Company issued the Pinnacle Warrant to purchase 179,366 shares of common stock in the aggregate at an initial strike price of the lesser of $8.85 per share and the value of a share of the Company’s common stock as determined by the next Section 409A valuation that is prior to the exercise of any portion of the warrant. The Pinnacle Warrant may be exercised in whole or in part prior to the expiration date of December 3, 2028. The Company utilized the Black-Scholes option-pricing model to determine the fair value of the Pinnacle Warrant. These warrants were determined to be equity classified and were recorded at fair value at issuance.

In December 2018, the Company issued the Subsequent Western Alliance Warrant to purchase 26,015 shares of common stock at an initial strike price of $9.61 per share. The Subsequent Western Alliance Warrant may be exercised in whole or in part prior to the expiration date of December 7, 2028. These warrants were determined to be equity classified and were recorded at fair value at issuance. The Company utilized the Black-Scholes option-pricing model to determine the fair value of the Subsequent Western Alliance Warrant.

On July 31, 2020, the Company amended the Western Alliance Agreement, which extended the expiration of the Initial and Subsequent Western Alliance Warrants to July 31, 2030. The Initial and Subsequent Western Alliance Warrants were classified as liabilities and initially recorded at fair value subject to remeasurement at each reporting period, with changes in fair value reflected in earnings. As a result of the modification a new fair value was determined, which was greater than the initial fair value at inception. The incremental change in value due to the modification was de minimus and was recognized as a change in fair value through other expense included in other income, net on the consolidated statements of operations and comprehensive loss.

The Subsequent Western Alliance Warrants were determined to be equity classified and were recorded at fair value at issuance. As a result of the modification a new fair value was determined, which was greater than the initial fair value at inception. The incremental change in the fair value of the warrant of $0.1 million is recognized as a modification fee capitalized to debt discount and recorded to additional paid-in-capital. The incremental change in fair value will be amortized to interest expense over the remaining life of the Western Alliance Term Loan.

At both March 31, 2021 and 2020, the total warrant liability was $0.1 million recorded within accrued and other current liabilities on the consolidated balance sheets.

8. REDEEMABLE CONVERTIBLE PREFERRED STOCK

The following tables summarize issued and outstanding redeemable convertible preferred stock, and is recorded in mezzanine equity on the consolidated balance sheets:

	As of March 31, 2021 and 2020
Redeemable Convertible Preferred Stock	Shares	Carrying Value
Series Seed	2,057,188	$1,897
Series A	2,110,400	4,948
Series B	990,068	10,285
Series C	2,142,188	34,585
Series C-1	452,671	8,272

The preferred stock has liquidation preferences over the common stock, is convertible to common stock, has certain dividend and voting rights, and is redeemable for cash upon resolution of certain contingent events (“Deemed Liquidation Event”).

Significant terms of the Series Seed, Series A, Series B, Series C and Series C-1 preferred stock are as follows:

Liquidation Preference—Upon liquidation, dissolution, winding up, or certain mergers and asset sales, Series Seed, A, B, C and C-1 preferred stock is entitled to receive the greater of (a) $0.9352 per share for Series Seed; $2.36922 per share for Series A; $10.43117 per share for Series B; $17.4203167 per share for Series C; and $18.291332 per share for Series C-1 plus, in each case, any declared but unpaid dividends and (b) the amount payable had such shares been converted to common stock prior to the liquidation event. As of March 31, 2021 and 2020, the aggregate liquidation preference for Series Seed was $1.9 million; for Series A was $5.0 million, for Series B was $10.3 million, for Series C was $37.3 million, and for Series C-1 was $8.3 million in each case based on outstanding shares as of such date.

Dividends—Series A, B, C and C-1 preferred stock are entitled to a noncumulative dividend, when, as and if declared by the Company at a rate equal to 8% of each series original issue price, subject to adjustment. Any dividend amount would be calculated to each Series A, B, C and C-1 preferred stockholder in accordance with the Articles of Incorporation of the Company.

Conversion—Each share of Series Seed, A, B, C and C-1 preferred stock converts to common stock at the election of the holder, with the number of shares of common stock issuable determined by dividing the number of shares of preferred stock by $0.9352 for Series Seed; $2.36922 for Series A; $10.43117 for Series B; $17.4203167 for Series C; and $18.29133 for Series C-1; adjusted in each case for certain dilutive events. Each of the Series Seed, A, and B preferred stock is automatically convertible to common stock upon the election of majority of holders on a series-by-series basis of outstanding shares of Series Seed, A and B preferred stock. The Series C and C-1 preferred stock are automatically convertible to common stock upon the election of majority of holders of outstanding shares of Series C and C-1 preferred stock, voting together and on an as converted basis. In addition, all shares of preferred stock are automatically convertible upon the consummation of a public offering of the Company’s stock at a price per share of at least $52.1559 and resulting in at least $20.0 million in net proceeds for the Company.

Voting Rights—Preferred stock and common stock vote together as one class on an as converted basis.

Redemption—Each of the Series A, B, and the C and C-1 preferred stock (with the Series C and C-1 preferred stock being redeemed collectively) shall be redeemed by the Company at a price equal to the greater of: (i) the applicable original issue price per share, plus all declared but unpaid dividends thereon, or (ii) the then-current fair market value of such series of preferred stock, as determined in good faith by the Board, at any time after March 22, 2023 upon receipt by the Company from the holders of a majority of the then outstanding shares of each of the Series A, B, and C and C-1 preferred stock (with the Series C and C-1 preferred stock voting collectively), as applicable, of written notice requesting redemption of all shares of such series of preferred stock; provided, however, that the holders of Series A Shares may not make any redemption request without first obtaining the written consent of the holders of a majority of the then outstanding Series B, Series C and Series C-1 Preferred Shares. As the redemption is at the option of the holder, such preferred stock is presented within temporary equity in the mezzanine section of the consolidated balance sheets.

9. STOCK-BASED COMPENSATION PLANS

Stock Option Plans

The Barkbox, Inc. 2011 Stock Incentive Plan (as amended from time to time, the “Plan”) provides for the award of stock options and other equity interests in the Company to directors, officers, employees, advisors or consultants of the Company.

On August 10, 2020, the Board approved an increase in the number of shares of the Common Stock authorized for issuance under the Plan, increasing the pool by 717,000 shares from 3,560,651 shares to

4,277,651 shares. On December 16, 2020, the Board approved an increase in the number of shares of Common Stock authorized for issuance under the Plan, increasing the pool by 510,719 shares from 4,277,651 shares to 4,788,370 shares. As of March 31, 2021, there were 160,245 shares available for issuance under the Plan.

The Plan is administered by the Company’s Board. The exercise prices, vesting and other restrictions are determined by the Board, except that the exercise price per share of a stock option may not be less than 100% of the fair value of the common share on the date of grant. Stock options awarded under the Plan typically expire 10 years after the date of the grant and generally have vesting conditions of 25% on the first anniversary of the date of grant and 75% on a monthly basis at a rate of 1/36th unless otherwise decided by the Board. The Plan provides that the Board shall determine the vesting conditions of awards granted under the Plan, and the Board has from time to time approved vesting schedules for certain awards that deviate from the vesting conditions contained in the previous sentence.

Stock Option Activity

The following is a summary of stock option activity for the year ended March 31, 2021:

	Number Options Outstanding	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Life (Years)	Aggregate Intrinsic Value
Outstanding as of March 31, 2020	2,422,421	$6.78	6.69	$12,902
Granted	1,260,215	37.03
Exercised	(267,292)	4.55
Cancelled or forfeited	(46,175)	15.95

Outstanding as of March 31, 2021	3,369,169	$18.15	7.17	$251,646

Vested and expected to vest as of March 31, 2021	2,742,769	$14.84	6.70	$213,926

Exercisable as of March 31, 2021	1,735,509	$6.65	5.34	$149,575

The aggregate intrinsic value of stock options is calculated as the difference between the exercise price of the stock options and the fair value of the Company’s common shares for those stock options that had exercise prices lower than the fair value of the Company’s common shares.

The weighted-average grant-date fair value of options granted during the years ended March 31, 2021, 2020 and 2019 was $31.90, $4.97 and $4.40 respectively. The total intrinsic value of options exercised during the year ended March 31, 2021, 2020 and 2019 was $23.6 million, $0.3 million and $2.4 million respectively.

The Company estimates the fair values of stock options using the Black-Scholes option-pricing model on the date of grant. During the years ended March 31, 2021, 2020 and 2019, the assumptions used in the Black-Scholes option pricing model were as follows:

	Fiscal Year Ended March 31,
	2021	2020	2019
Expected term (years)	5.26	5.08	5.25
Expected volatility	76.48%	45.65%	52.31%
Risk-free interest rate	0.19%	1.71%	2.74%
Expected dividend yield	— %	— %	— %

Restricted Stock Grants

The Company granted 35,000 shares, 22,616, and 171,666 shares of restricted stock during the years ended March 31, 2021, 2020 and 2019, respectively. Of the 35,000 shares of restricted stock issued during the year ended March 31, 2021, 25,000 shares vested immediately upon grant and 10,000 shares of restricted stock vest over 12 equal monthly installments. All of the shares of restricted stock granted during the year ended March 31, 2020 had immediate vesting upon grant. Grants of restricted stock are valued at the fair value of the Company’s common stock as of the grant date. The Company’s Board utilizes independent valuations and other available information when estimating the value of the stock underlying the granted shares of restricted stock. The weighted-average estimated fair value per share of the restricted stock granted during the years ended March 31, 2021, 2020, and 2019 was $55.35, $11.93 and $8.85, respectively. The total stock-based compensation expense associated with the grants of restricted stock was $1.1 million, $0.3 million and $1.5 million for the years ended March 31, 2021, 2020 and 2019, respectively.

Stock-Based Compensation

The following table summarizes the total stock-based compensation expense by function for the years ended March 31, 2021, 2020 and 2019, which includes expense related to options, restricted stock units, and secondary sales:

	Fiscal Year Ended March, 31
	2021	2020	2019
General and administrative	$6,298	$1,757	$5,021
Advertising and marketing	224	60	75

Total stock-based compensation expense	$6,522	$1,817	$5,096

Stock-based compensation expense for the years ended March 31, 2021, 2020, and 2019 was $6.5 million, $1.8 million and $5.1 million respectively. Stock-based compensation expense is allocated based on the department to which the option holder belongs.

As of March 31, 2021, 2020 and 2019, there was $21.9 million, $2.4 million, and $1.3 million of unrecognized stock-based compensation expense related to unvested stock options, respectively. The unrecognized stock-based compensation expense is expected to be recognized over a weighted-average remaining vesting period of 3.44, 2.87 and 2.68 years at March 31, 2021, 2020 and 2019, respectively.

10.	COMMITMENT AND CONTINGENCIES

Operating Leases

The Company has operating leases for its offices expiring on September 15, 2029. Rental expense for operating leases was $3.5 million and $2.3 million for the years ended March 31, 2021 and 2020, respectively.

The following is a schedule by years of future minimum lease payments required under the operating leases that have initial or noncancelable lease terms in excess of one year as of March 31, 2021.

Fiscal year ending March 31:
2022	$4,113
2023	4,559
2024	4,269
2025	3,798
2026	3,899
Thereafter	6,459

Total minimum lease payments	$27,097

Litigation

The Company is party to various actions and claims arising in the normal course of business. The Company does not believe that the final outcome of these matters will have a material effect on the Company’s consolidated financial position, results of operations or cash flows. However, no assurance can be given that the final outcome of such proceedings will not materially impact the Company’s consolidated financial condition or results of operations.

In December 2019, the Company’s operations were disrupted due to an unplanned shutdown of one of its third-party warehouses. The Company filed a claim with the third-party warehouse provider to recover incremental costs incurred due to this disruption in operations. According to ASC 450, Contingencies, a recovery related to a contingent loss (e.g., insurance recovery) is a contingent gain. Recovery of a recorded contingent loss shall be recognized only when realization of the recovery is deemed probable and reasonably estimable. On November 5, 2020, the Company entered into a settlement agreement with the third-party warehouse and received payment of $0.8 million in consideration of this claim. The Company recorded this settlement payment within other income, net on the consolidated statements of operations and comprehensive loss.

Strategic License Partnerships

The Company has entered into several strategic license partnerships to license intellectual property to produce timely and relevant toys. Certain of these strategic license partnership agreements provide that the Company make minimum guarantee payments, regardless of the sales performance of the associated toys. As of March 31, 2021 and 2020, the future minimum guarantees related to our strategic license partnerships was $0.6 million and less than $0.1 million, respectively.

11.	INCOME TAXES

A reconciliation of the Company’s effective tax rate to the United States federal income tax rate is as follows:

	March 31,
	2021	2020	2019
Federal statutory rate	21.00%	21.00%	21.00%
Permanent differences	(2.29)	(0.88)	(1.77)
State taxes—net of federal benefits	3.12	1.73	1.60
Change in valuation allowance	(18.26)	(22.79)	(20.14)
Stock Compensation	(1.02)	—	—
Other deferred adjustments	(2.55)	—	—
Other	—	0.94	(0.69)

Total	—%	—%	—%

The components of the Company’s deferred taxes are as follows (in thousands):

	March 31,
	2021	2020
Deferred tax assets:
Net operating loss carryforwards	$24,960	$24,836
Charitable contributions	155	127
Interest expense	3,330	1,557
UNICAP	3,048	1,430
Stock compensation	1,379	475

	March 31,
	2021	2020
Accruals and other	$3,861	$2,403
Depreciation	—	59

Total deferred tax assets	36,733	30,887
Valuation allowance	(36,621)	(30,887)

Total deferred tax assets	112	—

Depreciation	(112)	—

Total deferred tax liabilities	(112)	—

Net deferred tax assets	$—	$—

As of March 31, 2021, the Company had federal net operating loss carryforwards (“NOLs”) of approximately $112.3 million, of which $60.5 million begin to expire in 2031 and $51.9 million can be carried forward indefinitely. The Company also had state NOLs of approximately $41.1 million which begin to expire in 2031.

As of March 31, 2020, the Company had federal net operating loss carryforwards (“NOLs”) of approximately $109.5 million, of which $51.6 million begin to expire in 2031 and $57.9 million can be carried forward indefinitely. The Company also had state NOLs of approximately $42.4 million which begin to expire in 2031.

Net operating loss and tax credit carry-forwards are subject to review and possible adjustment by the IRS and may become subject to an annual limitation in the event of certain cumulative changes in the ownership interest of significant stockholders over a three-year period in excess of 50% as defined under Sections 382 and 383 in the Internal Revenue Code, which could limit the amount of tax attributes that can be utilized annually to offset future taxable income or tax liabilities. The amount of the annual limitation is determined based on the Company’s value immediately prior to the ownership change. Subsequent ownership changes may further affect the limitation in future years. The Company has completed a formal study through December 31, 2020 to determine if any ownership changes within the meaning of IRC Section 382 and 383 have occurred. As a result of the study, it was determined the Company experienced an ownership change on July 8, 2014; however, the limitation from the ownership change will not result in any of the NOLs or tax credits expiring unutilized.

The Company has recorded a valuation allowance against its deferred tax assets in each of the years ended March 31, 2021 and 2020, because the Company’s management believes that it is more likely than not that these assets will not be realized. As a result of generating additional net operating losses, the valuation allowance increased by approximately $5.7 million, from $30.9 million as of March 31, 2020 to $36.6 million as of March 31, 2021.

The Company had no unrecognized tax benefits or related interest and penalties accrued for the years ended March 31, 2021, 2020 and 2019 . The Company will recognize interest and penalties related to uncertain tax positions in income tax expense.

The Company is subject to U.S. federal income tax and state income tax. The statute of limitations for assessment by the IRS and state tax authorities is open for the tax years since 2016; currently, no federal or state income tax returns are under examination by the respective taxing authorities. To the extent the Company has tax attributes carryforwards, the tax years in which the attribute was generated may still be adjusted upon examination by the IRS and the state tax authorities to the extent utilized in a future period.

On March 27, 2020, President Trump signed into law the Coronavirus Aid, Relief, and Economic Security (CARES) Act to provide relief as a result of the COVID-19 outbreak. We have examined the impact of the CARES Act on the business and none of the provisions have a significant impact on the Company.

12.	OTHER INCOME—NET

Other income—net consisted of the following:

	Fiscal Year Ended March 31,
	2021	2020	2019
Other income—net:
Other income	$267	$583	$182
Change in fair value of preferred share warrants	(6)	3	(6)
Change in fair value of derivative liability	(925)	93	32
Settlement claim	795	—	—

	$131	$679	$208

13.	NET LOSS PER SHARE

Basic and diluted loss per share attributable to common stockholders were calculated as follows:

	Fiscal Year Ended March 31,
	2021	2020	2019
Numerator:
Net loss attributable to common stockholders	$(31,391)	$(31,368)	$(37,082)

Net loss attributable to common stockholders—basic and diluted	$(31,391)	$(31,368)	$(37,082)

Denominator:
Weighted-average number of common shares outstanding—basic and diluted	5,295,722	5,159,893	4,905,972

Net loss per share attributable to common stockholders—basic and diluted	$(5.93)	$(6.08)	$(7.56)

The Company’s potential dilutive securities, which include stock options, redeemable convertible preferred stock and warrants have been excluded from the computation of diluted net loss per share as the effect would be to reduce the net loss per share. Therefore, the weighted-average number of common stock outstanding used to calculate both basic and diluted net loss per share attributable to common stockholders is the same for all periods presented. The Company excluded the following potential common stock, presented based on amounts outstanding at March 31, 2021, 2020 and 2019 from the computation of diluted net loss per share attributable to common stockholders because including them would have had an anti-dilutive effect.

	As of March 31,
	2021	2020	2019
Stock options to purchase common stock	3,369,169	2,422,421	1,865,818
Redeemable convertible preferred stock (as converted to common stock)	3,333,121	3,333,121	3,333,121
Warrants to purchase common stock	233,881	233,881	233,881
Warrants to purchase Series C-1 convertible preferred stock (as converted to common stock)	523	523	523

The Company also had convertible notes outstanding for the fiscal years ended March 31, 2021, 2020 and 2019 which could obligate the Company and/or its stockholders to issue shares of common stock upon the occurrence of various future events at prices and in amounts that are not determinable until the occurrence of those future events. Because the necessary conditions for the conversion of these instruments had not been satisfied during the fiscal years ended March 31, 2021, 2020 and 2019, the Company has excluded these instruments from the table above and the calculation of diluted net loss per share for those periods. See Note 6, “Debt,” for additional details.

14.	SEGMENTS

The Company applies ASC 280, Segment Reporting, in determining reportable segments for its financial statement disclosure. The Company has two reportable segments: Direct to Consumer and Commerce. The Direct to Consumer segment derives revenue from the sale of BarkBox, Super Chewer, BARK Bright and BARK Eats subscriptions, as well as sales of toys and treats through the Company’s website, BarkShop. The Commerce segment derives revenue from the sale of toys, treats and BARK Home products through major retailers and online marketplaces. The Company has aggregated its product lines sold through the Company’s website into the Direct to Consumer segment. The Company has aggregated its BARK Home and Bark Retail operations into the Commerce segment. Reporting in this format provides management with the financial information necessary to evaluate the success of the segments and the overall business. There are no internal revenue transactions between the Company’s segments.

The CODM reviews revenue and gross profit for both of the reportable segments. Gross profit is defined as revenue less cost of revenue incurred by the segment. The Company does not allocate assets at the reportable segment level as these are managed on an entity wide group basis and, accordingly, the Company does not report asset information by segments.

Key financial performance measures of the segments including revenue, cost of revenue, and gross profit are as follows:

	Fiscal Year Ended March 31,
	2021	2020	2019
Direct to Consumer:
Revenue	$333,970	$204,151	$177,750
Cost of revenue	128,044	79,191	75,085

Gross profit	$205,926	$124,960	$102,665

Commerce:
Revenue	$44,634	$20,184	$13,691
Cost of revenue	24,620	9,730	9,241

Gross profit	$20,014	$10,454	$4,450

Consolidated:
Revenue	$378,604	$224,335	$191,441
Cost of revenue	152,664	88,921	84,326

Gross profit	$225,940	$135,414	$107,115

15.	SUBSEQUENT EVENTS

The Company has evaluated subsequent events through June 7, 2021, which is the date the financial statements were available to be issued, for events requiring recording or disclosure in the consolidated financial statements for the years ended March 31, 2021 and 2020.

On April 23, 2021, the Company entered into a lease agreement for a new warehouse facility. The new lease commences on January 1, 2022 and includes escalating rent payments and an eighty-seven month term. Rent expense will be recorded on a straight-line basis over the lease term. Future minimum lease payments required under the operating lease are approximately $18.3 million.

On May 21, 2021, the Company granted to its employees equity awards to purchase an aggregate of 26,750 shares of common stock with an exercise price of $79.93, vesting over a four-year period.

As described in Note 1, the Company completed the merger with Northern Star, subsequently renamed the Original Bark Company, on June 1, 2021. In addition, the 2021 Equity Incentive Plan (the “2021 Plan”) and the 2021 Employee Stock Purchase Plan (the “ESPP”) became effective upon the Closing.

The 2021 Plan will provide for grants of stock options, stock appreciation rights, restricted stock, restricted stock units, and other stock or cash-based awards. Directors, officers and other employees of BARK and its subsidiaries, as well as others performing consulting or advisory services for BARK, will be eligible for grants under the 2021 Plan.

The purpose of the ESPP is to provide employees of the Company and its designated subsidiaries and affiliates (whether now existing or subsequently established) with the ability to acquire shares of BARK common stock at a discount to the market price and to pay for such purchases through payroll deductions or other approved contributions. BARK believes that the ESPP will be important in helping to attract and retain employees.

******

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.    Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses to be borne by the registrant in connection with the issuance and distribution of the shares of common stock being registered hereby.

Expense	Estimated Amount
Securities and Exchange Commission registration fee	$
Accounting fees and expenses
Legal fees and expenses
Financial printing and miscellaneous expenses

Total	$

Item 14. Indemnification of Directors and Officers.

The Original BARK Company, BarkBox, Inc., BarkRetail, LLC, BarkPark, LLC and BARK International, LLC are incorporated under the laws of the State of Delaware. The Original BARK Company Pty Ltd. is incorporated under the laws of Australia.

The Australian Corporations Act 2001 generally allows a company to indemnify its officers and directors for liability incurred in their position with the company, subject to certain exceptions, including liabilities owed to the company itself (or a related corporate body) and liabilities that arise out of a failure to act in good faith.

Section 18-108 of the Delaware Limited Liability Company Act provides that a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

The Limited Liability Company Agreement of BarkRetail, LLC, to the fullest extent authorized by the Delaware Limited Liability Company Act, provide for the indemnification of any member or officer or employee from any loss, damage or claim arising by reason of any act or omission performed or omitted by such member or officer in good faith on behalf of the company and in a manner reasonably believed to be within the scope of the authority conferred on such member or officer.

Section 145 of the Delaware General Corporation Law, or the DGCL, permits a corporation to indemnify its directors and officers against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties. The directors or officers must have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, an action only by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors and officers in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they must have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation. No indemnification may be made if such person must have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought must determine upon application that the defendant officers or directors are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability. The current certificate of incorporation and the bylaw of the registrant provide for indemnification by the registrant of its directors, senior officers and employees to the fullest extent permitted by applicable law.

Section 102(b)(7) of the DGCL permits a corporation to provide in its charter that a director of the corporation must not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for payments of unlawful dividends or unlawful stock purchases or redemptions or (4) for any transaction from which the director derived an improper personal benefit. The current certificate of incorporation of the registrant provide for such limitation of liability.

The Original BARK Company and BarkBox, Inc.’s amended and restated bylaws provide that each will indemnify its directors and officers to the fullest extent permitted by Delaware law, as it now exists or may in the future be amended, against all expenses and liabilities reasonably incurred in connection with their service for or on the their behalf. Their amended and restated bylaws provide that they shall advance the expenses incurred by a director or officer in advance of the final disposition of an action or proceeding, and permit them to secure insurance on behalf of any director, officer, employee, or other enterprise agent for any liability arising out of his or her action in that capacity, whether or not Delaware law would otherwise permit indemnification.

We have entered into indemnification agreements with each of our directors and officers in which we have agreed to indemnify, defend and hold harmless, and also advance expenses as incurred, to the fullest extent permitted under applicable law, from damage arising from the fact that such person is or was an officer or director of our company or our subsidiaries.

The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, our amended and restated certificate of incorporation, our amended and restated bylaws, any agreement, any vote of stockholders or disinterested directors or otherwise.

We maintain standard policies of insurance that provide coverage (1) to our directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (2) to us with respect to indemnification payments that we may make to such directors and officers.

We have purchased and intend to maintain insurance on behalf of the registrant and any person who is or was a director or officer against any loss arising from any claim asserted against him or her and incurred by him or her in that capacity, subject to certain exclusions and limits of the amount of coverage.

Item 15.    Recent Sales of Unregistered Securities.

Subscription Agreements

In connection with the execution of the Business Combination Agreement, on December 16, 2020, Northern Star entered into separate subscription agreements (collectively, the “Subscription Agreements”) with a number of investors (collectively, the “Subscribers”), pursuant to which the Subscribers agreed to purchase, and Northern Star agreed to sell to the Subscribers, an aggregate of 20,000,000 PIPE Shares for a purchase price of $10.00 per share and an aggregate purchase price of $200 million, in a private placement (the “PIPE”). The PIPE was consummated concurrently with the Closing. The shares of Common Stock issued in the PIPE were not registered under the Securities Act, in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Founder Shares

In July 2020, Northern Star issued 8,625,000 Founder Shares to the Sponsor for $25,000 in cash, at a purchase price of approximately $0.003 per share, in connection with Northern Star’s organization. Such securities were issued in connection with our organization pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act. The Sponsor subsequently transferred 50,000 Founder Shares to each independent director and 100,000 founder shares to Northern Star’s chief financial officer, in each case at the same per-share purchase price paid by the Sponsor. In November 2020, Northern Star’s Sponsor contributed an aggregate of 1,437,500 Founder Shares to Northern Star’s capital for no consideration, resulting in there being 7,187,500 founder shares outstanding. As a result of the underwriters’ partial exercise of the overallotment option on November 24, 2020, the Sponsor surrendered 828,750 Founder Shares for no consideration. In connection with the Business Combination, each outstanding share of Northern Star’s Class B common stock converted into one share of Northern Star’s Class A common stock at the closing, the Class B common stock ceased to exist and Northern Star has a single class of common stock. The issuance of Common Stock upon automatic conversion of the Founder Shares at the Closing was not registered under the Securities Act in reliance on the exemption from registration provided by Section 3(a)(9) of the Securities Act.

Private Warrants

The Sponsor purchased an aggregate of 4,500,000 warrants at the closing of Northern Star’s initial public offering and 58,000 warrants at the closing of the underwriter’s partial exercise of its over-allotment option, in each case at a price of $1.50 per Warrant (for a total purchase price of $6,837,000) from Northern Star on a private placement basis. The warrants are identical to the warrants included in the units sold in Northern Star’s initial public offering except that the warrants: (i) are not redeemable by Northern Star, and (ii) may be exercised for cash or on a cashless basis, as described in the prospectus for Northern Star’s initial public offering, so long as they are held by the initial purchasers or any of their permitted transferees. If the warrants are held by holders other than the initial purchasers or any of their permitted transferees, they will be redeemable by Northern Star and exercisable by the holders on the same basis as the warrants included in the units being sold in its initial public offering. Each warrant entitles the holder thereof to purchase one share of our Common Stock at an exercise price of $11.50 per share. The sales of the warrants were made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.

The following list sets forth information regarding all unregistered securities sold by Legacy BARK in the three years preceding this registration statement. No underwriters were involved in the sales and the certificates representing the securities sold and issued contain legends restricting transfer of the securities without registration under the Securities Act or an applicable exemption from registration.

Stock Plan Related Issuances

(a) From June 21, 2018 through June 21, 2021, Legacy BARK granted to its directors, officers, employees, consultants and other service providers stock options to purchase an aggregate of 2,657,422 shares of common stock upon the exercise of options under the 2011 Stock Plan at exercise prices per share ranging from $8.85 to $92.84, for an aggregate exercise price of approximately $63.56 million.

(b) From June 21, 2018 through June 21, 2021, Legacy BARK issued an aggregate of 606,737 shares of common stock upon the exercise of options, at exercise prices ranging from $0.20 to $86.90 per share, for an aggregate exercise price of approximately $2.70 million.

(c) From June 21, 2018 through June 21, 2021, Legacy BARK granted to its directors, officers, employees, consultants and other service providers an aggregate of 229,282 shares of restricted common stock, for an aggregate value of approximately $3.12 million.

Sales of Warrants, Common Stock and Convertible Debt

(d) In December 2018, Legacy BARK issued warrants to acquire an aggregate of 179,366 shares of its common stock at an exercise price of $8.85 per share for an aggregate exercise price of approximately $1.59 million. In December 2018, Legacy BARK issued warrants to acquire an aggregate of 26,015 shares of its common stock at an exercise price of $9.61 per share for an aggregate exercise price of approximately $0.25 million.

(e) On April 8, 2021, Legacy BARK issued 23,500 shares of common stock upon the exercise of warrants with an exercise price of $3.32 and on May 25, 2021, Legacy BARK issued 2,940 shares of common stock upon the exercise of warrants with an exercise price of $8.85, for an aggregate exercise price of approximately $0.08 million.

(f) On December 19, 2019, Legacy BARK issued convertible promissory notes in aggregate principal amount of $3,866,663.

(g) On March 31, 2020, Legacy BARK issued convertible promissory notes in aggregate principal amount of $3,300,000.

(h) On November 27, 2020, Legacy BARK issued $75,000,000 in aggregate principle amount of 5.50% Convertible Secured Notes due 2025.

No underwriters were involved in the foregoing issuances of securities. The offers, sales and issuances of the securities described in Items (a), (b) and (c) above were exempt from registration under the Securities Act under either (1) Rule 701 in that the transactions were under compensatory benefit plans and contracts relating to compensation as provided under Rule 701 or (2) Section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder as transactions by an issuer not involving any public offering. The recipients of such securities were Legacy BARK’s directors, officers, employees, consultants or other service providers and received the securities under the 2011 Stock Incentive Plan. The recipients of securities in each of these transactions represented their intention to acquire the securities for investment only and not with view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the securities issued in these transactions.

The offers, sales and issuances of the securities described in Items (d), (e), (f), (g) and (h) above were exempt from registration under the Securities Act under Section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder as transactions by an issuer not involving a public offering. The recipients of securities in each of these transactions acquired the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the securities issued in these transactions. Each of the recipients of securities in these transactions was an accredited person and had adequate access, through employment, business or other relationships, to information about Legacy BARK.

Item 16.    Exhibits and Financial Statements.

(a)    Exhibits.

Exhibit No.	Description	Included	Form	Filing Date
2.1*	Agreement and Plan of Reorganization, dated as of December 16, 2020, by and among Northern Star Acquisition Corp., NSAC Merger Sub Corp. and Barkbox, Inc.	By Reference	8-K	December 17, 2020

3.1	Second Amended and Restated Certificate of Incorporation.	Filed Herewith

3.2	Amended and Restated Bylaws.	By Reference	S-4	February 1, 2021

3.3	Limited Liability Company Agreement of BarkRetail, LLC	Filed Herewith

3.4	Limited Liability Company Agreement of BarkPark, LLC	Filed Herewith

3.5	Limited Liability Company Agreement of Bark International, LLC	Filed Herewith

3.6	Certificate of Registration of The Original BARK Company Pty Ltd.	Filed Herewith

3.7	Third Amendment to Amended and Restated Certificate of Incorporation of Barkbox, Inc.	Filed Herewith

3.8	Bylaws of Barkbox, Inc.	Filed Herewith

4.2	Specimen Share Certificate.	By Reference	S-1	October 14, 2020

4.3	Specimen Warrant Certificate.	By Reference	S-1	October 14, 2020

Exhibit No.	Description	Included	Form	Filing Date

4.4	Warrant Agreement, dated as of November 10, 2020, between Continental Stock Transfer & Trust Company and the Registrant	By Reference	S-1	November 13, 2020

4.5	Indenture, dated as of November 27, 2020, between Barkbox, Inc. and U.S. Bank National Association, as Trustee and Collateral Agent.	By Reference	S-4	February 1, 2021

4.6	Form of Warrant to purchase shares of Barkbox, Inc. common stock dated July 21, 2015	By Reference	S-4	February 1, 2021

4.7	Form of Warrant to purchase shares of Barkbox, Inc. common stock dated April 1, 2016	By Reference	S-4	February 1, 2021

4.8	Form of Warrant to purchase shares of Barkbox, Inc. common stock dated December 3, 2018	By Reference	S-4	February 1, 2021

4.9	Form of Warrant to purchase shares of Barkbox, Inc. preferred stock dated October 12, 2017	By Reference	S-4	February 1, 2021

4.10	Form of Warrant to purchase shares of Barkbox, Inc. common stock dated December 7, 2018	By Reference	S-4	February 1, 2021

4.11	Omnibus Amendment to Warrants to purchase shares of Barkbox, Inc. stock dated July 31, 2020	By Reference	S-4	February 1, 2021

4.13	First Amendment to Second Amended and Restated Investors’ Rights Agreement by and among Barkbox, Inc. and the other signatories thereto, dated December 20, 2016	By Reference	S-4	February 1, 2021

4.14	Second Amendment to Second Amended and Restated Investors’ Rights Agreement by and among Barkbox, Inc. and the other parties thereto, dated November 27, 2020	By Reference	S-4	February 1, 2021

4.15	Third Amendment to Second Amended and Restated Investors’ Rights Agreement by and among Barkbox, Inc. and the other parties thereto, dated December 16, 2020	By Reference	S-4	February 1, 2021

4.16	Description of Registrant’s Securities	By Reference	10-K	June 7, 2021

4.17	Supplemental Indenture #1, dated as of April 30, 2021, between Legacy BARK, BarkPark, LLC and BarkRetail, LLC	Filed Herewith

4.18	Supplemental Indenture #2, dated as of June 2, 2021, between BARK, Bark International, LLC and The Original Bark Company Pty Ltd	Filed Herewith

4.19	Security Agreement, dated as of November 27, 2020, by and among Legacy BARK, the Guarantors from time to time party thereto and U.S. Bank National Association	Filed Herewith

4.20	Additional Grantor Joinder Agreement, dated as of June 2, 2021, by and among Legacy BARK, the Guarantors from time to time party thereto and U.S. Bank National Association	Filed Herewith

Exhibit No.	Description	Included	Form	Filing Date

4.21	Subordination Agreement, dated November 27, 2020, by and among Legacy BARK, BarkRetail, LLC, BarkPark, LLC, U.S. Bank National Association and Western Alliance Bank	Filed Herewith

5.1	Opinion of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP.	Filed Herewith

5.2+	Opinion of Rutan & Tucker, LLP	Filed Herewith

5.3+	Opinion of Teddington Legal	Filed Herewith

10.1	Form of Subscription Agreement.	By Reference	8-K	December 17, 2020

10.3	Amended and Restated Registration Rights Agreement.	By Reference	S-4	April 6, 2021

10.4	Form of Northern Star Lock-Up Agreement.	By Reference	S-4	February 1, 2021

10.5	Form of Barkbox, Inc. Stockholder Lock-Up Agreement.	By Reference	S-4	February 1, 2021

10.6	Form of Letter Agreement from each of the Registrant’s initial shareholders, officers and directors.	By Reference	S-1	October 14, 2020

10.7	Investment Management Trust Agreement, dated as of November 10, 2019, between Continental Stock Transfer & Trust Company and the Registrant.	By Reference	8-K	November 13, 2020

10.8	Registration Rights Agreement, dated as of November 10, 2020, with each of the Registrant’s initial shareholders, officers and directors.	By Reference	8-K	November 13, 2020

10.9#	Barkbox, Inc. Stock Incentive Plan	By Reference	S-4	February 1, 2021

10.10#	2021 Equity Incentive Plan	By Reference	S-4/A	May 10, 2021

10.11#	2021 Employee Stock Purchase Agreement	By Reference	S-4/A	May 10, 2021

10.12	Indemnity Agreement	By Reference	S-4	February 1, 2021

10.13	Loan and Security Agreement, dated as of October 12, 2017, by and among Western Alliance Bank, Barkbox, Inc. and its subsidiaries.	By Reference	S-4	February 1, 2021

10.14	Loan and Security Agreement Modification, dated as of November 20, 2017, by and among Western Alliance Bank, Barkbox, Inc. and its subsidiaries.	By Reference	S-4	February 1, 2021

10.15	Second Loan and Security Agreement Modification, dated as of April 20, 2018, by and among Western Alliance Bank, Barkbox, Inc. and its subsidiaries.	By Reference	S-4	February 1, 2021

Exhibit No.	Description	Included	Form	Filing Date

10.16	Third Loan and Security Agreement Modification, dated as of December 3, 2018, by and among Western Alliance Bank, Barkbox, Inc. and its subsidiaries.	By Reference	S-4	February 1, 2021

10.17	Fourth Loan and Security Agreement Modification, dated as of December 7, 2018, by and among Western Alliance Bank, Barkbox, Inc. and its subsidiaries.	By Reference	S-4	February 1, 2021

10.18	Fifth Loan and Security Agreement Modification, dated as of October 7, 2019, by and among Western Alliance Bank, Barkbox, Inc. and its subsidiaries.	By Reference	S-4	February 1, 2021

10.19	Sixth Loan and Security Agreement Modification, dated as of February 25, 2020, by and among Western Alliance Bank, Barkbox, Inc. and its subsidiaries.	By Reference	S-4	February 1, 2021

10.20	Seventh Loan and Security Agreement Modification, dated as of July 31, 2020, by and among Western Alliance Bank, Barkbox, Inc. and its subsidiaries.	By Reference	S-4	February 1, 2021

10.21	Form of Convertible Secured Note due 2025 (included in Exhibit 4.5).	By Reference	S-4	February 1, 2021

10.22A#	Letter re: Offer of Employment by and between Barkbox, Inc. and Manish Joneja, dated July 15, 2020	By Reference	S-4	February 1, 2021

10.22B#	Amendment No. 1 to the Offer Letter by and between Barkbox, Inc. and Manish Joneja, dated February 4, 2021	By Reference	S-4	March 8, 2021

10.23#	Offer Letter by and between Barkbox, Inc. and Matt Meeker, dated January 21, 2013	By Reference	S-4	February 1, 2021

10.24#	Offer Letter by and between Barkbox, Inc. and Michael Novotny, dated July 3, 2015	By Reference	S-4	February 1, 2021

10.25#	Offer Letter by and between Barkbox, Inc. and John Toth, dated November 29, 2016	By Reference	S-4	February 1, 2021

10.26#	Independent Contractor Agreement by and between Barkbox, Inc. and Prehype LLC, dated January 1, 2012	By Reference	S-4	February 1, 2021

10.27#	First Amendment to Statement of Work No. 1 Under the Undependent Contractor Agreement by and between Barkbox, Inc. and Prehype LLC, dated January 1, 2012	By Reference	S-4	February 1, 2021

10.28	Lease Agreement by and between Barkbox, Inc. and 221 Canal Street LLC, dated September 16, 2013.	By Reference	S-4	February 1, 2021

Exhibit No.	Description	Included	Form	Filing Date

10.29	Eighth Loan and Security Agreement Modification, dated as of November 27, 2020, by and among Western Alliance Bank, Barkbox, Inc. and its subsidiaries.	By Reference	S-4	February 1, 2021

10.30	Ninth Loan and Security Agreement Modification, dated as of January 22, 2021, by and among Western Alliance Bank, Barkbox, Inc. and its subsidiaries.	By Reference	S-4	February 1, 2021

16.1	Letter from Marcum LLP to the U.S. Securities and Exchange Commission dated June 17, 2021.	By Reference	8-K	June 21, 2021

21.1	Subsidiaries of the Registrant.	By Reference	10-K	June 7, 2021

22.1	List of Guarantor Subsidiaries	Filed Herewith

23.1	Consent of Marcum LLP.	Filed Herewith

23.2	Consent of Deloitte & Touche LLP.	Filed Herewith

23.3	Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP (included in Exhibit 5.1).	Filed Herewith

23.4+	Consent of Rutan & Tucker, LLP (included in Exhibit 5.2)	Filed Herewith

23.5+	Consent of Teddington Legal (included in Exhibit 5.3)	Filed Herewith

24.1	Power of Attorney (including on the signature page of this registration statement).	Filed Herewith

25.1	Form T-1 Statement of Eligibility and Qualification respecting the Indenture	Filed Herewith

*

Certain exhibits and schedules to this exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant agrees to furnish a copy of the omitted exhibits and schedules to the SEC on a supplemental basis upon its request.

#	Indicates management contract or compensatory plan or arrangement.
+	To be filed by amendment.
(b)

Financial Statements. The financial statements filed as part of this registration statement are listed in the index to the financial statements immediately preceding such financial statements, which index to the financial statements is incorporated herein by reference.

Item 17. Undertakings.

The undersigned registrant, hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

ii.

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii.

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on June 22, 2021.

THE Original BARK COMPANY

By:	/s/ Manish Joneja
Manish Joneja
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Manish Joneja and John Toth as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this registration statement (and any additional registration statement related hereto permitted by Rule 462(b) promulgated under the Securities Act (and all further amendments, including post-effective amendments, thereto)), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Manish Joneja Manish Joneja	Chief Executive Officer and President (Principal Executive Officer)	June 22, 2021

/s/ John Toth John Toth	Chief Financial Officer (Principal Financial and Accounting Officer)	June 22, 2021

/s/ Matt Meeker Matt Meeker	Executive Chairman	June 22, 2021

/s/ Jonathan J. Ledecky Jonathan J. Ledecky	Director	June 22, 2021

/s/ Joanna Coles Joanna Coles	Director	June 22, 2021

/s/ Jim McGinty Jim McGinty	Director	June 22, 2021

/s/ Elizabeth McLaughlin Elizabeth McLaughlin	Director	June 22, 2021

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on June 22, 2021.

BARKBOX, INC.

By:	/s/ John Toth
John Toth
Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Manish Joneja and John Toth as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this registration statement (and any additional registration statement related hereto permitted by Rule 462(b) promulgated under the Securities Act (and all further amendments, including post-effective amendments, thereto)), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Manish Joneja Manish Joneja	Chief Executive Officer and President (Principal Executive Officer)	June 22, 2021

/s/ John Toth John Toth	Chief Financial Officer (Principal Financial and Accounting Officer)	June 22, 2021

/s/ Matt Meeker Matt Meeker	Executive Chairman	June 22, 2021

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on June 22, 2021.

BARKRETAIL, LLC
By: BARKBOX, INC., its Sole Member

By:	/s/ John Toth
John Toth
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Matt Meeker Matt Meeker	President (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	June 22, 2021

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on June 22, 2021.

BARKPARK, LLC
By: BARKBOX, INC., its Sole Member

By:	/s/ John Toth
John Toth
Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Manish Joneja and John Toth as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this registration statement (and any additional registration statement related hereto permitted by Rule 462(b) promulgated under the Securities Act (and all further amendments, including post-effective amendments, thereto)), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Manish Joneja Manish Joneja	Chief Executive Officer and President (Principal Executive Officer)	June 22, 2021

/s/ John Toth John Toth	Chief Financial Officer (Principal Financial and Accounting Officer)	June 22, 2021

/s/ Matt Meeker Matt Meeker	Executive Chairman	June 22, 2021

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on June 22, 2021.

BARK INTERNATIONAL, LLC
By: BARKBOX, INC., its Sole Member

By:	/s/ John Toth
John Toth
Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Manish Joneja and John Toth as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this registration statement (and any additional registration statement related hereto permitted by Rule 462(b) promulgated under the Securities Act (and all further amendments, including post-effective amendments, thereto)), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Manish Joneja Manish Joneja	Chief Executive Officer and President (Principal Executive Officer)	June 22, 2021

/s/ John Toth John Toth	Chief Financial Officer (Principal Financial and Accounting Officer)	June 22, 2021

/s/ Matt Meeker Matt Meeker	Executive Chairman	June 22, 2021

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on June 22, 2021.

THE ORIGINAL BARK COMPANY PTY LTD.

By:	/s/ Whitney Komor
Whitney Komor
Sole Director and Sole Company Secretary

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Matt Miller as his or her true and lawful attorney-in fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this registration statement (and any additional registration statement related hereto permitted by Rule 462(b) promulgated under the Securities Act (and all further amendments, including post-effective amendments, thereto)), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Whitney Komor Whitney Komor	Director, Company Secretary (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	June 22, 2021

/s/ Matt Miller Matt Miller	Authorized Representative in the United States	June 22, 2021